Exhibit 10.2

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of December 27, 2024, is entered into by and among (i) Hornbeck Offshore Services, Inc., a Delaware corporation, as borrower (the “Borrower”), (ii) the Lenders constituting Required Lenders under Section 11.01 of the Existing Credit Agreement (as defined below) (such Lenders, the “Consenting Lenders”), (iii) Wilmington Trust, National Association (“WT”), as Collateral Agent (in such capacity, the “Collateral Agent”) under the Existing Credit Agreement and as Collateral Trustee (in such capacity, the “Collateral Trustee”) under the Credit Agreement and the First Amendment Collateral Trust Agreement (in each case, as defined below), and (iv) DNB Bank ASA, New York Branch (“DNB”), as administrative agent (the “Administrative Agent”).

WHEREAS, the Borrower, the Lenders, the Collateral Agent and the Administrative Agent are each party to that certain Credit Agreement, dated as of August 13, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect immediately prior to the First Amendment Effective Date (as defined below), the “Existing Credit Agreement” and, the Existing Credit Agreement as modified by this Amendment, the “Credit Agreement”);

WHEREAS, the Borrower has notified the Lenders that it intends to enter into, in accordance with the provisions of the Credit Agreement, a Second Lien Term Loan Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Stonebriar Credit Agreement”), among the Borrower as borrower, Stonebriar Commercial Finance LLC, as administrative agent (the “Junior Lien Administrative Agent”), the Collateral Trustee, and the lenders and financial institutions from time to time party thereto (the “Junior Lien Lenders”), pursuant to which the Junior Lien Lenders shall agree to make certain term loans and provide certain other financial accommodations constituting, in each case, Second Lien Credit Agreement Refinancing Indebtedness, to the Borrower on the terms and conditions set forth therein;

WHEREAS, in connection with the Stonebriar Credit Agreement, the Borrower has requested that the Administrative Agent and the Collateral Trustee enter into (a) a Collateral Trust Agreement pursuant to which WT shall be named as Collateral Trustee by the Junior Lien Administrative Agent and the Administrative Agent, (b) a Junior Lien Intercreditor Agreement in connection with the Second Lien Credit Agreement Refinancing Indebtedness arising under the Stonebriar Credit Agreement and (c) certain other amendments to the Loan Documents to effectuate the Collateral Trust Agreement;

WHEREAS, in furtherance of the foregoing, the parties hereto have agreed to, among other things, amend certain provisions of the Existing Credit Agreement, in each case as of the First Amendment Effective Date, as provided for herein.

NOW, THEREFORE, in accordance with Section 11.01 of the Existing Credit Agreement and in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

2

Section 1. Definitions; Interpretive Provisions. Unless otherwise indicated, any capitalized term used in this Amendment shall have the meaning ascribed to such term in the Credit Agreement. The rules of construction and other interpretive provisions specified in Section 1.02 and Section 1.05 of the Credit Agreement shall apply to this Amendment, including terms defined in the preamble and recitals hereto.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 3 of this Amendment, effective as of the First Amendment Effective Date (as defined below), the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Existing Credit Agreement attached as Exhibit A hereto. For the avoidance of doubt, the Exhibits and Schedules to the Existing Credit Agreement not specifically amended hereby shall remain in full force and effect.

Section 3. Conditions Precedent. This Amendment shall become effective upon the satisfaction of the following conditions precedent (such date of satisfaction, the “First Amendment Effective Date”):

(a) The Administrative Agent shall have received:

(i) Counterparts of this Amendment executed by the Borrower, the Administrative Agent, each of the Consenting Lenders, the Collateral Agent and the Collateral Trustee.

(ii) Duly executed copies of (a) the Stonebriar Credit Agreement, (b) the First Amendment Collateral Trust Agreement, in the form attached hereto as Exhibit B, (c) the First Amendment Collateral Agreement, in the form attached hereto as Exhibit C, (d) the First Amendment Junior Lien Intercreditor Agreement, in the form attached hereto as Exhibit D and (e) the First Amendment A&R Vessel Mortgages, in substantially the form attached hereto as Exhibit E (collectively, the “First Amendment Loan Documents”), together with evidence that such First Amendment A&R Vessel Mortgages have been submitted for filing with the U.S. Coast Guard National Vessel Documentation Center.

(iii) (A) Certificates of good standing from the secretary of state or other applicable office of the state of organization or formation or provincial or territorial corporate registry of the Borrower and each other Loan Party, (B) organizational documents of each Loan Party, certified by the secretary (or equivalent officer) of such Loan Party (or, if delivered previously to the Administrative Agent, a certification that such documents have not been amended, modified or revoked since such delivery and that they remain in full force and effect on the First Amendment Effective Date), (C) resolutions or other applicable action of each Loan Party, as certified by the secretary (or equivalent officer) of such Loan Party (or, if delivered previously to the Administrative Agent, a certification that such resolutions have not been amended, modified or revoked since such delivery and that they remain in full force and effect on the First Amendment Effective Date), (D) an incumbency certificate and/or other certificate of Responsible Officers of each Loan Party, in each case evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other First Amendment Loan Documents to which it is a party or is to be a party on the First Amendment Effective Date, and (E) a certificate of a Responsible Officer of the Borrower that the conditions specified in paragraphs (b) and (c), below have been satisfied.

2

(iv) Legal opinions of (a) Kirkland & Ellis LLP, counsel to the Loan Parties, with respect to matters of New York law and certain aspects of Delaware law, and (b) Jones Walker LLP, maritime counsel to the Loan Parties, with respect to matters of U.S. maritime law, in each case reasonably satisfactory to the Administrative Agent.

(v) Evidence that UCC-3 financing statement amendments naming the Collateral Trustee as secured party, relating to the Liens granted under the First Amendment Collateral Agreement, have been submitted for filing in the State of Delaware.

(b) On the First Amendment Effective Date, the representations and warranties of the Borrower contained in Section 4 hereof are true and correct.

(c) On the First Amendment Effective Date, immediately after giving effect to the Amendment, no Default or Event of Default shall have occurred and be continuing.

Section 4. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Consenting Lenders that each of the representations and warranties contained in the Loan Documents shall be true and correct in all material respects as of the date hereof (unless stated to relate to a specific earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date); provided that, notwithstanding the foregoing, each representation and warranty qualified by a Material Adverse Effect or materiality (or similar) standard shall be true and correct in all respects.

Section 5. Consent to First Amendment Loan Documents. Each of the Consenting Lenders consents to and approves, and instructs the Collateral Agent and the Administrative Agent, as applicable, to execute and deliver, each First Amendment Loan Document to which it is (or shall be) a party.

Section 6. Miscellaneous.

(a) References. Upon effectiveness of this Amendment, references in the Existing Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) and in each other Loan Document to the Existing Credit Agreement (however described, including as “the Credit Agreement”), shall be deemed to be references to the Credit Agreement.

3

(b) No Modification. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and the other Loan Documents, and except as specifically modified by this Amendment and the First Amendment Loan Documents, the Credit Agreement and the other Loan Documents shall remain unchanged and shall remain in full force and effect and are hereby ratified and confirmed. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Consenting Lenders, the Administrative Agent or any other Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document.

(c) Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(d) Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract, in accordance with Section 11.12 of the Credit Agreement. Any signature to this Amendment may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment of this Amendment.

(e) Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out of pocket expenses in connection with this Amendment and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of Seward & Kissel LLP, counsel for the Administrative Agent.

(f) No Novation. Neither the execution and delivery of this Amendment nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Existing Credit Agreement or of any of the other Loan Documents or any obligations thereunder, except to the extent modified hereby.

(g) Incorporation of Existing Credit Agreement Miscellaneous Provisions. Each of the provisions provided in the following sections of the Existing Credit Agreement is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein, mutatis mutandis, and as if references to “this Agreement” in any such provision read “this Amendment”: Section 11.01 (Amendments, Waivers, Etc.); Section 11.02 (Notices and Other Communications; Facsimile Copies); Section 11.14 (Severability); Section 11.15 (Governing Law); Section 11.16 (Waiver of Right to Trial by Jury); and Section 11.26 (Headings).

[Signature pages follow]

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

HORNBECK OFFSHORE SERVICES, INC.,
as Borrower

By:	/s/ James O. Harp, Jr.
	Name:	James O. Harp, Jr.
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to First Amendment to Credit Agreement]

DNB BANK ASA, NEW YORK BRANCH,
as Administrative Agent

By:	/s/ Jack Price
	Name:	Jack Price
	Title:	Assistance Vice President

By:	/s/ Samantha Stone
	Name:	Samantha Stone
	Title:	Vice President

[Signature Page to First Amendment to Credit Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent and Collateral Trustee

By:	/s/ Jeffery Rose
	Name:	Jeffery Rose
	Title:	Vice President

[Signature Page to First Amendment to Credit Agreement]

DNB CAPITAL LLC

By:	/s/ Andrew J. Shohet
	Name:	Andrew J. Shohet
	Title:	SVP & Head of Ocean Industries, North America

By:	/s/ Jason Fitzpatrick
	Name:	Jason Fitzpatrick
	Title:	FVP

[Signature Page to First Amendment to Credit Agreement]

JPMORGAN CHASE BANK, N.A.

By:	/s/ Caroline Eagan
	Name:	Caroline Eagan
	Title:	Vice President

[Signature Page to First Amendment to Credit Agreement]

BARCLAYS BANK PLC

By:	/s/ Sydney G. Dennis
	Name:	Sydney G. Dennis
	Title:	Director

[Signature Page to First Amendment to Credit Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Randi Herbert
	Name:	Randi Herbert
	Title:	Director

[Signature Page to First Amendment to Credit Agreement]

EXHIBIT A

Credit Agreement

[Attached]

~~Execution Version~~Exhibit A to First Amendment to Credit Agreement

CREDIT AGREEMENT

dated as of August 13, 2024

by and among

HORNBECK OFFSHORE SERVICES, INC.,

as Borrower

DNB BANK ASA, NEW YORK BRANCH,

as Administrative Agent,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Collateral Agent and Collateral Trustee

and

THE LENDERS PARTY HERETO

DNB MARKETS, INC., JPMORGAN CHASE BANK, N.A AND BARCLAYS BANK PLC

as Lead Arrangers and Physical Bookrunners

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		1
SECTION 1.01	Defined Terms	1
SECTION 1.02	Other Interpretive Provisions	~~96~~101
SECTION 1.03	Accounting and Finance Terms; Accounting Periods; Unrestricted Subsidiaries	102
SECTION 1.04	Rounding	102
SECTION 1.05	References to Agreements, Laws, Etc	~~97~~102
SECTION 1.06	Times of Day	~~97~~103
SECTION 1.07	[Reserved]	~~97~~103
SECTION 1.08	Pro Forma Calculations; Limited Condition Transactions; Basket and Ratio Compliance	~~97~~103
SECTION 1.09	Currency Equivalents Generally	~~100~~106
ARTICLE II THE COMMITMENTS AND BORROWINGS		~~101~~107
SECTION 2.01	[Reserved]	~~101~~107
SECTION 2.02	Revolving Loans	~~101~~107
SECTION 2.03	[Reserved]	108
SECTION 2.04	Issuance of Letters of Credit and Purchase of Participations Therein	~~103~~109
SECTION 2.05	Conversion/Continuation	~~112~~118
SECTION 2.06	Availability	~~113~~119
SECTION 2.07	Prepayments	120
SECTION 2.08	Termination or Reduction of Commitments	~~116~~122
SECTION 2.09	Repayment of Loans	~~117~~123
SECTION 2.10	Interest	~~117~~123
SECTION 2.11	Fees	~~118~~124
SECTION 2.12	Computation of Interest and Fees	~~119~~126
SECTION 2.13	Evidence of Indebtedness	126
SECTION 2.14	Payments Generally	~~120~~127
SECTION 2.15	Sharing of Payments, Etc	~~122~~128
SECTION 2.16	Incremental Borrowings	129
SECTION 2.17	Refinancing Amendments	~~126~~133
SECTION 2.18	Extensions of Loans	~~127~~134
SECTION 2.19	[Reserved]	~~129~~136
SECTION 2.20	Defaulting Lenders	~~129~~136
SECTION 2.21	Judgment Currency	~~132~~139
ARTICLE III TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY		~~133~~140
SECTION 3.01	Taxes	~~133~~140
SECTION 3.02	Illegality	~~138~~145
SECTION 3.03	Inability to Determine Rates	~~139~~146
SECTION 3.04	Increased Cost and Reduced Return; Capital Adequacy; Reserves on S Rate Loans	~~139~~146
SECTION 3.05	Funding Losses	~~141~~148
SECTION 3.06	Matters Applicable to All Requests for Compensation	~~142~~149
SECTION 3.07	Replacement of Lenders Under Certain Circumstances	~~142~~150
SECTION 3.08	Survival	~~144~~151
SECTION 3.09	Successor Benchmark Rates	~~144~~151
ARTICLE IV CONDITIONS PRECEDENT TO THE CLOSING DATE, BORROWINGS AND LETTERS OF CREDIT		~~146~~154
SECTION 4.01	Conditions to the Closing Date	~~146~~154
SECTION 4.02	Conditions to the Initial Funding Date	~~148~~156
SECTION 4.03	Conditions to All Borrowings After the Closing Date	~~150~~157
ARTICLE V REPRESENTATIONS AND WARRANTIES		~~151~~159
SECTION 5.01	Existence, Qualification and Power; Compliance with Laws	~~151~~159

i

SECTION 5.02	Authorization; No Contravention	~~152~~159
SECTION 5.03	Governmental Authorization	~~152~~160
SECTION 5.04	Binding Effect	~~153~~160
SECTION 5.05	Financial Statements; No Material Adverse Effect	~~153~~160
SECTION 5.06	Litigation	~~153~~161
SECTION 5.07	Labor Matters	~~153~~161
SECTION 5.08	Ownership of Property; Liens	~~153~~161
SECTION 5.09	Environmental Matters	~~154~~161
SECTION 5.10	Taxes	~~154~~162
SECTION 5.11	ERISA Compliance	~~154~~162
SECTION 5.12	Subsidiaries	~~155~~163
SECTION 5.13	Margin Regulations; Investment Company Act	~~155~~163
SECTION 5.14	Disclosure	~~155~~163
SECTION 5.15	Properties; Titles, Etc.	~~156~~163
SECTION 5.16	Solvency	~~156~~164
SECTION 5.17	Compliance with Anti-Corruption Laws and Sanctions	~~157~~164
SECTION 5.18	Collateral Documents	~~157~~165
SECTION 5.19	Use of Proceeds	~~157~~165
ARTICLE VI AFFIRMATIVE COVENANTS		~~157~~165
SECTION 6.01	Financial Statements	~~157~~165
SECTION 6.02	Certificates; Other Information	~~159~~167
SECTION 6.03	Notices	~~161~~169
SECTION 6.04	Payment of Certain Taxes	~~162~~170
SECTION 6.05	Preservation of Existence of the Borrower	~~162~~170
SECTION 6.06	Maintenance of Properties	~~162~~170
SECTION 6.07	Maintenance of Insurance	~~162~~170
SECTION 6.08	Compliance with Laws	~~163~~171
SECTION 6.09	Books and Records	~~163~~171
SECTION 6.10	Inspection Rights	~~163~~172
SECTION 6.11	Covenant to Guarantee Obligations and Give Security	~~164~~172
SECTION 6.12	Further Assurances	~~166~~174
SECTION 6.13	Designation of Subsidiaries	~~167~~175
SECTION 6.14	Compliance with Anti-Corruption Laws and Sanctions	~~167~~176
SECTION 6.15	Post-Closing Matters	~~168~~177
SECTION 6.16	Use of Proceeds	~~168~~177
SECTION 6.17	Change in Nature of Business	~~169~~177
SECTION 6.18	Transactions with Affiliates	~~169~~177
SECTION 6.19	Vessel Collateral Covenants	~~173~~182
ARTICLE VII NEGATIVE COVENANTS		~~178~~187
SECTION 7.01	Liens	~~178~~187
SECTION 7.02	[Reserved]	~~185~~194
SECTION 7.03	Indebtedness	~~185~~194
SECTION 7.04	Fundamental Changes	~~193~~203
SECTION 7.05	Dispositions	~~195~~205
SECTION 7.06	Restricted Payments	~~197~~206
SECTION 7.07	[Reserved]	~~200~~210
SECTION 7.08	Negative Pledge	~~200~~210
SECTION 7.09	Junior Debt Prepayments	~~203~~213
ARTICLE VIII FINANCIAL COVENANT		~~205~~215
SECTION 8.01	Financial Covenants	~~205~~215
SECTION 8.02	[Reserved]	~~206~~216
ARTICLE IX EVENTS OF DEFAULT AND REMEDIES		~~206~~216
SECTION 9.01	Events of Default	~~206~~216

ii

SECTION 9.02	Remedies upon Event of Default	~~209~~219
SECTION 9.03	Application of Funds	~~210~~221
ARTICLE X ADMINISTRATIVE AGENT AND OTHER AGENTS		~~212~~223
SECTION 10.01	Appointment and Authority of the Administrative Agent and Collateral Agent	~~212~~223
SECTION 10.02	Rights as a Lender	~~213~~224
SECTION 10.03	Exculpatory Provisions	~~214~~224
SECTION 10.04	Reliance by the Agents	~~215~~226
SECTION 10.05	Delegation of Duties	~~216~~226
SECTION 10.06	Non-Reliance on Agents and Other Lenders; Disclosure of Information by Agents	~~217~~227
SECTION 10.07	Indemnification of Agents	~~217~~228
SECTION 10.08	No Other Duties; Other Agents, Lead Arrangers, Etc	~~218~~229
SECTION 10.09	Resignation of Agent	~~219~~229
SECTION 10.10	Administrative Agent May File Proofs of Claim; Credit Bidding	~~220~~230
SECTION 10.11	Collateral and Guaranty Matters	~~221~~232
SECTION 10.12	Appointment of Supplemental Administrative Agents	~~225~~236
SECTION 10.13	Intercreditor Agreements	~~226~~237
SECTION 10.14	Cash Management Agreements and Hedge Agreements	~~227~~238
SECTION 10.15	Withholding Taxes	~~227~~238
SECTION 10.16	Certain ERISA Matters	~~227~~238
SECTION 10.17	Erroneous Payments	~~229~~239
ARTICLE XI MISCELLANEOUS		~~231~~242
SECTION 11.01	Amendments, Waivers, Etc.	~~231~~242
SECTION 11.02	Notices and Other Communications; Facsimile Copies	~~235~~246
SECTION 11.03	No Waiver; Cumulative Remedies	~~237~~249
SECTION 11.04	Attorney Costs and Expenses	~~238~~249
SECTION 11.05	Indemnification by the Borrower	~~239~~250
SECTION 11.06	Marshaling; Payments Set Aside	~~240~~252
SECTION 11.07	Successors and Assigns	~~241~~252
SECTION 11.08	Confidentiality	~~247~~259
SECTION 11.09	Set-off	~~249~~261
SECTION 11.10	Interest Rate Limitation	~~250~~262
SECTION 11.11	Counterparts; Integration; Effectiveness	~~250~~262
SECTION 11.12	Electronic Execution of Assignments and Certain Other Documents	~~251~~263
SECTION 11.13	Survival	~~251~~263
SECTION 11.14	Severability	~~251~~263
SECTION 11.15	GOVERNING LAW	~~251~~264
SECTION 11.16	WAIVER OF RIGHT TO TRIAL BY JURY	~~253~~265
SECTION 11.17	Limitation of Liability	~~253~~266
SECTION 11.18	Use of Name, Logo, Etc	~~254~~266
SECTION 11.19	USA PATRIOT Act Notice	~~254~~266
SECTION 11.20	Force Majeure	~~254~~266
SECTION 11.21	Collateral Agent Merger	~~254~~266
SECTION 11.22	Service of Process	~~254~~267
SECTION 11.23	No Advisory or Fiduciary Responsibility	~~255~~267
SECTION 11.24	Binding Effect	~~255~~268
SECTION 11.25	Obligations Several; Independent Nature of Lender’s Rights	~~255~~268
SECTION 11.26	Headings	~~256~~268
SECTION 11.27	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~256~~268
SECTION 11.28	Acknowledgment Regarding Any Supported QFCs	~~256~~269
SECTION 11.29	[Reserved]	~~257~~269
SECTION 11.30	Disqualified Lenders and Net Short Positions	~~257~~269

iii

SCHEDULES

1.01(a)	Existing Letters of Credit

2.01	Commitments

5.06	Litigation

5.07	Labor Matters

5.11(a)	ERISA Compliance

5.11(b)	ERISA Compliance

5.12	Subsidiaries

5.15	Properties; Title

6.07	Material Insurance

6.15	Post-Closing Matters
6.19(k)	Vessel Collateral Insurance
7.01(c)	Existing Liens

7.03(c)	Existing Indebtedness

11.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A-1	Committed Loan Notice

A-2	Issuance Notice

A-3	Conversion/Continuation Notice

B	Revolving Loan Note

C	Compliance Certificate

D	Assignment and Assumption

E	[Reserved]

F	Collateral Agreement

G-1	U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships or Pass-Through Entities For U.S. Federal Income Tax Purposes)

G-2	U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships or Pass-Through Entities For U.S. Federal Income Tax Purposes)

G-3	U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships or Pass-Through Entities For U.S. Federal Income Tax Purposes)

G-4	U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships or Pass-Through Entities For U.S. Federal Income Tax Purposes)

H	[Reserved]

I	Solvency Certificate

J	Prepayment Notice

K-1	Existing Junior Lien Intercreditor Agreement
K-2	Junior Lien Intercreditor Agreement

K-3	Equal Priority Intercreditor Agreement

L	Collateral Trust Agreement

M	Vessel Mortgage

i

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of August 13, 2024, by and among HORNBECK OFFSHORE SERVICES, INC., a Delaware corporation (the “Borrower”), DNB BANK ASA, NEW YORK BRANCH (“DNB”), as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”), WILMINGTON TRUST, NATIONAL ASSOCIATION as ~~collateral agent (in such capacity, including any successor thereto, the “~~Collateral Agent~~”)~~ and Collateral Trustee, each Issuing Bank from time to time party hereto, DNB MARKETS, INC., JPMORGAN CHASE BANK, N.A. and BARCLAYS BANK PLC, as Lead Arrangers and Bookrunners (collectively, the “Lead Arranger” and “Bookrunners”), and each lender from time to time party hereto (collectively, the “Lenders” and, individually, a “Lender”).

PRELIMINARY STATEMENTS

The Borrower has requested that (a) substantially simultaneously with the satisfaction of the conditions precedent set forth in Article IV below, the Lenders extend credit to the Borrower in the form of $75,000,000 of Commitments on the Closing Date as a secured credit facility and (b) from time to time, the Revolving Lenders make Revolving Loans and the Issuing Banks issue Letters of Credit, in each case, pursuant to the terms of this Agreement.

The proceeds of the Revolving Loans will be used from time to time for general corporate purposes, including (a) working capital, (b) acquisitions (including Permitted Investments) that are not prohibited by the terms of this Agreement and (c) standby letters of credit.

The applicable Lenders have indicated their willingness to lend, and each Issuing Bank has indicated its willingness to issue Letters of Credit, in each case on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I
Definitions and Accounting Terms

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings set forth below:

“Accounting Change” has the meaning specified in the definition of “GAAP.”

“Acquired Indebtedness” means with respect to any Person (x) Indebtedness of any other Person or any of its Subsidiaries existing at the time such other Person becomes a Restricted Subsidiary or merges or amalgamates with or into or consolidates or otherwise combines with the Borrower or any Restricted Subsidiary and (y) Indebtedness secured by a Lien encumbering any asset acquired by such Person. Acquired Indebtedness shall be deemed to have been incurred, with respect to clause (x) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary or on the date of the relevant merger, amalgamation, consolidation, acquisition or other combination.

“Additional Lender” means, at any time, any bank, other financial institution or institutional investor that, in any case, is not an existing Lender and that agrees to provide any portion of any Incremental Loan in accordance with Section 2.16; provided that each Additional Lender (other than any Person that is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender at such time) shall be subject to the approval of the Administrative Agent and/or the Issuing Banks (such approval not to be unreasonably withheld, conditioned or delayed), in each case to the extent any such consent would be required from the Administrative Agent and/or the Issuing Banks under Section 11.07(b)(iii)(B) and/or (C), respectively, for an assignment of Loans to such Additional Lender.

“Adjusted Term SOFR” means the applicable Term SOFR, plus the Term SOFR Adjustment.

“Administrative Agent” has the meaning specified in the introductory paragraph to this Agreement.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has the meaning correlative thereto. For the avoidance of doubt, none of the Lead Arranger, the Agents or their respective lending affiliates shall be deemed to be an Affiliate of the Borrower or any of its Subsidiaries.

“Affiliate Transaction” has the meaning specified Section 6.18.

“After-Acquired High Specification Vessels” has the meaning specified in the definition of “Excluded Foreign Flag Vessel.”

“Agency Fee Letter” means the Agency Fee Letter, dated as of August 13, 2024 by and among the Borrower and DNB, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Agent Parties” has the meaning specified in Section 11.02(e).

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, shareholders, employees, agents, attorney-in-fact, partners, trustees, advisors and other representatives of such Persons and of such Persons’ Affiliates.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Bookrunners, the Supplemental Administrative Agents (if any) and the Lead Arrangers.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement, as amended, restated, amended and restated, modified or supplemented from time to time in accordance with the terms hereof.

“Agreement Currency” has the meaning specified in Section 2.21(b).

“Ancillary Fees” has the meaning specified in Section 11.01(b)(ix).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery, or corruption, including, but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act 2010.

“Applicable Commitment Fee” means a percentage per annum equal to 1.00%.

“Applicable Creditor” has the meaning specified in Section 2.21(b).

“applicable decimal place” has the meaning specified in Section 1.04.

“Applicable Indebtedness” has the meaning specified in the definition of “Weighted Average Life to Maturity.”

“Applicable Jurisdiction” means the United States and any other jurisdiction approved by the Required Lenders of the applicable Class and the Administrative Agent, in each case, acting reasonably and in good faith.

“Applicable Proceeds Threshold Amount” has the meaning specified in Section 7.05(c).

“Applicable Rate” means, for any day, with respect to any Revolving Loans, SOFR Rate Loan or Base Rate Loan, as the case may be, the rate per annum set forth in the grid below, based upon the Total Net Leverage Ratio set forth below:

Grid
Pricing Level	Total Net Leverage Ratio	SOFR Rate Margin	Base Rate Margin
1	≤ 0.50:1.00	2.75%	1.75%
2	≤ 1.50:1.00	3.00%	2.00%
3	≤ 2.00:1.00	3.25%	2.25%
4	≤ 2.50:1.00	3.50%	2.50%
5	> 2.50:1.00	3.75%	2.75%

Any increase or decrease in the Applicable Rate under the grid set forth above with respect to Base Rate Loans or SOFR Rate Loans, as the case may be, resulting from a change in the Total Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered in respect of the preceding fiscal quarter pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with Section 6.02(b), then Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until such Compliance Certificate is delivered to the Administrative Agent. From the Closing Date until such time as a compliance certificate is delivered to the Administrative Agent in accordance with Section 6.02(b), the Applicable Rate shall be determined based on the Compliance Certificate delivered pursuant to Section 4.01(h).

Within one Business Day of receipt of the applicable information under Section 6.02(a), the Administrative Agent shall give each Lender electronic (including e-mail and Internet or intranet websites, including the Platform) notice of the Applicable Rate in effect from such date. In the event that any financial statement or certificate delivered pursuant to Section 6.02 is determined to be inaccurate (at a time prior to the satisfaction of the Termination Conditions), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for any period (an “Applicable Rate Period”) than the Applicable Rate applied for such Applicable Rate Period, then (a) the Borrower shall promptly (and in any event within five Business Days) following such determination deliver to the Administrative Agent correct financial statements and certificates required by Section 6.02 for such Applicable Rate Period, (b) the Applicable Rate for such Applicable Rate Period shall be determined as if the Total Net Leverage Ratio were determined based on the amounts set forth in such correct financial statements and certificates and (c) the Borrower shall promptly (and in any event within ten Business Days) following delivery of such corrected financial statements and certificates pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Rate for such Applicable Rate Period. Notwithstanding anything to the contrary set forth herein, the provisions of this paragraph (but not any of the other provisions of this definition preceding this paragraph) may be amended or waived with respect to any Class with the consent of only the Borrower and the Required Lenders of such Class.

“Applicable Rate Period” has the meaning specified in the definition of “Applicable Rate.”

“Appropriate Lender” means, at any time, with respect to Loans of any Class, the Lenders of such Class.

“Approved Flag Jurisdiction” means (x) the United States of America, Mexico, Brazil, Vanuatu, Marshall Islands, Guyana, Colombia, and (y) any other flag state constituting an internationally recognized open ship registry used by U.S. shipping companies (as determined in good faith by the Borrower) or other flag state instituting a cabotage regime, which in the Borrower’s or any Restricted Subsidiary’s good faith judgment is necessary or desirable in order to pursue customer opportunities in such non-U.S. jurisdictions, in each case under this clause (y) subject to the approval of the Administrative Agent, such approval not to be unreasonably withheld, conditioned or delayed.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D or any other form (including electronic documentation generated by an electronic platform) approved by the Administrative Agent.

“Associate” means (i) any Person engaged in a Similar Business of which the Borrower or its Restricted Subsidiaries are the legal and beneficial owners of between 20% and 50% of all outstanding Voting Stock and (ii) any joint venture entered into by the Borrower or any Restricted Subsidiary.

“Attorney Costs” means all reasonable (so long as no Event of Default has occurred and is continuing) and documented in reasonable detail fees, expenses, charges and disbursements of any law firm or other external legal counsel.

“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.04(b)(iii).

“Available Amount” has the meaning specified in Section 7.06(d)(v).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.09(e).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Prime Rate, and (c) the SOFR on such day (or, if such day is not a Business Day, the immediately preceding Business Day) for an Interest Period of one month after giving effect to a “floor” of 0.00% per annum plus 1.00%; provided that, notwithstanding the foregoing, the “Base Rate” with respect to any Revolving Loans shall in no event be less than 0.00% per annum. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate or Adjusted Term SOFR for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition of Federal Funds Rate, the Base Rate shall be determined without regard to clause (b) or (c) above, as applicable, until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR shall be effective from and including the effective day of such change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.09 (for the avoidance of doubt, only until an amendment to the applicable rate of interest has become effective in accordance with the terms of this Agreement), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Benchmark” means, initially, in the case of Term SOFR Borrowings, Adjusted Term SOFR; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.09(b), then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has become effective pursuant to Section 3.09(b).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the sum of (a) Adjusted Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2) the sum of (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3) the sum of (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in Dollars and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided, further, that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Adjusted Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in Dollars;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent reasonably decides in consultation with the Borrower may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to this Section 3.09.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 3.09 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 3.09.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Blocked Account” has the meaning assigned to such term in Section 6.11(c).

“Blocking Event” has the meaning assigned to such term in Section 9.01(e)(ii).

“Board of Directors” means, as to any Person, the board of directors, board of managers or other governing body of such Person, or if such Person is owned or managed by a single entity, the board of directors, board of managers or other governing body of such entity, and the term “directors” means members of the Board of Directors.

“Bookrunners” has the meaning specified in the introductory paragraph to this Agreement.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a borrowing consisting of Loans of the same Class and Type made, converted or continued on the same date and, in the case of SOFR Rate Loans, having the same Interest Period.

“Business Day” means (i) any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed and (ii) with respect to all notices, determinations, fundings and payments in connection with any SOFR Rate Loans, the term “Business Day” means any day which is a Business Day described in clause (i) and which is also a U.S. Government Securities Business Day.

“Business Successor” means (i) any former Subsidiary of the Borrower and (ii) any Person that, after the Closing Date, has acquired, merged or consolidated with a Subsidiary of the Borrower (that results in such Subsidiary ceasing to be a Subsidiary of the Borrower), or acquired (in one transaction or a series of transactions) all or substantially all of the property and assets or business of a Subsidiary or assets constituting a business unit, line of business or division of a Subsidiary of the Borrower.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Leases” means all capital or finance leases that have been or are required to be, in accordance with GAAP as in effect on the Closing Date, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP as in effect on the Closing Date; provided, further, that all obligations of the Borrower and its Restricted Subsidiaries that are or would be characterized as an operating lease as determined in accordance with GAAP prior to the adoption of Accounting Standards Codification Topic 842, “Leases,” shall be accounted for as an operating lease (and not as a Capitalized Lease) for purposes of this Agreement regardless of any change in GAAP following the Closing Date (that would otherwise require such obligation to be recharacterized as a Capitalized Lease).

“Captive Insurance Subsidiary” means any Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Collateral Account” means an account held at (or through), and subject to the sole dominion and control of, the Administrative Agent.

“Cash Collateralize” means, in respect of an Obligation, to provide and pledge (as a first priority perfected security interest) cash collateral in Dollars, at a location and pursuant to documentation in form and substance satisfactory to Administrative Agent or an Issuing Bank, as applicable (and “Cash Collateralization” has a corresponding meaning). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments (including for the avoidance of doubt, cash), to the extent owned by the Borrower or any Restricted Subsidiary:

(a) Dollars;

(b) securities issued or directly and fully guaranteed or insured by the United States, government, a member of the European Union or, in each case any agency or instrumentality thereof the securities of which are guaranteed as a full faith and credit obligation of such government with maturities of one year or less from the date of acquisition;

(c) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits, demand deposits or bankers’ acceptances with maturities of one year or less from the date of acquisition, in each case with a Lender or any other financial institution whose short-term unsecured debt rating is A or A2 or above as obtained from either S&P or Moody’s having capital and surplus of not less than $250,000,000 (or the foreign currency equivalent thereof as of the date of such investment);

(d) repurchase obligations for underlying securities of the types described in clauses (c) and (d) above or clauses (g) and (h) below and securities with maturities of one year or less from the date of acquisition backed by standby letters of credit, in each case, entered into with any financial institution meeting the qualifications specified in clause (d) above;

(e) commercial paper and variable or fixed rate notes issued by any financial institution meeting the qualifications specified in clause (d) above (or by the parent company thereof) with maturities of one year or less from the date of creation;

(f) marketable short-term money market and similar highly liquid funds having a rating of at least P-2 or A-2 from Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(g) readily marketable direct obligations issued by and directly and fully guaranteed or insured by any state, commonwealth, province or territory of the United States or any political subdivision or taxing authority thereof, in each case rated at least A by S&P or A by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of 12 months or less from the date of acquisition; and

(h) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA (or the equivalent thereof) or better by S&P or Aaa (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and have portfolio assets of at least U.S.$1,000,000,000.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a jurisdiction outside the United States of America, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (a) through (h) above in foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (h) above and in this paragraph. Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in Dollars, Canadian dollars, Australian dollars, pounds sterling, yen, euro, or any other national currency of any member state of the European Union; provided that (other than as set forth in clause (a) above) such amounts, except amounts used to pay obligations of the Borrower or any Restricted Subsidiary denominated in any currency other than Dollars in the ordinary course of business, are converted into Dollars as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Bank” means any Person that is a Lender or Agent or an Affiliate of a Lender or Agent (a) on the Closing Date (with respect to any Cash Management Services entered into prior to the Closing Date), (b) at the time it initially provides any Cash Management Services to the Borrower or any Restricted Subsidiary, or (c) at the time that the Person to whom the Cash Management Services are provided is merged with the Borrower or becomes or is merged with a Restricted Subsidiary (with respect to any Cash Management Services entered into prior to the date of such merger or such Person becoming a Restricted Subsidiary), in each case whether or not such Person subsequently ceases to be a Lender or Agent or an Affiliate of a Lender or Agent.

“Cash Management Obligations” means obligations owed by the Borrower or any Restricted Subsidiary to any Cash Management Bank in respect of or in connection with any Cash Management Services and designated by the Cash Management Bank and the Borrower in writing to the Administrative Agent as “Cash Management Obligations.”

“Cash Management Services” means any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit card processing, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements.

“Casualty Event” means any event that gives rise to the receipt by a Loan Party of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:

(a) the adoption or taking effect of any law, rule, regulation or treaty (excluding the taking effect after the date of this Agreement of a law, rule, regulation or treaty adopted prior to the date of this Agreement),

(b)	any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority. It is understood and agreed that (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173), all Laws relating thereto, all interpretations and applications thereof and any compliance by a Lender with any and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof or relating thereto and (ii) all requests, rules, guidelines, requirements or directives issued by any United States or foreign regulatory authority in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) in each case pursuant to Basel III, shall, for the purposes of this Agreement, be deemed to be adopted subsequent to the date hereof and a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“Change of Control” means the earliest to occur of:

(a) (i) at any time while the Voting Stock of the Borrower (or any Parent Entity) is publicly traded, the Borrower (or such Parent Entity) becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) or (ii) at any other time, any “person” or “group” (as each term is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Closing Date), other than one or more Permitted Holders or any Parent Entity, that is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Closing Date) of more than 50% of the total voting power of the Voting Stock of the Borrower (or any Parent Entity); provided that (x) so long as the Borrower is a Subsidiary of any Parent Entity, no person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Borrower unless such person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such Parent Entity (other than a Parent Entity that is a Subsidiary of another Parent Entity) and (y) any Voting Stock of which any Permitted Holder is the beneficial owner shall not in any case be included in any Voting Stock of which any such person is the beneficial owner; provided, further, notwithstanding the foregoing or the other provisions of this Agreement, so long as the change in total voting power of the Voting Stock of the Borrower (or any Parent Entity) as set forth in this clause (a) is a result of the Sponsors ceasing to hold their Equity Interests in connection with any Qualifying IPO or any other Equity Offering after any Qualifying IPO (including, for the avoidance of doubt, any block trades and/or secondary offering), no “Change of Control” shall occur; or

(b) the sale or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, to a Person (other than the Borrower or any of its Restricted Subsidiaries or one or more Permitted Holders) and any “person” or “group” (each, as defined in clause (a) above), other than one or more Permitted Holders or any Parent Entity, is or becomes the “beneficial owner” (as so defined) of more than 50% of the total voting power of the Voting Stock of the transferee Person in such sale or transfer of assets, as the case may be; provided that (x) so long as the Borrower is a Subsidiary of any Parent Entity, no person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Borrower unless such person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such Parent Entity (other than a Parent Entity that is a Subsidiary of another Parent Entity) and (y) any Voting Stock of which any Permitted Holder is the beneficial owner shall not in any case be included in any Voting Stock of which any such person is the beneficial owner;

Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) if any group includes one or more Permitted Holders, the issued and outstanding Voting Stock of the Borrower owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred, (iii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such parent entity, (iv) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner, (v) for purposes of this definition, a time charter of, bareboat charter or other contract for, vessels to customers in the ordinary course of business shall not be deemed a sale or transfer of assets under clause (a) above and (vi) a Change of Control shall not occur as a result of any Reorganization Transactions and any transactions relating thereto.

“Class” when used in reference to,

(a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Incremental Loans, Refinancing Loans or Extended Loans,

(b)	any Commitment, refers to whether such Commitment is a Commitment in respect of Revolving Loans, Refinancing Commitment (and, in the case of a Refinancing Commitment, the Class of Loans to which such commitment relates) or a Commitment in respect of a Class of Loans to be made pursuant to an Incremental Amendment or an Extension Amendment, and

(c)	any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments. Refinancing Commitments and Refinancing Loans that have different terms and conditions shall be construed to be in different Classes.

“Closing Date” means August 13, 2024.

“Closing Date Consolidated Net Tangible Assets” means $818,331,499.

“Closing Date Total Net Leverage Ratio” means 1.67 to 1.00.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all the “Collateral” (or equivalent term) as defined in any Collateral Document (including the Vessel Collateral), and all other property that is subject or purported to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to any Collateral Document, but in any event excluding all Excluded Assets.

“Collateral Agent” means, initially, Wilmington Trust, National Association, (a) prior to the First Amendment Effective Date, as collateral agent under the Loan Documents, and (b) thereafter, as Collateral Trustee under the First Amendment Collateral Trust Agreement and the other Loan Documents, and any successor thereto.

“Collateral Agency Fee Letter” means the Fee Letter, dated as of August 13, 2024, by and among the Borrower and the Collateral Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Collateral Agreement” means (a) the First ~~Lien Guaranty and~~Amendment Collateral Agreement ~~executed by the Loan Parties party thereto,~~or (b) a first lien guaranty and collateral agreement substantially in the form of Exhibit F, in each case together with each Collateral Agreement Supplement thereto executed and delivered pursuant to Section 6.11.

“Collateral Agreement Supplement” has the meaning specified in the Collateral Agreement.

“Collateral Coverage Ratio” means as of any date of determination, the ratio of (a) Collateral Value Amount to (b) Consolidated First and Second Lien Debt, in each case, as of such date of determination.

“Collateral Documents” means, collectively, the Collateral Agreement, the Collateral Trust Agreement ~~(if any)~~, the Vessel ~~Mortgage~~Mortgages, the Mortgages (if any), each of the collateral assignments, Collateral Agreement Supplements, security agreements, collateral assignments of vessel construction contracts, pledge agreements, account control agreements (if any) or other similar agreements delivered to the Agents and the Lenders pursuant to Sections 4.01(a)(iii), 6.11, 6.12 or 6.15 or pursuant to the First Amendment Junior Lien Intercreditor Agreement (or any other Intercreditor Agreement), and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Trust Agreement” means (a) the First Amendment Collateral Trust Agreement, (b) a collateral trust agreement substantially in the form attached hereto as Exhibit L (as the same may be modified in a manner satisfactory to the Administrative Agent, the Collateral Agent, the Required Lenders and the Borrower), or, (c) if requested by the providers of other secured Indebtedness permitted hereunder, another collateral trust arrangement reasonably satisfactory to the Administrative Agent, the Collateral Trustee, the Required Lenders and the Borrower, in each case as amended, restated, amended and restated, modified or supplemented from time to time in accordance with the terms hereof and thereof. ~~Upon the request of the Borrower, the Administrative Agent and the Collateral Trustee will execute and deliver a Collateral Trust Agreement (or a joinder or supplement to an existing Collateral Trust Agreement) with one or more Debt Representatives for Indebtedness permitted hereunder; provided that the Borrower shall not make such request unless such Indebtedness and related Liens are permitted by (including with respect to priority) the Loan Documents; provided, further, that any amendments or modifications to the Loan Documents to reflect a Collateral Trust Agreement structure (including replacing references to the Collateral Agent with references to the Collateral Trustee and modifying the Collateral Documents so that such Collateral Documents secure all Indebtedness subject to the Collateral Trust Agreement) shall require the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed).~~

“Collateral Trustee” means the Collateral Agent under the Loan Documents in their role as collateral trustee under any Collateral Trust Agreement, as applicable, together with any successors thereto.

“Collateral Value Amount” means an amount equal to the sum of (a) the Vessel Collateral Value Amount as determined on or about the applicable Measurement Date (but, in any case, no earlier than thirty (30) days prior to the applicable Measurement Date and no later than five days after the Measurement Date), plus (b) cash Collateral provided in favor of the Secured Parties in a blocked account (which, at the option of the Borrower, may be an interest-bearing blocked account with interest bearing at market rates) prior to the applicable Measurement Date.

“Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit hereunder and “Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Commitment, if any, is set forth on Schedule 2.01 under the caption “Commitment” or in the applicable Assignment and Assumption, subject to any increase, adjustment or reduction pursuant to the terms and conditions hereof including Section 2.16. The aggregate amount of the Commitments as of the Closing Date is $75,000,000.

“Commitment Period” means the period from the Closing Date to but excluding the Commitment Termination Date.

“Commitment Termination Date” means the earliest to occur of (a) one day prior to the Maturity Date, (b) the date the Commitments, including Commitments in respect of Letters of Credit, are permanently reduced to zero pursuant to Section 2.08, and (c) the date of the termination of the Commitments pursuant to Section 9.02.

“Committed Loan Notice” means a written notice of a Borrowing pursuant to Article II, which shall be substantially in the form of Exhibit A-1 or such other form as the Administrative Agent may reasonably agree.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or capital or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted EBITDA” means, with respect to any Person for any Test Period, the Consolidated Net Income of such Person for such Test Period:

(1) increased (without duplication) by:

(a) to the extent deducted (and not added back) in computing Consolidated Net Income, Consolidated Interest Expense of such Person for such period (including (x) net payments and losses or any obligations on any Swap Obligations or other derivative instruments, (y) bank, letter of credit and other financing fees and (z) costs of surety bonds in connection with financing activities, plus amounts excluded from the definition of “Consolidated Interest Expense”); plus

(b) to the extent deducted (and not added back) in computing Consolidated Net Income, (x) provision for Taxes based on gross receipts, income, profits, revenue or capital, including federal, foreign, state, provincial, territorial, local, unitary, excise, property, franchise, value added and similar Taxes (such as Delaware franchise Tax, Pennsylvania capital Tax and Texas margin Tax) and withholding Taxes (including any future Taxes or other levies which replace or are intended to be in lieu of such Taxes and any penalties, additions to Tax, and interest related to such Taxes or arising from Tax examinations) and similar Taxes of such Person paid or accrued during such period (including in respect of repatriated funds), (y) any distributions made to a Parent Entity or other direct or indirect holder of Equity Interests in the Borrower in respect of any such Taxes attributable to such Parent Entity or holder or pursuant to a Tax sharing arrangement or as a result of a Tax distribution or repatriated funds and (z) the net Tax expense associated with any adjustments made pursuant to the definition of “Consolidated Net Income”; plus

(c) to the extent deducted (and not added back) in computing Consolidated Net Income, consolidated depreciation and amortization expense (as determined by the Borrower in accordance with GAAP) of such Person for such period; plus

(d) to the extent deducted (and not added back) in computing Consolidated Net Income¸ any fees, costs, expenses or charges (other than consolidated depreciation and amortization expense (as determined by the Borrower in accordance with GAAP)) related to any actual, proposed or contemplated Equity Offering (including any expense relating to enhanced accounting functions or other transaction costs associated with becoming a public company, including Public Company Costs), Permitted Investment, Restricted Payment, acquisition, disposition or other transaction outside the ordinary course of business (whether or not successful or completed and including any such transaction consummated prior to the Closing Date), including (i) such fees, expenses or charges (including rating agency fees, consulting fees and other related expenses and/or letter of credit or similar fees) related to the offering or incurrence of, or ongoing administration of this Agreement, the Second Lien Credit Agreement, any other credit facilities or debt instruments and any Securitization Fees, and (ii) any amendment, waiver or other modification of this Agreement, the Second Lien Credit Agreement, any Receivables Facilities, Securitization Facilities, any other credit facilities or debt instruments, any Securitization Fees, any other Indebtedness or any Equity Offering, in each case, whether or not consummated; provided, that the amount of adjustments made for cash items pursuant to sub-clauses (d), (e), (g), (h), and (i) of this clause (1) in any period shall not exceed 30% of the aggregate amount of Consolidated Adjusted EBITDA for such period (calculated prior to giving effect to such capped amount under such clauses); plus

(e) (i) the amount of any restructuring charge, accrual, reserve (and adjustments to existing reserves) or expense, integration cost, inventory optimization programs or other business optimization, realignment or restructuring expense or cost (including charges directly related to the implementation of cost-savings initiatives and Tax restructurings) that is deducted (and not otherwise added back) in such period in computing Consolidated Net Income, including any costs incurred in connection with acquisitions or divestitures after the Closing Date, and (ii) fees, costs and expenses associated with litigation and settlement thereof; provided, that the amount of adjustments for cash items made pursuant to sub-clauses (d), (e), (g), (h), and (i) of this clause (1) in any period shall not exceed 30% of the aggregate amount of Consolidated Adjusted EBITDA for such period (calculated prior to giving effect to such capped amount under such clauses); plus

(f) any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period including, without limitation, (i) any write-offs or write-downs, deferred revenue or impairment charges, (ii) impairment charges, amortization (or write offs) of financing costs (including debt discount, early extinguishments, debt issuance costs and commissions and other fees associated with Indebtedness, including Indebtedness under this Agreement) of such Person and its Subsidiaries and/or (iii) the impact of acquisition method accounting adjustment and any non-cash write-up, write-down or write-off with respect to re-valuing assets and liabilities in connection with any Investment, deferred revenue or any effects of adjustments resulting from the application of purchase accounting, purchase price accounting (including any step-up in inventory and loss of profit on the acquired inventory) (excluding non-cash losses on the sale of assets) (provided that if any such non-cash charge, write-down, expense, loss or item represents an accrual or reserve for potential cash items in any future period, (A) the Borrower may elect not to add back such non-cash charge, expense or loss in the current period and (B) to the extent the Borrower elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Adjusted EBITDA when paid), or other items classified by the Borrower as special items less other non-cash items of income increasing Consolidated Net Income (excluding any amortization of a prepaid cash item that was paid in a prior period or such non-cash item of income to the extent it represents a receipt of cash in any future period and excluding non-cash gains on the sale of assets); plus

(g) the amount of readily identifiable and factually supportable pro forma “run rate” cost savings (including cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit and insurance savings and any savings expected to result from the reduction of Public Company Costs), operating expense reductions, other operating improvements (it is understood and agreed that “run rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken, net of the amount of actual benefits realized during such period from such actions) projected by the Borrower in good faith to result from actions taken or expected to be taken within 24 months of the date thereof (including from any actions taken in whole or in part prior to such date), which will be added to Consolidated Adjusted EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings (including cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit and insurance savings and any savings expected to result from the reduction of Public Company Costs), operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period, net of the amount of actual benefits realized prior to or during such period from such actions (it being understood that the foregoing amounts or adjustments need not be made in compliance with Regulation S-X or other securities laws or regulations); provided, that the amount of adjustments for cash items made pursuant to sub-clauses (d), (e), (g), (h), and (i) of this clause (1) in any period shall not exceed 30% of the aggregate amount of Consolidated Adjusted EBITDA for such period (calculated prior to giving effect to such capped amount under such clauses); plus

(h) to the extent deducted (and not added back) in computing Consolidated Net Income¸ any costs or expenses incurred by the Borrower or a Restricted Subsidiary or a Parent Entity pursuant to any management equity plan, stock option plan, phantom equity plan, profits interests or any other management, employee benefit or other compensatory plan or agreement (and any successor plans or arrangements thereto), employment, termination or severance agreement, or any stock subscription or equityholder agreement, and any costs or expenses in connection with the roll-over, acceleration or payout of Equity Interests held by management, to the extent that such costs or expenses are non-cash or otherwise funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Equity Interests (other than Disqualified Equity Interests) of the Borrower; provided, that the amount of adjustments for cash items made pursuant to sub-clauses (d), (e), (g), (h), and (i) of this clause (1) in any period shall not exceed 30% of the aggregate amount of Consolidated Adjusted EBITDA for such period (calculated prior to giving effect to such capped amount under such clauses); plus

(i) (i) unrealized or realized foreign exchange losses resulting from the impact of foreign currency changes and (ii) gains and losses due to fluctuations in currency values and related Tax effects determined in accordance with GAAP, provided, that the amount of adjustments for cash items made pursuant to sub-clauses (d), (e), (g), (h), and (i) of this clause (1) in any period shall not exceed 30% of the aggregate amount of Consolidated Adjusted EBITDA for such period (calculated prior to giving effect to such capped amount under such clauses); plus

(j) the amount of any non-cash costs, charges or expenses relating to payments made to stock appreciation or similar rights, stock option, restricted stock, phantom equity, profits interests or other interests or rights holders of the Borrower or any of its Subsidiaries or any Parent Entity in connection with, or as a result of, any distribution being made to equityholders of such Person or any of its Subsidiaries or any Parent Entities, which payments are being made to compensate such holders as though they were equityholders at the time of, and entitled to share in, such distribution; plus

(k) any recovery of the Borrower or any of its Restricted Subsidiaries on account of any litigation, arbitration or bona fide dispute (whether determined through settlement, arbitration, judicial adjudication or otherwise) and any recovery of the Borrower or any of its Restricted Subsidiaries arising under or in respect of surety or similar arrangements to the extent such amounts were actually received and deducted (and not added back) in computing Consolidated Net Income; plus

(l) any mark-to-market fair value adjustment to liability-classified warrants and any other similar liability-classified adjustments in respect of any warrants, options and similar arrangements in respect of Equity Interests of the Borrower, any Parent Entity or any of their Subsidiaries to the extent deducted (and not added back) in computing Consolidated Net Income; plus

(m) any other non-cash adjustments to Consolidated Net Income included by the Borrower in calculating Consolidated Adjusted EBITDA for such period of a type reported in any public filing with the SEC, in each case, on a consolidated basis and consistent with applicable SEC guidelines regarding non-GAAP financial measures,

(2) decreased (without duplication) to the extent added back in or otherwise increasing Consolidated Net Income for such period, by non-cash items of such Person for such period, excluding any non-cash items to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Adjusted EBITDA in any prior period (other than non-cash gains relating to the application of Accounting Standards Codification Topic 842—Leases (or any successor provision or other financial accounting standard having a similar result or effect)).

In addition, “Consolidated Adjusted EBITDA” shall be calculated on a pro forma basis with such pro forma adjustments as are appropriate and consistent with the pro forma provisions set forth in the definition of “Fixed Charge Coverage Ratio” and Section 1.08 and to also give effect to (i) any acquisition of a Vessel (whether by out-right purchase thereof or by virtue of a merger of a company that is not the Borrower or a Restricted Subsidiary into the Borrower or a Restricted Subsidiary or acquisition by the Borrower or a Restricted Subsidiary of any other company that is not the Borrower or a Restricted Subsidiary (which acquisitions or mergers are not otherwise prohibited by this Agreement)), (ii) any acquisition or delivery of a newly constructed or converted Vessel of the Borrower or a Restricted Subsidiary (whether constructed or converted directly for the Borrower or a Restricted Subsidiary or constructed or converted for a third party and acquired by the Borrower or a Restricted Subsidiary within twelve (12) months after its delivery), or (iii) any reactivated Vessel that has been a Stacked Vessel for more than twelve months (including prior to the time of acquisition by the Borrower or any Restricted Subsidiary) (Vessels of the type described in clauses (i) – (iii), the “Specified Vessels”) (including, but not limited to, offshore supply vessels, offshore service vessels, multi-purpose support vessels, service operation vessels, commissioning service operation vessels, other offshore wind-related vessels, construction support offshore vessels, flotels, other specialty vessels, other construction vessels, crewboats, fast supply vessels, anchor handling and towing supply vessels, tankers, tugs and tank barges) usable in the normal course of business of the Borrower or any of its Restricted Subsidiaries, that is (or are) subject to a Qualified Services Contract.

For purposes of this paragraph, the amount of Consolidated Adjusted EBITDA attributable to such Specified Vessel (or Specified Vessels) shall be factually supportable and calculated in good faith by a responsible financial or accounting officer of the Borrower, and shall include in the calculation of the Consolidated Adjusted EBITDA the revenues to be earned pursuant to the Qualified Services Contract relating to such Specified Vessel (or Specified Vessels), taking into account, where applicable, only contractual minimum amounts (and not, for the avoidance of doubt, on an annualized or other extended basis in excess of the minimum contractual length), and the estimated expenses related thereto. Such estimated expenses shall be based on the expenses previously incurred by any reactivated Stacked Vessel or, in the case of a new Specified Vessel (or Specified Vessels), the expenses of the most nearly comparable vessel in the Borrower’s fleet or, if no such comparable vessel exists, then on the industry average for expenses of comparable vessels; provided, however, in determining the estimated expenses attributable to such new Specified Vessel (or Specified Vessels), the calculation shall give effect to the interest expense attributable to the incurrence, assumption or guarantee of any Indebtedness relating to the construction, delivery, acquisition or reactivation of such new Specified Vessel (or Specified Vessels). Notwithstanding the foregoing, in any calculation of Consolidated Adjusted EBITDA based on this paragraph, the pro forma inclusion of Consolidated Adjusted EBITDA attributable to such Qualified Services Contract for the applicable period shall be reduced by the actual Consolidated Adjusted EBITDA from such new Specified Vessel (or Specified Vessels) previously earned and accounted for in the actual results for the applicable period. Any such adjustments pursuant to this paragraph shall be (x) reasonably acceptable to the Required Lenders (and deemed acceptable unless the Required Lenders, through the Administrative Agent, notify that the Borrower that such adjustments are not reasonable), (y) supported by delivery of an abstract of the relevant Qualified Services Contract, and (z) in the case of Qualified Services Contracts for Specified Vessels which are reactivated, off-set by any amounts included in Consolidated Adjusted EBITDA in respect of any Vessel taken off-contract which such Specified Vessel is replacing.

To the extent that trailing actual Consolidated Adjusted EBITDA is not available for a newly acquired Specified Vessel, when determining Consolidated Adjusted EBITDA for such Specified Vessel, the pro forma calculation for such Specified Vessel will be based on the reasonably anticipated actual number of days of employment for such Specified Vessel for the year after acquisition and other reference data provided by the chief financial officer of the Parent Entity acting in good faith to the reasonable satisfaction of the Administrative Agent, which may include revenues to be earned pursuant to any Qualified Service Contract in accordance with the preceding paragraph.

All references to “Restricted Subsidiary” in this definition may apply equally to any existing, any newly created or any newly acquired Restricted Subsidiaries.

The adjustments described in the foregoing five paragraphs shall be referred to herein as a “QSC Adjustment”.

“Consolidated First and Second Lien Debt” means, as of any date of determination, the amount of Consolidated Total Debt outstanding under the Facility and outstanding under any other Indebtedness (other than Intercompany Indebtedness) that is First Lien Debt or “second lien” Junior Lien Debt.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of (a) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Swap Obligations but excluding (i) amortization of debt issuance costs and (ii) any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or original issue discount or other charges in connection with redeeming or otherwise retiring any Indebtedness prior to its maturity date, to the extent that any of such nonrecurring charges constitute interest expense) and (b) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; provided that Consolidated Interest Expense shall exclude any interest that is paid-in-kind or is imputed non-cash interest expense in accordance with GAAP.

But excluding solely for purposes of determining “Fixed Charges”, for the avoidance of doubt, (i) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest other than referred to in clause (b) above (including as a result of the effects of acquisition method accounting or pushdown accounting), (ii) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments pursuant to FASB Accounting Standards Codification No. 815-Derivatives and Hedging, (iii) any one-time cash costs associated with breakage in respect of Hedge Agreements, (iv) commissions, discounts, yield, make whole premium and other fees and charges (including any interest expense) incurred in connection with any permitted receivables financing, (v) any “additional interest” owing pursuant to a registration rights agreement with respect to any securities, (vi) any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including any Indebtedness issued in connection with the Transactions, (vii) penalties and interest relating to taxes, (viii) accretion or accrual of discounted liabilities not constituting Indebtedness, (ix) interest expense attributable to a direct or indirect Parent Entity resulting from push-down accounting, (x) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (xi) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto and with respect to any acquisition or Investment permitted hereunder, all as calculated on a consolidated basis in accordance with GAAP and (xii) annual agency fees paid to any trustees, administrative agents, collateral trustees, and collateral agents with respect to any secured or unsecured loans, debt facilities, debentures, bonds, commercial paper facilities or other forms of Indebtedness (including any security or intercreditor arrangements related thereto). For the avoidance of doubt, interest expense shall be determined after giving effect to any net payments made or received by the Borrower and the Restricted Subsidiaries in respect of Hedge Agreements relating to interest rate protection.

“Consolidated Net Debt” means, as of any date of determination, (a) Consolidated Total Debt minus (b) the aggregate amount of cash and Cash Equivalents of the Borrower and the Restricted Subsidiaries as of such date that is not Restricted in an amount not to exceed $25,000,000.

“Consolidated Net Income” means, with respect to any Person for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, provided that:

(1) Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof,

(2) except to the extent of the amount of dividends or distributions paid to Restricted Subsidiaries which are Guarantors, the Net Income of any Restricted Subsidiary which is not a Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders,

(3) unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including, without limitation those resulting from the application of FASB ASC Topic No. 815, Derivatives and Hedging, shall be excluded,

(4) the cumulative effect of a change in accounting principles shall be excluded,

(5) any income (loss) from the extinguishment, conversion, modification or cancellation of Indebtedness, Swap Obligations or other derivative instruments (including deferred financing costs written off, premiums paid or other expenses incurred) shall be excluded,

(6) any unrealized or realized gain or loss resulting in such period from currency translation increases or decreases or transaction gains or losses and any other realized or unrealized foreign exchange gains or losses relating to the translation of assets and liabilities denominated in foreign currencies shall be excluded;

(7) (i) any impairment charge, write-off or write-down, including impairment charges, write-offs or write-downs related to intangible assets, long-lived assets, goodwill, investments in debt or equity securities (including any losses with respect to the foregoing in bankruptcy, insolvency or similar proceedings) and investments recorded using the equity method or as a result of a change in law or regulation and the amortization of intangibles arising pursuant to GAAP and (ii) gains, losses or charges arising from Accounting Standards Codification Topic 820—Fair Value Measurements and Disclosures shall be excluded, and

(8) any extraordinary, non-recurring, unusual or infrequent items shall be excluded (other than any gains or losses from dispositions of property or assets in the ordinary course of business (it being acknowledged and agreed that sales of Vessels permitted under Section 7.05 of this Agreement are in the ordinary course of business)).

In addition, notwithstanding the preceding, (a) there shall be excluded from Consolidated Net Income any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or original issue discount or other charges in connection with redeeming or otherwise retiring any Indebtedness prior to its stated maturity and (b) to the extent not already excluded (or included, as applicable) in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall be increased by the amount of: (i) any expenses, charges or losses that are reimbursed by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed within 365 days of the date of such evidence (including that such counterparty has not denied reimbursement or indemnification) (net of any amount so added back in a prior period to the extent not so reimbursed within the applicable 365-day period) and (ii) to the extent covered by insurance (including business interruption insurance) and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer (including that the insurer has not denied reimbursement of such amounts) and only to the extent that such amount is in fact reimbursed within 365 days of the date of such evidence (net of any amount so added back in a prior period to the extent not so reimbursed within the applicable 365-day period), expenses, charges or losses with respect to liability or Casualty Events or business interruption.

“Consolidated Net Tangible Assets” means, with respect to any Person as of any date, the sum of the amounts that would appear on a consolidated balance sheet of such Person and its consolidated Restricted Subsidiaries as the total assets of such Person and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP and after deducting therefrom, (a) to the extent otherwise included, unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or development expenses, right of use assets and other intangible items and (b) the aggregate amount of liabilities of such Person and its Restricted Subsidiaries that may be properly classified as current liabilities (including tax accrued as estimated), determined on a consolidated basis in accordance with GAAP.

“Consolidated Secured Net Debt” means, as of any date of determination, (a) (i) Consolidated Total Debt outstanding under the Facilities, (ii) Consolidated Total Debt constituting secured Refinancing Indebtedness in respect of the foregoing that is outstanding at such time and (iii) any other Consolidated Total Debt outstanding at such time that is secured by a Lien on the Collateral, minus (b) the aggregate amount of cash and Cash Equivalents of the Borrower and the Restricted Subsidiaries as of such date that (i) is not Restricted and (ii) from and after the Initial Funding Date, is held in a bank account meeting the requirements of Section 6.11(c).

“Consolidated Total Debt” means, as of any date of determination, the aggregate outstanding principal amount of Indebtedness (other than Intercompany Indebtedness) of the Borrower and the Restricted Subsidiaries on such date, determined on a consolidated basis and as reflected on the face of a balance sheet prepared in accordance with GAAP (but excluding the effects of the application of purchase accounting in connection with the Transactions, any acquisition or any other Investment permitted hereunder), consisting of Indebtedness for borrowed money, unreimbursed obligations in respect of drawn letters of credit (to the extent not cash collateralized), and obligations in respect of Capitalized Leases and purchase money obligations and debt obligations evidenced by promissory notes or debentures; provided, that Consolidated Total Debt will not include Indebtedness in respect of (a) any Qualified Securitization Financing, (b) any letter of credit, except to the extent of unreimbursed obligations in respect of drawn letters of credit (provided, that any unreimbursed amount under commercial letters of credit will not be counted as Consolidated Total Debt until three Business Days after such amount is drawn (it being understood that any borrowing, whether automatic or otherwise, to fund such reimbursement will be counted)), (c) obligations under Hedge Agreements, (d) customary purchase money obligations incurred in the ordinary course, trade payable and earn outs and similar obligations except to the extent owing and not paid, (e) Indebtedness to the extent it has been cash collateralized, and (f) any lease obligations other than in respect of Capitalized Leases.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any Non-Financing Lease Obligation, dividend or other obligation that does not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Control” and “Controlled” have the meaning specified in the definition of “Affiliate.”

“Control Agreement” means (a) with respect to accounts governed by U.S. law, an agreement, in form and substance satisfactory to the Administrative Agent and the Collateral Agent, which provides for the Collateral Agent to have with respect to accounts governed by U.S. law, “control” (as defined in Section 9-104 of the Uniform Commercial Code of the State of New York or Section 8-106 of the Uniform Commercial Code of the State of New York, as applicable) of Deposit Accounts or Securities Accounts, as applicable and (b) with respect to accounts governed by the law of any other jurisdiction, a customary “control agreement” for such jurisdiction in form and substance satisfactory to the Administrative Agent and the Collateral Agent (it being agreed and understood that no Loan Document requires a “control agreement” of the type described in this clause (b)).

“Controlled Investment Affiliate(s)” means, as to any Person, any other Person, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Borrower, its Subsidiaries any Parent Entity and/or other companies.

“Conversion Settlement” has the meaning specified in the definition of “Permitted Payment.”

“Conversion/Continuation Notice” means a written notice of (a) a conversion of Loans from one Type to another or (b) a continuation of SOFR Rate Loans, pursuant to Article II, which shall be substantially in the form of Exhibit A-3.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding Business Day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 11.26.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debt Representative” means, with respect to any series of Indebtedness secured by a Lien permitted under Section 7.01(a), (i), (j), (ll) or (mm), Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt, the trustee, administrative agent, collateral trustee, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Debtor Relief Laws” means the U.S. Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other Applicable Jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans that are Revolving Loans plus (c) 2.00% per annum; provided that with respect to the outstanding principal amount of any Loan not paid when due, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan (giving effect to Section 2.05(c)) plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.20(b), any Lender that,

(a) has failed to (i) fund all or any portion of its Loans, including participations in respect of Letters of Credit within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Banks or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the Issuing Banks in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied),

(b) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and such Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (b) upon receipt of such written confirmation by the Administrative Agent and such Borrower), or

(c) the Administrative Agent has received notification that such Lender is, or has a direct or indirect parent company that is, (i) insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (ii) other than via an Undisclosed Administration, the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other Federal or state, provincial or territorial regulatory authority acting in such a capacity or the like has been appointed for such Lender or its direct or indirect parent company, or such Lender or its direct or indirect parent company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (c) above shall be conclusive absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20) upon delivery of written notice of such determination to the Borrower, the Issuing Banks and each Lender.

“Deliverable Obligation” means each obligation of the Loan Parties that would constitute a “Deliverable Obligation” under a market standard credit default swap transaction documented under the ISDA CDS Definitions and specifying any of the Loan Parties as a Reference Entity. Each capitalized term used but not defined in the preceding sentence has the meaning specified in the ISDA CDS Definitions.

“Deposit Account” has the meaning specified in the Uniform Commercial Code.

“Derivative Instrument” means, with respect to a Person, any contract or instrument to which such Person is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any portion thereof) are based on the value and/or performance of the Loans and/or any Deliverable Obligations or “Obligations” (as defined in the ISDA CDS Definitions) with respect to the Loan Parties; provided that a “Derivative Instrument” will not include any contract or instrument that is entered into pursuant to bona fide market-making activities.

“Designated Non-Cash Consideration” means the Fair Market Value of any non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05 that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth in reasonable detail the basis of such valuation (which (i) certificate shall conclusively establish such value absent manifest error and (ii) amount will be reduced by the Fair Market Value of the portion of the non-cash consideration converted to cash following the consummation of the applicable Disposition).

“Disinterested Director” means, with respect to any Affiliate Transaction, a member of the Board of Directors having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors shall be deemed not to have such a financial interest by reason of such member’s holding Equity Interests of the Borrower or any Parent Entity or any options, warrants or other rights in respect of such Equity Interests.

“Disposition” or “Dispose” means:

(a) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale Leaseback Transaction) of the Borrower or any of its Restricted Subsidiaries (in each case other than Equity Interests of the Borrower); or

(b) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than preferred stock or Disqualified Equity Interests of Restricted Subsidiaries issued in compliance with Section 7.03 or directors’ qualifying shares and shares issued to foreign nationals as required under applicable law), whether in a single transaction or a series of related transactions;

in each case, other than:

(1) a disposition by the Borrower or a Restricted Subsidiary to the Borrower or a Restricted Subsidiary, including pursuant to any Intercompany License Agreement;

(2) a disposition of cash, Cash Equivalents or Investment Grade Securities, including any marketable securities portfolio owned by the Borrower and its Subsidiaries on the Closing Date;

(3) a disposition of inventory, goods or other assets (including Settlement Assets) in the ordinary course of business or consistent with past practice or held for sale or no longer used in the ordinary course of business, including any disposition of disposed, abandoned or discontinued operations;

(4) a disposition of obsolete, worn-out, uneconomic, damaged, non-core or surplus property, equipment or other assets or property, equipment or other assets that are no longer economically practical or commercially desirable to maintain or used or useful in the business of the Borrower and its Restricted Subsidiaries whether now or hereafter owned or leased or acquired in connection with an acquisition or used or useful in the conduct of the business of the Borrower and its Restricted Subsidiaries (including by ceasing to enforce, allowing the lapse, abandonment or invalidation of or discontinuing the use or maintenance of or putting into the public domain any intellectual property that is, in the reasonable judgment of the Borrower or the Restricted Subsidiaries, no longer used or useful, or economically practicable to maintain, or in respect of which the Borrower or any Restricted Subsidiary determines its reasonable judgment that such action or inaction is desirable);

(5) transactions governed by and permitted under Section 7.04 or a transaction that constitutes a Change of Control;

(6) an issuance of Equity Interests by a Restricted Subsidiary to the Borrower or to another Restricted Subsidiary or as part of or pursuant to an equity incentive or compensation plan approved by the Board of Directors of the Borrower;

(7) any dispositions of Equity Interests, properties or assets in a single transaction or series of related transactions with a Fair Market Value (as determined in good faith by the Borrower) of less than the greater of $25.0 million and 3.0% of the Borrower’s Consolidated Net Tangible Assets determined as of the end of the Borrower’s most recently completed fiscal quarter for which internal financial statements are available;

(8) any Restricted Payment that is permitted to be made, and is made, under Section 7.06 or Section 7.09 and the making of any Permitted Payment, Permitted Investment or asset sales;

(9) dispositions in connection with Permitted Liens, Permitted Intercompany Activities and related transactions;

(10) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or consistent with past practice or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(11) conveyances, sales, transfers, licenses, sublicenses, cross-licenses or other dispositions of intellectual property, software or other general intangibles and licenses, sublicenses, cross-licenses, leases or subleases of other property, in each case, in the ordinary course of business or consistent with past practice or pursuant to a research or development agreement in which the counterparty to such agreement receives a license in the intellectual property or software that result from such agreement;

(12) the lease, assignment, license, sublease or sublicense of any real or personal property in the ordinary course of business or consistent with industry practice;

(13) foreclosure, condemnation, expropriation, forced disposition or any similar action with respect to any property or other assets or the granting of Liens not prohibited by this Agreement;

(14) the sale, discount or other disposition (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of inventory, accounts receivable or notes receivable in the ordinary course of business or consistent with past practice, or the conversion or exchange of accounts receivable for notes receivable;

(15) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary or any other disposition of Equity Interests, Indebtedness or other securities of an Unrestricted Subsidiary;

(16) any disposition of Equity Interests of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Borrower or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(17) (i) dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased, (ii) dispositions of property to the extent that the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased) and (iii) to the extent allowable under Section 1031 of the Code or comparable law or regulation, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(18) any disposition of Securitization Assets or Receivables Assets, or participations therein, in connection with any Qualified Securitization Financing or Receivables Facility, or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business or consistent with past practice;

(19) any financing transaction with respect to property constructed, acquired, leased, renewed, relocated, expanded, replaced, repaired, maintained, upgraded or improved (including any reconstruction, refurbishment, renovation and/or development of real property) by the Borrower or any Restricted Subsidiary after the Closing Date, including Sale Leaseback Transactions and asset securitizations, not prohibited by this Agreement;

(20) sales, transfers or other dispositions of Investments in joint ventures or similar entities to the extent required by, or made pursuant to customary buy/sell arrangements between, the parties set forth in joint venture arrangements and similar binding arrangements;

(21) any surrender or waiver of contractual rights or the settlement, release, surrender or waiver of contractual, tort, litigation or other claims of any kind;

(22) the unwinding of any Cash Management Obligations or Hedge Agreements;

(23) transfers of property or assets subject to Casualty Events upon receipt of the net proceeds of such Casualty Event;

(24) any disposition to a Captive Insurance Subsidiary;

(25) the disposition of any assets (including Equity Interests) (i) acquired in a transaction after the Closing Date, which assets are not useful in the core or principal business of the Borrower and its Restricted Subsidiaries, or (ii) made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the reasonable determination of the Borrower to consummate any acquisition;

(26) any charter or lease of any equipment or other properties or assets entered into in the ordinary course of business and with respect to which the Borrower or any of its Restricted Subsidiaries is the lessor or Person granting the charter, except any such charter or lease that provides for the acquisition of such properties or assets by the lessee during or at the end of the term thereof for an amount that is less than the Fair Market Value thereof at the time the right to acquire such properties or assets occurs;

(27) any sale, lease, conveyance or other disposition of any property or assets other than the Collateral; and

(28) any disposition of non-revenue producing assets to a Person who is providing services related to such assets, the provision of which have been or are to be outsourced by the Borrower or any Restricted Subsidiary to such Person.

In the event that a transaction (or any portion thereof) meets the criteria of a permitted Disposition and would also be a Permitted Investment or an Investment permitted under Section 7.06 the Borrower, in its sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as a Disposition and/or one or more of the types of Permitted Investments or Investments permitted under Section 7.06. For the avoidance of doubt, the entry into a Hedge Agreement (including any call, capped call or warrant transaction) any settlement, unwind or termination thereof shall not constitute a Disposition.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interests of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1) matures or is mandatorily redeemable for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise; or

(2) is or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of the Equity Interests in whole or in part, in each case on or prior to the earlier of (a) the Latest Maturity Date of the Loans or (b) the date on which there are no Loans or Obligations outstanding; provided, however, that (i) only the portion of Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Equity Interests and (ii) any Equity Interests that would constitute Disqualified Equity Interests solely because the holders thereof have the right to require the Borrower to repurchase such Equity Interests upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Equity Interests if any such redemption or repurchase obligation is subject to compliance by the relevant Person with Section 7.06; provided, however, that if such Equity Interests are issued to any future, current or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members) (excluding the Permitted Holders (but not excluding any future, current or former employee, director, officer, manager, contractor, consultant or advisor) or Immediate Family Members), of the Borrower, any of its Subsidiaries, any Parent Entity or any other entity in which the Borrower or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors (or the compensation committee thereof) or any other plan for the benefit of current, former or future employees (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Borrower or its Subsidiaries or by any such plan to such employees (or their respective Controlled Investment Affiliates or Immediate Family Members), such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Lender” means,

(a) the competitors of the Borrower and their Subsidiaries identified in writing by or on behalf of the Borrower (i) to the Administrative Agent on or prior to the ~~Closing~~First Amendment Effective Date and (ii) to the Administrative Agent from time to time on or after the ~~Closing~~First Amendment Effective Date subject to the Administrative Agent’s consent (such consent not to be unreasonably withheld, conditioned or delayed);

(b) (i) any Persons that are engaged as principals primarily in private equity, mezzanine financing or venture capital and (ii) those particular banks, financial institutions, other institutional lenders and other Persons, in the case of each of clauses (i) and (ii), to the extent identified in writing by or on behalf of the Borrower to the Administrative Agent on or prior to the ~~Closing~~First Amendment Effective Date or after the ~~Closing~~First Amendment Effective Date subject to the Administrative Agent’s consent (such consent not to be unreasonably withheld, conditioned or delayed);

(c) any Affiliate of the Persons described in the preceding clauses (a) or (b) (in each case, other than any Affiliates that are banks, financial institutions, bona fide debt funds or investment vehicles that are engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course (except to the extent separately identified under clause (a) or (b) above)), in each case, that are either reasonably identifiable as such on the basis of their name or are identified as such in writing by or on behalf of the Borrower (i) to the Administrative Agent on or prior to the ~~Closing~~First Amendment Effective Date, or (ii) to the Administrative Agent from time to time on or after the ~~Closing~~First Amendment Effective Date; and

(d) at any time, or with respect to any action (or proposed action) in connection with which, a Net Short Representation is required to be made (or deemed made) hereunder, any Lender (or prospective Lender) that has breached its Net Short Representation at such time or in connection with such action (or proposed action).

Notwithstanding the foregoing, any Persons identified as Disqualified Lenders on or after the ~~Closing~~First Amendment Effective Date shall be added to the list of Disqualified Lenders, and such designation as a Disqualified Lender will take effect, three (3) Business Days after such designation or identification is made in writing and received by the Administrative Agent; provided, that to the extent any transfer is made in anticipation of such designation or otherwise in bad faith by any Lender or Participant during such three (3) Business Day period, such transaction shall be subject to the applicable provisions of Section 11.29(a) (and the Borrower shall be entitled to seek specific performance in any applicable court of law or equity to enforce this sentence). The Administrative Agent shall make the list of Disqualified Lenders available to any Lender, Participant or prospective Lender or Participant upon request by such Lender, Participant or prospective Lender or Participant; provided that such Lender, Participant or prospective Lender or Participant shall only make such request, to the extent and only to the extent, necessary to determine whether a proposed assignment, participation or disclosure of Information is permitted.

“Division” has the meaning specified in Section 1.02(d).

“DNB” has the meaning specified in the introductory paragraph to this Agreement.

“Dollar”, “$” and “USD” mean lawful money of the United States.

“Dollar Amount” means, at any time:

(a) with respect to any Loan denominated in Dollars, the principal amount thereof then outstanding (or in which such participation is held);

(b) with respect to any Letter of Credit Obligation (or any risk participation therein), the amount thereof; and

(c) with respect to any other amount (i) if denominated in Dollars, the amount thereof and (ii) if denominated in any currency other than Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable Issuing Bank, as applicable, on the basis of the Exchange Rate (determined in respect of the most recent relevant date of determination) for the purchase of Dollars with such currency.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.07(b)(v); provided that the following Persons shall not be Eligible Assignees: (a) any Defaulting Lender, and (b) any Disqualified Lender (other than a Net Short Lender); provided that, to the extent persons become Disqualified Lenders after the Closing Date in accordance with clauses (a) or (c) in the definition thereof, the inclusion of such persons as Disqualified Lenders shall not retroactively apply to prior assignments or participations made in compliance with applicable assignment or participation provisions.

“EMU” means the Economic and Monetary Union as contemplated in the EU Treaty.

“EMU Legislation” means the legislative measures of the EMU for the introduction of, changeover to, or operation of the Euro in one or more member states.

“Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, or proceedings with respect to any Environmental Liability or pursuant to Environmental Law, including those (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (b) by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law.

“Environmental Laws” means any Laws relating to the protection of the environment or, to the extent relating to exposure to Hazardous Materials, human health.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities, including but not limited to those assumed by contract, written agreement, or other consensual written agreement) of any Loan Party or any of its Subsidiaries directly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure of any Person to any Hazardous Materials, or (d) the release or threatened release of any Hazardous Materials into the environment.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under or issued pursuant to any Environmental Law.

“Equal Priority Intercreditor Agreement” means a “pari passu” intercreditor agreement substantially in the form attached hereto as Exhibit K-3 (as the same may be modified in a manner satisfactory to the Administrative Agent, the Collateral Agent, the Required Lenders and the Borrower), or, if requested by the providers of Indebtedness permitted hereunder to be Pari Passu Lien Debt, another pari passu intercreditor arrangement reasonably satisfactory to the Administrative Agent, the Collateral Agent, the Required Lenders and the Borrower, in each case as amended, restated, amended and restated, modified or supplemented from time to time in accordance with the terms hereof and thereof. Upon the request of the Borrower, the Administrative Agent and the Collateral Agent will execute and deliver an Equal Priority Intercreditor Agreement (or a joinder or supplement to an existing Equal Priority Intercreditor Agreement) with one or more Debt Representatives for Pari Passu Lien Debt permitted hereunder; provided that the Borrower shall not make such request unless such Indebtedness and related Liens are permitted by (including with respect to priority) the Loan Documents.

“Equity Interests” of any Person means any and all shares of, rights to purchase or acquire, warrants (including, for the avoidance of doubt, the Jones Act Warrants), options or depositary receipts for, or other equivalents of, or partnership or other interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into, or exchangeable for, such equity.

“Equity Offering” means (x) a sale of Equity Interests (other than through the issuance of Disqualified Equity Interests) other than (a) offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions or other securities of the Borrower or any Parent Entity and (b) issuances of Equity Interests to any Subsidiary of the Borrower or (y) a cash equity contribution to the Borrower.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that together with any Loan Party is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA. For the avoidance of doubt, when any provision of this Agreement relates to a past event or period of time, the term “ERISA Affiliate” includes any Person who was, as to the time of such past event or period of time, an ERISA Affiliate within the meaning of the preceding sentence.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any of their respective ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a termination under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any of their respective ERISA Affiliates from a Multiemployer Plan, written notification of any Loan Party or any of their respective ERISA Affiliates concerning the imposition of Withdrawal Liability on it or written notification that a Multiemployer Plan is insolvent within the meaning of Title IV of ERISA or in endangered or critical status within the meaning of Section 432 of the Code or Section 305 of ERISA; (d) the filing under Section 4041(c) of ERISA of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan, or the written notification from the PBGC or a plan administrator relating to an intention to terminate or to appoint a trustee to administer any Pension Plan or Multiemployer Plan under Section 4042 of ERISA; (e) the imposition of any liability under Title IV of ERISA, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party; (f) the failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) with respect to any Pension Plan; (g) the application for a minimum funding waiver under Section 412 of the Code or Section 302(c) of ERISA with respect to a Pension Plan; (h) the failure by any Loan Party or any of their respective ERISA Affiliates to make any required contribution to any Pension Plan or any Multiemployer Plan; (i) the imposition of a lien on the assets of a Loan Party under Section 430(k) of the Code or Section 303(k) of ERISA with respect to any Pension Plan; or (j) a determination that any Pension Plan is in “at risk” status (within the meaning of Section 430(i) of the Code or Section 303(i) of ERISA).

“Erroneous Payment” has the meaning specified in Section 10.17(a).

“Erroneous Payment Deficiency Assignment” has the meaning specified in Section 10.17(d).

“Erroneous Payment Impacted Class” has the meaning specified in Section 10.17(d).

“Erroneous Payment Return Deficiency” has the meaning specified in Section 10.17(d).

“Erroneous Payment Subrogation Rights” has the meaning specified in Section 10.17(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Treaty” means the Treaty on European Union.

“Euro” and “€” mean the single currency of the Participating Member States introduced in accordance with the provisions of Article 109(i)4 of the EU Treaty.

“Eurocurrency Liabilities” has the meaning specified in Section 3.04(e).

“Event of Default” has the meaning specified in Section 9.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Exchange Rate” means, on any date with respect to any currency, the rate at which such currency may be exchanged into any other currency, as set forth at approximately 11:00 a.m., London time, on such date on the applicable Bloomberg page for such currency. In the event that such rate does not appear on any Bloomberg page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying the exchange rates as may be selected by the Administrative Agent, or, in the event no such service is selected, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of the relevant currency for delivery two Business Days later; provided that, if at the time of any such determination, for any reason no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method that it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

“Excluded Account” means each of the following Deposit Accounts and Securities Accounts of the Borrower or a Guarantor (and all cash, Cash Equivalents and other securities or investments credited thereto or deposited therein): (a) Deposit Accounts and Securities Accounts exclusively used for withholding, payroll, payroll Taxes, workers compensation and employee benefits, or withholding, sales, use, value added or similar taxes, (b) Deposit Accounts and Securities Accounts held in trust for a third party; provided, that such accounts consist solely of funds set aside for such purpose, (c) escrow accounts that have an overnight balance of which in the aggregate, together with the overnight balance of all such other escrow accounts excluded pursuant to this clause (c), do not exceed $5,000,000, (d) each Deposit Account holding the cash constituting cash collateral in respect of letters of credit permitted to be issued pursuant to this Agreement or Section 7.03 and other cash collateral permitted under Section 7.01(k)(i), (iii) or (iv), Section 7.01(ii) or Section 7.01(mm), (e) any zero balance accounts so long as the relevant Borrower or Guarantor shall ACH or wire transfer no less frequently than daily to a Blocked Account all amounts on deposit in each such zero balance account, (f) any bank account opened in, or under the laws of, a jurisdiction outside of the United States, (g) those Deposit Accounts and Securities Accounts that have an overnight balance of which in the aggregate, together with the overnight balance of all such other Deposit Accounts, Securities Accounts and Commodity Accounts excluded pursuant to this clause (g) and clause (i) that do not exceed $5,000,000, (h) any Deposit Accounts and Securities Accounts holding exclusively Subsidized Indebtedness Specified Cash and (i) other Deposit Accounts and Securities Accounts, provided that the aggregate balance in such accounts excluded pursuant to this clause (i) and clause (g) at the end of any Business Day shall not exceed $5.0 million in the aggregate.

“Excluded Asset” means:

(a)  any asset (including, to the extent applicable, any equipment or inventory owned by the Borrower or a Guarantor that is subject to a Permitted Lien pursuant to Section 7.01(n)), lease, license, franchise, charter, authorization, contract or agreement to which the Borrower or a Guarantor is a party, together with any rights or interest thereunder, in each case, if and to the extent security interests therein (A) are prohibited by or in violation of any applicable law, (B) require any governmental consent that has not been obtained or consent of a third party (that is not the Borrower or a Restricted Subsidiary) that has not been obtained pursuant to any contract or agreement binding on such asset at the time of its acquisition and not entered into in contemplation of such acquisition, (C) in the case of any lease, license, franchise, charter, authorization, contract or agreement, are prohibited by or in violation of a term, provision or condition of any such lease, license, franchise, charter, authorization, contract or agreement to which the Borrower or a Guarantor is a party or create a right of termination in favor of any other party thereto (other than the Borrower or a Restricted Subsidiary), except, in the case of each of the foregoing clauses (A), (B), and (C), to the extent that such prohibition or restriction would be rendered ineffective under the Uniform Commercial Code or other applicable law or principle of equity or (D) in the case of any property subject to a lien securing permitted purchase money indebtedness, capitalized lease obligation indebtedness, government or quasi-government provided, supported, guaranteed or subsidized Indebtedness or similar arrangement, but only to the extent that a grant of a security interest therein to secure the Loans would violate or invalidate such purchase money, capital lease, government or quasi-government provided, supported, guaranteed or subsidized Indebtedness or similar arrangement (including as a result of any requirement to obtain the consent, approval, license or authorization of any third party unless such consent has been obtained (and it being understood and agreed that neither the Borrower nor any Guarantor shall have any obligation to procure any such consent, approval, license or authorization)) or create a right of termination in favor of any other party thereto (other than the Borrower, a Guarantor or a Restricted Subsidiary) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code; provided, however, that, notwithstanding the foregoing, the Collateral includes, at such time as the contractual or legal prohibition shall no longer be applicable, and, to the extent severable, any portion of such asset, lease, license, franchise, charter, authorization, contract or agreement not subject to the prohibitions specified in clauses (A), (B), (C) or (D) above (in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law);

(b)  the Excluded Equity Interests and any assets of any Subsidiary that is not a Guarantor;

(c)  Securitization Assets or Receivables Assets, or participations therein, in connection with any Qualified Securitization Financing or Receivables Facility;

(d)  any “intent-to-use” trademark applications prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law (it being understood that, after such period, such intent-to-use application will automatically be included in the Collateral);

(e)  (A) any leasehold interest (including any ground lease interest) in real property, including leasehold improvements, (B) any fee interest in owned real property, and (C) any fixtures affixed to any real property to the extent a security interest in such fixtures may not be perfected by the filing of a Uniform Commercial Code financing statement in the jurisdiction of organization of the applicable Borrower or Guarantor;

(f)  any asset (other than Vessel Collateral) subject to any notice or consent of governmental authorities under the Federal Assignment of Claims Act or any similar or commensurate legislation under the Laws of the United States or a jurisdiction thereof;

(g)  (A) as-extracted collateral, (B) timber to be cut, (C) farm products, (D) manufactured homes and (E) healthcare insurance receivables;

(h)  any particular asset, if the pledge thereof or the security interest therein would result in material adverse Tax consequences to any Parent Entity, the Borrower or any Guarantor as reasonably determined by the Borrower in good faith in consultation with the Administrative Agent;

(i)  any particular asset, if the pledge thereof or the security interest therein would result in material adverse Tax consequences to any Parent Entity, Borrower or any Guarantor as reasonably determined by the Borrower in good faith in consultation with the Administrative Agent;

(j)  any specifically identified asset with respect to which the Administrative Agent has determined in its reasonable judgement (in consultation with the Borrower) that the costs of obtaining, perfecting or maintaining a security interest or pledge in such asset outweighs the benefit to be obtained on account thereof (including if such actions exceed the fair market value thereof, as determined by the Borrower in its reasonable judgement) or the practical benefit to the Lenders afforded thereby;

(k)  letter-of-credit rights, except to the extent constituting a supporting obligation for other Collateral as to which perfection of the security interest in such other Collateral is accomplished by the filing of UCC-1 financing statements;

(l)  commercial tort claims (i) existing as of the date hereof and (ii) arising after the Closing Date where, in the case of this clause (ii), the amount of the damages reasonably expected to be realized by the applicable Borrower or Guarantor (as determined by the Borrower in good faith) is not in excess of an amount equal to the greater of (a) $40.0 million and (b) an amount equal to 5.0% of the Borrower’s Consolidated Net Tangible Assets determined as of the end of the Borrower’s most recently completed fiscal quarter for which internal financial statements are available;

(m)  motor vehicles, aircraft, recreational vessels and other assets (other than Vessels (other than recreational vessels)) subject to certificates of title or ownership (including aircraft, airframes, aircraft engines or helicopters, or any equipment or other assets constituting a part thereof and rolling stock) in each case, to the extent a security interest therein cannot be perfected by the filing of a UCC-1 financing statement in the jurisdiction of organization (or other location of the Borrower or Guarantor under Section 9-307 of the Uniform Commercial Code) of the applicable Borrower or Guarantor;

(n) any Excluded Accounts;

(o) any Excluded Vessels;

(p)  any foreign assets and assets located in or governed by any non-U.S. jurisdiction or agreement (other than stock certificates otherwise required to be pledged and other than Vessels flagged under an Approved Flag Jurisdiction if the Borrower has expressly elected to include such Vessel as Vessel Collateral) or credit support with respect to such foreign assets or any property or assets owned by a FSHCO, Foreign Subsidiary, Subsidiary of a FSHCO or Foreign Subsidiary, or an Unrestricted Subsidiary;

(q)  any asset (other than any Vessel Collateral) subject to any notice, consent or other action of or in respect of governmental authorities under the Federal Assignment of Claims Act or any similar or commensurate legislation under the Laws of the United States or a jurisdiction thereof;

(r)  any assets acquired pursuant to an acquisition, merger, consolidation or other Investments after the Closing Date permitted hereunder that are financed by or constitute collateral in respect of Acquired Indebtedness permitted hereunder or that are prohibited from having a Lien granted thereon by any enforceable contract or other agreement (in each case, binding on the assets at the time of such consummation and not created or entered into in contemplation thereof), solely to the extent and for so long as such contract or other agreement (or a permitted refinancing or replacement thereof) finances, is secured by or prohibits such security interest;

provided, that the Borrower, in its sole discretion may (upon written notice to the Collateral Agent) cause any assets (including Vessels) that otherwise qualify as Excluded Assets under any of the clauses above to become Collateral and thereafter such assets shall not constitute “Excluded Assets” (or, if applicable, Excluded Vessels) until such time as the Lien in such assets is released in accordance with the terms of this Agreement, the applicable Collateral Document or the applicable Intercreditor Agreement, as applicable; provided, further, that the Excluded Assets referred to above shall not include any proceeds or receivables of any such Excluded Asset (except to the extent such proceeds or receivables constitute Excluded Assets). For the avoidance of doubt, the foregoing is subject to the Permitted Reflagging Transactions.

“Excluded Equity Interests” has the meaning specified in the Collateral Agreement.

“Excluded Foreign Flag Vessel” means any Vessel that is registered under the laws and flag of an Approved Flag Jurisdiction other than the United States of America or is a U.S. Non-Jones Act Vessel (a) as of the Closing Date, (b) if acquired by the Borrower or a Restricted Subsidiary after the Closing Date from a Person other than the Borrower or a Restricted Subsidiary, as of the date of such acquisition or (c) as of any date after the Closing Date if (i) on a pro forma basis, following the reflagging of such Vessel, the Collateral Coverage Ratio shall not be less than 1.50:1.00 and the RCF Collateral Coverage Ratio shall not be less than 3.00:1.00, (ii) a reflagging of Vessel Collateral is, in the good faith judgment of the Borrower, necessary or desirable in order to pursue customer opportunities in non-U.S. jurisdictions, and (iii) any of the following is true with respect to the Vessel to be reflagged:

(A) such Vessel is a Mid-Spec Vessel or a Low-Spec Vessel; or

(B)  such Vessel is registered under the laws and flag of an Approved Flag Jurisdiction other than the United States of America; or

(C)  such Vessel is registered under the laws and flag of the United States of America but is not a Jones Act Vessel (a “U.S. Non-Jones Act Vessel”); or

(D)  prior to its reflagging such Vessel is a (i) Jones Act Vessel and (ii) is a High-Spec Vessel or Ultra High-Spec Vessel and after giving effect to its re-flagging, no more than seven (7) vessels that were (i) Jones Act Vessels and (ii) High-Spec Vessels or Ultra High-Spec Vessels owned by the Borrower or a Restricted Subsidiary as of the Closing Date have become Excluded Foreign Flag Vessels or U.S. Non-Jones Act Vessels; provided, that, of such seven (7) Vessels, no more than three (3) such Vessels so re-flagged or converted into U.S. Non-Jones Act Vessels may be Ultra High-Spec Vessels; provided further that no more than one (1) of such Vessels may be the HOS Centerline or the HOS Strongline; or

(E)  after giving effect to such re-flagging, in respect of any Jones Act Vessels that are Vessel Collateral that are acquired by the Borrower or a Restricted Subsidiary after the Closing Date, no more than (x) thirty percent (30%) of such Vessel Collateral which are High-Spec Vessels (the “After-Acquired High Specification Vessels”) would have become Excluded Foreign Flag Vessels or U.S. Non-Jones Act Vessels and (y) ten percent (10%) of the After-Acquired High Specification Vessels which are Ultra High-Spec Vessels would have become Excluded Foreign Flag Vessels or U.S. Non-Jones Act Vessels; provided, however, if there is available capacity under clause (D) above in respect of Vessels owned as of the Closing Date, the Borrower may elect in its sole discretion to consummate a re-flagging described under this clause (E) using available capacity under clause (D) above (and such election shall reduce the corresponding availability under clause (D)).

“Excluded Subsidiary” means:

(a)  any Restricted Subsidiary that is not a wholly-owned Restricted Subsidiary of the Borrower or a Guarantor,

(b)  any (i) FSHCO, (ii) Foreign Subsidiary or (iii) any Restricted Subsidiary of any FSHCO or Foreign Subsidiary,

(c)  any Restricted Subsidiary that is prohibited or restricted by applicable Law from providing a Guaranty or by a binding contractual obligation existing on the Closing Date or at the time of the acquisition of such Restricted Subsidiary (and not incurred in contemplation of the Closing Date or such acquisition) from providing a Guaranty (provided that such contractual obligation is not entered into by the Borrower or its Restricted Subsidiaries principally for the purpose of qualifying as an “Excluded Subsidiary” under this definition) or if such Guaranty would require governmental (including regulatory) or third party (other than the Borrower or a Restricted Subsidiary) consent, approval, license or authorization, unless such consent, approval, license or authorization has been obtained,

(d)  any special purpose securitization vehicle (or similar entity), including any Securitization Subsidiary created pursuant to a transaction permitted under this Agreement,

(e) any Restricted Subsidiary that is a not-for-profit organization,

(f) any Captive Insurance Subsidiary,

(g)  any other Restricted Subsidiary with respect to which, as reasonably determined by the Borrower in good faith and in consultation with the Administrative Agent, the cost or other consequences (including any material adverse tax consequences) of providing the Guaranty shall be excessive in view of the benefits to be obtained by the Lenders therefrom,

(h)  any other Restricted Subsidiary to the extent the provision of a guarantee by such Restricted Subsidiary would result in material adverse Tax consequences to any Parent Entity (to the extent such material adverse Tax consequences are related to its ownership of the Equity Interests in the Borrower and its subsidiaries), the Borrower or any of their subsidiaries as reasonably determined by the Borrower in good faith and in consultation with the Administrative Agent;

(i) any Unrestricted Subsidiary; and

(j) any Immaterial Subsidiary;

provided that the Borrower, in its sole discretion (or in the case of any Foreign Subsidiary, in consultation with the Administrative Agent), may cause any Restricted Subsidiary that qualifies as an Excluded Subsidiary under clauses (a) through (j) above to become a Guarantor in accordance with the definition thereof (subject to completion of any requested “know your customer” and similar requirements of the Administrative Agent and the Lenders) and thereafter such Restricted Subsidiary shall not constitute an “Excluded Subsidiary” (unless and until the Borrower elects, in its sole discretion, to designate such Persons as an Excluded Subsidiary).

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by income (however denominated), branch profits, franchise or similar Taxes, in each case, that are (A) imposed by the jurisdiction (or political subdivision thereof) under the laws of which it is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, or (B) Other Connection Taxes, (ii) any Tax that is (or would be) required to be withheld with respect to amounts payable hereunder in respect of an Eligible Assignee (pursuant to an assignment under Section 11.07) on the date it becomes an assignee to the extent such Tax is in excess of the Tax that would have been applicable had such assigning Lender not assigned its interest arising under any Loan Document (unless such assignment is at the express written request of the Borrower), (iii) withholding Taxes imposed on amounts payable to or for the account of a Recipient with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (A) such Lender, Agent or Issuing Bank acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.07) or (B) such Lender changes its Lending Office (other than at the written request of the Borrower to change such Lending Office), except in each case to the extent that pursuant to this Section 3.01, amounts with respect to such Taxes were payable to such Recipient’s assignor immediately before such Recipient became a party hereto, or to such Lender immediately before it changed its Lending Office, (iv) any Taxes imposed as a result of the failure of any Recipient to comply with the provisions of Sections 3.01(b) (in the case of any Foreign Lender, as defined below), 3.01(c), 3.01(d) or 3.01(e) (in the case of any U.S. Lender, as defined below), and (v) any Taxes imposed under FATCA.

“Excluded Vessel” means any Vessel owned from time to time by the Borrower or any Guarantor (i) that is an Excluded Foreign Flag Vessel, (ii) that is under construction and has not been delivered to the Borrower or a Guarantor, (iii) that is a Low-Spec Vessel or (iv) that is an Excluded Asset, other than any such Vessel that the Borrower has elected to cause to become Collateral.

“Existing Junior Lien Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of September 4, 2020, among the administrative agent and collateral agent under the Second Lien Credit Agreement (the “Second Lien Agent”), the Administrative Agent, the Collateral Agent, the Loan Parties and each “Additional Representative” party thereto (and as defined therein), which together with all amendments, supplements and joinders thereto is attached hereto as Exhibit K-1, as supplemented by that certain First Lien Joinder Agreement, dated as of the date hereof, by and between the Second Lien Agent, the Administrative Agent, the Collateral Agent and the Loan Parties party thereto.

“Existing Letter of Credit” means any letter of credit previously issued that (a) will remain outstanding on and after the Closing Date and (b) is listed on Schedule 1.01(a).

“Extended Commitments” means the Commitments held by an Extending Lender.

“Extended Loans” means the Revolving Loans made pursuant to Extended Commitments.

“Extending Lender” means each Lender accepting an Extension Offer.

“Extension” has the meaning specified in Section 2.18(a).

“Extension Amendment” has the meaning specified in Section 2.18(b).

“Extension Offer” has the meaning specified in Section 2.18(a).

“Facility” means the Commitments, Revolving Loans, any Extension Commitments and Extended Loans or any Refinancing Loans, as the context may require.

“Fair Market Value” may be conclusively established by means of a certificate from a Responsible Officer or resolutions of the Board of Directors setting out such fair market value as determined by such Responsible Officer or such Board of Directors in good faith.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version to the extent such version is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities implementing the foregoing.

“Federal Funds Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that if the Federal Funds Rate for any day is less than 0.00%, the Federal Funds Rate for such day will be deemed to be 0.00%.

“Fee Letter” means the Fee Letter, dated as of August 13, 2024, by and among the Borrower, the Administrative Agent and the Lenders, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Financial Covenant” means the covenants set forth in Article VIII.

“Financial Covenant Blocking Event” has the meaning assigned to such term in Section 9.01(b)(ii).

“Financial Statements” means the audited consolidated balance sheets of the Borrower as of December 31, 2023, the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the Borrower for the fiscal year then ended.

“First Amendment Collateral Agreement” means that certain amended and restated first lien guaranty and collateral agreement dated as of the First Amendment Effective Date, made by the Borrower and the Loan Parties from time to time party thereto, in favor of Wilmington Trust, National Association, as Collateral Trustee under the First Amendment Collateral Trust Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“First Amendment Collateral Trust Agreement” means that certain collateral trust agreement dated as of the First Amendment Effective Date, made by and among the Borrower, the Guarantors from time to time party thereto, the Administrative Agent, Stonebriar Commercial Finance LLC, as administrative agent under the Second Lien Term Loan Credit Agreement (as defined therein), and Wilmington Trust, National Association, as Collateral Trustee, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“First Amendment Effective Date” means December 27, 2024.

“First Amendment Junior Lien Intercreditor Agreement” means that certain junior lien intercreditor agreement dated as of the First Amendment Effective Date, made by and among the Borrower, the Guarantors from time to time party thereto, the Administrative Agent, Stonebriar Commercial Finance LLC, as administrative agent under the Second Lien Term Loan Credit Agreement (as defined therein), Wilmington Trust, National Association, as Collateral Trustee under the First Amendment Collateral Trust Agreement, and each of the other parties named therein, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“First Amendment A&R Vessel Mortgages” means each amended and restated first preferred mortgage or amended and restated first preferred fleet mortgage, dated as of the First Amendment Effective Date, made by and between each Collateral Vessel Owner and Wilmington Trust, National Association, as Collateral Trustee, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“First Lien Debt” means Indebtedness that is secured by a Lien on the Collateral on a pari passu basis with the Liens securing the Obligations and is subject to an Equal Priority Intercreditor Agreement and, if requested by the Borrower, the Collateral Trust Agreement.

“Fixed Charge Coverage Ratio” means, with respect to any Person on any determination date, the ratio of Consolidated Adjusted EBITDA of such Person for the most recent four consecutive fiscal quarters ending immediately prior to such determination date (the “reference period”) for which consolidated financial statements are available (which may, at the Borrower’s election, be internal consolidated financial statements) to the Fixed Charges of such Person for the reference period. In the event that the Borrower or any Restricted Subsidiary incurs, assumes, guarantees, redeems, defeases, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced), has caused any Reserved Indebtedness Amount to be deemed to be incurred during such period or issues or redeems Disqualified Equity Interests or Preferred Stock subsequent to the commencement of the reference period but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, deemed incurrence, assumption, guarantee, redemption, defeasance, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Equity Interests or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

Notwithstanding anything to the contrary herein, in the event an item of Indebtedness (or any portion thereof) is incurred or issued, any Lien is incurred or other transaction is undertaken in reliance on any ratio based exceptions, thresholds and baskets, such ratio(s) shall be calculated with respect to such incurrence, issuance or other transaction without giving effect to amounts being utilized under any other exceptions, thresholds or baskets (other than ratio based baskets) on the same date. Each item of Indebtedness that is incurred or issued, each Lien incurred and each other transaction undertaken will be deemed to have been incurred, issued or taken first, to the extent available, pursuant to the relevant ratio-based test.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or chief accounting officer of the Borrower (and may include, for the avoidance of doubt, cost savings, operating expenses reductions and synergies resulting from such transactions which is being given pro forma effect) and will include any QSC Adjustment. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire reference period (taking into account any Swap Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed with a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the reference period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of (without duplication):

(1) Consolidated Interest Expense of such Person for such period;

(2)  all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of any Restricted Subsidiary of such Person during such period;

(3)  all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Equity Interests of such Person during such period; and

(4)  all scheduled amortization payments in respect of Indebtedness for borrowed money during such period.

“Foreign Corporate Subsidiary” means a Foreign Subsidiary that is treated as a corporation for U.S. federal income tax purposes.

“Foreign Lender” has the meaning specified in Section 3.01(b).

“Foreign Pension Plan” means any plan, fund (including any superannuation fund) or other similar program established or maintained outside the United States by any Loan Party or any one or more of its Subsidiaries primarily for the benefit of its or their employees residing outside the United States, which plan, fund or other similar program provides, or results in, defined benefit retirement income, other than any such plan that is sponsored, maintained or administered by a Governmental Authority, and which plan is not subject to United States Law.

“Foreign Plan Event” means:

(1)  the accrued benefit obligations of a Foreign Pension Plan (based on those assumptions used to fund that Foreign Pension Plan or, if that Foreign Pension Plan is unfunded, based on those assumptions used for financial accounting statement purposes or, if accrued benefit obligations are not calculated for financial accounting purposes, based on such reasonable assumptions as may be approved by the relevant entity’s independent auditors for these purposes) materially exceeding the assets of such Foreign Pension Plan and such event would reasonably be expected to result in a Material Adverse Effect; or

(2)  the occurrence of an event with respect to the funding or maintenance of a Foreign Pension Plan that could reasonably be expected to result in a Material Adverse Effect.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the Issuing Banks, such Defaulting Lender’s Pro Rata Share of the outstanding Letters of Credit Obligations other than such Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“FSHCO” means any direct or indirect Subsidiary that substantially all of the assets of which consist of Equity Interests and/or Indebtedness of one or more direct or indirect Foreign Corporate Subsidiaries.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision of a Loan Document to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof (including through the adoption of IFRS) (any such change, an “Accounting Change”) on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof (including through the adoption of IFRS), then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grant Event” means the occurrence of any of the following:

(a)  the formation or acquisition by a Loan Party of a new wholly-owned Subsidiary (other than an Excluded Subsidiary);

(b)  the designation in accordance with Section 6.13 of a wholly-owned Subsidiary (other than an Excluded Subsidiary) of any Loan Party as a Restricted Subsidiary;

(c)  any Person becoming a wholly-owned Subsidiary (other than an Excluded Subsidiary); or

(d)  any wholly-owned Restricted Subsidiary of a Loan Party ceasing to be an Excluded Subsidiary.

“Granting Lender” has the meaning specified in Section 11.07(g).

“Guarantee” means, any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

(a)  to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(b)  entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include (x) endorsements for collection or deposit in the ordinary course of business or consistent with past practice and, (y) standard contractual indemnities or product warranties provided in the ordinary course of business, or (z) pledges or grants of liens in any assets of a Person as long as the obligations benefiting from such pledge or lien are otherwise non-recourse (or foreign law equivalent) to such Person and provided, further, that the amount of any Guarantee shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee or, if such Guarantee is not an unconditional guarantee of the entire amount of the primary obligation and such maximum amount is not stated or determinable, the amount of such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means each Restricted Subsidiary that executed a counterpart to the Guaranty (or a joinder thereto) on the Closing Date or thereafter pursuant to Section 6.11, in each case, other than any Excluded Subsidiaries; provided, however, that a Guarantor shall not be released from its Guaranty by virtue of becoming an Excluded Subsidiary under clause (i) of the definition of Excluded Subsidiary if (x) the transaction which caused the Restricted Subsidiary to cease to be a wholly-owned Subsidiary of the Borrower or a Guarantor was done in contemplation of the release and (y) the Equity Interests in such Restricted Subsidiary that are not held by a Borrower or Guarantor are owned by an Affiliate thereof.

“Guaranty” means (a) the guaranty made by the Guarantors from time to time party thereto in favor of the Administrative Agent on behalf of the Secured Parties pursuant to the Collateral Agreement and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.11.

“Guaranty Release Event” has the meaning specified in Section 10.11(a)(iv).

“Hazardous Materials” means any hazardous or toxic chemicals, materials, substances or waste which is listed, classified or regulated by any Governmental Authority as “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic wastes,” “contaminants” or “pollutants,” or words of similar import, under any Environmental Law, due to their deleterious or dangerous properties or characteristics, including petroleum or petroleum products (including gasoline, crude oil or any fraction thereof), asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and urea formaldehyde.

“Hedge Agreement” means any agreement with respect to (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, any call or capped call option warrant or substantively equivalent derivative transactions, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

“Hedge Bank” means any Person that is an Agent, a Lender, a Lead Arranger or an Affiliate of any of the foregoing on the Closing Date (with respect to any Secured Hedge Agreement entered into on or prior to the Closing Date) or at the time it enters into a Secured Hedge Agreement, in its capacity as a party thereto, whether or not such Person subsequently ceases to be an Agent, a Lender, a Lead Arranger or an Affiliate of any of the foregoing; provided, at the time of entering into a Secured Hedge Agreement, no Hedge Bank shall be a Defaulting Lender.

“High Specification” or “High-Spec” means, when referring to a Vessel, a Vessel with cargo-carrying capacity of between 3,500 and 5,000 DWT (i.e., primarily 265 to 280 class OSV notations), and dynamic-positioning systems with a DP-2 classification or higher. For the avoidance of doubt, any MPSV is a High-Spec Vessel (other than MPSVs which are Ultra High-Spec Vessels).

“Holding Company” means any Person so long as such Person directly or indirectly holds 100% of the total voting power of the Voting Stock of the Borrower, and at the time such Person acquired such voting power, no Person and no group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than any Permitted Holder), shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of such Person.

“Identified Transaction” has the meaning specified in Section 10.11.

“IFRS” means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such board, or the SEC, as the case may be), as in effect from time to time.

“Immaterial Subsidiary” means, at any date of determination, each Restricted Subsidiary of the Borrower that (i) has not guaranteed any other Indebtedness of the Borrower and (ii) has Total Assets and revenues, in each case, of less than 3.5% of Total Assets and revenues and, together with all other Immaterial Subsidiaries, has Total Assets and revenues of less than 3.5% of Total Assets and revenues, in each case, measured (1) at the end of the most recent fiscal period for which consolidated financial statements are available (which may, at the Borrower’s election, be internal consolidated financial statements) on a pro forma basis giving effect to any acquisitions or dispositions of assets, Vessels, companies, division or lines of business since such balance sheet date or the start of such four quarter period, as applicable, and (2) as of the date of acquisition of any such Restricted Subsidiary.

“Immediate Family Members” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships, the estate of such individual and such other individuals above) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incremental Amendment” has the meaning specified in Section 2.16(e).

“Incremental Amount” has the meaning specified in Section 2.16(c).

“Incremental Equivalent Debt” means Indebtedness; provided that at the time of incurrence thereof:

(a)  the aggregate principal amount of all Incremental Equivalent Debt on any date such Indebtedness is incurred (or commitments with respect thereto are made) shall not, together with any Incremental Facilities then outstanding, exceed the Incremental Amount;

(b)  any Incremental Equivalent Debt that is term Indebtedness shall not mature prior to the Latest Maturity Date of the Revolving Loans; provided that this clause (b) shall not apply to the incurrence of any such Indebtedness pursuant to the Inside Maturity Exception;

(c)  except for Indebtedness incurred pursuant to the Inside Maturity Exception, any mandatory prepayments of any Incremental Equivalent Debt that is term Indebtedness:

(i)  that is Pari Passu Lien Debt shall be made on a pro rata basis or less than pro rata basis with any corresponding mandatory prepayment of the Revolving Loans (but not on a greater than pro rata basis, except for (A) any repayment of such Incremental Equivalent Debt at maturity and (B) any greater than pro rata repayment of such Incremental Equivalent Debt with the proceeds of a Refinancing Indebtedness thereof); and

(ii)  that comprises Junior Lien Debt or Indebtedness that is not secured by a Lien on all or any portion of the Collateral may not be made unless, to the extent required hereunder, such prepayments are first made or offered to the Loans on a pro rata basis;

(d)  a Debt Representative acting on behalf of the holders of such Incremental Equivalent Debt has become party to, or is otherwise subject to the provisions of, (A) if such Incremental Equivalent Debt is Pari Passu Lien Debt, an Equal Priority Intercreditor Agreement or (B) if such Incremental Equivalent Debt is Junior Lien Debt, a Junior Lien Intercreditor Agreement and, if elected by the Borrower, the Collateral Trust Agreement;

(e) [reserved];

(f)  if such Indebtedness is Pari Passu Lien Debt in respect of which a Loan Party is an obligor, (a) unless otherwise consented to by the Required Lenders, payments in respect of such Indebtedness are subject to the Priority Waterfall or another agreement with substantially equivalent provisions and (b) such Indebtedness shall be term Indebtedness;

(g)  Incremental Equivalent Debt may be guaranteed solely by the Loan Parties (or Persons that become Loan Parties substantially concurrently with the incurrence of such Incremental Equivalent Debt); and

(h)  the incurrence of Incremental Equivalent Debt shall have been consented to by all Lenders.

Incremental Equivalent Debt will be deemed to include any Registered Equivalent Notes issued in exchange therefor.

“Incremental Facilities” has the meaning specified in Section 2.16(a).

“Incremental Facility Lender” has the meaning specified in Section 2.16(i)(i).

“Incremental Loans” has the meaning specified in Section 2.16(a).

“Indebtedness” means, with respect to any Person, on any date of determination (without duplication):

(1) the principal of indebtedness of such Person for borrowed money;

(2)  the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)  all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within thirty (30) days of incurrence);

(4)  the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables or similar obligations, including accrued expenses owed, to a trade creditor), which purchase price is due more than one year after the date of placing such property in service or taking final delivery and title thereto;

(5) Capitalized Lease Obligations of such Person;

(6)  the principal component of all obligations, or liquidation preference, of such Person with respect to any Disqualified Equity Interests or, with respect to any Restricted Subsidiary, any preferred stock (but excluding, in each case, any accrued dividends);

(7)  the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination (as determined in good faith by the Borrower) and (b) the amount of such Indebtedness of such other Persons; provided, further, that this clause (7) shall not apply in respect of any Restricted Subsidiary that provides Collateral for the First Lien Debt (including the Obligations) and Junior Lien Debt (if any) that is not a guarantor of any First Lien Debt or Junior Lien Debt;

(8)  Guarantees by such Person of the principal component of Indebtedness of the type referred to in clauses (1), (2), (3), (4), (5) and (9) of other Persons to the extent Guaranteed by such Person; and

(9)  to the extent not otherwise included in this definition, net obligations of such Person under Hedge Agreements (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement);

with respect to clauses (1), (2), (3), (4), (5) and (9), above, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and obligations in respect of Hedge Agreements) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP.

The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (b) the principal amount of Indebtedness, or liquidation preference thereof, in the case of any other Indebtedness. Indebtedness shall be calculated without giving effect to the effects of Accounting Standards Codification Topic 815—Derivatives and Hedging and related pronouncements to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(a)  Contingent Obligations incurred in the ordinary course of business or consistent with past practice, other than guarantees or other assumptions of Indebtedness;

(b) Cash Management Obligations;

(c)  any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP as in effect on the Closing Date, Non-Financing Lease Obligations, Sale Leaseback Transactions or any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practice;

(d)  obligations under any license, permit or other approval (or guarantees given in respect of such obligations) incurred prior to the Closing Date or in the ordinary course of business or consistent with past practice;

(e)  in connection with the purchase by the Borrower or any Restricted Subsidiary of any business, any deferred or prepaid revenue, post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner;

(f)  for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes;

(g)  obligations under or in respect of Qualified Securitization Financings or Receivables Facilities;

(h)  Indebtedness of any Parent Entity appearing on the balance sheet of the Borrower solely by reason of push down accounting under GAAP;

(i)  Equity Interests (other than in the case of clause (6) above, Disqualified Equity Interests);

(j) lease obligations other than obligations in respect of Capitalized Leases; and

(k) amounts owed to dissenting stockholders (including in connection with, or as a result of, exercise of dissenters’ or appraisal rights and the settlement of any claims or action (whether actual, contingent or potential)), pursuant to or in connection with a consolidation, amalgamation, merger or transfer of assets that complies with Section 7.04.

“Indebtedness for Borrowed Money” means, with respect to a Person, Indebtedness of such Person under clauses (1), (2), (3) or (8) (to the extent relating to the foregoing clauses) of the definition of “Indebtedness”, and shall include any exchange of existing Indebtedness that results in another class of Indebtedness for borrowed money.

“Indemnified Liabilities” has the meaning specified in Section 11.05(e).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 11.05.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged and that is independent of the Borrower and their Affiliates.

“Information” has the meaning specified in Section 11.08.

“Initial Agreement” has the meaning specified in Section 7.08(c)(xvi).

“Initial Revolving Loans” means the revolving loans denominated in Dollars equal to such Lender’s Commitment as of the Closing Date.

“Initial Funding Date” has the meaning set forth in Section 4.02.

“Inside Maturity Exception” means Indebtedness in an aggregate principal amount not to exceed $25,000,000 and such additional amounts as agreed by the Administrative Agent with the consent of the Required Lenders, that constitutes bridge financings, escrow or other similar arrangements, the terms of which provide for automatic and irrevocable extension of the maturity date thereof, subject to customary conditions, to a date that is not earlier than the latest maturity date of the Initial Revolving Loans, in each case, that is designated by the Borrower as being incurred pursuant to this provision, together with any Refinancing Indebtedness in respect of the foregoing.

“Intercompany Indebtedness” means Indebtedness by and among the Borrower or any Restricted Subsidiary, on the one hand, and the Borrower or any Restricted Subsidiary, on the other hand.

“Intercompany License Agreement” means any cost sharing agreement, commission or royalty agreement, license or sublicense agreement, distribution agreement, services agreement, intellectual property rights transfer agreement, any related agreements or similar agreements, in each case where all parties to such agreement are one or more of the Borrower or a Restricted Subsidiary.

“Intercreditor Agreements” means any Junior Lien Intercreditor Agreement, any Equal Priority Intercreditor Agreement, any Collateral Trust Agreement and any other intercreditor agreement governing lien priority with the approval of the Required Lenders, in each case that may be executed by the Administrative Agent and Collateral Agent from time to time.

“Interest Payment Date” means, (a) as to any SOFR Rate Loan, the last Business Day of each Interest Period applicable to such SOFR Rate Loan, as applicable, and the applicable Maturity Date; provided that if any Interest Period for a SOFR Rate Loan exceeds three months, the respective dates (which shall be a Business Day) that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates and (b) as to any Base Rate Loan, the last Business Day of each fiscal quarter and the applicable Maturity Date.

“Interest Period” means, as to each SOFR Rate Loan, the period commencing on the date such SOFR Rate Loan is disbursed or converted to or continued as a SOFR Rate Loan and ending on the date one, three or six months thereafter, or to the extent consented to by each applicable Lender, twelve months (or such period of less than one month as may be consented to by each applicable Lender), as selected by the Borrower in its Committed Loan Notice; provided that:

(a)  any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(b)  any Interest Period (other than an Interest Period having a duration of less than one month) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)  no Interest Period shall extend beyond the applicable Maturity Date.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of advances, loans or other extensions of credit (excluding (i) accounts receivable, trade credit, advances or extensions of credit to customers, suppliers, future, present or former employees, directors, officers, managers, contractors, consultants or advisors (or their respective Controlled Investment Affiliates or Immediate Family Members) of any Person in the ordinary course of business or consistent with past practice, (ii) any debt or extension of credit represented by a bank deposit other than a time deposit, (iii) intercompany advances arising from cash management, Tax and accounting operations and (iv) intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms)) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or the incurrence of a guarantee of any obligation of, or any purchase or acquisition of Equity Interests, Indebtedness or other similar instruments issued by, such other Persons and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that endorsements of negotiable instruments and documents in the ordinary course of business or consistent with past practice will not be deemed to be an Investment.

For purposes of Section 6.13 and Section 7.06:

(1)  “Investment” will include the portion (proportionate to the Borrower’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Borrower’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets (as determined by the Borrower) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary;

(2)  any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer, in each case as determined by the Borrower;

(3)  if the Borrower or any Restricted Subsidiary issues, sells or otherwise disposes of Equity Interests in a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any investment by the Borrower or any Restricted Subsidiary in such Person remaining after giving effect thereto shall not be deemed to be an Investment at such time.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash and Cash Equivalents by the Borrower or a Restricted Subsidiary in respect of such Investment to the extent such amounts do not increase any other baskets under this Agreement.

“Investment Grade Securities” means:

(1)  securities issued or directly and fully Guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)  securities issued or directly and fully guaranteed or insured by the Canadian, United Kingdom, Australian or Japanese governments, a member state of the European Union, or any agency or instrumentality thereof (other than Cash Equivalents);

(3)  debt securities or debt instruments with a rating of “BBB-” or higher from S&P or “Baa3” or higher by Moody’s or the equivalent of such rating by such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its Subsidiaries;

(4)  investments in any fund that invests exclusively in investments of the type described in clauses (1), (2) and (3) above which fund may also hold cash and Cash Equivalents pending investment or distribution; and

(5)  corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“IRS” means Internal Revenue Service of the United States.

“ISDA CDS Definitions” has the meaning specified in the definition of “Net Short Position.”

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuance Notice” means an Issuance Notice in respect of letters of credit substantially in the form of Exhibit A-2.

“Issuing Bank” means DNB and JPMorgan Chase Bank, N.A. as Issuing Banks hereunder, together with their permitted successors and assigns in such capacity, and any other Revolving Lender that becomes an Issuing Bank in accordance with Section 2.04(k) or (m). Any Issuing Bank may cause Letters of Credit to be issued by an Affiliate of such Issuing Bank or by another financial institution designated by such Issuing Bank, and all Letters of Credit issued by any such Affiliate or any such designated financial institution shall be treated as being issued by such Issuing Bank for all purposes under the Loan Documents.

“Jones Act Notes” has the meaning specified in Section 7.03(q).

“Jones Act Vessel” means, when referring to a vessel, a United States-flagged vessel documented with the United States Coast Guard with a coastwise endorsement and qualified to engage in domestic coastwise trade under the U.S. citizenship and cabotage laws principally contained in 46 U.S.C. § 50501(a), (b) and (d) and 46 U.S.C. Chapters 121 and 551, as amended or modified from time to time, and any successor statutes thereto.

“Jones Act Warrants” means those certain warrants issued to certain non-U.S. citizens in settlement of certain liabilities in respect of the Chapter 11 cases in the United States Bankruptcy Court for the Southern District of Texas, Houston Division, consummated September 4, 2020 and in connection with subsequent private offerings of the Borrower’s Equity Interests.

“Judgment Currency” has the meaning specified in Section 2.21(b).

“Junior Debt Repayment” has the meaning specified in Section 7.09(a).

“Junior Financing” means any Material Indebtedness (with clause (d) of the proviso in the definition thereof being deemed to be limited to Intercompany Indebtedness) that is (a) contractually subordinated in right of payment to the Obligations expressly by its terms, (b) Junior Lien Debt or (c) unsecured and constitutes Ratio Debt or is incurred in reliance on Section 7.03(a)(ii).

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Junior Lien Debt” means Indebtedness incurred in accordance with this Agreement that is secured by Liens on the Collateral (including any Vessel Collateral) having Junior Lien Priority, provided that prior to the issuance of any such Indebtedness, the applicable Debt Representative shall enter into a Junior Lien Intercreditor Agreement with the Collateral Agent and the Administrative Agent, among others (if applicable) and, if elected by the Borrower, the Collateral Trust Agreement; provided, further, for the avoidance of doubt, that Junior Lien Debt shall not include any unsecured Indebtedness.

“Junior Lien Intercreditor Agreement” means (a) the Existing Junior Lien Intercreditor Agreement and, after termination of the Existing Junior Lien Intercreditor Agreement in connection with the Second Lien Credit Agreement Refinancing or otherwise, (b) the First Amendment Junior Lien Intercreditor Agreement, (c) a junior lien intercreditor agreement in the form attached hereto as Exhibit K-2 (as the same may be modified in a manner reasonably satisfactory to the Administrative Agent, the Collateral Agent (at the direction of the Administrative Agent), the Required Lenders and the Borrower), or, (d) if requested by the providers of Indebtedness permitted hereunder to be Junior Lien Debt, another lien subordination arrangement reasonably satisfactory to the Administrative Agent, the Collateral Agent (at the direction of the Administrative Agent), the Required Lenders and the Borrower, in each case as amended, restated, amended and restated, modified or supplemented from time to time in accordance with the terms hereof and thereof. Upon the request of the Borrower, the Administrative Agent and the Collateral Agent will execute and deliver a Junior Lien Intercreditor Agreement with one or more Debt Representatives for secured Indebtedness that is permitted to be incurred hereunder as Junior Lien Debt; provided that the Borrower shall not make such request unless such Indebtedness and related Liens are permitted by (including with respect to priority) the Loan Documents.

“Junior Lien Priority” means, with respect to a Lien on the Collateral, a Lien on such Collateral that is junior in priority to the Liens on the Collateral securing the Obligations pursuant to a Junior Lien Intercreditor Agreement.

“L/C Fee” has the meaning specified in Section 2.11(b)(ii).

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Incremental Loan, any Refinancing Loan or any Extended Loan, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities and executive orders, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof.

“LCT Election” has the meaning specified in Section 1.08(f).

“LCT Test Date” has the meaning specified in Section 1.08(f).

“Lead Arranger” has the meaning specified in the introductory paragraph to this Agreement.

“Lender” has the meaning specified in the introductory paragraph to this Agreement (and, for the avoidance of doubt, includes each Revolving Lender), and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.” Each Additional Lender shall be a Lender to the extent any such Person has executed and delivered a Refinancing Amendment or an Incremental Amendment, as the case may be, and to the extent such Refinancing Amendment or Incremental Amendment shall have become effective in accordance with the terms hereof and thereof, and each Extending Lender shall continue to be a Lender. As of the Closing Date, Schedule 2.01 sets forth the name of each Lender. Unless the context otherwise requires, the term “Lenders” includes the Issuing Banks.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means a letter of credit issued or to be issued (or, in the case of an Existing Letter of Credit, deemed to be issued) by any Issuing Bank pursuant to this Agreement, which letter of credit shall be (a) a standby letter of credit or (b) solely to the extent agreed by the applicable Issuing Bank in its sole discretion, commercial or “trade” letter of credit.

“Letter of Credit Advance” means, as to any Revolving Lender, such Lender’s funding of its participation in any Letter of Credit Borrowing in accordance with its Pro Rata Share.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable Issuing Bank, together with an Issuance Notice.

“Letter of Credit Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit that has not been reimbursed by the Borrower on the date when made or refinanced as a Revolving Loan Borrowing.

“Letter of Credit Documents” means, as to any Letter of Credit, each Letter of Credit Application and any other document, agreement and instrument entered into by the applicable Issuing Bank and the Borrower or in favor of such Issuing Bank and relating to such Letter of Credit.

“Letter of Credit Expiration Date” means the day that is five Business Days prior to the Commitment Maturity Date (or, if such day is not a Business Day, the immediately preceding Business Day).

“Letter of Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or the extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“Letter of Credit Obligations” means, at any time, the aggregate of all liabilities at such time of any Loan Party to each Issuing Bank with respect to Letters of Credit, whether or not any such liability is contingent, including, without duplication, the sum of (a) the Reimbursement Obligations at such time and (b) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding.

“Letter of Credit Percentage” means, (a) initially with respect to DNB, 100.00% (as may be reduced to reflect any percentage allocated to another Issuing Bank pursuant to the immediately succeeding clause (b)) and (b) from time to time after the Closing Date with respect to any other Issuing Bank, a percentage to be agreed between the Borrower and such Issuing Bank.

“Letter of Credit Sublimit” means the greater of (a) $25,000,000 and (b) such higher amount as the Borrower, the Revolving Lenders and the applicable Issuing Bank(s) may from time to time agree.

“Letter of Credit Usage” means, as of any date of determination, the sum of (a) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding and (b) the aggregate amount of all Reimbursement Obligations outstanding at such time.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, hypothecation or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof); provided that in no event shall Non-Financing Lease Obligations be deemed to constitute a Lien.

“Lien Release Event” has the meaning specified in Section 10.11(a)(i).

“Limited Condition Transaction” means (1) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Equity Interests or otherwise and which may include, for the avoidance of doubt, a transaction that may constitute a Change of Control), (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Equity Interests or Preferred Stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment, (3) any Restricted Payment requiring irrevocable notice in advance thereof, (4) any asset sale or a disposition excluded from the definition of “Disposition,” and (5) any combination of any of the foregoing.

“Liquidity” means, as of any date of determination, the aggregate amount of cash and Cash Equivalents that is not Restricted, in each case, of the Loan Parties and their Restricted Subsidiaries, together with unused and undrawn Commitments under this Agreement that are available to be drawn at such time.

“Loan” means a Revolving Loan made by a Lender to the Borrower under Article II (including Section 2.16).

“Loan Documents” means, collectively, (a) this Agreement, (b) the Revolving Loan Notes, if any, (c) any Refinancing Amendment, Incremental Amendment or Extension Amendment, (d) the Guaranty, (e) the Collateral Documents, (f) any Intercreditor Agreements required to be entered into pursuant to the terms of this Agreement, (g) the Collateral Agent Fee Letter, (h) the Agency Fee Letter and (i) any other document or agreement designated as such by the Borrower and the Administrative Agent.

“Loan Parties” means, collectively, the Borrower and the Guarantors.

“Low-Spec Vessel” means, when referring to a Vessel, a Vessel with cargo-carrying capacity of less than 2,500 DWT (i.e., primarily 200 class OSV notations), and/or dynamic-positioning systems with a DP-1 classification or lower.

“Management Advances” means loans or advances made to, or Guarantees with respect to loans or advances made to, future, present or former employees, directors, officers, managers, contractors, consultants or advisors (or their respective Controlled Investment Affiliates or Immediate Family Members) of any Parent Entity, the Borrower or any Restricted Subsidiary:

(1) (a) in respect of travel, entertainment, relocation or moving related expenses, payroll advances and other analogous or similar expenses or payroll expenses, in each case incurred in the ordinary course of business or consistent with past practice or (b) for purposes of funding any such person’s purchase of Equity Interests (or similar obligations) of the Borrower, its Subsidiaries or any Parent Entity with (in the case of this clause (1)(b)) the approval of the Board of Directors of the Borrower;

(2) in respect of relocation or moving related expenses, payroll advances and other analogous or similar expenses or payroll expenses, in each case incurred in connection with any closing or consolidation of any facility or office; or

(3) not exceeding $2.0 million.

“Management Stockholders” means the members of management of the Borrower (or any Parent Entity) or its Subsidiaries who are holders of Equity Interests of the Borrower or of any Parent Entity.

“Margin Stock” has the meaning set forth in Regulation U.

“Material Adverse Effect” means any event, circumstance or condition that has had a materially adverse effect on (a) the business, operations, assets, liabilities (actual or contingent) or financial condition of the Borrower and the Restricted Subsidiaries, taken as a whole, (b) the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which any of the Loan Parties is a party or (c) the rights and remedies of the Collateral Agent or the Administrative Agent under any Loan Document.

“Material Indebtedness” means, as of any date, Indebtedness for Borrowed Money on such date of any Loan Party in an aggregate principal amount exceeding the Threshold Amount; provided that in no event shall any of the following be Material Indebtedness (a) Indebtedness under a Loan Document, (b) obligations in respect of a Qualified Securitization Financing, (c) Capitalized Lease Obligations, (d) Indebtedness held by a Loan Party or any Indebtedness held by an Affiliate of a Loan Party and (e) Indebtedness under Hedge Agreements.

“Maturity Date” means, (a) with respect to any Revolving Loans, the earlier of (i) the date that is five years after the Closing Date and (ii) the date such Revolving Loans are terminated and declared due and payable pursuant to Section 9.02, (b) with respect to any tranche of Extended Commitments, the earlier of (i) the final maturity date as specified in the applicable Extension Amendment and (ii) the date such tranche of Extended Commitments are terminated and declared due and payable pursuant to Section 9.02, and (c) with respect to any Refinancing Loans, the earlier of (i) the final maturity date as specified in the applicable Refinancing Amendment and (ii) the date such Refinancing Loans are terminated and declared due and payable pursuant to Section 9.02; provided that if such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately preceding such day.

“Maximum Rate” has the meaning specified in Section 11.10.

“Measurement Date” has the meaning assigned to such term in Section 8.01(a).

“Mid Specification” or “Mid-Spec” means, when referring to OSVs, vessels with cargo carrying capacity of between 2,500 and 3,500 DWT (i.e., primarily 240 class OSV notations), and dynamic positioning systems with a DP-2 classification or lower.

“Minimum L/C Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of the Issuing Banks with respect to Letters of Credit issued and outstanding at such time, and (b) otherwise, an amount determined by the Administrative Agent and the Issuing Banks in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” has the meaning specified in Section 6.19(e).

“MPSV” means a multi-purpose support vessel.

“Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which any Loan Party or any of their respective ERISA Affiliates makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions if liability to a Loan Party remains.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP (determined, for the avoidance of doubt, on a consolidated basis) and before any reduction in respect of preferred stock dividends.

“Net Short Lender” means, at any date of determination, each Lender (other than any Unrestricted Lender) that has a Net Short Position as of such date.

“Net Short Position” means, with respect to a Lender (other than an Unrestricted Lender), as of a date of determination, the net positive position, if any, held by such Lender that is remaining after deducting any long position that the Lender holds (i.e., a position (whether as an investor, lender or holder of Loans, debt obligations and/or Derivative Instruments) where the Lender is exposed to the credit risk of Deliverable Obligations of the Loan Parties) from any short positions (i.e., a position as described above, but where the Lender is instead protected from the credit risk described above).

For purposes of determining whether a Lender (other than an Unrestricted Lender) has a Net Short Position on any date of determination:

(i)  Derivative Instruments shall be counted at the notional amount (in Dollars) of such Derivative Instrument; provided that, subject to clause (v) below, the notional amount of Derivative Instruments referencing an index that includes any of the Loan Parties or any bond or loan obligation issued or guaranteed by any Loan Party shall be determined in proportionate amount and by reference to the percentage weighting of the component which references any Loan Party or any bond or loan obligation issued or guaranteed by any Loan Party that would be a “Deliverable Obligation” or an “Obligation” (as defined in the ISDA CDS Definitions) of the Loan Parties;

(ii)  notional amounts of Derivative Instruments in other currencies shall be converted to the Dollar equivalent thereof by such Lender in accordance with the terms of such Derivative Instruments, as applicable; provided that if not otherwise provided in such Derivative Instrument, such conversion shall be made in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate determined (on a mid-market basis) by such Lender, acting in a commercially reasonable manner, on the date of determination;

(iii)  Derivative Instruments that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (or any successor definitions thereof, collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the Loans if such Lender is a protection buyer or the equivalent thereof for such Derivative Instrument and (A) the Loans are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner) or (B) the Loans would be a “Deliverable Obligation” or an “Obligation” (as defined in the ISDA CDS Definitions) of the Loan Parties under the terms of such derivative transaction;

(iv)  credit derivative transactions or other Derivative Instruments not documented using the ISDA CDS Definitions shall be counted for purposes of the Net Short Position determination if, with respect to the Loans, such transactions are functionally equivalent to a transaction that offers such Lender protection in respect of the Loans; and

(v)  Derivative Instruments in respect of an index that includes any of the Loan Parties or any instrument issued or guaranteed by any of the Loan Parties shall not be deemed to create a short position, so long as (A) such index is not created, designed, administered or requested by such Lender and (B) the Loan Parties, and any Deliverable Obligation of the Loan Parties, collectively, shall represent less than 5.0% of the components of such index.

“Net Short Representation” means, with respect to any Lender (other than an Unrestricted Lender) at any time, a representation and warranty (including any deemed representation and warranty, as the case may be) from such Lender to the Borrower that it is not (x) a Net Short Lender at such time or (y) knowingly and intentionally acting in concert with any of its Affiliates for the express purpose of creating (and in fact creating) the same economic effect with respect to the Loan Parties as though such Lender were a Net Short Lender at such time.

“Non-Consenting Lender” has the meaning specified in the penultimate paragraph of Section 3.07.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Financing Lease Obligation” means a lease obligation that is not required to be accounted for as a financing or capital lease in accordance with GAAP. For the avoidance of doubt, a straight-line or operating lease shall be considered a Non-Financing Lease Obligation.

“Nonrenewal Notice Date” has the meaning specified in Section 2.04(b)(iii).

“NYFRB” means the Federal Reserve Bank of New York.

“Obligations” means all (a) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and expenses that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and expenses are allowed claims in such proceeding, (b) obligations of any Loan Party arising under any Secured Hedge Agreement, (c) Cash Management Obligations and (d) Erroneous Payment Subrogation Rights; provided that “Obligations” shall exclude any Excluded Swap Obligations. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and any of their Subsidiaries to the extent they have obligations under the Loan Documents) include the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party and to provide Cash Collateral under any Loan Document.

“Organization Documents” means,

(a)  with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);

(b)  with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and

(c)  with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced by any Loan Document).

“Other Taxes” has the meaning specified in Section 3.01(f).

“Overnight Rate” means, for any day, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Parent Entity” has the meaning specified in Section 6.01.

“Pari Passu Lien Debt” means any Indebtedness that is secured by Liens on the Vessel Collateral that are pari passu in priority with the Liens on the Collateral (including any Vessel Collateral) that secure the Obligations. For the avoidance of doubt, “Pari Passu Lien Debt” includes the Revolving Loans (if any) and the Commitments as of the Closing Date.

“Participant” has the meaning specified in Section 11.07(d).

“Participant Register” has the meaning specified in Section 11.07(e).

“Participating Member State” means each state as described in any EMU Legislation.

“Payment Recipient” has the meaning specified in Section 10.17(a).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code and is sponsored or maintained by any Loan Party or any of their respective ERISA Affiliates or to which any Loan Party or any of their respective ERISA Affiliates contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made, or has had an obligation to make, contributions at any time in the preceding five plan years if liability to a Loan Party remains.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of assets used or useful in a Similar Business or a combination of such assets and cash, Cash Equivalents between the Borrower or any of the Restricted Subsidiaries and another Person.

“Permitted Consent Event” has the meaning specified in Section 10.11.

“Permitted Debt” has the meaning specified in Section 7.03.

“Permitted Holders” means:

(a) the Sponsors;

(b) the Management Stockholders (including any Management Stockholders holding Equity Interests through an equityholding vehicle);

(c) any Person who is acting solely as an underwriter in connection with a public or private offering of Equity Interests of any Parent Entity or the Borrower, acting in such capacity;

(d) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing, any Holding Company, Permitted Plan or any Person or group that becomes a Permitted Holder specified in the last sentence of this definition are members and any member of such group; provided that, in the case of such group and without giving effect to the existence of such group or any other group, Persons referred to in subclauses (i) through (iii), collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Borrower or any Parent Entity held by such group;

(e) any Holding Company in connection with and immediately following a Qualifying IPO or, prior to a Qualifying IPO, to the extent such Holding Company itself (or any of its Parent Entities) is listed on any United States national securities exchange; and

(f) any Permitted Plan.

Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which the Required Lenders have provided a consent in accordance with this Agreement will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Intercompany Activities” means any transactions (A) between or among the Borrower and its Restricted Subsidiaries that are entered into in the ordinary course of business or consistent with past practice of the Borrower and its Restricted Subsidiaries and, in the reasonable determination of the Borrower are necessary or advisable in connection with the ownership or operation of the business of the Borrower and its Restricted Subsidiaries, including (i) payroll, cash management, purchasing, insurance and hedging arrangements; (ii) management, technology and licensing arrangements; (iii) customary loyalty and rewards programs and (iv) Vessel reflagging arrangements (to the extent the reflagging is otherwise permitted hereunder); and (B) between or among the Borrower, its Restricted Subsidiaries and any Captive Insurance Subsidiary.

“Permitted Investment” means (in each case, by the Borrower or any of the Restricted Subsidiaries):

(1) Investments in (a) a Restricted Subsidiary (including the Equity Interests of, or guarantees of obligations of, a Restricted Subsidiary) or the Borrower or (b) a Person (including the Equity Interests of any such Person) that will, upon the making of such Investment, become a Restricted Subsidiary of the Borrower;

(2) Investments in another Person and as a result of such Investment such other Person, in one transaction or a series of transactions, is merged, amalgamated, consolidated or otherwise combined with or into, or transfers or conveys all or substantially all its assets (or such division, business unit, product line or business) to, or is liquidated into, the Borrower or a Restricted Subsidiary, and any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation, combination, transfer or conveyance;

(3) Investments in cash, Cash Equivalents or Investment Grade Securities;

(4) Investments in receivables owing to the Borrower or any Restricted Subsidiary created or acquired in the ordinary course of business or consistent with past practice;

(5) Investments in payroll, travel, entertainment, relocation, moving related and similar advances that are made in the ordinary course of business or consistent with past practice;

(6) Management Advances;

(7) Investments (including debt obligations and Equity Interests) (a) received in settlement, compromise or resolution of debts created in the ordinary course of business or consistent with past practice, (b) in exchange for any other Investment or accounts receivable, endorsements for collection or deposit held by the Borrower or any such Restricted Subsidiary, (c) as a result of foreclosure, perfection or enforcement of any Lien, (d) in satisfaction of judgments or (e) pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor or litigation, arbitration or other disputes or otherwise with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8) Investments made as a result of the receipt of promissory notes or other non-cash consideration (including earn-outs) from a sale or other disposition of property or assets that complies with or is permitted by Section 7.05;

(9) Investments existing or pursuant to binding commitments, agreements or arrangements in effect on the Closing Date and any modification, replacement, renewal, reinvestment or extension thereof; provided that the amount of any such Investment may not be increased except (i) as required by the terms of such Investment or binding commitment as in existence on the Closing Date (including in respect of any unused commitment), plus any accrued but unpaid interest (including any accretion of interest, original issue discount or the issuance of pay-in-kind securities) and premium payable by the terms of such Indebtedness thereon and fees and expenses associated therewith as of the Closing Date or (ii) as otherwise permitted under this Agreement;

(10) Obligations in respect of Hedge Agreements, which transactions or obligations not prohibited by Section 7.03;

(11) pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or Liens otherwise made in connection with Liens permitted under Section 7.01;

(12) any Investment to the extent made using Equity Interests of the Borrower (other than Disqualified Equity Interests) or Equity Interests of any Parent Entity or any Unrestricted Subsidiary as consideration;

(13) Investments consisting of (i) purchases or other acquisitions of inventory, supplies, materials, equipment and similar assets or (ii) licenses, sublicenses, cross-licenses, leases, subleases, assignments, contributions or other Investments of intellectual property or other intangibles or services in the ordinary course of business pursuant to any joint development, joint venture or marketing arrangements with other Persons or any Intercompany License Agreement and any other Investments made in connection therewith;

(14) (i) Guarantees of Indebtedness not prohibited by Section 7.03 and (other than with respect to Indebtedness) guarantees, keepwells and similar arrangements in the ordinary course of business or consistent with past practice, and (ii) performance guarantees and Contingent Obligations with respect to obligations that are not prohibited by this Agreement;

(15) Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Agreement;

(16) Investments of a Restricted Subsidiary acquired after the Closing Date or of an entity merged or amalgamated into or consolidated with the Borrower or merged or amalgamated into or consolidated with a Restricted Subsidiary after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(17) contributions to a “rabbi” trust for the benefit of any employee, director, officer, manager, contractor, consultant, advisor or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Borrower, and Investments relating to non-qualified deferred payment plans in the ordinary course of business or consistent with past practice;

(18) provided no Default or Event of Default has occurred and is continuing, Investments in joint ventures and similar entities and Unrestricted Subsidiaries having an aggregate Fair Market Value, when taken together with all other Investments made pursuant to this clause that are at the time outstanding, not to exceed the greater of (i) $25.0 million and (ii) an amount equal to 3.0% of the Borrower’s Consolidated Net Tangible Assets determined as of the end of the Borrower’s most recently completed fiscal quarter for which internal financial statements are available in the aggregate outstanding at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus the amount of any returns (including dividends, payments, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) in respect of such Investments (without duplication of any amounts applied pursuant to Section 7.06(d)(iv)) with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value; provided, however, that if any Investment pursuant to this clause is made in any Person that is not the Borrower or a Restricted Subsidiary at the date of the making of such Investment (A) and such person becomes the Borrower or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) or (2) above and shall cease to have been made pursuant to this clause and (B) the Borrower shall be in pro forma compliance with the Financial Covenants upon giving effect to such Investment;

(19) provided no Default or Event of Default has occurred and is continuing, additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause that are at that time outstanding, not to exceed the greater of (i) $75.0 million and (ii) an amount equal to 10.0% of the Borrower’s Consolidated Net Tangible Assets determined as of the end of the Borrower’s most recently completed fiscal quarter for which internal financial statements are available in the aggregate outstanding at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus the amount of any returns (including dividends, payments, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) in respect of such Investments (without duplication of any amounts applied pursuant to Section 7.06(d)(iv)) with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value; provided, however, that if any Investment pursuant to this clause is made in any Person that is not the Borrower or a Restricted Subsidiary at the date of the making of such Investment (A) and such Person becomes the Borrower or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) or (2) above and shall cease to have been made pursuant to this clause and (B) the Borrower shall be in pro forma compliance with the Financial Covenants upon giving effect to such Investment;

(20) [reserved];

(21) (i) Investments arising or made in connection with a Qualified Securitization Financing or Receivables Facility and (ii) distributions or payments of Securitization Fees and purchases of Securitization Assets or Receivables Assets in connection with a Qualified Securitization Financing or Receivables Facility;

(22) Investments made from casualty insurance proceeds in connection with the replacement, substitution, restoration or repair of assets on account of a Casualty Event;

(23) guaranty and indemnification obligations arising in connection with surety bonds issued in the ordinary course of business or consistent with past practice;

(24) Investments (a) consisting of purchases and acquisitions of assets or services in the ordinary course of business or consistent with past practice, (b) made in the ordinary course of business or consistent with past practice in connection with obtaining, maintaining or renewing client, franchisee and customer contacts and loans or (c) advances, loans, extensions of credit (including the creation of receivables) or prepayments made to, and guarantees with respect to obligations of, franchisees, distributors, suppliers, lessors, licensors and licensees in the ordinary course of business or consistent with past practice;

(25) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business or consistent with past practice;

(26) Investments consisting of UCC Article 3 endorsements for collection or deposit and Article 4 trade arrangements with customers (or any comparable or similar provisions in other applicable jurisdictions) in the ordinary course of business or consistent with past practices;

(27) any Investment by any Captive Insurance Subsidiary in connection with the provision of insurance to the Borrower or any Subsidiaries, which Investment is made in the ordinary course of business or consistent with past practice of such Captive Insurance Subsidiary, or by reason of applicable law, rule, regulation or order, or that is required or approved by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or its business, as applicable;

(28) non-cash Investments in connection with Tax planning and reorganization activities, and Investments in connection with a Permitted Intercompany Activities and related transactions;

(29) [reserved]; and

(30) any other Investment so long as no Default or Event of Default has occurred and is continuing and immediately after giving pro forma effect to the Investment and the incurrence of any Indebtedness the net proceeds of which are used to make such Investment, the Total Net Leverage Ratio shall be no greater than 2.00 to 1.00 and the Borrower shall be in pro forma compliance with the Financial Covenants upon giving effect to such Investment.

“Permitted Junior Debt Repayment” has the meaning specified in Section 7.09(a).

“Permitted Junior Secured Refinancing Debt” means any Second Lien Credit Agreement Refinancing Indebtedness that is Junior Lien Debt.

“Permitted Lien” means any Lien permitted under Section 7.01.

“Permitted Maritime Lien” means, at any time with respect to any Vessel Collateral:

(1)  Liens for crews’ wages (including the wages of the master of any Vessel) that are incurred in the ordinary course of business and have accrued for not more than forty-five (45) days unless any such Lien is being contested in good faith and by appropriate proceedings or other acts by the relevant Loan Party and the relevant Loan Party shall have set aside on its books adequate reserves with respect to such Lien;

(2)  Liens for salvage (including contract salvage) or general average, and Liens for wages of stevedores employed by the owner of any Vessel, the master of such Vessel or a charterer or lessee of such Vessel, which in each case have accrued for not more than forty-five (45) days unless any such Lien is being contested in good faith and by appropriate proceedings or other acts by the relevant Loan Party and such Loan Party shall have set aside on its books adequate reserves with respect to such Lien;

(3)  shipyard Liens and other Liens arising by operation of law arising in the ordinary course of business in operating, maintaining, repairing, modifying, refurbishing, or rebuilding any Vessel (other than those referred to in (1) and (2) above), including maritime Liens for necessaries, which in each case have accrued for not more than forty-five (45) days unless any such Lien is being contested in good faith and by appropriate proceedings or other acts by the relevant Loan Party, and such Loan Party shall have set aside on its books adequate reserves with respect to such Lien;

(4)  Liens for damages arising from maritime torts which are unclaimed, or are covered by insurance and any deductible applicable thereto, or in respect of which a bond or other security has been posted on behalf of the relevant Loan Party with the appropriate court or other tribunal to prevent the arrest or secure the release of any Vessel from arrest, unless any such Lien is being contested in good faith and by appropriate proceedings or other acts by the relevant Loan Party, and such Loan Party shall have set aside on its books adequate reserves with respect to such Lien;

(5)  Liens that, as indicated by the written admission of liability therefor by an insurance company, are covered by insurance (subject to reasonable deductibles); and

(6)  Liens for charters or subcharters or leases or subleases, including any charter, subcharter, lease or sublease permitted under this Agreement.

“Permitted Pari Passu Secured Refinancing Debt” means any Second Lien Credit Agreement Refinancing Indebtedness that is Pari Passu Lien Debt.

“Permitted Payment” means:

(1)  the payment of any dividend or distribution within sixty (60) days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement or the redemption, repurchase or retirement of Indebtedness if, at the date of any redemption notice, such payment would have complied with the provisions of this Agreement as if it were and is deemed at such time to be a Restricted Payment at the time of such notice;

(2)  (a) any prepayment, purchase, repurchase, redemption, defeasance, discharge, retirement or other acquisition of Equity Interests, including any accrued and unpaid dividends thereon (“Treasury Equity Interests”) made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Borrower or any Parent Entity to the extent contributed to the Borrower (in each case, other than Disqualified Equity Interests) (“Refunding Equity Interests”) and (b) the declaration and payment of dividends on Treasury Equity Interests out of the proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Borrower or to an employee stock ownership plan or any trust established by a Parent Entity, the Borrower or any of its Subsidiaries) of Refunding Equity Interests;

(3)  any prepayment, purchase, repurchase, exchange, redemption, defeasance, discharge, retirement or other acquisition of Junior Financing made by exchange for, or out of the proceeds of the substantially concurrent sale of, any Refinancing Indebtedness or Second Lien Credit Agreement Refinancing Indebtedness permitted to be incurred pursuant to Section 7.03;

(4)  any prepayment, purchase, repurchase, exchange, redemption, defeasance, discharge, retirement or other acquisition of preferred stock of the Borrower or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, preferred stock of the Borrower or a Restricted Subsidiary, as the case may be, that, in each case, is permitted to be incurred pursuant to Section 7.03;

(5)  any prepayment, purchase, repurchase, redemption, defeasance, discharge, retirement or other acquisition of Subordinated Indebtedness of the Issuer or a Restricted Subsidiary to the extent required by the agreement governing such Subordinated Indebtedness, following the occurrence of (i) a Change of Control (or other similar event described therein as a “change of control”) or (ii) an asset disposition (or other similar event described therein as an “asset disposition” or “asset sale”), but only if the Borrower shall have first complied with the terms described under “—Change of Control” or “—Limitation on Sales of Assets and Subsidiary Stock,” as applicable, and purchased all notes tendered pursuant to the offer to repurchase all the notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness;

(6)  a Restricted Payment to pay for the prepayment, purchase, repurchase, redemption, defeasance, discharge, retirement or other acquisition of Equity Interests of the Borrower or any Parent Entity held by any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Borrower, any of its Subsidiaries or any Parent Entity pursuant to any management equity plan, stock option plan, phantom equity plan or any other management, employee benefit or other compensatory plan or agreement (and any successor plans or arrangements thereto), employment, termination or severance agreement, or any stock subscription or equityholder agreement (including, for the avoidance of doubt, any principal and interest payable on any Indebtedness issued by the Borrower or any Parent Entity in connection with such prepayment, purchase, repurchase, redemption, defeasance, discharge, retirement or other acquisition), including any Equity Interests rolled over, accelerated or paid out by or to any employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Borrower, any of its Subsidiaries or any Parent Entity in connection with any transaction; provided, however, that the aggregate Restricted Payments made under this clause do not exceed (x) the greater of (i) $15.0 million and (ii) an amount equal to 1.5% of the Borrower’s Consolidated Net Tangible Assets determined as of the end of the Borrower’s most recently completed fiscal quarter for which internal financial statements are available in any fiscal year (with unused amounts in any fiscal year being carried over to succeeding fiscal years) or (y) subsequent to the consummation of a Qualifying IPO of the Borrower or any Parent Entity, the greater of (i) $25.0 million and (ii)  an amount equal to 3.0% of the Borrower’s Consolidated Net Tangible Assets determined as of the end of the Borrower’s most recently completed fiscal quarter for which internal financial statements are available in any fiscal year (with unused amounts in any fiscal year being carried over to succeeding fiscal years); provided, further, that such amount in any fiscal year may be increased by an amount not to exceed:

(a)	the cash proceeds from the sale of Equity Interests (other than Disqualified Equity Interests) of the Borrower and, to the extent contributed to the capital of the Borrower, the cash proceeds from the sale of Equity Interests of any Parent Entity, in each case, to any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Borrower, any of its Subsidiaries or any Parent Entity that occurred after the Closing Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (c) of the preceding paragraph; plus

(b)	the cash proceeds of key man life insurance policies received by the Borrower or its Restricted Subsidiaries (or any Parent Entity to the extent contributed to the Borrower) after the Closing Date; less

(c)	the amount of any Restricted Payments made in previous calendar years pursuant to clauses (a) and (b) of this clause; provided that the Borrower may elect to apply all or any portion of the aggregate increase contemplated by subclauses (a) and (b) of this clause in any fiscal year; provided, further, that (i) cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Borrower or Restricted Subsidiaries or any Parent Entity in connection with a repurchase of Equity Interests of the Borrower or any Parent Entity and (ii) the repurchase of Equity Interests deemed to occur upon the exercise of options, warrants or similar instruments if such Equity Interests represents all or a portion of the exercise price thereof and payments, in lieu of the issuance of fractional shares of such Equity Interests or withholding to pay other Taxes payable in connection therewith, in the case of each of clauses (i) and (ii), will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;

(7)  the declaration and payment of dividends on Disqualified Equity Interests of the Borrower or any of its Restricted Subsidiaries or preferred stock of a Restricted Subsidiary, issued in accordance with the covenant described under Section 7.03;

(8)  payments made or expected to be made by the Borrower or any Restricted Subsidiary in respect of withholding or similar Taxes payable in connection with the exercise or vesting of Equity Interests or any other equity award by any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Borrower or any Restricted Subsidiary or any Parent Entity and purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Equity Interests deemed to occur upon the exercise, conversion or exchange of stock options, warrants, equity-based awards or other rights in respect thereof if such Equity Interests represents a portion of the exercise price thereof or payments in respect of withholding or similar Taxes payable upon exercise or vesting thereof;

(9)  (a) the declaration and payment of dividends on the common stock, common equity interests or Jones Act Warrants (including, for the avoidance of doubt, in the form of notes, warrants or similar Indebtedness) of the Borrower or any Parent Entity (and any equivalent declaration and payment of a distribution of any security exchangeable for such common stock, common equity interests or Jones Act Warrants to the extent required by the terms of any such exchangeable securities and any Restricted Payment to any such Parent Entity to fund the payment by such Parent Entity of dividends on such entity’s Equity Interests), following a public offering of such common stock, common equity interests or Jones Act Warrants (or such exchangeable securities, as applicable), in an amount in any fiscal year not to exceed 6% of the amount of net cash proceeds received by or contributed to the Borrower or any of its Restricted Subsidiaries from any such public offering; or (b) in lieu of all or a portion of the dividends permitted by clause (a), any prepayment, purchase, repurchase, redemption, defeasance, discharge, retirement or other acquisition of the Borrower’s Equity Interests (and any equivalent declaration and payment of a distribution of any security exchangeable for such common stock, common equity interests or Jones Act Warrants to the extent required by the terms of any such exchangeable securities and any Restricted Payment to any such Parent Entity to fund the payment by such Parent Entity of dividends on such entity’s Equity Interests) for aggregate consideration that, when taken together with dividends permitted by clause (a), does not exceed the amount contemplated by clause (a);

(10)  payments by the Borrower, or loans, advances, dividends or distributions to any Parent Entity to make payments, to holders of Equity Interests of the Borrower or any Parent Entity in lieu of the issuance of fractional shares of such Equity Interests, provided, however, that any such payment, loan, advance, dividend or distribution shall not be for the purpose of evading any limitation of this covenant or otherwise to facilitate any dividend or other return of capital to the holders of such Equity Interests (as determined in good faith by the Borrower);

(11)  distributions, by dividend or otherwise, or other transfer or disposition of shares of Equity Interests of, or equity interests in, an Unrestricted Subsidiary (or a Restricted Subsidiary that owns one or more Unrestricted Subsidiaries and no other material assets), or Indebtedness owed to the Borrower or a Restricted Subsidiary by an Unrestricted Subsidiary (or a Restricted Subsidiary that owns one or more Unrestricted Subsidiaries and no other material assets), in each case, other than Unrestricted Subsidiaries, substantially all of the assets of which are cash and Cash Equivalents;

(12)  distributions or payments of Securitization Fees, sales contributions and other transfers of Securitization Assets or Receivables Assets and purchases of Securitization Assets or Receivables Assets pursuant to a Securitization Repurchase Obligation, in each case in connection with a Qualified Securitization Financing or Receivables Facility;

(13)  (i) so long as, immediately after giving pro forma effect to the payment of any such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to make such Restricted Payment, no Default or Event of Default has occurred and is continuing (or would result therefrom), Restricted Payments (including, for the avoidance of doubt, in the form of notes, warrants or similar Indebtedness and including loans or advances) in an aggregate amount outstanding at the time made not to exceed the greater of (x) $50.0 million and (y) an amount equal to 6.0% of the Borrower’s Consolidated Net Tangible Assets determined as of the end of the Borrower’s most recently completed fiscal quarter for which internal financial statements are available, and (ii) any Restricted Payments, so long as, immediately after giving pro forma effect to the payment of any such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to make such Restricted Payment, (A) no Default or Event of Default has occurred and is continuing (or would result therefrom) and (B) the Total Net Leverage Ratio shall be no greater than 1.50 to 1.00; provided, however, in the case of this clause (13), the Borrower shall be in pro forma compliance with the Financial Covenants upon giving effect thereto;

(14)  payments or distributions to dissenting stockholders pursuant to applicable law (including in connection with, or as a result of, exercise of dissenters’ or appraisal rights and the settlement of any claims or action (whether actual, contingent or potential)), pursuant to or in connection with a merger, amalgamation, consolidation or transfer of assets that complies with Section 7.04;

(15)  any Restricted Payment made in connection with a Permitted Intercompany Activity or related transactions; provided that Restricted Payments in connection with Permitted Intercompany Activities between the Borrower and Restricted Subsidiaries that are Loan Parties, on the one hand, and Restricted Subsidiaries that are not Loan Parties or any other Person, on the other hand, shall only be permitted so long as an Event of Default has not occurred and is continuing (other than, for the avoidance of doubt, Permitted Intercompany Activities in accordance with clause (A)(i) of the definition thereof); and

(16)  the making of (i) cash payments made by the Borrower or any of its Restricted Subsidiaries in satisfaction of the conversion obligation upon conversion into the Borrower equity of convertible Indebtedness issued in a convertible notes offering (it being understood that the satisfaction of such conversion obligation in cash shall not increase the Available Amount) and (ii) any payments by the Borrower or any of its Restricted Subsidiaries pursuant to the initiation, exercise, settlement or termination of any Hedge Agreement (clauses (i) and (ii), a “Conversion Settlement”).

“Permitted Plan” means any employee benefits plan of the Borrower or any of its Affiliates and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.

“Permitted Reflagging Transaction” means any transaction or action by a Loan Party resulting in (i) the Vessel Collateral being reflagged under the laws of another Approved Flag Jurisdiction so long as no less than five (5) Business Days prior written notice has been provided to the Administrative Agent (or such shorter period as the Administrative Agent shall agree in its discretion) and either (A) such Vessel would thereafter constitute an Excluded Foreign Flag Vessel or (B) the Required Lenders have provided their consent thereto (such consent not to be unreasonably withheld, conditioned or delayed) or (ii) any Excluded Vessel being reflagged (x) from a non-Approved Flag Jurisdiction to another non-Approved Flag Jurisdiction or to an Approved Flag Jurisdiction or (x) from an Approved Flag Jurisdiction to another Approved Flag Jurisdiction.

“Permitted Tax Amount” means for any taxable year (or portion thereof) in which Borrower is a member of a group filing a consolidated, combined group, affiliated, unitary or similar Tax return with any Parent Entity that is a parent of such group, any dividends or other distributions to fund any income taxes for which such Parent Entity is liable up to an amount not to exceed the amount of any such Taxes that the Borrower and its subsidiaries would have been required to pay on a separate company basis or on a consolidated basis calculated as if the Borrower and its subsidiaries had paid Tax on a consolidated, combined, group, affiliated, unitary or similar basis on behalf of a consolidated, combined affiliated, unitary or similar group consisting only of the Borrower and its subsidiaries with the Borrower treated as the parent corporation for U.S. federal income tax purposes, taking into account any net operating losses or other attributes of the Borrower and its subsidiaries, less any amounts paid directly by the Borrower and its subsidiaries with respect to such income taxes; provided that in the case of any such amounts attributable to any Taxes of any Unrestricted Subsidiaries, the Borrower shall use commercially reasonable efforts to cause such Unrestricted Subsidiary (or any other Unrestricted Subsidiary) to make cash distributions to such Borrower or its Restricted Subsidiaries in an aggregate amount that the Borrower determines in its reasonable discretion equals the Tax liability of the Unrestricted Subsidiary had such Unrestricted Subsidiary been required to pay Taxes on a separate company basis.

“Permitted Unsecured Refinancing Debt” means any Second Lien Credit Agreement Refinancing Indebtedness that is unsecured debt.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any material “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established, sponsored, maintained or contributed to (or required to be contributed to) by any Loan Party or, with respect to any such plan that (i) is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA or (ii) for which any Loan Party has liability under ERISA or the Code as a result of being in a “controlled group” with any of their respective ERISA Affiliates.

“Platform” has the meaning specified in Section 6.02.

“Pledged Collateral” has the meaning specified in the Collateral Agreement.

“Pledged Equity” has the meaning specified in the Collateral Agreement.

“Pre-Approved Lender” means each bank or financial institution set forth on a list agreed to between the Borrower and the Administrative Agent and distributed to the Lenders prior to the date of this Agreement.

“Preferred Stock” as applied to the Equity Interests of any Person, means Equity Interests of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Equity Interests of any other class of such Person.

“Prepayment Date” has the meaning specified in Section 2.07(b)(iii).

“Prepayment Notice” means a written notice made pursuant to Section 2.07(a)(i) substantially in the form of Exhibit J.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).

“Priority Waterfall” means the provisions of Section 9.03.

“Private-Side Information” means any information with respect to the Borrower and its Subsidiaries that is not Public-Side Information.

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant or calculation hereunder, the determination or calculation of such test, covenant or ratio in accordance with the definition of “Consolidated Adjusted EBITDA”, the definition of “Fixed Charge Coverage Ratio” and Section 1.08.

“Pro Rata Share” means (a) with respect to all payments, computations and other matters relating to the Commitment of any Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the unused Commitment of that Lender and the denominator of which is the aggregate unused Commitments of all Lenders at such time and (b) with respect to all payments, computations and other matters relating to the Revolving Loans of any Lender and any Letters of Credit issued or participations purchased therein by any Lender (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Exposure of that Lender and the denominator of which is the aggregate Revolving Exposure of all Lenders at such time.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” means, as to any Person, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs relating to compliance with the provisions of the Securities Act and the Exchange Act or any other comparable body of laws, rules or regulations, as companies with listed equity, directors’ compensation, fees and expense reimbursement, costs relating to enhanced accounting functions and investor relations, stockholder meetings and reports to stockholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, listing fees and other transaction costs, in each case to the extent arising solely by virtue of the listing of such Person’s equity securities on a national securities exchange or issuance of public debt securities.

“Public Lenders” means Lenders that do not wish to receive Private-Side Information.

“Public-Side Information” means (a) at any time prior to a Parent Entity or the Borrower or any of their respective Subsidiaries becoming the issuer of any Traded Securities, information that the Borrower determines (i) would be required by applicable Law to be publicly disclosed in connection with an issuance by such Parent Entity or the Borrower or any of their respective Subsidiaries of its debt or equity securities pursuant to a registered public offering made at such time or (ii) not material to make an investment decision with respect to securities of such Parent Entity or the Borrower or any of their respective Subsidiaries (for purposes of United States federal, state or other applicable securities laws), and (b) at any time on or after such Parent Entity or the Borrower or any of their respective Subsidiaries becoming the issuer of any Traded Securities, information that does not constitute material non-public information (within the meaning of United States federal, state or other applicable securities laws) with respect to such Parent Entity or the Borrower or any of their respective Subsidiaries or any of their respective securities.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, expansion, construction, installation, replacement, repair or improvement of property (real or personal), equipment or assets (including Equity Interests), and whether acquired through the direct acquisition of such property or assets, or the acquisition of the Equity Interests of any Person owning such property or assets, or otherwise.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 11.26(a).

“QSC Adjustment” has the meaning specified in the definition of “Consolidated Adjusted EBITDA”.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified Securitization Financing” means any Securitization Facility that meets the following conditions: (i) the Board of Directors shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and its Restricted Subsidiaries, (ii) all sales of Securitization Assets and related assets by the Borrower or any Restricted Subsidiary to the Securitization Subsidiary or any other Person are made for fair consideration (as determined in good faith by the Borrower) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be fair and reasonable terms (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings.

“Qualified Services Contract” means, with respect to any newly delivered, acquired or reactivated Specified Vessel (including, without limitation, offshore supply vessel, offshore service vessel, multi-purpose support vessels, service operation vessels, commissioning service operation vessels, other offshore wind-related vessels, construction support offshore vessels, flotels, other specialty vessels, other construction vessels, crewboats, fast supply vessels, anchor handling and towing supply vessels, tankers, tugs and tank barges) within 365 days of such vessel’s original delivery date, acquisition date or reactivation date, as applicable, a contract that the Board of Directors, acting in good faith, designates as a “Qualified Services Contract”, which contract: (a) provides for services to be performed by the Borrower or one of its Restricted Subsidiaries involving the use of such vessel or a charter (bareboat or otherwise) of such vessel by the Borrower or one of its Restricted Subsidiaries, in either case for a minimum period of at least 3 months; and (b) provides for a fixed or minimum dayrate or fixed or minimum volume or freight rates (including, if applicable, lay time and demurrage) for such vessel.

“Qualifying IPO” means (a) an underwritten public Equity Offering of the Borrower or any Parent Entity or (b) a transaction where the Equity Interests of the Borrower or any Parent Entity thereof is listed on any United States national securities exchange.

“RCF Collateral Coverage Ratio” means, as of any Measurement Date, the ratio of (a) Collateral Value Amount to (b) Consolidated Total Debt outstanding under the Facility (including for the avoidance of doubt, under any Incremental Facilities), net of unrestricted cash and Cash Equivalents of up to $25 million, in each case, as of such date of determination.

“RCF Collateral Release Ratio” means the ratio of (i) the Vessel Collateral Value Amount (as determined, if the Borrower so elects, by the most recent appraisals required to be delivered under Section 6.02(b) or otherwise delivered hereunder) in respect of Vessels which are not Stacked Vessels, to (ii) the aggregate principal amount of Commitments under the Facility (including for the avoidance of doubt, under any Incremental Facilities).

“Receivables Assets” means (a) any accounts receivable (including, but not limited to, trade receivables from customers and non-trade receivables, such as tax receivables from government or quasi-government agencies) owed to the Borrower or a Restricted Subsidiary subject to a Receivables Facility and the proceeds thereof and (b) all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with a non-recourse accounts receivable factoring arrangement.

“Receivables Facility” means an arrangement between the Borrower or a Subsidiary and a commercial bank, an asset based lender or other financial institution or an Affiliate thereof pursuant to which (a) the Borrower or such Subsidiary, as applicable, sells (directly or indirectly) to such commercial bank, asset based lender or other financial institution (or such Affiliate) Receivables Assets and (b) the obligations of the Borrower or such Restricted Subsidiary, as applicable, thereunder are non-recourse (except for Securitization Repurchase Obligations) to the Borrower and such Subsidiary and (c) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings, and shall include any guaranty in respect of such arrangements.

“Recipient” means (a) any Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark means the time determined by the Administrative Agent in its reasonable discretion.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter into alternative financing arrangements, in exchange or replacement for such indebtedness, including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated. “Refinanced” and “Refinancing” have correlative meanings.

“Refinanced Debt” has the meaning assigned to such term in the definition of “Second Lien Credit Agreement Refinancing Indebtedness.”

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.17.

“Refinancing Commitments” means one or more Classes of Revolving Loan commitments hereunder that result from a Refinancing Amendment.

“Refinancing Indebtedness” means Indebtedness that is incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness (or unutilized commitment in respect of Indebtedness) existing on the Closing Date or incurred (or established) in compliance with this Agreement (including Indebtedness of the Borrower that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of the Borrower or another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, and Indebtedness incurred pursuant to a commitment that refinances any Indebtedness or unutilized commitment; provided, however, that

(i)  (a) such Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded, refinanced, replaced, exchanged, renewed, repaid or extended (or requires no or nominal payments in cash (other than interest payments) prior to the date that is ninety-one (91) days after the Maturity Date); and (b) to the extent such Refinancing Indebtedness refinances Subordinated Indebtedness, such Refinancing Indebtedness is Subordinated Indebtedness, respectively, and, in the case of Subordinated Indebtedness, is subordinated to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being refinanced,

(ii)  Refinancing Indebtedness shall not include Indebtedness of a Subsidiary of the Borrower that is not a Guarantor that refinances Indebtedness of the Borrower or a Guarantor (unless such Subsidiary was an obligor in respect of the Indebtedness so refinanced) or (b) Indebtedness of the Borrower or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary; and

(iii)  such Refinancing Indebtedness is incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced, plus (y) an amount equal to any unutilized commitment relating to the Indebtedness being refinanced or otherwise then outstanding under a financing arrangement being refinanced to the extent the unutilized commitment being refinanced could be drawn in compliance with Section 7.03 immediately prior to such refinancing, plus (z) accrued and unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) in connection with such refinancing. Refinancing Indebtedness in respect of any Indebtedness may be incurred from time to time after the termination, discharge or repayment of any such Indebtedness.

Refinancing Indebtedness will be deemed to include any Registered Equivalent Notes issued in exchange therefor.

“Refinancing Loans” means one or more Classes of Revolving Loans that result from a Refinancing Amendment.

“Refunding Equity Interests” has the meaning specified in the definition of “Permitted Payments.”

“Register” has the meaning specified in Section 11.07(c).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulated Entity” means (a) any swap dealer registered with the U.S. Commodity Futures Trading Commission or security-based swap dealer registered with the U.S. Securities and Exchange Commission, as applicable; or (b) any commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000 that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under Section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board under 12 C.F.R. part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Regulation U” means Regulation U of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof, or any successor thereto.

“Reimbursement Obligations” has the meaning specified in Section 2.04(c)(i).

“Related Indemnified Person” of an Indemnitee means (a) any controlling person or controlled affiliate of such Indemnitee, (b) the respective directors, partners, officers, or employees of such Indemnitee or any of its controlling persons or controlled affiliates and (c) the respective agents of such Indemnitee or any of its controlling persons or controlled affiliates, in the case of this clause (c), acting at the instructions of such Indemnitee, controlling person or such controlled affiliate; provided that each reference to a controlled affiliate or controlling person in this definition shall pertain to a controlled affiliate or controlling person involved in the negotiation or syndication of the Facility.

“Related Taxes” means (i) any franchise and excise taxes, and other fees and expenses, required to maintain a Parent Entity’s corporate existence and good standing under applicable law (including any such Taxes, fees and expenses (such as any corporate operating and overhead expenses) attributable to the ownership or operation of the Borrower and its Subsidiaries); and (ii) any Permitted Tax Amount.

“Release Actions” has the meaning specified in Section 10.11.

“Release Certificate” has the meaning specified in Section 10.11.

~~“Release/Subordination Event” has the meaning specified in Section 10.11.~~

“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Relevant Person” means:

(a) the Borrower and each of its Subsidiaries; and

(b) each of their directors, officers and employees.

“Reorganization Transactions” any reorganizations and other activities in connection with or related to a Qualifying IPO of the Borrower or any Parent Entity (including, for the avoidance of doubt, any transfer (including by contribution, merger or otherwise) of interests in the Borrower to a wholly owned domestic subsidiary of a Parent Entity).

“Reportable Event” means, with respect to any Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the 30 day notice period has been waived by applicable regulation.

“Required Lenders” means, as of any date of determination, Lenders having or holding more than 50.1% of the sum of the aggregate Revolving Exposure of all Lenders; provided that the aggregate Revolving Exposure of or held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further, that, at any time there are three or more Lenders (who are not Affiliates of one another), “Required Lenders” must include at least two Lenders (who are not Affiliates of one another). The Commitment and Loans of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the executive chairman, chief executive officer, president, executive vice president, senior vice president (finance), vice president (finance), chief financial officer, chief accounting officer, treasurer or assistant treasurer or other similar officer or Person performing similar functions of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Borrower.

“Restricted” means, when referring to cash or Cash Equivalents of the Borrower or any of the Restricted Subsidiaries, that such cash or Cash Equivalents appear (or would be required by GAAP to appear) as “restricted” on a consolidated balance sheet of such Borrower or such Restricted Subsidiary (unless such appearance is related to a restriction in favor of the Administrative Agent).

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Party” means a Person that is (a) listed on any Sanctions List or targeted by Sanctions (whether designated by name or by reason of being included in a class of person), (b) located in or incorporated under the laws of any country or territory that is the target of comprehensive, country- or territory-wide Sanctions (at the time of this Agreement, the so - called Donetsk People’s Republic, the so- called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria), or (c) directly or indirectly owned or controlled (as such terms are defined in applicable Sanctions) by, or acting on behalf, at the direction, or for the benefit, of a person referred to in (a) and/or (to the extent relevant under Sanctions) (b) above.

“Restricted Payment” has the meaning specified in Section 7.06.

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Revolving Credit Facility Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) (i) the principal amount of the Loans outstanding under this Agreement as of the last day of such Test Period minus (ii) the aggregate amount of cash and Cash Equivalents of the Borrower and the Restricted Subsidiaries as of such date that is not Restricted in an amount not to exceed $25,000,000 to (b) Consolidated Adjusted EBITDA of the Borrower for such Test Period.

“Revolving Exposure” means, with respect to any Lender as of any date of determination, (a) prior to the termination of the Commitments, that Lender’s Commitment; and (b) after the termination of the Commitments, the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (ii) in the case of each Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit) and (iii) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit.

“Revolving Lender” means a Lender having a Commitment or other Revolving Exposure.

“Revolving Loan Note” means a promissory note in the form of Exhibit B, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Revolving Loans” has the meaning specified in Section 2.02(a).

“S&P” means S&P Global Ratings, and any successor thereto.

“Sale Leaseback Transaction” means a sale leaseback transaction with respect to all or any portion of any real property owned by a Loan Party or other property customarily included in such transactions.

“Same Day Funds” means disbursements and payments in immediately available funds.

“Sanctions” means any applicable (to any Relevant Person and/or Loan Party as the context provides) laws, regulations or orders concerning any trade, economic or financial sanctions or embargoes imposed, administered or enforced from time to time by a Sanctions Authority.

“Sanctions Authority” means the Norwegian State, the United Nations, the European Union, the United Kingdom, the United States of America (including the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State), and any of their respective legislative, executive, enforcement and/or regulatory authorities or bodies acting in connection with Sanctions.

“Sanctions List” means: (a) the lists of Sanctions designations and/or targets maintained by any Sanctions Authority and/or (b) any other Sanctions designation or target listed and/or adopted by a Sanctions Authority, in each case, as amended, supplemented or replaced from time to time.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Agent” has the meaning specified in the definition of “Existing Junior Lien Intercreditor Agreement.”

“Second Lien Credit Agreement” means that certain Second Lien Term Loan Credit Agreement, dated as of September 4, 2020, among the Borrower, as parent borrower, Hornbeck Offshore Services, LLC, as co-borrower, Wilmington Trust, National Association, as administrative agent and as collateral agent, and the lenders party thereto from time to time as amended, restated, supplemented or modified from time to time.

“Second Lien Credit Agreement Refinancing Indebtedness” means Indebtedness of a Borrower or any Restricted Subsidiary in the form of term loans, notes or revolving commitments; provided that:

(a)	such Indebtedness is incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, upsize, replace, or refinance, in whole or part, Indebtedness under the Second Lien Credit Agreement or constituting Second Lien Credit Agreement Refinancing Indebtedness (“Refinanced Debt”);

(b)	(i) the Weighted Average Life to Maturity of such Indebtedness is equal to or longer than the remaining Weighted Average Life to Maturity of the Refinanced Debt, and (ii) the final maturity date of such Second Lien Credit Agreement Refinancing Indebtedness may not be earlier than ninety-one (91) days after the latest Maturity Date then in effect; and

(c)	the Second Lien Credit Agreement Refinancing Indebtedness shall be either (i) secured by the Collateral on a first lien basis with the Obligations and subject to an Equal Priority Intercreditor Agreement or on a junior lien basis with the Collateral and subject to a Junior Lien Intercreditor Agreement; provided, however, in the event any assets securing such Second Lien Credit Agreement Refinancing Indebtedness do not constitute Collateral, the Borrower shall be required to offer the Collateral Agent such additional assets as Collateral and notify the Administrative Agent of such offer, and if the Administrative Agent so requests, take all such actions required to so provide such Collateral to the Collateral Agent for the benefit of the Secured Parties or (ii) unsecured.

“Secured Hedge Agreement” means any Hedge Agreement that is entered into by and between any Loan Party and any Hedge Bank and designated in writing by the Hedge Bank and the Borrower to the Administrative Agent as a “Secured Hedge Agreement.”

“Secured Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Secured Net Debt outstanding as of the last day of such Test Period to (b) Consolidated Adjusted EBITDA of the Borrower for such Test Period.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, each Issuing Bank, each Hedge Bank, each Cash Management Bank, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 10.05 and Section 10.12.

“Securities Account” has the meaning specified in the Uniform Commercial Code.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securitization Assets” means (a) any accounts receivable (whether trade or non-trade receivables), mortgage receivables, loan receivables, royalty, franchise fee, license fee, patent or other revenue streams and other rights to payment or related assets and the proceeds thereof and (b) all collateral securing such receivable or asset, all contracts and contract rights (including licenses and leases), guarantees or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such account or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted) together with accounts or assets in connection with a securitization, factoring or receivable sale transaction.

“Securitization Facility” means any of one or more securitization, financing, factoring or sales transactions, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, pursuant to which the Borrower or any of the Restricted Subsidiaries sells, transfers, pledges or otherwise conveys any Securitization Assets (whether now existing or arising in the future) to a Securitization Subsidiary or any other Person.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any Securitization Asset or Receivables Asset or participation interest therein issued or sold in connection with, and other fees, expenses and charges (including commissions, yield, interest expense and fees and expenses of legal counsel) paid in connection with, any Qualified Securitization Financing or Receivables Facility.

“Securitization Financing” means any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which such Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Borrower or any of its Subsidiaries) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets of such Borrower or any of its Subsidiaries, and any assets related thereto, including all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets or Receivables Assets in a Qualified Securitization Financing or a Receivables Facility to repurchase or otherwise make payments with respect to Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means any Subsidiary of the Borrower in each case formed for the purpose of and that solely engages in one or more Qualified Securitization Financings or Receivables Facilities and other activities reasonably related thereto or another Person formed for this purpose.

“Senior Indebtedness” has the meaning specified in Section 11.02(b)(viii).

“Settlement” means the transfer of cash or other property with respect to any credit or debit card charge, check or other instrument, electronic funds transfer, or other type of paper-based or electronic payment, transfer, or charge transaction for which a Person acts as a processor, remitter, funds recipient or funds transmitter in the ordinary course of its business.

“Settlement Asset” means any cash, receivable or other property, including a Settlement Receivable, due or conveyed to a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person or an Affiliate of such Person.

“Settlement Indebtedness” means any payment or reimbursement obligation in respect of a Settlement Payment.

“Settlement Lien” means any Lien relating to any Settlement or Settlement Indebtedness (and may include, for the avoidance of doubt, the grant of a Lien in or other assignment of a Settlement Asset in consideration of a Settlement Payment, Liens securing intraday and overnight overdraft and automated clearing house exposure, and similar Liens).

“Settlement Payment” means the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement.

“Settlement Receivable” means any general intangible, payment intangible, or instrument representing or reflecting an obligation to make payments to or for the benefit of a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person.

“Shipowner” means each Loan Party that owns a Vessel that is Vessel Collateral.

“Short Term Advances” has the meaning specified in the definition of “Indebtedness.”

“Similar Business” means (a) any businesses, services or activities engaged in by the Borrower or any of its Subsidiaries or any Associates on the Closing Date, (b) any businesses, services and activities engaged in by the Borrower or any of its Subsidiaries or any Associates that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof, and (c) a Person conducting a business, service or activity specified in clauses (a) and (b), and any Subsidiary thereof. For the avoidance of doubt, any Person that invests in or owns Equity Interests or Indebtedness of another Person that is engaged in a Similar Business shall be deemed to be engaged in a Similar Business.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Rate Loan” means a Loan, denominated in Dollars, that bears interest at the applicable Adjusted Term SOFR.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person, on a consolidated basis with its Subsidiaries, exceeds its debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, (b) the present fair saleable value of the property of such Person, on a consolidated basis with its Subsidiaries, is greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such debts and other liabilities become absolute and matured, (c) such Person, on a consolidated basis with its Subsidiaries, is able to pay its debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such liabilities become absolute and matured and (d) such Person, on a consolidated basis with its Subsidiaries, is not engaged in, and is not about to engage in, business for which it has unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

“SPC” has the meaning specified in Section 11.07(g).

“Specified Event of Default” means an Event of Default pursuant to Section 9.01(a) or an Event of Default pursuant to Section 9.01(f).

“Specified Qualified Appraisers” means DLS Marine Survey and Appraisal, Clarksons, Fearnleys, Pareto, Seabrokers Group, S&P Global, Arctic Offshore or Dufour Laskay & Strouse Inc (or any successor thereof) and other appraisers with the prior consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed).

“Specified Vessel” has the meaning specified in the definition of “Consolidated Adjusted EBITDA”.

“Sponsors” means, individually or collectively, any fund, partnership, co-investment vehicles and/or similar vehicles or accounts, in each case managed or advised by Ares Management Corp., Whitebox Advisors LLC or Highbridge Capital Management, LLC or any of their respective Affiliates, or any of their respective successors.

“Stacked Vessel” means a Vessel that has been temporarily or permanently removed from service in the exercise of the Borrower’s reasonable judgment consistent with reasonable business practices in light of the facts known at the time the decision was made (including, without limitation, operating costs and available marketing opportunities) or in the case of any after-acquired Vessel (whether by acquiring the Vessel or the entity that owns such Vessel ) that was stacked at the time of its acquisition or thereafter.

“Standard Securitization Undertakings” means representations, warranties, covenants, guarantees and indemnities entered into by the Borrower or any Subsidiary of the Borrower which the Borrower has determined in good faith to be customary in a Securitization Facility or Receivables Facility, including those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking or, in the case of a Receivables Facility, a non-credit related recourse accounts receivable factoring arrangement.

“Stated Amount” means, with respect to any Letter of Credit at any time, the aggregate amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).

“Subordinated Indebtedness” means, with respect to any person, any Indebtedness (whether outstanding on the Closing Date or thereafter incurred) which is expressly subordinated in right of payment to the Loans pursuant to a written agreement (but excluding any First Lien Debt).

“Subsidiary” means, with respect to any Person:

(1)  any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof;

(2)  any partnership, joint venture, limited liability company or similar entity of which:

(a)	more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

(b)	such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity; or

(3)  at the election of the Borrower, any partnership, joint venture, limited liability company or similar entity of which such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

provided, that, notwithstanding the foregoing, “Subsidiary” shall not include Hornbeck Offshore Services de Mexico, S. de R.L. de C.V. or Hornbeck Offshore (Trinidad & Tobago), Ltd.

“Subsidized Indebtedness Specified Cash” has the meaning specified in Section 7.01.

“Successor Person” has the meaning specified in Section 7.04(b)(i).

“Super-Priority Debt” means First Lien Debt that has the same payment priority as the Obligations pursuant to Section 2.01 (or equivalent section) of the Equal Priority Intercreditor Agreement.

“Supplemental Administrative Agent” and “Supplemental Administrative Agents” have the meanings specified in Section 10.12(a).

“Supported QFC” has the meaning specified in Section 11.26(a).

“Swap Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contracts, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

“Taxes” has the meaning specified in Section 3.01(a).

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body; provided, that “Term SOFR” with respect to any Revolving Loans shall in no event be less than 0.00% per annum.

“Term SOFR Adjustment” means a rate per annum equal to 0.10%.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with this Section 3.09 that is not Adjusted Term SOFR.

“Termination Conditions” means, collectively, (a) the payment in full in cash of the Obligations (other than (i) contingent indemnification obligations as to which no claim has been asserted, (ii) Obligations under Secured Hedge Agreements as to which alternative arrangements acceptable to the Hedge Bank thereunder have been made and (iii) Cash Management Obligations) and (b) the termination of the Commitments and the termination or expiration of all Letters of Credit under this Agreement (unless backstopped or Cash Collateralized in an amount equal to 105% of the maximum drawable amount of any such Letter of Credit or otherwise in an amount and/or in a manner reasonably acceptable to the Issuing Banks).

“Test Period” in effect at any time means the most recent period of four consecutive fiscal quarters of the Borrower ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period are available or, in the case of Article VIII, are required to be delivered pursuant to Section 6.01(a) or 6.01(b) (which may be internal financial statements except (i) to the extent this Agreement otherwise expressly states that the Test Period is specified in a Compliance Certificate, in which case such financial statements shall have been delivered pursuant to Section 6.01(a) or (b) for the Test Period set forth in such Compliance Certificate or (ii) for purposes of Article VIII). A Test Period may be designated by reference to the last day thereof (i.e., the “December 31st Test Period” of a particular year refers to the period of four consecutive fiscal quarters of the Borrower ended on December 31st of such year), and a Test Period shall be deemed to end on the last day thereof.

“Testing Date” has the meaning assigned to such term in Section 8.01.

“Threshold Amount” means $25.0 million.

“Total Assets” means, as of any date, the total consolidated assets of the Borrower and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Borrower and its Restricted Subsidiaries, determined in accordance with GAAP.

“Total Net Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Net Debt as of the last day of such Test Period to (b) Consolidated Adjusted EBITDA of the Borrower for such Test Period.

“Total Utilization of Commitments” means, as of any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans other than Revolving Loans made for the purpose of reimbursing the Issuing Banks for any amount drawn under any Letter of Credit, but not yet so applied, and (ii) the Letter of Credit Usage.

“Traded Securities” means any debt or equity securities issued pursuant to a public offering or Rule 144A offering.

“Transaction Expenses” means any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby, including any amortization thereof in any period.

“Transactions” means, collectively, (a) the occurrence of the Closing Date under this Agreement and (b) the payment of the Transaction Expenses.

“Treasury Equity Interests” has the meaning specified in the definition of “Permitted Payment.”

“TTM Consolidated Adjusted EBITDA” means, as of any date of determination, the Consolidated Adjusted EBITDA of the Borrower and the Restricted Subsidiaries, determined on a Pro Forma Basis, for the four consecutive fiscal quarters most recently ended prior to such date for which financial statements are internally available.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a SOFR Rate Loan.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“U.S. Lender” has the meaning specified in Section 3.01(e).

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(b).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Ultra High Specification” or “Ultra High-Spec” means, when referring to Vessels, Vessels with cargo-carrying capacity of greater than 5,000 DWT (i.e., 300 class OSV notations or higher), and dynamic-positioning systems with a DP-2 classification or higher. For the avoidance of doubt, any MPSV of greater than 5,000 DWT is an Ultra High-Spec Vessel.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent entity, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent entity is subject to home jurisdiction supervision, if applicable law requires that such appointment not be disclosed.

“Unfunded Advances/Participations” means (a) with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Borrower on the assumption that each Lender has made available to the Administrative Agent such Lender’s share of the applicable Borrowing available to the Administrative Agent as contemplated by Section 2.02(b)(ii) and (ii) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by such Borrower or made available to the Administrative Agent by any such Lender and (b) with respect to the Issuing Banks, the aggregate amount, if any, of amounts drawn under Letters of Credit in respect of which a Revolving Lender shall have failed to make amounts available to the applicable Issuing Banks pursuant to Section 2.04(c).

“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Lender” means any Regulated Entity, any Revolving Lender as of the Closing Date, any Lead Arranger or any of their respective Affiliates (other than, for the avoidance of doubt, any participants of any such Persons unless such participants constitute an Unrestricted Lender).

“Unrestricted Subsidiary” means (a) each Securitization Subsidiary and (b) any Subsidiary of the Borrower designated by the Board of Directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 6.13 subsequent to the date hereof, in each case, until such Person ceases to be an Unrestricted Subsidiary of the Borrower in accordance with Section 6.13 or ceases to be a Subsidiary of the Borrower.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Public Law No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“Vessel Collateral” means, collectively, each of the Vessels set forth on Schedule 5.15, any Vessel subject to a Vessel Mortgage pursuant to Section 6.11(d)(i), and any other Vessel over which a Loan Party has, by its sole election, granted a Vessel Mortgage, in each case, until such Vessel is released from Vessel Collateral in accordance with the terms hereof; provided, that, for the avoidance of doubt, the Borrower shall not be restricted in its ability, at its sole election, to designate any Vessel Collateral as Stacked Vessels following the Closing Date.

“Vessel Collateral Value Amount” means the fair market value of each Vessel constituting Collateral (calculated in the aggregate), as determined by (a) VesselsValueTM (or any successor thereof) or (b) at the Borrower’s sole election, a Specified Qualified Appraiser; provided that, (i) if VesselsValueTM ceases to exist, (ii) if access to such information originating from VesselsValueTM becomes (x) commercially unavailable or impractical to obtain or (y) otherwise materially more costly to obtain, then the Borrower shall (or, with respect to clause (ii)(y), may at its sole election) select a Specified Qualified Appraiser or another appraiser that is reasonably acceptable to the Administrative Agent to determine the Vessel Collateral Value Amount in place of VesselsValueTM.

“Vessel Mortgage” means (a) each First Amendment A&R Vessel Mortgage or (b) a first preferred single vessel mortgage or fleet mortgage, as applicable, in substantially the form of Exhibit M, in each case as the same may be amended, modified or supplemented from time to time.

“Vessels” means marine vessels (other than recreational vessels), and “Vessel” shall mean any of such Vessels.

“Voting Stock” of a Person means all classes of Equity Interests of such Person then outstanding and normally entitled to vote in the election of directors.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the quotient (in number of years) obtained by dividing:

(a)	the sum of the products obtained by multiplying (i) the number of years (calculated to the nearest one-twelfth) from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Equity Interests or Preferred Stock, by (ii) the amount of such payment, by

(b)	the sum of all such payments; provided that, for purposes of determining the Weighted Average Life to Maturity of any Indebtedness, the effects of any prepayments or amortization made on such Indebtedness prior to the date of such determination will be disregarded;

provided that for purposes of determining the Weighted Average Life to Maturity of (i) any Refinanced Debt or (ii) any Indebtedness that is being modified, refinanced, refunded, renewed, replaced or extended (in any such case, the “Applicable Indebtedness”), the effects of any amortization payments or other prepayments made on such Applicable Indebtedness (including the effect of any prepayment on remaining scheduled amortization) prior to the date of the applicable modification, refinancing, refunding, renewal, replacement, extension or incurrence shall be disregarded.

“wholly-owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (a) director’s qualifying shares and (b) nominal shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly-owned Subsidiaries of such Person.

“Withdrawal Liability” means the liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such term is defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means the Borrower, any Guarantor or the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)  The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)  (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof; (ii) references in this Agreement to an Exhibit, Schedule, Article, Section, clause or sub-clause refer (A) to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in this Agreement or (B) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears; (iii) the term “including” is by way of example and not limitation; (iv) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form; (v) the term “continuing” means, with respect to a Default or Event of Default, that it has not been cured or waived; and (vi) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws) (a “Division”), if (a) any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.03 Accounting and Finance Terms; Accounting Periods; Unrestricted Subsidiaries. All accounting terms, financial terms or components of such terms not specifically or completely defined herein shall be construed in conformity with GAAP to the extent GAAP defines such term or a component of such term. To the extent GAAP does not define such term or a component of such term, such term shall be calculated by the Borrower in good faith. For purposes of calculating any consolidated amounts necessary to determine compliance by any Person and, if applicable, its Restricted Subsidiaries with any ratio or other financial covenant in this Agreement, Unrestricted Subsidiaries shall be excluded. Unless the context indicates otherwise, any reference to a “fiscal year” shall refer to a fiscal year of the Borrower ending December 31, and any reference to a “fiscal quarter” shall refer to a fiscal quarter of the Borrower ending March 31, June 30, September 30 or December 31.

SECTION 1.04 Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement or any other Loan Document shall be calculated by dividing the appropriate component by the other component, carrying the result to one decimal place more than the number of decimal places by which such ratio is expressed herein (the “applicable decimal place”) and rounding the result up or down to the applicable decimal place.

SECTION 1.05 References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

SECTION 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

SECTION 1.07 [Reserved].

SECTION 1.08 Pro Forma Calculations; Limited Condition Transactions; Basket and Ratio Compliance.

(a)  Notwithstanding anything to the contrary herein, the Revolving Credit Facility Net Leverage Ratio, the Collateral Coverage Ratio, the RCF Collateral Coverage Ratio, the Total Net Leverage Ratio, the Fixed Charge Coverage Ratio and the Secured Net Leverage Ratio shall be calculated in the manner prescribed by this Section 1.08; provided, that notwithstanding anything to the contrary in clauses (b), (c) or (d) of this Section 1.08, when calculating the Revolving Credit Facility Net Leverage Ratio, the Collateral Coverage Ratio and the RCF Collateral Coverage Ratio, in each case, for purposes of Section 8.01, the events described in this Section 1.08 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

(b)  For purposes of calculating the Revolving Credit Facility Net Leverage Ratio, the Collateral Coverage Ratio, the RCF Collateral Coverage Ratio, the Total Net Leverage Ratio, the Fixed Charge Coverage Ratio and the Secured Net Leverage Ratio, in addition to the adjustments provided for in the definition of “Consolidated Adjusted EBITDA” and “Fixed Charge Coverage Ratio” (including any QSC Adjustment), (i) any transaction or series of related transactions that results in a Person becoming a Restricted Subsidiary, (ii) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, (iii) any transaction or series of related transactions that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower, (iv)  any acquisition or disposition of any assets constituting a business unit, line of business or division of another Person or a facility or an acquisition or disposition of any Vessel, (v) any incurrence or repayment of Indebtedness and (vi) any payment or Investment permitted by Section 7.06 that have been made or occurred (i) during the applicable Test Period or (ii) (other than for purposes of calculating the Financial Covenants pursuant to Section 8.01), subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such transactions (and any increase or decrease in Consolidated Adjusted EBITDA and the component financial definitions used therein attributable to any such transaction) had occurred on the first day of the applicable Test Period.

(c)  In the event that the Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of the Revolving Credit Facility Net Leverage Ratio, the Collateral Coverage Ratio, the RCF Collateral Coverage Ratio, the Fixed Charge Coverage Ratio, the Total Net Leverage Ratio and the Secured Net Leverage Ratio, as the case may be (in each case, other than, except for purposes of Article VIII), (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then the Revolving Credit Facility Net Leverage Ratio, the Collateral Coverage Ratio, the RCF Collateral Coverage Ratio, the Fixed Charge Coverage Ratio, the Total Net Leverage Ratio and the Secured Net Leverage Ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period with respect to leverage ratios or the first day of such Test Period with respect to the Fixed Charge Coverage Ratio.

(d)  Notwithstanding anything to the contrary in this Agreement or any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the disposition thereof has been entered into as discontinued operations, no pro forma effect shall be given to any discontinued operations (and the Consolidated Adjusted EBITDA attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such disposition shall have been consummated.

(e) Notwithstanding anything in this Agreement or any Loan Document to the contrary,

(i)  the Borrower may rely on more than one basket or exception hereunder (including both ratio-based and non-ratio based baskets and exceptions, and including partial reliance on different baskets that, collectively, permit the entire proposed transaction) at the time of any proposed transaction, and the Borrower may, in their sole discretion, at any later time divide, classify or reclassify such transaction (or any portion thereof) in any manner that complies with the available baskets and exceptions hereunder at such later time (provided that with respect to reclassification of Indebtedness and Liens, any such reclassification shall be subject to the parameters of Sections 7.01 and 7.03, as applicable),

(ii)  unless the Borrower elects otherwise, if the Borrower or its Restricted Subsidiaries in connection with any transaction or series of related transactions (A) incurs Indebtedness, creates Liens, makes Dispositions, makes Investments, designates any Subsidiary as restricted or unrestricted or repays any Indebtedness or takes any other action under or as permitted by a ratio-based basket and (B) incurs Indebtedness, creates Liens, makes Dispositions, makes Investments, designates any Subsidiary as restricted or unrestricted or repays any Indebtedness or takes any other action under a non-ratio-based basket (which shall occur within five Business Days of the events in clause (A) above), then the applicable ratio will be calculated with respect to any such action under the applicable ratio-based basket without regard to any such action under such non-ratio-based basket made in connection with such transaction or series of related transactions,

(iii)  if the Borrower or its Restricted Subsidiaries enters into any revolving, delayed draw or other committed debt facility, the Borrower may elect by written notice to the Administrative Agent (or shall be deemed to have elected with respect to any Incremental Loans) to determine compliance of such debt facility (including the incurrence of Indebtedness and Liens from time to time in connection therewith) with this Agreement and each other Loan Document on the date commitments with respect thereto are first received, assuming the full amount of such facility is incurred (and any applicable Liens are granted) on such date, in which case such committed amount may thereafter be borrowed or reborrowed, in whole or in part, from time to time, without further compliance with such applicable ratio-based basket hereunder, in lieu of determining such compliance on any subsequent date (including any date on which Indebtedness is incurred pursuant to such facility); provided that, in each case, any future calculation of such ratio-based basket shall only include amounts borrowed and outstanding as of such date of determination, and

(iv) if the Borrower or any Restricted Subsidiary incurs Indebtedness under a ratio-based basket, such ratio-based basket (together with any other ratio-based basket utilized in connection therewith, including in respect of other Indebtedness, Liens, Dispositions, Investments, Permitted Payments or other transactions permitted by Section 7.06 or payments in respect of Junior Financing) will be calculated excluding the cash proceeds of such Indebtedness for netting purposes (i.e., such cash proceeds shall not reduce the Borrower’s Consolidated Net Debt or Consolidated Secured Net Debt pursuant to clause (b) of the definition of such ~~terms~~term), provided that the actual application of such proceeds may reduce Indebtedness for purposes of determining compliance with any such applicable ratio-based basket.

(f) Notwithstanding anything in this Agreement or any Loan Document to the contrary, when calculating the availability under any basket or ratio under this Agreement or compliance with any provision of this Agreement in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence, issuance or assumption of Indebtedness and the use of proceeds thereof, the incurrence or creation of Liens, repayments, Restricted Payments and Dispositions), in each case, at the option of the Borrower (the Borrower’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under this Agreement shall be deemed to be the date (the “LCT Test Date”) the definitive agreement for such Limited Condition Transaction is entered into (or, if applicable, the date of delivery of an irrevocable declaration of a Restricted Payment or similar event) in respect of a target of a Limited Condition Transaction and, in each case, if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence, issuance or assumption of Indebtedness and the use of proceeds thereof, the incurrence or creation of Liens, repayments, Restricted Payments and Dispositions) and any related pro forma adjustments, the Borrower or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Indebtedness, for example, whether such Indebtedness is committed, issued, assumed or incurred at the LCT Test Date or at any time thereafter); provided, that (a) if financial statements for one or more fiscal quarters shall have subsequently become available, the Borrower may elect, in its sole discretion, to redetermine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be the applicable LCT Test Date for purposes of such ratios, tests or baskets, (b) except as contemplated in the foregoing clause (a), compliance with such ratios, test or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transaction related thereto (including acquisitions, Investments, the incurrence, issuance or assumption of Indebtedness and the use of proceeds thereof, the incurrence or creation of Liens, repayments, Restricted Payments and Dispositions) and (c) Consolidated Interest Expense for purposes of the Fixed Charge Coverage Ratio will be calculated using an assumed interest rate as reasonably determined by the Borrower.

(g) For purposes of determining the maturity date of any Indebtedness, customary bridge loans that are subject to customary conditions (including no payment or bankruptcy event of default) that would either automatically be extended as, converted into or required to be exchanged for permanent refinancing shall be deemed to have the maturity date as so extended, converted or exchanged.

SECTION 1.09 Currency Equivalents Generally.

(a)  For purposes of determining compliance with Sections 7.01 and 7.03 with respect to any amount of Lien, Indebtedness or Investment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Lien, Indebtedness or Investment is incurred (so long as such Indebtedness or Investment, at the time incurred, made or acquired, was permitted hereunder).

(b)  For purposes of this Agreement and the other Loan Documents, where the permissibility of a transaction or determinations of required actions or circumstances depend upon compliance with, or are determined by reference to, amounts stated in Dollars, any requisite currency translation shall be based on the rate of exchange between the applicable currency and Dollars as reasonably determined by the Borrower, in each case in effect on the Business Day immediately preceding the date of such transaction or determination (subject to clauses (c) and (d) below) and shall not be affected by subsequent fluctuations in exchange rates. For the avoidance of doubt, the Financial Covenants, the Revolving Credit Facility Net Leverage Ratio, Collateral Coverage Ratio, the RCF Collateral Coverage Ratio, the Total Net Leverage Ratio, the Secured Net Leverage Ratio and the Fixed Charge Coverage Ratio, including Consolidated Adjusted EBITDA, shall not be recalculated following any such fluctuation in exchange rate to provide for additional Dollar-equivalent principal amount of Indebtedness to be incurred or otherwise affected by subsequent fluctuations in exchange rates to provide for additional basket capacity.

(c)  For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the Exchange Rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt (or, in the case of an LCT Election, on the date of the applicable LCT Test Date); provided that, if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the Exchange Rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Indebtedness so refinanced does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding the foregoing, the principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the Exchange Rate that is in effect on the date of such refinancing.

(d) For purposes of determining the Revolving Credit Facility Net Leverage Ratio, Collateral Coverage Ratio, the RCF Collateral Coverage Ratio, the Total Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio and the Fixed Charge Coverage Ratio, including Consolidated Adjusted EBITDA when calculating such ratios, all amounts denominated in a currency other than Dollars will be converted to Dollars for any purpose (including testing the any financial maintenance covenant) at the effective rate of exchange in respect thereof reflected in the consolidated financial statements of the Borrower for the applicable Test Period for which such measurement is being made, and will reflect the currency translation effects, determined in accordance with GAAP, of Hedge Agreements permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar equivalent of such Indebtedness.

ARTICLE II
The Commitments and Borrowings

SECTION 2.01 [Reserved].

SECTION 2.02 Revolving Loans.

(a) Revolving Loan Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving loans to the Borrower from time to time on any Business Day in Dollars (“Revolving Loans”) in an aggregate amount up to but not exceeding such Lender’s Commitment; provided, that after giving effect to the making of any Revolving Loans in no event shall the Total Utilization of Commitments exceed the Commitments then in effect. Amounts borrowed pursuant to this Section 2.02(a) may be repaid and reborrowed during the Commitment Period. Each Lender’s Commitment shall expire on the Commitment Termination Date, and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Commitments shall be paid in full no later than the Maturity Date.

(b) Borrowing Mechanics for Revolving Loans.

(i) Subject to Article IV, each Borrowing of Revolving Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may only be given in writing. Each such notice must be received by the Administrative Agent not later than (A) 1:00 p.m. three Business Days prior to the requested date of any Borrowing of SOFR Rate Loans, and (B) 1:00 p.m. one Business Day prior to the requested date of any Borrowing of Base Rate Loans. Each notice by the Borrower pursuant to this Section 2.02(b) must be delivered to the Administrative Agent in the form of a Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of SOFR Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Borrowing of Base Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (1) the requested date of the Borrowing (which shall be a Business Day), (2) the principal amount of Revolving Loans to be borrowed, (3) the Type of Revolving Loans to be borrowed and (4) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Revolving Loan in a Committed Loan Notice, then in the case of Revolving Loans, the applicable Revolving Loans shall be made as Base Rate Loans. If the Borrower requests a Borrowing of SOFR Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period for such SOFR Rate Loans, the Borrower will be deemed to have specified an Interest Period of one month.

(ii) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Revolving Loans. In the case of each Borrowing, each Appropriate Lender shall make the amount of its Revolving Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m., on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Article IV, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are Reimbursement Obligations outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such Reimbursement Obligations, and second, to the Borrower as provided above.

(iii)  The failure of any Lender to make the Revolving Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on the date of any Borrowing.

SECTION 2.03 [Reserved].

SECTION 2.04 Issuance of Letters of Credit and Purchase of Participations Therein.

(a) Letter of Credit Commitment.

(i)  Subject to the terms and conditions set forth herein, (A) each Issuing Bank agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the Commitment Period on or prior to the fifth Business Day prior to the Commitment Termination Date, to issue Letters of Credit for the account of the Borrower, subject to satisfactory receipt of such information and documentation reasonably requested by the Administrative Agent or any Lender in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act or a Restricted Subsidiary (provided that any Letter of Credit issued for the benefit of any Restricted Subsidiary shall be issued for the account of the Borrower but such Letter of Credit shall indicate that it is being issued for the benefit of such Restricted Subsidiary, as applicable) and to amend, renew or extend Letters of Credit previously issued by it, in accordance with Section 2.04(b) and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in such Letters of Credit and any drawings thereunder; provided that the Issuing Banks shall not be obligated to make any Letter of Credit Extension if, as of the date of such Letter of Credit Extension, (1) the Total Utilization of Commitments would exceed the Commitments, (2) the Total Utilization of Commitments of any Revolving Lender would exceed such Lender’s Commitment, (3) the Letter of Credit Usage would exceed the Letter of Credit Sublimit or (4) the Letter of Credit Usage with respect to Letters of Credit issued by such Issuing Bank would exceed the amount of such Issuing Bank’s Letter of Credit Percentage of the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. On and after the Closing Date, each Existing Letter of Credit shall be deemed to be a Letter of Credit issued hereunder on the Closing Date for all purposes under this Agreement and the other Loan Documents.

(ii) An Issuing Bank shall not be under any obligation to issue any Letter of Credit if:

(A)  any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it (for which such Issuing Bank is not otherwise compensated hereunder);

(B)  the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally;

(C)  except as otherwise agreed by the Administrative Agent and such Issuing Bank, such Letter of Credit is in an initial stated amount less than $10,000;

(D) [reserved];

(E)  such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; and

(F)  any Revolving Lender is at such time a Defaulting Lender, unless such Issuing Bank has entered into arrangements, including reallocation of such Lender’s Pro Rata Share of the outstanding Letter of Credit Obligations pursuant to Section 2.20(a)(iii) or the delivery of Cash Collateral, satisfactory to such Issuing Bank (in its sole discretion) with the Borrower or such Lender to eliminate such Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.20(a)(iii)) with respect to such Lender arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and all other Letter of Credit Obligations as to which such Issuing Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iii)  No Issuing Bank shall be under any obligation to amend or extend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment thereto.

(iv)  Unless Cash Collateralized or backstopped pursuant to arrangements reasonably acceptable to the applicable Issuing Bank, each standby Letter of Credit shall expire at or prior to the close of business on the earlier of (A) the date twelve months after the date of issuance of such Letter of Credit (or, in the case of any Auto-Renewal Letter of Credit, twelve months after the then current expiration date of such Letter of Credit) and (B) the Letter of Credit Expiration Date (unless arrangements reasonably satisfactory to the Issuing Banks have been entered into).

(b)  Procedures for Issuance and Amendment of Letters of Credit; Auto Renewal Letters of Credit.

(i)  Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable Issuing Bank (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the applicable Issuing Bank and the Administrative Agent not later than 1:00 p.m. at least five Business Days (or such shorter period as the applicable Issuing Bank and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable Issuing Bank (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the currency in which the requested Letter of Credit will be denominated (which must be Dollars or any other currency agreed to by the Borrower and the applicable Issuing Bank in its sole discretion) and (H) such other matters as the applicable Issuing Bank may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, the Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable Issuing Bank (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); and (3) the nature of the proposed amendment. Additionally, the Borrower shall furnish to the applicable Issuing Bank and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Letter of Credit Documents, as the applicable Issuing Bank or the Administrative Agent may reasonably require.

(ii)  Promptly after receipt of any Letter of Credit Application, the applicable Issuing Bank will confirm with the Administrative Agent that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the applicable Issuing Bank will provide the Administrative Agent with a copy thereof. Upon receipt by the applicable Issuing Bank of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions set forth herein, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Issuing Bank a participation in such Letter of Credit in an amount equal to such Lender’s Pro Rata Share of the amount of such Letter of Credit.

(iii)  If the Borrower so requests in any applicable Letter of Credit Application for a standby Letter of Credit, the applicable Issuing Bank may, in its reasonable discretion, agree to issue a standby Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit shall permit such Issuing Bank to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Bank, the Borrower shall not be required to make a specific request to such Issuing Bank for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that no Issuing Bank shall (A) permit any such renewal if (1) such Issuing Bank has determined that it would not be permitted at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.04(a) or otherwise) or (2) it has received written notice on or before the day that is seven Business Days before the Nonrenewal Notice Date from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (B) be obligated to permit such renewal if it has received written notice on or before the day that is seven Business Days before the Nonrenewal Notice Date from the Administrative Agent, any Revolving Lender or the Borrower that one or more of the applicable conditions set forth in Section 4.03 is not then satisfied, and in each such case directing the applicable Issuing Bank not to permit such renewal.

(iv)  Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Issuing Bank will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursement; Funding of Participations.

(i)  Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable Issuing Bank shall notify the Borrower and the Administrative Agent thereof, and such Issuing Bank shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. If an Issuing Bank notifies the Borrower of any payment by such Issuing Bank under a Letter of Credit, then the Borrower shall reimburse such Issuing Bank in an amount equal to the amount of such drawing not later than 3:00 p.m. on the next succeeding Business Day. If the Borrower fails to so reimburse such Issuing Bank by such time, such Issuing Bank shall promptly notify the Administrative Agent of such failure and the Administrative Agent shall promptly thereafter notify each Revolving Lender of such payment date, the amount of the unreimbursed drawing (the “Reimbursement Obligations”) and the amount of such Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Revolving Loan Borrowing of Base Rate Loans to be disbursed on such date in an amount equal to such Reimbursement Obligation, without regard to the minimum and multiples specified in Section 2.02(b) for the principal amount of Base Rate Loans to be disbursed on such date in an amount equal to the Dollar Amount of such Reimbursement Obligation. Any notice given by an Issuing Bank or the Administrative Agent pursuant to this clause (i) shall be given in writing.

(ii)  Each Revolving Lender (including each Revolving Lender acting as an Issuing Bank) shall upon any notice pursuant to Section 2.04(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable Issuing Bank, in Dollars at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the relevant Reimbursement Obligation not later than 3:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Revolving Loan that is in the case of a Letters of Credit denominated in Dollars or a Base Rate Loan. The Administrative Agent shall remit the funds so received to the applicable Issuing Bank in accordance with the instructions provided to the Administrative Agent by such Issuing Bank (which instructions may include standing payment instructions, which may be updated from time to time by such Issuing Bank, provided that, unless the Administrative Agent shall otherwise agree, any such update shall not take effect until the Business Day immediately following the date on which such update is provided to the Administrative Agent).

(iii)  With respect to any Reimbursement Obligation that is not fully refinanced by a Revolving Loan Borrowing of Base Rate Loans for Letters of Credit denominated in Dollars because the conditions set forth in Section 4.03 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable Issuing Bank a Letter of Credit Borrowing in the amount of the Reimbursement Obligation that is not so refinanced. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of such Issuing Bank pursuant to Section 2.04(c)(i) shall be deemed payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a Letter of Credit Advance from such Lender in satisfaction of its participation obligation under this Section.

(iv)  Until each Revolving Lender funds its Revolving Loan or Letter of Credit Advance to reimburse the applicable Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of such Issuing Bank.

(v)  Each Revolving Lender’s obligations to make Revolving Loans or Letter of Credit Advances to reimburse an Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such Issuing Bank, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Lender’s obligation to make Revolving Loans pursuant to this paragraph (c) is subject to the conditions set forth in Section 4.03. No such funding of a participation in any Letter of Credit shall relieve or otherwise impair the obligation of the Borrower to reimburse an Issuing Bank for the amount of any payment made by such Issuing Bank under such Letter of Credit, together with interest as provided herein.

(vi)  If any Revolving Lender fails to make available to the Administrative Agent for the account of the applicable Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this paragraph (c) by the time specified in Section 2.04(c)(ii), then, without limiting the other provisions of this Agreement, such Issuing Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the greater of the Federal Funds Rate from time to time in effect and a rate determined by such Issuing Bank in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by such Issuing Bank in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or Letter of Credit Advance in respect of the relevant Letter of Credit Borrowing, as the case may be. A certificate of the applicable Issuing Bank submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i)  If, at any time after the applicable Issuing Bank has made payment in respect of any drawing under any Letter of Credit issued by it and has received from any Revolving Lender its Letter of Credit Advance in respect of such payment in accordance with Section 2.04(c), the Administrative Agent receives for the account of such Issuing Bank any payment in respect of the related Reimbursement Obligation, the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s Letter of Credit Advance was outstanding) in like funds as received by the Administrative Agent.

(ii)  If any payment received by the Administrative Agent for the account of the applicable Issuing Bank pursuant to Section 2.04(c)(i) is required to be returned under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by such Issuing Bank in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of such Issuing Bank its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Revolving Lenders under this clause (ii) shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)  Obligations Absolute. The obligation of the Borrower to reimburse the Issuing Banks for each drawing under each Letter of Credit and to repay each Letter of Credit Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)  any lack of validity or enforceability of such Letter of Credit or any term or provision thereof, any Loan Document, or any other agreement or instrument relating thereto;

(ii)  the existence of any claim, counterclaim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Banks or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)  any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)  any payment by an Issuing Bank under such Letter of Credit against presentation of documents that do not comply strictly with the terms of such Letter of Credit; or any payment made by an Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including arising in connection with any proceeding under any Debtor Relief Law;

(v)  any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations of the Borrower in respect of such Letter of Credit; or

(vi)  any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the applicable Issuing Bank. The Borrower shall be conclusively deemed to have waived any such claim against any Issuing Bank and its correspondents unless such notice is given as aforesaid.

(f) Role of Issuing Banks. Each Revolving Lender and the Borrower agrees that, in paying any drawing under a Letter of Credit, the Issuing Banks shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any document or the authority of the Person executing or delivering any document. None of any Issuing Bank, any Agent Affiliate nor any of the respective correspondents, participants or assignees of any Issuing Bank shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the requisite Revolving Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts of omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Banks, any Agent Affiliate nor any of the respective correspondents, participants or assignees of the Issuing Banks shall be liable or responsible for any of the matters described in Section 2.04(e); provided that, notwithstanding anything in such clauses to the contrary, the Borrower may have a claim against an Issuing Bank, and an Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct (as opposed to indirect, special, punitive, consequential or exemplary) damages suffered by the Borrower which a court of competent jurisdiction determines in a final non-appealable judgment were caused by such Issuing Bank’s gross negligence or willful misconduct or such Issuing Bank’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a document(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the applicable Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Banks shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The Issuing Banks may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (SWIFT) message or overnight courier, or any other commercially reasonable means of communication with a beneficiary.

(g)  Applicability of ISP. Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower when a standby Letter of Credit is issued, the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to such standby Letter of Credit.

(h)  Conflict with Letter of Credit Application. In the event of any conflict between the terms of this Agreement and the terms of any Letter of Credit Application, the terms hereof shall control.

(i)  Reporting. No later than the third Business Day following the last day of each month, (or at such other intervals as the Administrative Agent and the applicable Issuing Bank shall agree), the applicable Issuing Bank shall provide to the Administrative Agent a schedule of the Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), the expiration date, and the reference number of any Letter of Credit outstanding at any time during such month, and showing the aggregate amount (if any) payable by the Borrower to such Issuing Bank during such month.

(j) [Reserved].

(k)  Resignation and Removal of an Issuing Bank. Any Issuing Bank may resign as an Issuing Bank upon sixty (60) days’ prior written notice to the Administrative Agent, the Lenders and the Borrower. Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the Issuing Bank being replaced (provided that no consent will be required if the Issuing Bank being replaced has no Letters of Credit or Reimbursement Obligations with respect thereto outstanding) and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement or resignation shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank. From and after the effective date of any such replacement or resignation, (i) any successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement or resignation of an Issuing Bank hereunder, the replaced or resigning Issuing Bank shall remain a party hereto to the extent that Letters of Credit issued by it remain outstanding and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement or resignation, but shall not be required to issue additional Letters of Credit.

(l) Cash Collateral Account. At any time and from time to time (i) after the occurrence and during the continuance of an Event of Default, the Administrative Agent, at the direction or with the consent of the Required Lenders, may require the Borrower to deliver to the Administrative Agent such amount of cash as is equal to 105% of the aggregate Stated Amount of all Letters of Credit at any time outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) and (ii) in the event of a prepayment under Section 2.07(b)(i) or Section 2.07(b)(ii), as contemplated by Section 2.07(d), the Administrative Agent will retain such amount as may then be required to be retained, such amounts in each case under clauses (i) and (ii) above to be held by the Administrative Agent in a Cash Collateral Account. The Borrower hereby grants (or, if registration thereof is required in any applicable jurisdiction, shall grant) to the Administrative Agent, for the benefit of the Issuing Banks and the Revolving Lenders, a Lien upon and security interest in the Cash Collateral Account and all amounts held therein from time to time as security for Letter of Credit Usage, and for application to the Borrower’s Letter of Credit Obligations as and when the same shall arise. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest on the investment of such amounts in Cash Equivalents, which investments shall be made at the direction of the Borrower (unless an Event of Default shall have occurred and be continuing, in which case the determination as to investments shall be made at the option and in the discretion of the Administrative Agent), amounts in the Cash Collateral Account shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. In the event of a drawing, and subsequent payment by the applicable Issuing Bank, under any Letter of Credit at any time during which any amounts are held in the Cash Collateral Account, the Administrative Agent will deliver to such Issuing Bank an amount equal to the Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse such Issuing Bank therefor. Any amounts remaining in the Cash Collateral Account after the expiration of all Letters of Credit and reimbursement in full of each Issuing Bank for all of its obligations thereunder shall be held by the Administrative Agent, for the benefit of the Borrower, to be applied against the Obligations in such order and manner as the Administrative Agent may direct. If the Borrower is required to provide Cash Collateral pursuant to this Section 2.04(l), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower on demand, provided that after giving effect to such return (A) the sum of (1) the aggregate principal dollar amount of all Revolving Loans outstanding at such time and (2) the aggregate Letter of Credit Usage at such time would not exceed the aggregate Commitments at such time and (B) no Event of Default shall have occurred and be continuing at such time. If the Borrower is required to provide Cash Collateral pursuant to Section 2.07(b)(i) or Section 2.07(b)(ii), as contemplated by Section 2.07(d), such amount shall be returned to the Borrower on demand; provided that, after giving effect to such return, all outstanding Letters of Credit shall have expired and each Issuing Bank shall have been reimbursed in full for all of its obligations thereunder. If the Borrower is required to provide Cash Collateral as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(m) Addition of an Issuing Bank. One or more Revolving Lenders (other than a Defaulting Lender) selected by the Borrower that agrees to act in such capacity and reasonably acceptable to the Administrative Agent may become an additional Issuing Bank hereunder pursuant to a written agreement in form and substance reasonably satisfactory to the Administrative Agent among the Borrower, the Administrative Agent and such Revolving Lender. The Administrative Agent shall notify the Revolving Lenders of any such additional Issuing Bank.

SECTION 2.05 Conversion/Continuation.

(a) Each conversion of Loans from one Type to another, and each continuation of SOFR Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may only be given in writing. Each such notice must be received by the Administrative Agent not later than 1:00 p.m. one Business Day prior to the date of any conversion of SOFR Rate Loans to Base Rate Loans and not later than 1:00 p.m. three Business Days prior to the requested date of continuation of any SOFR Rate Loans or any conversion of Base Rate Loans to SOFR Rate Loans. Each notice by the Borrower pursuant to this Section 2.05(a) must be delivered to the Administrative Agent in the form of a Conversion/Continuation Notice, appropriately completed and signed by a Responsible Officer of such Borrower. Each conversion to or continuation of SOFR Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each conversion to Base Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Conversion/Continuation Notice shall specify (i) whether the Borrower is requesting a conversion of Loans from one Type to the other, or a continuation of SOFR Rate Loans, (ii) the requested date of the conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount and currency of Loans to be converted or continued, (iv) the Class of Loans to be converted or continued, (v) the Type of Loans to which such existing Loans are to be converted, if applicable, and (vi) if applicable, the duration of the Interest Period with respect thereto. If with respect to any SOFR Rate Loans, the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be converted to Base Rate Loans. Any such automatic conversion or continuation pursuant to the immediately preceding sentence shall be effective as of the last day of the Interest Period then in effect with respect to the applicable SOFR Rate Loans. If the Borrower requests a conversion to, or continuation of SOFR Rate Loans in any such Conversion/Continuation Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)  Following receipt of a Conversion/Continuation Notice, the Administrative Agent shall promptly notify each applicable Lender of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans described in Section 2.05(a).

(c)  Except as otherwise provided herein, a SOFR Rate Loan may be continued or converted only on the last day of an Interest Period for such SOFR Rate Loan. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent or the Required Lenders may require by notice to the Borrower that no Loans denominated in Dollars may be converted to or continued as SOFR Rate Loans.

SECTION 2.06 Availability. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share of such Borrowing, the Administrative Agent may, in its sole discretion, assume that such Lender has made such Pro Rata Share available to the Administrative Agent on the date of such Borrowing, and the Administrative Agent may in its sole discretion, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and such Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent at (a) in the case of such Borrower, the interest rate applicable at the time to the applicable Loans comprising such Borrowing and (b) in the case of such Lender, the Overnight Rate plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in accordance with the foregoing. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.06 shall be conclusive in the absence of manifest error. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s applicable Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.06 shall be conclusive, absent manifest error.

SECTION 2.07 Prepayments.

(a)	Optional.

(i)  The Borrower may, upon written notice to the Administrative Agent in the form of a Prepayment Notice, at any time or from time to time, voluntarily prepay the Loans in whole or in part without premium or penalty; provided that:

(A)  such Prepayment Notice must be received by the Administrative Agent not later than 1:00 p.m. three Business Days prior to any date of prepayment of SOFR Rate Loans or Base Rate Loans;

(B)  any prepayment of SOFR Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof; and

(C)  any prepayment of Base Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof.

Each Prepayment Notice shall specify the date, amount and currency of such prepayment and the Class(es) and Type(s) of Loans to be prepaid, and the payment amount specified in each Prepayment Notice shall be due and payable on the date specified therein. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of a Prepayment Notice and of the amount of such Lender’s Pro Rata Share of such prepayment; provided, “non-consenting” Lenders may be repaid in full in an amount equal to the amount outstanding under such Non-Consenting Lenders’ Commitments on a non-pro rata basis in connection with an Extension Offer or a Refinancing Amendment. Any prepayment of Loans shall be subject to Section 2.07(c). Revolving Loans and Incremental Loans prepaid pursuant to this subsection (a) may be reborrowed, subject to the terms and conditions of this Agreement.

(ii)  Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind, in whole or in part, any notice of prepayment under Section 2.07(a)(i), if such prepayment would have resulted from a refinancing of all or a portion of the applicable Facility, which refinancing shall not be consummated or shall otherwise be delayed.

(iii)  Voluntary prepayments of Revolving Loans permitted hereunder shall be applied in a manner determined at the discretion of the Borrower and specified in the notice of prepayment (and absent such direction, in direct order of maturity).

(b)	Mandatory.

(i) The Borrower shall from time to time prepay the Revolving Loans to the extent necessary so that the Total Utilization of Commitments shall not at any time exceed the Commitments then in effect; provided that, to the extent such excess amount is greater than the aggregate principal amount of Revolving Loans outstanding immediately prior to the application of such prepayment, the amount so prepaid shall be retained by the Administrative Agent and held in the Cash Collateral Account as cover for Letter of Credit Usage, as more particularly described in Section 2.04(l), and thereupon such cash shall be deemed to reduce the aggregate Letter of Credit Usage by an equivalent amount.

(ii)  To the extent the Financial Covenants set forth in Section 8.01(b) and/or Section 8.01(c) are not satisfied as of any Measurement Date as set forth in any Compliance Certificate delivered in accordance with Section 6.02(a), the Borrower shall prepay the Revolving Loans in accordance with clause (iii) below within ten (10) Business Days of the date of delivery of such Compliance Certificate to the extent necessary such that the Financial Covenants set forth in Section 8.01(b) and/or Section 8.01(c) would, if recalculated to give Pro Forma Effect to such repayment, be satisfied as of such Measurement Date (or, if less, the remaining outstanding principal balance of the Facility) and, as long as such payment is made as of such date, no Default or Event of Default shall occur in respect of such breach.

(iii)  The Borrower shall give notice to the Administrative Agent of any mandatory prepayment of the Loans pursuant to Section 2.07(b)(i) or Section 2.07(b)(ii) by 11:00 a.m. at least three Business Days prior to the date on which such payment is due. Such notice shall state that the Borrower is offering to make or will make such mandatory prepayment on or before the date specified in Section 2.07(b)(i) or Section 2.07(b)(ii) (a “Prepayment Date”). Once given, such notice shall be irrevocable (provided that the Borrower may rescind any notice of prepayment if such prepayment would have resulted from a refinancing of all or any portion of the Facility or been made in connection with a Disposition, which refinancing or Disposition shall not be consummated or shall otherwise be delayed) and all amounts subject to such notice shall be due and payable on the Prepayment Date (except as otherwise provided in the last sentence of this Section 2.07(b)(iii)). Upon receipt by the Administrative Agent of such notice, the Administrative Agent shall immediately give notice to each Lender of the prepayment, the Prepayment Date and of such Lender’s Pro Rata Share of the prepayment. Each Lender may elect (in its sole discretion) to decline all (but not less than all) of its Pro Rata Share of any mandatory prepayment by giving notice of such election in writing to the Administrative Agent by 11:00 a.m., on the date that is one Business Day prior to such prepayment. If a Lender fails to deliver a notice of election declining receipt of its Pro Rata Share of such mandatory prepayment to the Administrative Agent within the time frame specified above, any such failure will be deemed to constitute an acceptance of such Lender’s Pro Rata Share of the total amount of such mandatory prepayment of Loans. Upon receipt by the Administrative Agent of such notice, the Administrative Agent shall immediately notify the Borrower of such election. Any amount so declined by any Lender shall be retained by the Borrower and the Restricted Subsidiaries and/or applied by the Borrower or any of the Restricted Subsidiaries in any manner not inconsistent with the terms of this Agreement.

(c)  Interest, Funding Losses, Etc. All prepayments under this Section 2.07 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a SOFR Rate Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such SOFR Rate Loan pursuant to Section 3.05.

(d) Application of Prepayment Amounts. In the event that the Borrower elects to prepay the Loans pursuant to subsection (a) above or the obligations of the Borrower to prepay the Loans arise pursuant to subsection (b) above:

(i)   first, the Borrower shall prepay the outstanding principal amount of the Revolving Loans, without a corresponding permanent reduction to the Commitments; and

(ii)  second, to the extent of any excess remaining after application as provided in clause (i) above, the Borrower shall pay any outstanding Reimbursement Obligations, and thereafter the Borrower shall Cash Collateralize the Letter of Credit Usage pursuant to Section 2.04(l).

Each payment or prepayment pursuant to the provisions of this Section 2.07(d) shall be applied ratably among the Lenders of each Class holding the Loans being prepaid, in proportion to the principal amount held by each.

(e) Interest Period Deferrals. Notwithstanding any of the other provisions of this Section 2.07, so long as no Event of Default shall have occurred and be continuing, if any prepayment of SOFR Rate Loans is required to be made under this Section 2.07 prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.07 in respect of any such SOFR Rate Loan, prior to the last day of the Interest Period therefor, the Borrower may, in their sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.07. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.07.

SECTION 2.08 Termination or Reduction of Commitments.

(a) Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof or, if less, the entire remaining amount thereof and (iii) the Borrower shall not terminate or reduce (A) the Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.07, the Total Utilization of Commitments would exceed the total Commitments, or (B) the Letter of Credit Sublimit if, after giving effect thereto, (1) the Letter of Credit Usage not fully Cash Collateralized hereunder at 105% of the maximum face amount of any such Letters of Credit would exceed the Letter of Credit Sublimit or (2) the Letter of Credit Usage with respect to Letters of Credit issued by an applicable Issuing Bank not fully Cash Collateralized hereunder at 105% of the maximum face amount of any such Letters of Credit would exceed the amount of such Issuing Bank’s Letter of Credit Percentage of the Letter of Credit Sublimit. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all or a portion of the applicable Facility, which refinancing shall not be consummated or otherwise shall be delayed.

(b)	Mandatory.

(i) the Commitments shall terminate on the Commitment Termination Date.

(ii) If after giving effect to any reduction or termination of Commitments under this Section 2.08, the Letter of Credit Sublimit exceeds the amount of the Commitments at such time, the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess.

(c)  Effect of Termination or Reduction. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Pro Rata Share of Commitments of such Class.

SECTION 2.09 Repayment of Loans.

(a) [Reserved].

(b) The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders the outstanding principal amount of the Revolving Loans on the Maturity Date.

SECTION 2.10 Interest.

(a)  Subject to the provisions of Section 2.10(b), (i) each SOFR Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to SOFR for such Interest Period plus the Applicable Rate and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)  If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(c)  If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Law, automatically and without further action by the Administrative Agent or any Lender) such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(d)  Accrued and unpaid interest on the principal amount of all outstanding past due Obligations (including interest on past due interest) shall be due and payable upon demand (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Law, automatically and without further action by the Administrative Agent or any Lender).

(e)  Interest on each Loan shall be due and payable (i) with respect to Base Rate Loans, in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein and (ii) with respect to SOFR Rate Loans, at the end of each Interest Period, and, if an Interest Period exceeds three months, every three months. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding, under any Debtor Relief Law.

(f)  The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for any SOFR Rate Loans upon determination of such interest rate. The determination of SOFR by the Administrative Agent shall be conclusive in the absence of manifest error. At any time when Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the “prime rate” used in determining the Base Rate promptly following the public announcement of such change.

(g)  After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect unless otherwise agreed between the Borrower and the Administrative Agent; provided that after the establishment of any new Class of Loans pursuant to a Refinancing Amendment or Extension, the number of Interest Periods otherwise permitted by this Section 2.10(g) shall increase by three Interest Periods for each applicable Class so established.

SECTION 2.11 Fees.

(a)  The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing (including pursuant to the Fee Letter) in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

(b) The Borrower agrees to pay to Lenders having Revolving Exposure:

(i) if, for any day in each calendar quarter for the period from and including the Closing Date to and including the Commitment Termination Date, (I) the daily unpaid balance of the sum of the aggregate principal amount of all outstanding Revolving Loans plus (II) the Letter of Credit Usage (such sum, the “Usage Amount”) does not equal the Commitments, a fee at a rate equal to the Applicable Commitment Fee per annum for each such day on the amount by which the Commitments on such day exceeds such Usage Amount (the “Unused Line Fee”). The Unused Line Fee shall be payable to Lenders having Revolving Exposure in arrears on the first Business Day of each calendar quarter with respect to each day in the previous calendar quarter and on the Commitment Termination Date with respect to the period ending on the Commitment Termination Date; and

(ii) letter of credit fees with respect to all Letters of Credit (the “L/C Fee”) equal to (A) the Applicable Rate for Revolving Loans that are SOFR Rate Loans, times (B) the average aggregate daily maximum amount available to be drawn under all Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination and whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit).

All fees referred to in this Section 2.11(b) shall be paid to the Administrative Agent at the Administrative Agent’s Office and upon receipt, the Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.

(c)  The Borrower agrees to pay directly to the applicable Issuing Bank, for its own account, the following fees:

(i)  a fronting fee in an amount equal to 0.25% per annum times the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit) determined as of the close of business on any date of determination; and

(ii)  such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with such Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be, which fees, costs and charges shall be payable to such Issuing Bank within three Business Days after its demand therefor and are nonrefundable.

(d)  All fees referred to in Sections 2.11(b) and 2.11(c)(i) shall be payable quarterly in arrears on the last Business Day of each fiscal quarter of each year during the Commitment Period, commencing with the first full fiscal quarter ending after the Closing Date, and on the Commitment Termination Date; provided that any such fees accruing after the Commitment Termination Date shall be payable on demand.

(e) [Reserved].

SECTION 2.12 Computation of Interest and Fees.

(a)  All computations of interest for Base Rate Loans calculated by reference to the “prime rate” or Federal Funds Rate shall be made on the basis of a year of 365 days or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) [Reserved].

SECTION 2.13 Evidence of Indebtedness.

(a) The Borrowings made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as non-fiduciary agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Borrowings made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

Upon the request of any Lender, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Loan Note payable to such Lender, which shall evidence the relevant Class of such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Revolving Loan Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.13(a), and by each Lender in its account or accounts pursuant to Section 2.13(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

SECTION 2.14 Payments Generally.

(a)  All payments to be made by the Borrower shall be made on the date when due, in immediately available funds without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office for payment and in Same Day Funds not later than 1:00 p.m. (unless otherwise agreed by the Administrative Agent) on the date specified herein. The Administrative Agent will promptly distribute to each Appropriate Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office; provided that the proceeds of any borrowing of Revolving Loans to finance the reimbursement of a drawn Letter of Credit as provided in Section 2.04(c) shall be remitted by the Administrative Agent to the applicable Issuing Bank. All payments received by the Administrative Agent after 1:00 p.m. (or such other time as agreed by the Administrative Agent) may in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c)  Unless the Borrower has notified the Administrative Agent, prior to the date any payment is required to be made by the Borrower to the Administrative Agent hereunder for the account of any Lender or any Issuing Bank, as applicable, that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to such Lender or such Issuing Bank. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then such Lender or such Issuing Bank, as applicable, shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender or such Issuing Bank in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender or such Issuing Bank, as applicable, to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect.

(d)  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)  The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 10.07 are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f)  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g)  Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 9.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of such of the outstanding Loans or other Obligations then owing to such Lender.

(h)  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.06, 2.15 or 10.07, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent or the Issuing Banks, as applicable, to satisfy such Lender’s obligations to the Administrative Agent and the Issuing Banks until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.15 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Lender shall obtain payment in respect of any principal of or interest on account of the Loans of a particular Class made by it (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such sub-participations in the participations in L/C obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each relevant Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time (including 11.07), (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder or (C) any payment received by such Lender not in its capacity as a Lender. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 11.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.15 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.15 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

SECTION 2.16 Incremental Borrowings.

(a)  Notice. At any time and from time to time, on one or more occasions, the Borrower may, by notice to the Administrative Agent increase the aggregate principal amount of Commitments under the Loan Documents (the “Incremental Facilities”, and the revolving loans and other extensions of credit made thereunder, the “Incremental Loans”) ; provided, that (i) if a Default or Event of Default has occurred and is continuing that (A) is a Specified Event of Default or (B) would require the consent of each of the Lenders to waive or otherwise consent to waive, the consent of each of the Lenders hereto shall be required to make notice of such Incremental Facilities and (ii) if a Default or Event of Default has occurred and is continuing that is not of the type described in the foregoing clause (i), the consent of the Required Lenders hereto shall be required to make notice of such Incremental Facilities.

(b)  Ranking. Incremental Facilities (i) may rank either junior in right of payment with the existing Revolving Loans or pari passu in right of payment with the existing Revolving Loans, (ii) may either be unsecured or secured (on a junior basis or on a pari passu basis) by the Collateral (or assets that become Collateral substantially concurrently with the incurrence of such Incremental Facility) (provided that such Incremental Facilities shall only be permitted to be secured on a pari passu basis by the Collateral to the extent the relevant parties have entered in to a Junior Lien Intercreditor Agreement in substantially the form of Exhibit K-2 or Existing Junior Lien Intercreditor Agreement has either (A) been amended to increase the amount of the “Maximum First Lien Obligations Amount” to accommodate such pari passu liens or (B) terminated on or prior to the date of incurrence of such Incremental Facility) and (iii) may be guaranteed solely by the Loan Parties (or Persons that become Loan Parties substantially concurrently with the incurrence of such Incremental Facility).

(c)  Size and Currency. The aggregate principal amount of Incremental Facilities on any date Indebtedness thereunder is first incurred, together with the aggregate principal amount of any Incremental Facilities outstanding on such date, will not exceed $50,000,000 or such greater amount as consented to by all Lenders (the “Incremental Amount”). Each Incremental Facility will be in an integral multiple of $1,000,000 and in an aggregate principal amount that is not less than $5,000,000 (or such lesser minimum amount approved by the Administrative Agent in its reasonable discretion); provided that such amount may be less than such minimum amount or integral multiple amount if such amount represents all the remaining availability under the Incremental Amount at such time. Any Incremental Facility may be denominated in Dollars, and the minimum amount and integral multiples shall be a Dollar Amount of $5,000,000 or $1,000,000, respectively (or, in each case, such lesser minimum amount approved by the Administrative Agent in its reasonable discretion).

(d)  Incremental Lenders. Incremental Facilities may be provided by any existing Lender (it being understood that no existing Lender shall have an obligation to make, or provide commitments with respect to, an Incremental Loan) or by any Additional Lender. While existing Lenders may (but are not obligated to) participate in any syndication of an Incremental Facility and may (but are not obligated to) become lenders with respect thereto; provided that (x) the opportunity to provide any Incremental Facility shall first be offered to the then-existing Revolving Lenders before being offered to Additional Lenders and (y) if the then-existing Revolving Lenders decline to provide all or any portion of such Incremental Facility, the Additional Lender(s) providing all or any portion of such Incremental Facility shall be subject to the consent of the Required Lenders (such consent not to be unreasonably withheld, delayed or conditioned), which may include any Lenders that decline to provide a commitment to an Incremental Loan. Final allocations in respect of Incremental Facilities will be made by the Borrower together with the arrangers thereof, if any, in their discretion, on the terms permitted by this Section 2.16; provided that the lenders providing the Incremental Facilities will be reasonably acceptable to (i) the Borrower, (ii) the Administrative Agent and (iii) each Issuing Bank (except that, in the case of clauses (ii) and (iii), only to the extent such Person otherwise would have a consent right to an assignment of such loans or commitments to such lender in accordance with Section 11.05) and if any then-existing Revolving Lenders elect to participate, they will be allocated (at their election) at least their pro rata share of the Incremental Facilities.

(e)  Incremental Facility Amendments; Use of Proceeds. Each Incremental Facility will become effective pursuant to an amendment (each, an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower and each Person providing such Incremental Facility and the Administrative Agent. The Administrative Agent will promptly notify each Lender as to the effectiveness of each Incremental Amendment. Incremental Amendments may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Borrower in consultation with the Administrative Agent, to effect the provisions of this Section 2.16 and, to the extent practicable, to make an Incremental Loan fungible (including for Tax purposes) with other Loans (subject to the limitations under sub-clauses (g) and (h) of this Section) to the extent practicable. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Amendment, this Agreement and the other Loan Documents, as applicable, will be amended to the extent necessary to reflect the existence and terms of the Incremental Facility and the Incremental Loans evidenced thereby. This Section 2.16 shall supersede any provisions in Section 2.15 or 11.01 to the contrary. The Borrower may use the proceeds of the Incremental Loans for any purpose not prohibited by this Agreement.

(f)  Conditions. The availability of Incremental Facilities under this Agreement will be subject solely to the following conditions and any other conditions required by the Lenders providing such Incremental Facility, subject, for the avoidance of doubt, to Section 1.08, measured on the date of the initial borrowing under such Incremental Facility:

(i)  no Event of Default shall have occurred and be continuing or would result therefrom; provided that the condition set forth in this clause (i) may be waived or not required (other than with respect to Specified Events of Default) by the Persons providing such Incremental Facilities if the proceeds of the initial Borrowings under such Incremental Facilities will be used to finance, in whole or in part, a Permitted Investment or other acquisition permitted hereunder; and

(ii)  the representations and warranties in the Loan Documents will be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties will be true and correct in all respects) immediately prior to, and after giving effect to, the incurrence of such Incremental Facility; provided that the condition set forth in this clause (ii) may be waived or not required by the Persons providing such Incremental Facilities if the proceeds of the initial Borrowings under such Incremental Facilities will be used to finance, in whole or in part, a Permitted Investment or other acquisition permitted hereunder.

(g)  Terms. Each Incremental Amendment will set forth the amount and terms of the relevant Incremental Facility. The terms of each Incremental Facility will be as agreed between the Borrower and the Persons providing such Incremental Facility; provided that:

(i)  (A) to the extent secured, such Incremental Facilities shall not be secured by any Lien on any property or asset of the Borrower or any Guarantor that does not also secure the Revolving Loans at the time of such incurrence (except (1) customary cash collateral in favor of an agent, letter of credit issuer or similar “fronting” lender, (2) Liens on property or assets applicable only to periods after the Latest Maturity Date of the Revolving Loans at the time of incurrence and (3) any Liens on property or assets to the extent that a Lien on such property or asset is also added for the benefit of the Lenders under the Revolving Loans) and (B) to the extent guaranteed, such Incremental Facilities shall not be incurred or guaranteed by any Loan Party other than the Borrower and the Guarantors (including any Person required to be a Guarantor) (except (1) for guarantees by other Persons that are applicable only to periods after the Latest Maturity Date of the Revolving Loans at the time of incurrence and (2) any such Person incurring or guaranteeing such Incremental Facilities, as applicable, that also guarantees the Revolving Loans);

(ii) [reserved];

(iii)  if such Incremental Loans are Pari Passu Lien Debt, unless otherwise consented to by the Lenders, payments in respect of such Incremental Loans shall be subject to the Priority Waterfall or another agreement with substantially equivalent provisions; and

(iv)  except as otherwise set forth herein, all terms of any Incremental Facility shall be on terms and pursuant to documentation applicable to the Facility and all other terms of any Incremental Facility shall be on terms (including subordination terms, if applicable) and pursuant to documentation to be determined by the Borrower and the providers of the Incremental Facility; provided that the operational and agency provisions contained in such documentation shall be reasonably satisfactory to the Administrative Agent and the Borrower.

(h)  Pricing. The pricing terms in respect of Incremental Facilities that are pari passu in right of payment and pari passu in lien priority with the existing Revolving Loan (including the rate of interest, timing of payments, and amount of fees due thereunder) shall be on the same terms as the Obligations unless the Required Lenders otherwise agree; provided, that the maturity date and timing of any interest and principal payments due with respect to such Incremental Facilities shall be on the same terms as the Facility.

(i)  Adjustments to Revolving Loans. Upon each increase in the Commitments pursuant to this Section 2.16,

(i)  each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each lender providing a portion of such increase (each an “Incremental Facility Lender”), and each such Incremental Facility Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit held by each Revolving Lender will equal the percentage of the aggregate Commitments of all Lenders represented by such Revolving Lender’s Commitments; and

(ii)  if, on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such Incremental Facility be prepaid from the proceeds of Incremental Loans made hereunder (reflecting such increase in Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Revolving Lender in accordance with Section 3.05.

(j)  The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this Section 2.16.

SECTION 2.17 Refinancing Amendments.

(a)  Refinancing Loans. The Borrower may obtain, from any Lender or any Additional Lender, Refinancing Indebtedness in respect of all or any portion of the Revolving Loans, in the form of Refinancing Loans or Refinancing Commitments made pursuant to a Refinancing Amendment.

(b)  Refinancing Amendments. The effectiveness of any Refinancing Amendment will be subject only to the satisfaction on the date thereof of such conditions as may be requested by the providers of applicable Refinancing Loans or Refinancing Commitments. The Administrative Agent will promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement will be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Refinancing Loans and Refinancing Commitments incurred pursuant thereto (including any amendments necessary to treat the Revolving Loans subject thereto as Refinancing Revolving Loans, respectively). Each Refinancing Amendment shall be subject to the provisions of Section 11.01(b), and no Refinancing Amendment shall materially adversely and directly affect any Lender which does not agree to make a Refinancing Loan or maintain Refinancing Commitment without such Lender’s consent (including but not limited to, a subordination of such Lender’s rights, or any dilution of such Lender’s existing Commitments or Loans while they are outstanding).

(c)  Required Consents. Any Refinancing Amendment may, without the consent of any Person other than the Administrative Agent, the Borrower and the Persons providing the applicable Refinancing Loans, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.17. This Section 2.17 supersedes any provisions in Section 11.01 to the contrary; provided, however, no amendment or modification shall be effective against any Lender to the extent such amendment or modification would otherwise require such Lender’s consent under Section 11.01(b) on account of such Lender being directly and adversely affected thereby; provided, Non-Consenting Lenders may be repaid on a non-pro rata basis in connection with an Extension Offer or a Refinancing Amendment without such Lender’s consent.

(d)  Providers of Refinancing Loans. Refinancing Loans may be provided by any existing Lender (it being understood that no existing Lender shall have an obligation to make all or any portion of any Refinancing Loan) or by any Additional Lender (subject to Section 11.07(h)); provided that the opportunity to provide any Refinancing Revolving Loans shall be offered to all then-existing Revolving Lenders. The lenders providing the Refinancing Loans will be reasonably acceptable to the (i) Borrower, (ii) the Administrative Agent and (iii) solely with respect to any Refinancing Revolving Loans, each Issuing Bank (except that, in the case of clauses (ii) and (iii), only to the extent such Person otherwise would have a consent right to an assignment of such loans or commitments to such lender, such consent not to be unreasonably withheld, conditioned or delayed).

SECTION 2.18 Extensions of Loans

(a)  Extension Offers. Pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Loans and/or Commitments of a particular Class with a like Maturity Date, such Borrower(s) may extend such Maturity Date and otherwise modify the terms of such Loans and/or Commitments pursuant to the terms set forth in an Extension Offer (each, an “Extension”). Each Extension Offer will specify the minimum amount of Loans and/or Commitments with respect to which an Extension Offer may be accepted, which will be an integral multiple of $1,000,000 and an aggregate principal amount that is not less than $5,000,000, or, if less, (i) the aggregate principal amount of such Class of Loans outstanding or (ii) such lesser minimum amount as is approved by the Administrative Agent, such approval not to be unreasonably withheld, conditioned or delayed. Extension Offers will be made on a pro rata basis to all Lenders holding Loans and/or Commitments of a particular Class with a like Maturity Date. If the aggregate outstanding principal amount of such Loans (calculated on the face amount thereof) and/or Commitments in respect of which Lenders have accepted an Extension Offer exceeds the maximum aggregate principal amount of Loans and/or Commitments offered to be extended pursuant to such Extension Offer, then the Loans and/or Commitments of such Lenders will be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer. There is no requirement that any Extension Offer or Extension Amendment (defined as follows) be subject to any “most favored nation” pricing provisions. The terms of an Extension Offer shall be determined by the Borrower, and Extension Offers may contain one or more conditions to their effectiveness, including a condition that a minimum amount of Loans and/or Commitments of any or all applicable tranches be tendered.

(b)  Extension Amendments. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents (an “Extension Amendment”) as may be necessary or appropriate in order to establish new tranches in respect of Extended Loans and Extended Commitments and such amendments as permitted by clause (c) below as may be necessary or appropriate in the reasonable opinion of the Borrower, in consultation with the Administrative Agent, in connection with the establishment of such new tranches of Loans. This Section 2.18 shall supersede any provisions in Section 2.15 or 11.01 to the contrary; provided, however, no amendment or modification shall be effective against any Lender to the extent such amendment or modification would otherwise require such Lender’s consent under Section 11.01(b) on account of such Lender being directly and adversely affected thereby. Except as otherwise set forth in an Extension Offer, there will be no conditions to the effectiveness of an Extension Amendment. Extensions will not constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement. Each Extension Amendment shall be subject to the provisions of Section 11.01(b), and no Extension Amendment shall materially adversely and directly affect any Lender which does not agree to make a extend its Loan or Commitment without such Lender’s consent (including but not limited to, a subordination of such Lender’s rights, or any dilution of such Lender’s Commitments or Loans while they are outstanding).

(c) Terms of Extension Offers and Extension Amendments. The terms of any Extended Loans and Extended Commitments will be set forth in an Extension Offer and as agreed between the Borrower and the Extending Lenders accepting such Extension Offer; provided that the final maturity date of such Extended Loans and Extended Commitments will be no earlier than the Latest Maturity Date applicable to the Loans and/or Commitments subject to such Extension Offer.

Any Extended Loans will constitute a separate tranche of Revolving Loans from the Revolving Loans held by Lenders that did not accept the applicable Extension Offer.

(d) Extension of Commitments. In the case of any Extension of Commitments and/or Revolving Loans, the following shall apply:

(i)  all borrowings and all prepayments of Revolving Loans shall continue to be made on a ratable basis among all Revolving Lenders, based on the relative amounts of their Commitments, until the repayment of the Revolving Loans attributable to the non-extended Commitments on the relevant Maturity Date;

(ii)  the allocation of the participation exposure with respect to any then-existing or subsequently issued Letter of Credit as between the Commitments of such new tranche and the remaining Commitments shall be made on a ratable basis in accordance with the relative amounts thereof until the Maturity Date relating to such non-extended Commitments has occurred;

(iii)  no termination of extended Commitments and no repayment of extended Loans accompanied by a corresponding permanent reduction in extended Commitments shall be permitted unless such termination or repayment (and corresponding reduction) is accompanied by at least a pro rata termination or permanent repayment (and corresponding pro rata permanent reduction), as applicable, of each other tranche of Revolving Loans and Commitments (or each other tranche of Commitments and Revolving Loans shall have otherwise been terminated and repaid in full);

(iv)  the Maturity Date with respect to the Commitments may not be extended without the prior written consent of each Issuing Bank; and

(v) at no time shall there be more than five different tranches of Commitments.

If the Total Utilization of Commitments exceeds the Commitment as a result of the occurrence of the Maturity Date with respect to any tranche of Commitments while an extended tranche of Commitments remains outstanding, the Borrower shall make such payments as are necessary in order to eliminate such excess on such Maturity Date.

(e) Required Consents. No consent of any Lender or any other Person will be required to effectuate any Extension, other than the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned), the Borrower and the applicable Extending Lender. The transactions contemplated by this Section 2.18 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Loans on such terms as may be set forth in the relevant Extension Offer) will not require the consent of any other Lender or any other Person, and the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.18 will not apply to any of the transactions effected pursuant to this Section 2.18. Notwithstanding the foregoing clause (e), no amendment or modification shall be effective against any Lender to the extent such amendment or modification would otherwise require such Lender’s consent under Section 11.01(b) on account of such Lender being directly and adversely affected thereby.

SECTION 2.19 [Reserved].

SECTION 2.20 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.09 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to each Issuing Bank hereunder; third, to Cash Collateralize each Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender with respect to outstanding Letters of Credit (in an amount equal to 105% of the maximum face amount of all outstanding Letters of Credit) in accordance with Section 2.20(d); fourth, as the Borrower may request (so long as no Event of Default shall have occurred and be continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a Cash Collateral Account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (B) Cash Collateralize each Issuing Bank’s (in an amount equal to 105% of the maximum face amount of all outstanding Letters of Credit) with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.20(d); sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Event of Default shall have occurred and be continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or Reimbursement Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.03 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Reimbursement Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Reimbursement Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit are held by the Lenders pro rata in accordance with the applicable Commitments without giving effect to Section 2.20(a)(iii). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.20(a)(i) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(ii) Certain Fees.

(A)  No Defaulting Lender shall be entitled to receive any fee pursuant to Section 2.11(b) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender); provided such Defaulting Lender shall be entitled to receive fees pursuant to Section 2.11(b)(ii) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the Stated Amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.04.

(B)  With respect to any fees not required to be paid to any Defaulting Lender pursuant to clause (A) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit that has been reallocated to such Non-Defaulting Lender pursuant to clause (iii) below, (2) pay to each Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iii)  Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (A) the conditions set forth in Section 4.03 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (B) such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 11.25, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(iv)  Cash Collateral. If the reallocation described in clause (iii) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize Issuing Bank’s Fronting Exposure (in an amount equal to 105% of the maximum face amount of all outstanding Letters of Credit) in accordance with the procedures set forth in Section 2.04.

(b)  Defaulting Lender Cure. If the Borrower, the Administrative Agent and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the applicable Commitments (without giving effect to Section 2.04) whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

(c)  New Letters of Credit. So long as any Revolving Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend or amend any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(d)  Cash Collateral. At any time that there shall exist a Defaulting Lender and Section 2.20(a)(iv) is applicable, within one Business Day following the written request of the Administrative Agent or any Issuing Bank (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the applicable Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.04 and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum L/C Collateral Amount.

(i)  Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Banks and the Revolving Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit, to be applied pursuant to clause (ii) below. If at any time the Administrative Agent determines that the Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent, the Issuing Banks or the Revolving Lenders as herein provided, or that the total amount of such Cash Collateral is less than the Minimum L/C Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(ii)  Application. Notwithstanding anything to the contrary contained in this Agreement, Collateral provided under this Section 2.20 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iii)  Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.20 following (A) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender) or (B) the determination by the Administrative Agent or the applicable Issuing Bank that there exists excess Cash Collateral; provided that, subject to the other provisions of this Section 2.20, the Person providing Cash Collateral and the applicable Issuing Bank may agree that the Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

(e)  Hedge Banks. So long as any Lender is a Defaulting Lender, such Lender shall not be a Hedge Bank with respect to any Secured Hedge Agreement entered into while such Lender was a Defaulting Lender.

SECTION 2.21 Judgment Currency.

(a)  If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto (and by its acceptance of its appointment in such capacity, each Lead Arranger) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)  The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower as a separate obligation and notwithstanding any such judgment, agree to indemnify the Applicable Creditor against such loss. The obligations of the Borrower contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

ARTICLE III
Taxes, Increased Costs Protection and Illegality

SECTION 3.01 Taxes.

(a)  Except as required by applicable Law, any and all payments by the Borrower or any Guarantor to or for the account of any Agent, Lender or Issuing Bank under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges imposed by any Governmental Authority, and all additions to tax, penalties and interest with respect thereto (“Taxes”). If an applicable Withholding Agent is required to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Agent, Lender or Issuing Bank, (i) if such Taxes are Indemnified Taxes, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01(a)(i)), each of such Agent, Lender or Issuing Bank receives an amount equal to the sum it would have received had no such deductions for Indemnified Taxes been made, (ii) the applicable Withholding Agent shall make such deductions, (iii) the applicable Withholding Agent shall pay the full amount deducted to the relevant taxing authority, and (iv) as soon as practicable after any such payment by the Borrower or any Guarantor, the Borrower or applicable Guarantor shall furnish to such Agent, Lender or Issuing Bank (as the case may be) the original or a facsimile copy of a receipt evidencing payment thereof to the extent such a receipt has been made available to the Borrower or applicable Guarantor (or other evidence of payment reasonably satisfactory to the Administrative Agent).

(b)  Each Agent, Lender or Issuing Bank (including an Eligible Assignee to which a Lender assigns its interest in accordance with Section 11.07, unless such Eligible Assignee is already a Lender hereunder) that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and Administrative Agent, at the time or times reasonably requested by the Borrower and Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower and Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any such Agent, Lender, Issuing Bank or Eligible Assignee, if reasonably requested by the Borrower and Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower and Administrative Agent as will enable the Borrower and Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.01(b)(i), (d) and (e) below) shall not be required if in such Lender’s, Agent’s, Issuing Bank’s or Eligible Assignee’s reasonable judgment such completion, execution or submission would subject such Agent, Lender, Issuing Bank or Eligible Assignee to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i) Without limiting the generality of the foregoing, to the extent it is legally able to do so, each Agent, Lender or Issuing Bank (including an Eligible Assignee to which a Lender assigns its interest in accordance with Section 11.07, unless such Eligible Assignee is already a Lender hereunder) that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “Foreign Lender”) agrees to complete and deliver to the Borrower and the Administrative Agent on or prior to the date on which the Foreign Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two accurate, complete and duly executed copies of whichever of the following is applicable:

(A)  in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (1) with respect to the payments of interest under any Loan Document, IRS Form W-8BEN or Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (2) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)  IRS Form W-8ECI certifying that the income receivable pursuant to any Loan Document is effectively connected with the conduct of a trade or business in the United States;

(C)  in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (1) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (2) an IRS Form W-8BEN or Form W-8BEN-E, certifying that the Foreign Lender is not a United States person;

(D)  to the extent a Foreign Lender is not the beneficial owner for U.S. federal income tax purposes, IRS Form W-8IMY (or any successor forms) of the Foreign Lender, accompanied by, as and to the extent applicable, an IRS Form W-8BEN, Form W-8BEN-E, Form W-8ECI, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, Form W-9, Form W-8IMY (or other successor forms) and any other required supporting information from each beneficial owner; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner

(ii) Without limiting the generality of the foregoing, any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), accurate, complete and duly executed copies of any other form prescribed by applicable requirements of applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.

(c)  In addition, each Agent, Lender, Issuing Bank or Eligible Assignee shall, to the extent it is legally entitled to do so, (i) promptly submit to the Borrower and the Administrative Agent two accurate, complete and duly executed copies of such other or additional forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant taxing authorities) as may then be applicable or available to secure an exemption from or reduction in the rate of withholding Tax (1) on or before the date that such Agent’s, Lender’s, Issuing Bank’s or Eligible Assignee’s most recently delivered form, certificate or other evidence expires or becomes obsolete or inaccurate in any material respect, (2) after the occurrence of a change in such Agent’s, Lender’s, Issuing Bank’s or Eligible Assignee’s circumstances requiring a change in the most recent form, certificate or evidence previously delivered by it to the Borrower and the Administrative Agent, and (3) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and (ii) promptly notify the Borrower and the Administrative Agent of any change in such Agent’s, Lender’s, Issuing Bank’s or Eligible Assignee’s circumstances that would modify or render invalid any claimed exemption or reduction. This Section 3.01(c) shall not apply to any reporting requirements under FATCA.

(d)  If a payment made to a Lender under any Loan Document would be subject to Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.

(e)  Without limiting the generality of Section 3.01(b), each Lender or Issuing Bank that is a “United States person” (within the meaning of Section 7701(a)(30) of the Code) (each, a “U.S. Lender”) agrees to complete and deliver to the Borrower and the Administrative Agent two copies of accurate, complete and duly executed IRS Form W-9 or successor form certifying that such U.S. Lender is not subject to U.S. federal backup withholding Tax (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete or inaccurate in any material respect, (iii) after the occurrence of a change in the U.S. Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and (iv)  from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.

(f)  Without duplication of any amounts payable under Sections 3.01(a) or 3.01(g), the Borrower agrees to pay any and all present or future stamp, court or documentary intangible, recording, filing, mortgage recording or similar Taxes that arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document excluding, in each case, such amounts that are Other Connection Taxes imposed in connection with an Assignment and Assumption, grant of a participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document, except to the extent that any such change is requested in writing by the Borrower (all such Taxes described in this Section 3.01(f), other than Excluded Taxes, being hereinafter referred to as “Other Taxes”).

(g)  Without duplication of any amounts payable under Sections 3.01(a) or 3.01(f), if any Indemnified Taxes are directly asserted against any Agent, Lender or Issuing Bank with respect to any payment received by such Agent, Lender or Issuing Bank in respect of any Loan Document, such Agent, Lender or Issuing Bank may pay such Indemnified Taxes and the Borrower will promptly indemnify and hold harmless such Agent, Lender or Issuing Bank for the full amount of such Indemnified Taxes imposed on amounts payable under this Section 3.01), and any reasonable expenses arising therefrom or with respect thereto (other than any expenses or penalties determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Recipient), whether or not such Indemnified Taxes were correctly or legally imposed or asserted. Payments under this Section 3.01(g) shall be made within ten days after the date the Borrower receive written demand for payment from such Agent, Lender or Issuing Bank.

(h)  A Participant shall comply with the provisions of Sections 3.01(b), 3.01(c), 3.01(d) and 3.01(e) hereof and shall not be entitled to receive any greater payment under this Section 3.01 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent or such entitlement to a greater payment results from a change in law that occurs after the Participant acquired the participation.

(i) If any Agent, Lender, Issuing Bank or Participant determines, in its sole discretion, exercised in good faith, that it has received a refund in respect of any Taxes as to which it has been indemnified by the Borrower or any Guarantor, as the case may be, or with respect to which the Borrower or any Guarantor, as the case may be, has paid additional amounts pursuant to this Section 3.01, it shall promptly pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the indemnifying party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses incurred by such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower or applicable Guarantor, as the case may be, upon the request of such indemnified party, agrees to repay the amount paid over to the Borrower or applicable Guarantor, as the case may be (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such indemnified party in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.01(i), in no event will such indemnified party be required to pay any amount to the Borrower or applicable Guarantor pursuant to this Section 3.01(i) the payment of which would place such indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. Such Agent, Lender or Issuing Bank, as the case may be, shall provide the Borrower upon request with a copy of any notice of assessment or other evidence reasonably available of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender, Agent or Issuing Bank may delete any information therein that such Lender, Agent or Issuing Bank deems confidential or not relevant to such refund in its reasonable discretion). This subsection shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Taxes that it reasonably deems confidential) to the Borrower, any Guarantor or any other Person.

(j)  Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (g) with respect to such Lender, it will, if requested by the Borrower in writing, use reasonable efforts to mitigate the effect of any such event, including by designating another Lending Office for any Loan affected by such event and by completing and delivering or filing any Tax-related forms that such Lender is legally able to deliver and that would reduce or eliminate any amount of Indemnified Taxes required to be deducted or withheld or paid by the Borrower; provided that such efforts are made at the Borrower’s expense and are on terms that, in the reasonable judgment of such Lender, do not cause such Lender or any of its Lending Offices to suffer any economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.01(j) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.01(a) or (g).

(k)  Notwithstanding any other provision of this Agreement, the Borrower and the Administrative Agent may deduct and withhold any Taxes required by any applicable Law to be deducted and withheld from any payment under any of the Loan Documents, subject to the provisions of this Section 3.01.

(l)  Each Agent or Lender, as applicable, shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Taxes attributable to such Agent or Lender (but only to the extent that the Borrower have not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.07(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Agent or Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Agent or Lender by the Administrative Agent shall be conclusive absent manifest error. Each Agent and Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Agent or Lender under any Loan Document or otherwise payable by the Administrative Agent to such Agent or Lender from any other source against any amount due to the Administrative Agent under this Section 3.01(l).

(m)  The agreements in this Section 3.01 shall survive the resignation or replacement of the Administrative Agent, termination of this Agreement and the payment of the Loans and all other amounts payable hereunder and any assignment of rights by, or replacement of, any Lender.

(n)  For purposes of this Section, the term “Lender” includes any Issuing Bank and reference to “applicable Law” includes FATCA.

SECTION 3.02 Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR, or to determine or charge interest rates based upon SOFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue SOFR Rate Loans or to convert Base Rate Loans to SOFR Rate Loans, as applicable, shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the SOFR component of the Base Rate in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (A) with respect to Borrowings denominated in Dollars, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Rate Loans and shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such SOFR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such SOFR Rate Loans or (B) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the SOFR component of the Base Rate with respect to any Base Rate Loans, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

SECTION 3.03 Inability to Determine Rates. If the Administrative Agent or the Required Lenders reasonably determine that for any reason in connection with any request for a SOFR Rate Loan or a conversion to or continuation thereof that (a) adequate and reasonable means do not exist for determining SOFR for any requested Interest Period with respect to a proposed SOFR Rate Loan or in connection with an existing or proposed Base Rate Loan or (b) SOFR for any requested Interest Period with respect to a proposed SOFR Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (i) the obligation of the Lenders to make or maintain SOFR Rate Loans shall be suspended, and (ii) in the event of a determination described in the preceding sentence: with respect to the SOFR component of the Base Rate, the utilization of the SOFR component in determining the Base Rate shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans, in the case of SOFR Rate Loans in the amount specified therein; provided, however, that if the Borrower and the applicable Lenders cannot agree within a reasonable time on an alternative rate for such Loans, the Borrower may, at their discretion, either (x) prepay such Loans or (y) maintain such Loans outstanding, in which case, the interest rate payable to the applicable Lender on such Loans will be the rate determined by the Administrative Agent as its cost of funds to fund a Borrowing of such Loans with maturities comparable to the Interest Period applicable thereto plus the Applicable Rate.

SECTION 3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on S Rate Loans.

(a)	Increased Costs Generally. If any Change in Law shall:

(i)  impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any Issuing Bank;

(ii)  subject any Lender or any Issuing Bank to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any SOFR Rate Loan made by it, or change the basis of taxation of payments to such Lender or Issuing Bank, as applicable, in respect thereof (except, in each case, for (A)  Indemnified Taxes, (B) Taxes described in clauses (ii) through (v) of the definition of Excluded Taxes, and (C) Connection Income Taxes); or

(iii)  impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement, any Letter of Credit, any participation in a Letter of Credit or SOFR Rate Loans made by such Lender or any Issuing Bank (other than with respect to Taxes) that is not otherwise accounted for in the definition of SOFR or this clause (a);

and the result of any of the foregoing shall be to increase the cost to such Lender or such Issuing Bank of making or maintaining any Loan the interest on which is determined by reference to SOFR or, in the case of a Change in Law with respect to Taxes, making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, such Issuing Bank or such other Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank (whether of principal, interest or any other amount)) then, from time to time within ten days after demand by such Lender, such Issuing Bank setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent) (provided that such calculation will not in an way require disclosure of confidential or price-sensitive information or any other information the disclosure of which is prohibited by law), the Borrower will pay to such Lender or such Issuing Bank such additional amount or amounts as will compensate such Lender or such Issuing Bank for such additional costs incurred or reduction suffered. No Lender or Issuing Bank or shall request that the Borrower pay any additional amount pursuant to this Section 3.04(a) unless it shall concurrently make similar requests to other borrowers similarly situated and affected by such Change in Law and from whom such Lender or Issuing Bank is entitled to seek similar amounts.

(b) Capital Requirements. If any Lender or any Issuing Bank reasonably determines that any Change in Law affecting such Lender or such Issuing Bank or any Lending Office of such Lender or such Issuing Bank or such Lender’s or Issuing Bank’s holding company, if any, regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or such Issuing Bank or the Loans made by or Letters of Credit issued by it to a level below that which such Lender or such Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to liquidity or capital adequacy), then from time to time upon demand of such Lender or such Issuing Bank setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent) (provided that such calculation will not in an way require disclosure of confidential or price-sensitive information or any other information the disclosure of which is prohibited by law), the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c)  Certificates for Reimbursement. A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or their respective holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within ten days after receipt thereof.

(d)  Delay in Requests. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than one hundred and eighty (180) days prior to the date that such Lender or such Issuing Bank notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

(e)  Reserves on SOFR Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits (currently known as “Eurocurrency Liabilities”), additional interest on the unpaid principal amount of each SOFR Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan made to the Borrower; provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

SECTION 3.05 Funding Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount (provided that such calculation will not in an way require disclosure of confidential or price-sensitive information or any other information the disclosure of which is prohibited by law), the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost, liability or expense (excluding loss of anticipated profits or margin) actually incurred by it as a result of:

(a)  any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day prior to the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)  any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)  any assignment of a SOFR Rate Loan on a day prior to the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 3.07;

including any loss or expense (excluding loss of anticipated profits or margin) actually incurred by reason of the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

SECTION 3.06 Matters Applicable to All Requests for Compensation.

(a)  Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material economic, legal or regulatory respect.

(b)  Suspension of Lender Obligations. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue SOFR Rate Loans from one Interest Period to another Interest Period, or to convert Base Rate Loans into SOFR Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c)  Conversion of SOFR Rate Loans. If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender’s SOFR Rate Loans no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when SOFR Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding SOFR Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans of a given Class held by the Lenders of such Class holding SOFR Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Pro Rata Shares.

SECTION 3.07 Replacement of Lenders Under Certain Circumstances. If (i) any Lender requests compensation under Section 3.04 or ceases to make SOFR Rate Loans as a result of any condition described in Section 3.02 or Section 3.04, (ii) the Borrower is required to pay any Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.01(j), (iii) any Lender is a Non-Consenting Lender, (iv) any Lender does not accept an Extension Offer or Refinancing Amendment, (v) any Lender does not consent to the incurrence of any Incremental Facility pursuant to Section 2.16 or the incurrence of any Incremental Equivalent Debt, or (vi) (A) any Lender shall become and continue to be a Defaulting Lender and (B) such Defaulting Lender shall fail to cure the default pursuant to Section 2.20(b) within five Business Days after the Borrower’s request that it cure such default, or (vi) any other circumstance exists hereunder that gives the Borrower the right to replace a Lender (other than a Disqualified Lender) as a party hereto, then the Borrower may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents (other than its existing rights to payments pursuant to Section 3.01 or Section 3.04) to one or more Eligible Assignees that shall assume such obligations (any of which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)  the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.07(b)(iv);

(b)  such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts payable under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)  such Lender being replaced pursuant to this Section 3.07 shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in Letters of Credit, and (ii) deliver any Revolving Loan Notes evidencing such Loans to the Borrower or Administrative Agent (or a lost or destroyed note indemnity in lieu thereof); provided that the failure of any such Lender to execute an Assignment and Assumption or deliver such Revolving Loan Notes evidencing such Loans shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register and the Revolving Loan Notes evidencing such Loans shall be deemed to be canceled upon such failure;

(d)  the Eligible Assignee shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender;

(e)  in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(f)  in the case of any such assignment resulting from a Lender being a Non-Consenting Lender, the Eligible Assignee shall consent, at the time of such assignment, to each matter in respect of which such Lender being replaced was a Non-Consenting Lender; and

(g) such assignment does not conflict with applicable Laws.

Notwithstanding anything to the contrary contained above, any Lender that acts as an Issuing Bank may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such Issuing Bank (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such Issuing Bank or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such Issuing Bank) have been made with respect to each such outstanding Letter of Credit.

In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto (including, without limitation, the incurrence of any Incremental Facility or any Incremental Equivalent Debt), (ii) the consent, waiver or amendment in question requires the agreement of each Lender, all affected Lenders or all the Lenders or all affected Lenders with respect to a certain Class or Classes of the Loans and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 3.08 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent or the Collateral Agent.

SECTION 3.09 Successor Benchmark Rates.

(a) [Reserved].

(b)  Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each Class affected thereby. Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this sentence shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.

(c) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right in consultation with the Borrower to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Notwithstanding anything to the contrary in this Section 3.09, the Administrative Agent and the Lenders shall use commercially reasonable efforts to satisfy Section 1.1001-6 of the United States Treasury Regulations and/or any similar or related IRS guidance to the effect that the implementation of any Benchmark Replacement (together with any Benchmark Replacement Conforming Changes) will not result in a “significant modification” for purposes of Section 1.1001-3 of the United States Treasury Regulations of any obligation of any party under any debt instrument.

(d) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.09, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.09.

(e)  Tenor. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Adjusted Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)  Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Borrowing of, conversion to or continuation of SOFR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that the Borrower will be deemed to have converted any request for a Borrowing of SOFR Rate Loans into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, clause (c) of the definition of “Base Rate” based upon SOFR (i.e., the then-current Benchmark or such tenor for such Benchmark, as applicable) will not be used in any determination of Base Rate. Furthermore, if any SOFR Rate Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the SOFR applicable to such SOFR Rate Loan, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day, if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, a Base Rate Loan on such day.

(g)  Amendment. The provisions of this Section 3.09 shall, solely with respect to implementation of a Benchmark Replacement and Benchmark Replacement Conforming Changes as expressly set forth herein, supersede any contrary provision of Section 11.01.

ARTICLE IV

Conditions Precedent to the Closing Date, Borrowings and Letters of Credit

SECTION 4.01 Conditions to the Closing Date. This Agreement shall become effective on the date on which each of the following conditions is satisfied or waived in accordance with Section 11.01:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or copies in .pdf format, unless otherwise specified:

(i)  [reserved]

(ii)  this Agreement duly executed by the Borrower;

(iii) the Collateral Agreement (pursuant to which the Administrative Agent is authorized to file customary “all asset” UCC-1 financing statements) duly executed by the Borrower and the Loan Parties;

(iv) [reserved]

(v) (A) certificates of good standing from the secretary of state or other applicable office of the state of organization or formation or provincial or territorial corporate registry of the Borrower and each other Loan Party, (B) organizational documents of each Loan Party, certified by the secretary (or equivalent officer) of such Loan Party, (C) resolutions or other applicable action of each Loan Party, as certified by the secretary (or equivalent officer) of such Loan Party, (D) an incumbency certificate and/or other certificate of Responsible Officers of each Loan Party, in each case evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which it is a party or is to be a party on the Closing Date, and (E) a certificate of a Responsible Officer of the Borrower that the conditions specified in clause (c), below have been satisfied;

(vi) an opinion from Kirkland & Ellis LLP, counsel to the Loan Parties, with respect to matters of New York law and certain aspects of Delaware law; and

(vii) a certificate from the chief financial officer or other officer with equivalent duties of the Borrower as to the Solvency (after giving effect to the Transactions on the Closing Date) of the Borrower and their Subsidiaries substantially in the form attached hereto as Exhibit I; and

(viii) the following Loan Documents required to be entered into pursuant to the terms of this Agreement: (A) a joinder to the Existing Junior Lien Intercreditor Agreement by and among the Administrative Agent, the Collateral Agent, (B) the Revolving Loan Notes, if any, (C) the Agency Fee Letter, (D) the Collateral Agency Fee Letter and (F) the Fee Letter.

(b)	[Reserved]

(c)	No Default or Event of Default shall have occurred and be continuing.

(d) The Administrative Agent’s receipt of certificates or abstracts of title, as applicable, in .pdf format, issued by the relevant Approved Flag Jurisdiction demonstrating that Vessel Collateral is registered in the name of the relevant Loan Party under the relevant Approved Flag Jurisdiction, free of Liens other than Permitted Liens;

(e) The Lenders shall have received at least three Business Days prior to the Closing Date (i) all documentation and other information about the Loan Parties in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, and (ii) to the extent the Borrower qualifies as a “legal entity customer” a customary FinCEN beneficial ownership certificate, that in each case has been requested in writing at least ten Business Days prior to the Closing Date.

(f) The Administrative Agent shall have received appraisals evidencing the Vessel Collateral Value Amount, as determined by VesselsValueTM, such valuations to be dated within thirty (30) days of the Closing Date, which evidence demonstrates that on a pro forma basis that upon the Closing Date (giving effect to the loans under the Second Lien Credit Agreement and any Loans under this Agreement requested on the Closing Date), the Collateral Coverage Ratio shall not be less than 1.50:1.00.

(g) The Administrative Agent shall have received financing statement searches under the Uniform Commercial Code in such jurisdictions as it may reasonably require relating to the Borrower and the Restricted Subsidiaries, demonstrating that the Collateral is (or will be on the Closing Date) free of Liens other than Permitted Liens.

(h) The Administrative Agent and the Lenders shall have received (i) an audited balance sheet and related statements of income (or operations) and cash flows of the Borrower and its Subsidiaries as of and for the year ended December 31, 2023, (ii) consolidated budget of the Borrower and its Subsidiaries for the fiscal year ending December 31, 2024 in form and substance consistent with the budget customarily prepared by management for internal use, (iii) the unaudited financial statements of the Borrower and its Subsidiaries for the fiscal quarter ended March 31, 2024 and (iv) a duly completed compliance certificate in form and substance satisfactory to the Administrative Agent and the Lenders demonstrating compliance with the Financial Covenants on a proforma basis as of the Closing Date.

(i) The Lenders shall have received at least three Business Days prior to the Closing Date (i) all documentation and other information about the Loan Parties in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, and (ii) to the extent the Borrower qualifies as a “legal entity customer” a customary FinCEN beneficial ownership certificate, that in each case has been requested in writing at least ten Business Days prior to the Closing Date.

Without limiting the generality of the provisions of the last paragraph of Section 11.01, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender, unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 4.02 Conditions to the Initial Funding Date. The obligation of each Lender to extend the Initial Revolving Loans to the Borrower and of each Issuing Bank to issue Letters of Credit hereunder is subject to the satisfaction, or waiver in accordance with Section 11.01, of each of the following conditions precedent, except as otherwise agreed between the Borrower and the Required Lenders or as set forth herein (such date, the “Initial Funding Date”):

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or copies in .pdf format, unless otherwise specified:

(i) a Committed Loan Notice duly executed by the Borrower, in accordance with the requirements hereof;

(ii) other than with respect to Excluded Accounts, Control Agreements covering any Deposit Accounts or Securities Accounts of any Loan Party existing as of the Initial Funding Date (or such longer period (including after the Initial Funding Date) as the Administrative Agent may consent to in its sole discretion);

(iii) each Vessel Mortgage in recordable form, together with documentary evidence that each Vessel Mortgage has been duly filed for recordation as a valid first preferred or priority ship mortgage (subject to Permitted Liens) with respect to each Vessel constituting Vessel Collateral as of the Initial Funding Date, in accordance with the laws of the Approved Flag Jurisdiction on which the Vessel Collateral is registered;

(iv) a certificate from the chief financial officer or other officer with equivalent duties of the Borrower as to the Solvency (after giving effect to the Transactions on the Closing Date) of the Borrower and its Subsidiaries substantially in the form attached hereto as Exhibit I;

(v) certification from a Responsible Officer of the Borrower that each Vessel constituting Vessel Collateral (other than any Stacked Vessels) is insured in accordance with the requirements of Section 6.19(k) and the other Loan Documents, with the relevant loss payee endorsements required under the Collateral Agreement;

(vi) evidence that each Vessel constituting Vessel Collateral (excluding any Stacked Vessels) maintains the highest class for a vessel of its type with its classification society, free of any overdue recommendations or conditions affecting class, which status shall be established by a confirmation of class certificate or functional equivalent printout issued by the classification society and dated a date no earlier than thirty (30) days prior to the Initial Funding Date (or such longer period as the Administrative Agent may agree);

(vii) a report from a firm of independent marine insurance consultant in respect of the insurances on the Vessel Collateral, in form and substance reasonably satisfactory to the Administrative Agent, with the cost of such report to be reimbursed by the Borrower;

(viii) Certificates of insurance coverage of the Loan Parties evidencing that the Loan Parties are carrying insurance in accordance with Section 6.07(b); and

(ix) to the extent constituting Collateral, certificates, if any, representing the Pledged Equity of the Borrower and the Subsidiaries of the Borrower, in each case, accompanied by undated stock powers executed in blank.

provided, that any specific time periods described in this clause (a) may be modified as consented to by the Administrative Agent.

(b) All fees and expenses required to be paid hereunder on the Initial Funding Date (and all fees and expenses required to be paid under the Fee Letter on the Closing Date) and, with respect to expenses and legal fees, to the extent invoiced in reasonable detail at least two Business Days before the Initial Funding Date (except as otherwise reasonably agreed to by the Borrower) shall have been paid in full in cash (or, with respect to amounts due on the Initial Funding Date, will have been paid on the Initial Funding Date from the proceeds of the Revolving Loans).

Without limiting the generality of the provisions of the last paragraph of Section 11.01, for purposes of determining compliance with the conditions specified in this Section 4.02, each Lender that has funded Loans hereunder on the Initial Funding Date shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender, unless the Administrative Agent shall have received notice from such Lender prior to the proposed Initial Funding Date specifying its objection thereto.

SECTION 4.03 Conditions to All Borrowings After the Closing Date. Except as set forth herein with respect to Incremental Loans (other than any revolving Incremental Loans borrowed after the establishment of the relevant commitments), the obligation of each Lender to honor a Committed Loan Notice and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing or issuance, amendment, renewal or extension of any Letter of Credit; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(b) As of the date of such Borrowing or the date of any issuance, amendment, renewal or extension of any Letter of Credit, no Default or Event of Default shall have occurred and be continuing on such date (immediately prior to giving effect to the extensions of credit requested to be made) or would result after giving effect to the extensions of credit requested to be made on such date.

(c) The Administrative Agent shall have received a Committed Loan Notice in accordance with the requirements hereof and, if applicable, the applicable Issuing Bank shall have received an Issuance Notice in accordance with the requirements hereof, which Committed Loan Notice or Issuance Notice, as applicable, shall include a representation from the Borrower that immediately prior to, and after giving effect to the extensions of credit requested to be made on such date, on a Pro Forma Basis, the Borrower will be in compliance with the Financial Covenants (based on the last delivered appraisals in the case of the Collateral Coverage Ratio and the RCF Collateral Coverage Ratio, and based on the financial statements in the most recently delivered Compliance Certificate, in the case of the Revolving Credit Facility Net Leverage Ratio); provided however if a Financial Covenant Blocking Event has occurred prior to such Borrowing without the Borrower subsequently delivering a Compliance Certificate evidencing compliance with the Financial Covenants, the Borrower shall provide calculations reasonably satisfactory to the Administrative Agent evidencing such compliance with the Financial Covenants on a Pro Forma Basis.

(d) As of the date of such Borrowing or the date of any issuance, amendment, renewal or extension of any Letter of Credit, the audited financial statements most recently delivered pursuant to Section 6.01(a) shall not have been subject to any “going concern” qualification (excluding any “emphasis of matter” paragraph or any explanatory statement), other than any such statement, qualification or exception resulting from or relating to (i) an anticipated breach of a Financial Covenant (provided that if such statement is included, the Borrower shall demonstrate in detail reasonably satisfactory to the Administrative Agent its compliance with the Financial Covenants as represented by the Borrower under paragraph (c) above), (ii) an upcoming maturity date or (iii) activities, operations, financial results or liabilities of any Person other than the Loan Parties and the Restricted Subsidiaries (unless waived by the Required Lenders).

(e) As of the date of such Borrowing or the date of any issuance, amendment, renewal or extension of any Letter of Credit, no Blocking Event shall have occurred and be continuing on such date (immediately prior to giving effect to the extensions of credit requested to be made) or would result after giving effect to the extensions of credit requested to be made on such date.

Subject to Section 1.08(g), each Committed Loan Notice (other than a Committed Loan Notice requesting only a conversion of Loans to another Type or a continuation of SOFR Rate Loans) and each Issuance Notice submitted by the Borrower shall be deemed to be a representation and warranty that the condition specified in Sections 4.03(a) and (b) has been satisfied on and as of the date of the applicable Borrowing or issuance, amendment, renewal or extension of a Letter of Credit.

ARTICLE V

Representations and Warranties

The Borrower represents and warrants with respect to each of the following to the Lenders, the Issuing Banks, the Administrative Agent and the Collateral Agent, in each case, to the extent and, unless otherwise specifically agreed by the Borrower, only on the dates required by Section 2.16, 4.01, 4.02 or 4.03.

SECTION 5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Restricted Subsidiary that is not an Immaterial Subsidiary,

(a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concepts exist in such jurisdiction);

(b) has all corporate or other organizational power and authority to (i) own its assets and carry on its business as currently conducted and (ii) in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the Transactions;

(c) is duly qualified and in good standing (to the extent such concepts exist in such jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification;

(d)	is in compliance with all applicable Laws; and

(e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted;

except in each case referred to in clauses (a) (other than with respect to the Borrower), (c), (d) or (e), to the extent that failure to do so has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 5.02 Authorization; No Contravention.

(a) The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party has been duly authorized by all necessary corporate or other organizational action.

(b) Neither the execution, delivery and performance by each Loan Party of each Loan Document to which it is a party nor the consummation of the Transactions will,

(i)	contravene the terms of any of its Organization Documents;

(ii)  result in any breach or contravention of, or the creation of any Lien (other than a Permitted Lien) upon any of the property or assets of such Loan Party or any of the Restricted Subsidiaries under (A) any contractual obligation relating to Material Indebtedness or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject;

(iii) violate any applicable Law; or

(iv) require any approval of stockholders, members or partners or any approval or consent of any Person under any contractual obligation relating to Material Indebtedness, except for such approvals or consents which will be obtained on or before the Closing Date;

except with respect to any breach, contravention or violation (but not creation of Liens) referred to in clauses (ii), (iii) and (iv), to the extent that such breach, contravention or violation has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 5.03 Governmental Authorization. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for,

(a) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties;

(b) the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or in full force and effect pursuant to the Collateral Documents); and

(c) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 5.04 Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party hereto and thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

SECTION 5.05  Financial Statements; No Material Adverse Effect.

(a) The Financial Statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP (as in effect on the Closing Date (or the date of preparation)) consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.

(b) Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has resulted in, and is reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c) The forecasts of consolidated balance sheets and statements of comprehensive income (loss) of the Borrower and its Subsidiaries which have been furnished to the Administrative Agent prior to the Closing Date, when taken as a whole, have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time made and at the time the forecasts are delivered, it being understood that (i) no forecasts are to be viewed as facts, (ii) any forecasts are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties or the Sponsors, (iii) no assurance can be given that any particular forecasts will be realized and (iv) actual results may differ and such differences may be material.

SECTION 5.06 Litigation. Except as set forth in Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, overtly threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of the Restricted Subsidiaries that has resulted in or if determined adversely would reasonably be expected, individually or in the aggregate, to result in Material Adverse Effect.

SECTION 5.07 Labor Matters. Except as set forth on Schedule 5.07 or except as has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect: (a) there are no strikes or other labor disputes against any of the Borrower or the Restricted Subsidiaries pending or, to the knowledge of the Borrower, threatened and (b) hours worked by and payment made based on hours worked to employees of the Borrower or a Restricted Subsidiary have not been in material violation of the Fair Labor Standards Act or any other applicable Laws dealing with wage and hour matters.

SECTION 5.08 Ownership of Property; Liens. Each Loan Party and each Restricted Subsidiary has good and valid record title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for Permitted Liens and except where the failure to have such title or other interest has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 5.09 Environmental Matters.

(a) Except as has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) the Loan Parties and the Restricted Subsidiaries are in compliance with all applicable Environmental Laws (including having obtained all Environmental Permits) and (ii) none of the Loan Parties or any of the Restricted Subsidiaries is subject to any pending, or to the knowledge of the Loan Parties, threatened Environmental Claim or any other Environmental Liability.

(b)   None of the Loan Parties or any of the Restricted Subsidiaries has used, released, treated, stored, transported or disposed of Hazardous Materials, at or from any currently or formerly owned or operated real estate or facility relating to its business, in violation of Environmental Law and in a manner that has resulted in, or is reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 5.10 Taxes. Except as has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect, the Borrower and the Restricted Subsidiaries have timely filed all tax returns and reports required to be filed, and have paid all foreign, U.S. federal and state, and other Taxes, assessments, fees and other governmental charges levied or imposed on their properties, income or assets or otherwise due and payable, except those which are being contested in good faith by appropriate actions diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

SECTION 5.11 ERISA Compliance.

(a) Except as set forth in Schedule 5.11(a) or has not resulted in, or would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, each Plan is in compliance with the terms of such Plan and applicable provisions of ERISA, the Code and other applicable Laws.

(b) Except, as set forth in Schedule 5.11(b) or, with respect to each of the below clauses of this Section 5.11(b), as has not resulted in, or would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect:

(i)	no ERISA Event or Foreign Plan Event has occurred;

(ii)  no Pension Plan has failed to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan;

(iii) neither the Borrower, nor any Guarantor nor any of their respective ERISA Affiliates has incurred, or would reasonably be expected to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 et seq. of ERISA with respect to a Multiemployer Plan;

(iv) neither the Borrower, nor any Guarantor nor any of their respective ERISA Affiliates has engaged in a transaction that is subject to Sections 4069 or 4212(c) of ERISA; and

(v)  neither the Borrower, nor any Guarantor nor any ERISA Affiliate has been notified in writing that a Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA) or has been determined to be in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA) and no such Multiemployer Plan is expected to be insolvent or in endangered or critical status.

SECTION 5.12 Subsidiaries. As of the Closing Date, all of the outstanding Equity Interests in the Borrower and each Restricted Subsidiary have been validly issued and are fully paid and (if applicable) non-assessable, and all Equity Interests owned by the Borrower or any Guarantor in any of their respective direct Material Subsidiaries are owned free and clear of all Liens (other than Permitted Liens) of any Person. As of the Closing Date, Schedule 5.12 (i) sets forth the name and jurisdiction of each Subsidiary, (ii) sets forth the ownership interest of the Borrower and each Subsidiary in each Subsidiary, including the percentage of such ownership and (iii) identifies each Subsidiary that is a Subsidiary the Equity Interests of which are required to be pledged on the Closing Date pursuant to the Collateral Documents.

SECTION 5.13 Margin Regulations; Investment Company Act.

(a) As of the Closing Date, none of the Collateral is Margin Stock. No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings or issuance of, or drawings under, any Letter of Credit will be used for any purpose that violates Regulation U.

(b) Neither the Borrower nor any Guarantor is an “investment company” under the Investment Company Act of 1940.

SECTION 5.14 Disclosure. As of the Closing Date, none of the written information and written data heretofore or contemporaneously furnished in writing by or on behalf of the Borrower or any Guarantor to any Agent or any Lender on or prior to the Closing Date in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document on or prior to the Closing Date, when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make such written information and written data taken as a whole, in the light of the circumstances under which it was delivered, not materially misleading (after giving effect to all modifications and supplements to such written information and written data, in each case, furnished after the date on which such written information or such written data was originally delivered); it being understood that for purposes of this Section 5.14, such written information and written data shall not include projections, pro forma financial information, financial estimates, forecasts and forward-looking information or information of a general economic or general industry nature.

SECTION 5.15 Properties; Titles, Etc.

(a) The relevant Loan Parties have good title to all of the Vessel Collateral, free and clear of all Liens except (i) Liens pursuant to the Loan Documents and the Junior Lien Debt (if any), (ii) Permitted Liens of the type permitted under clauses (a), (d) and (oo) of Section 7.01 and (iii) Liens being released on the Closing Date. Set forth on Schedule 5.15 hereto is a complete and accurate list of all Vessel Collateral owned by each Loan Party as of the Closing Date and to be subject to the Vessel Mortgage on the Closing Date; as of the Closing Date all Vessel Collateral is duly documented in the name of the applicable Loan Party as shipowner under the laws and flag of the United States and, except as set forth on Schedule 5.15, eligible to operate in the coastwise trade of the United States. Each Loan Party that owns Vessel Collateral is (i) if such Vessel Collateral is one or more Vessels registered under the laws and flag of the United States, a citizen of the United States within the meaning of Section 2(c) of the Shipping Act, 1916, as amended (46 U.S.C. § 50501), eligible to own and operate vessels in the coastwise trade of the United States, or (ii) eligible to own and operate vessels in whatever jurisdiction and trade the Vessel Collateral is qualified, as applicable.

(b) Except as otherwise permitted under the Loan Documents including the last sentence of this Section 5.15(b), all filings and other actions on behalf of the Borrower or, as applicable, any Restricted Subsidiary of the Borrower necessary or desirable to perfect and protect the security interest in the Vessel Collateral created under the Vessel Mortgages have been duly made or taken (or arrangements reasonably satisfactory to the Lenders with respect thereto have been made) and such security interests are in full force and effect, and the Vessel Mortgages create in favor of the Collateral Agent or trustee/mortgagee, as the case may be, for the benefit of the Secured Parties a valid and, together with such filings, recordations and other actions, when effected, perfected first priority security interest (except for Permitted Liens of the type permitted under clauses (a), (d), and (tt) of the Section 7.01) in the Vessel Collateral, securing the payment of the Indebtedness. To the extent that the Vessel Collateral is registered under the laws and flag of the United States, the Vessel Mortgage, executed and delivered, creates in favor of the Collateral Agent, as trustee/mortgagee, a legal, valid, and enforceable first preferred mortgage lien over the whole of the Vessel Collateral therein named and when duly recorded shall constitute a perfected first “preferred mortgage” within the meaning of Section 31301(6)(B) of Title 46 of the United States Code, entitled to the benefits accorded to a first preferred mortgage on a vessel registered under the laws and flag of the United States.

(c) All of the material properties of the Borrower and its Restricted Subsidiaries that are reasonably necessary for the operation of their businesses (other than Excluded Stacked Vessels) are in good working condition, ordinary wear and tear excepted, and are maintained in accordance with reasonable commercial business standards, except (i) as set forth in Schedule 5.15 or (ii) where the failure to be in such condition or maintain such property could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.16 Solvency. On the Closing Date after giving effect to the Transactions, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

SECTION 5.17 Compliance with Anti-Corruption Laws and Sanctions.

(a)	No Relevant Person is:

(i)	a Restricted Party; or

(ii) to its knowledge the subject of any claim, proceeding, formal notice, investigation or other action by any regulatory or enforcement authority concerning any alleged violation of Sanctions.

(b) The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and Sanctions, and the Borrower, its Subsidiaries and their respective officers and directors and to the knowledge of the Borrower its employees and agents, are in compliance with applicable Anti-Corruption Laws and Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Borrower being designated as a Sanctioned Person.

SECTION 5.18 Collateral Documents. Except as otherwise contemplated hereby or under any other Loan Documents, the provisions of the Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents or contemplated by the Collateral Documents (including the delivery to the Collateral Agent of any Pledged Collateral required to be delivered pursuant to the applicable Collateral Documents), are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable perfected Lien (subject to Permitted Liens) with the applicable priority contemplated herein or in the other Loan Documents on all right, title and interest of the Borrower and the applicable Guarantors, respectively, in the Collateral described therein.

SECTION 5.19 Use of Proceeds. The Borrower has used the proceeds of the Loans and the Letters of Credit issued hereunder only in compliance (and not in contravention of) applicable Laws and each Loan Document.

ARTICLE VI

Affirmative Covenants

So long as the Termination Conditions have not been satisfied, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.05) cause each of the Restricted Subsidiaries to:

SECTION 6.01 Financial Statements. Deliver to the Administrative Agent for prompt further distribution by the Administrative Agent to each Lender each of the following:

(a) Audited Annual Financial Statements. Within one hundred twenty (120) days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2024) of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of comprehensive income (loss), stockholders’ equity and cash flows for such fiscal year together with related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year (if ending after the Closing Date), prepared in accordance with GAAP, audited and accompanied by a report and opinion of the Borrower’s auditor on the Closing Date or any other accounting firm of nationally or regionally recognized standing or another accounting firm reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and which financial statements shall be accompanied by management’s discussion and analysis describing results of operations in the form customarily prepared by management of the Borrower.

(b) Quarterly Financial Statements. As soon as available, but in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ended September 30, 2024), (i) an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, (ii) the related unaudited consolidated statements of comprehensive income (loss) for such fiscal quarter and for the portion of the fiscal year then ended and (iii) the related unaudited consolidated statement of cash flows for the portion of the fiscal year then ended, setting forth, in each case of clauses (ii) and (iii), in comparative form, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, in each case if ended after the Closing Date, certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in material compliance with GAAP, subject to year-end adjustments and the absence of footnotes, which financial statements, to the extent the Borrower (or Parent Entity or Qualified Reporting Subsidiary) is not required to file a 10-Q, shall be accompanied by management’s discussion and analysis describing results of operations in the form customarily prepared by management of the Borrower. Notwithstanding the foregoing, the Borrower shall deliver to the Administrative Agent, when available, the financial statements described in this paragraph (b) in respect of the fiscal quarter ended June 30, 2024; provided that no Compliance Certificate shall be required to be delivered in connection with or in respect of such financial statements pursuant to Section 6.02(a).

(c) Budget; Projections. On or prior to the date financial statements are required to be delivered pursuant to Section 6.01(a) (commencing with the first fiscal year ending after the Closing Date), a consolidated budget for the following fiscal year on a quarterly basis in form and substance consistent with the budget customarily prepared by management of the Borrower for their internal use.

(d) Unrestricted Subsidiaries. Simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b) above, such supplemental financial information (which need not be audited) as is necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied by furnishing, at the Borrower’s option, (i) the applicable financial statements of (1) any wholly-owned Restricted Subsidiary of the Borrower that, together with its combined and consolidated Restricted Subsidiaries, constitutes substantially all of the assets of the Borrower and its combined consolidated Subsidiaries (a “Qualified Reporting Subsidiary”) or (2) any Person of which the Borrower is a Subsidiary (such Person, a “Parent Entity”) or (ii) the Borrower or a Qualified Reporting Subsidiary’s or Parent Entity’s Form 10-K or 10-Q, as applicable, filed with the SEC (or equivalent form whether or not filed with the SEC consistent with the Borrower’s practice as of the Closing Date); provided that with respect to each of clauses (i) and (ii), (A) to the extent such information relates to a Qualified Reporting Subsidiary, or a Parent Entity, such information is accompanied by customary consolidating information (which need not be audited) that explains in reasonable detail the material differences between the information relating to such Qualified Reporting Subsidiary or Parent Entity, on the one hand, and the information relating to the Borrower and its Subsidiaries, on the other hand; (B) (i) in the event that the Borrower (or any Qualified Reporting Subsidiary or Parent Entity) delivers to the Administrative Agent a Form 10K for any fiscal year (or similar filing in the Applicable Jurisdiction), as filed with the SEC or in such form as would have been suitable for filing with the SEC (or similar governing body in the Applicable Jurisdiction, in each case), within the time frames set forth in paragraph (a) of this Section 6.01, such Form 10-K shall satisfy all requirements of paragraph (a) of this Section 6.01 with respect to such fiscal year to the extent that it contains the information and report and opinion required by such paragraph (a) and (ii) in the event that the Borrower (or any Qualified Reporting Subsidiary or Parent Entity) delivers to the Administrative Agent a Quarterly Report on Form 10-Q for any fiscal quarter (or similar filing in the Applicable Jurisdiction), as filed with the SEC or in such form as would have been suitable for filing with the SEC (or similar governing body in the Applicable Jurisdiction, in each case), within the time frames set forth in paragraph (b) of this Section 6.01, such Form 10-Q shall satisfy all requirements of paragraph (b) of this Section 6.01 with respect to such fiscal quarter to the extent that it contains the information required by such paragraph (b), (C) any financial statements required to be delivered pursuant to this Section 6.01 shall not be required to contain purchase accounting adjustments and (D) following the consummation of an acquisition in the applicable period or the period thereafter, the obligations in paragraphs (a) and (b) of this Section 6.01 with respect to the target of such acquisition may be satisfied by, at the option of the Borrower, (1) furnishing management accounts for the target of such acquisition or (2) omitting the target of such acquisition from the required financial statements of the Borrower and its Subsidiaries for the applicable period and period thereafter.

Notwithstanding the foregoing, upon the request of the Borrower in connection with any material Permitted Investment or other acquisition permitted hereunder, the Administrative Agent may consent to a thirty-day extension to the deadlines in this Section 6.01.

SECTION 6.02 Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution by the Administrative Agent to each Lender each of the following:

(a) Compliance Certificate. No later than fifteen (15) Business Days after the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b), a duly completed Compliance Certificate.

(b) VesselsValueTM Statement. Provided that VesselsValueTM (or any successor thereof) exists at the time such written request is received by the Borrower, within thirty (30) days of the reasonable written request of the Administrative Agent (or by such later date as the Administrative Agent may agree), a statement of the fair market value of each Vessel that is Collateral, as determined by VesselsValueTM (or any successor thereof).

(c) SEC Filings. Concurrently with each Compliance Certificate, copies of all annual, regular, periodic and special reports, proxy statements and registration statements which the Borrower or any Restricted Subsidiary has filed with the SEC subsequent to the delivery of the immediately preceding Compliance Certificate (or, if prior to the delivery of the first Compliance Certificate, subsequent to the Closing Date) (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8), and in any case not otherwise required to be delivered to the Administrative Agent pursuant to any other clause of this Section 6.02; provided that notwithstanding the foregoing, the obligations in this Section 6.02(b) may be satisfied by causing such information to be publicly available on the SEC’s EDGAR website, another publicly available reporting service or the applicable regulator’s website.

(d) Information Regarding Collateral. The Borrower will furnish to the Administrative Agent concurrently with each Compliance Certificate or by such later date as reasonably agreed to by the Administrative Agent, written notice of any change (i) in any Loan Party’s legal name (as set forth in its certificate of organization or like document) or (ii) in the location of any Loan Party’s chief executive office or the jurisdiction of incorporation or organization of any Loan Party or in the form of its organization, in each case, occurring subsequent to the delivery of the immediately preceding Compliance Certificate (or, if prior to the delivery of the first Compliance Certificate, subsequent to the Closing Date), in each case to the extent such information is necessary to enable the Collateral Agent to perfect or maintain the perfection or priority of its security interest in the Collateral of the relevant Loan Party.

(e)  Lender Calls. Upon the reasonable request of the Administrative Agent, following delivery of the financial statements pursuant to Sections 6.01(a) and (b) above, the Borrower shall promptly hold a conference call (at a time selected by the Borrower and reasonably acceptable to the Administrative Agent) with all Lenders (including both “public” and “private” side lenders) who choose to attend such conference call, at which call shall be reviewed the financial information presented in such financial statements; provided that in no event shall more than one such conference call be requested in any fiscal quarter; provided, further, that the obligations of this Section 6.02(e) may be satisfied by (i) the Borrower holding a public earnings call in respect of such fiscal quarter or (ii) the Borrower inviting the Lenders to attend a conference call for such fiscal quarter with other holders of Indebtedness.

(f)  Other Information. Such additional information (a) regarding the business operations of any Loan Party or any Restricted Subsidiary as the Administrative Agent may from time to time on its own behalf or on behalf of the Required Lenders reasonably request and (b) as may be reasonably requested by the Administrative Agent or any Lender through the Administrative Agent for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.

Documents required to be delivered pursuant to Section 6.01 or Section 6.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower (or any Qualified Reporting Subsidiary or Parent Entity) posts such documents, or provides a link thereto, on the Borrower’s (or any Qualified Reporting Subsidiary’s or Parent Entity’s) website on the Internet, or (ii) on which such documents are posted on the Borrower’s behalf on Syndtrak or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders may have personnel who do not wish to receive any information with respect to the Borrower or its Subsidiaries, or the respective securities of any of the foregoing, that is not Public-Side Information, and who may be engaged in investment and other market-related activities with respect to such Person’s securities. The Borrower hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof (and by doing so shall be deemed to have represented that such information contains only Public-Side Information); (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arranger and the Lenders to treat such Borrower Materials as containing only Public-Side Information (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.08); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public-Side Information”; and (iv) the Administrative Agent and the Lead Arranger shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public-Side Information.”

For the avoidance of doubt, the foregoing shall be subject to the provisions of Section 11.08.

SECTION 6.03 Notices. Promptly after a Responsible Officer obtains actual knowledge thereof, notify the Administrative Agent for prompt further notification by the Administrative Agent to each Lender of:

(a)	the occurrence and continuation of any Default or Event of Default; and

(b) (i) any dispute, litigation, investigation or proceeding between the Borrower or any Restricted Subsidiary and any arbitrator or Governmental Authority or (ii) the filing or commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Restricted Subsidiary, or (iii) the occurrence of any ERISA Event or Foreign Plan Event that, in any such case referred to in clause (i), (ii) or (iii) has resulted, or has a reasonable probability of being determined adversely and could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Borrower setting forth a summary description of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. For the avoidance of doubt, the foregoing shall be subject to the provisions of Section 11.08.

SECTION 6.04 Payment of Certain Taxes. Pay, discharge or otherwise satisfy, as the same shall become due and payable, all obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (a) any such Tax, assessment, charge or levy is being contested in good faith and by appropriate actions diligently conducted and for which appropriate reserves have been established in accordance with GAAP or (b) the failure to pay, discharge or otherwise satisfy the same has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 6.05 Preservation of Existence of the Borrower. Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its incorporation or organization, except as otherwise expressly permitted under this Agreement.

SECTION 6.06 Maintenance of Properties. Maintain, preserve and protect all of its material properties and equipment used in the operation of its business in good working order, repair and condition (ordinary wear and tear excepted and casualty or condemnation excepted), except to the extent the failure to do so has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 6.07 Maintenance of Insurance.

(a) Maintain or cause to be maintained with insurance companies that the Borrower believe (in the good faith judgment of their management) are financially sound and reputable at the time the relevant coverage is placed or renewed or with a Captive Insurance Subsidiary, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and of such types and in such amounts (after giving effect to any self-insurance) as are customarily carried under similar circumstances by such other Persons, and furnish to the Administrative Agent, which, absent a continuing Event of Default, shall not be made more than once in any twelve month period, upon reasonable written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. Schedule 6.07 sets forth a true, complete and accurate description of all material insurance maintained by or on behalf of the Borrower or the other Loan Parties as of the Closing Date.

(b) Following the Initial Funding Date, the Borrower shall use commercially reasonable efforts such that each such policy of insurance (as appropriate and is customary and with respect to jurisdictions outside the United States, to the extent available in such jurisdiction without undue cost or expense),

(i) (A) names the Collateral Agent and the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder (with respect to liability insurance) and/or (B) to the extent covering Collateral in the case of property insurance, contains a loss payable clause or endorsement that names the Collateral Agent and the Administrative Agent, on behalf of the Secured Parties, as the loss payee thereunder; and

(ii) provides that it shall not be cancelled, modified (such modification, to the extent causing a material impairment or otherwise adverse effect on the interests of the Lenders) or not renewed (x) by reason of nonpayment of premium except upon not less than 10 days’ prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or (y) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Administrative Agent. The Borrower shall deliver to the Administrative Agent, prior to the cancellation, modification (such modification, to the extent causing a material impairment or otherwise adverse effect on the interests of the Lenders) or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent, including an insurance binder) together with evidence reasonably satisfactory to the Administrative Agent of payment of the premium therefor;

provided that (A) absent a Specified Event of Default that is continuing, any proceeds of any insurance shall be delivered by the insurer(s) to the Borrower or one of their Subsidiaries and applied in accordance with this Agreement and (B) this Section 6.07(b) shall not be applicable to (1) business interruption insurance, workers’ compensation policies, employee liability policies, fiduciary policies, directors and officers policies and certain other policies as agreed between the Borrower and the Administrative Agent or (2) the extent unavailable from the relevant insurer after the Borrower’s use of their commercially reasonable efforts.

SECTION 6.08 Compliance with Laws. Comply with the requirements of all Laws (including applicable ERISA-related laws and all Environmental Laws) and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except to the extent the failure to comply therewith has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 6.09 Books and Records. Maintain proper books of record and account in which entries that are full, true and correct in all material respects shall be made of all material financial transactions and material matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be (it being understood and agreed that Foreign Subsidiaries may maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization or operations and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder), in each case, to the extent necessary to prepare the financial statements described in Sections 6.01(a) and 6.01(b).

SECTION 6.10 Inspection Rights. Subject to Section 6.19(h) in respect of Vessels, permit representatives of the Administrative Agent and the Required Lenders to visit and inspect any of their properties (subject to the rights of lessees or sublessees thereof and subject to any restrictions or limitations in the applicable lease, sublease or other written occupancy arrangement pursuant to which any such Subsidiary party), to examine its corporate, financial, and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance written notice to the Borrower; provided that, (a) excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two times during any calendar year absent the continuation of an Event of Default and one such time shall be at the Borrower’s expense and (b) when an Event of Default is continuing, the Administrative Agent or the Required Lenders (or any of their respective representatives) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance written notice. Notwithstanding anything to the contrary in this Section 6.10, none of the Loan Parties or their Restricted Subsidiaries will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product. The Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. For the avoidance of doubt, the foregoing shall be subject to the provisions of Section 11.08.

SECTION 6.11 Covenant to Guarantee Obligations and Give Security. At the Borrower’s expense, subject to any applicable limitation in any Loan Document (including Section 6.12), take the following actions:

(a) within forty-five (45) days of the occurrence of any Grant Event (or such longer period as the Administrative Agent may agree in its reasonable discretion),

(i)  cause the Restricted Subsidiary subject of the Grant Event to execute and deliver the Guaranty (or a joinder thereto);

(ii)  cause the Restricted Subsidiary subject of the Grant Event to execute and deliver the Collateral Agreement (or a supplement thereto, including a Collateral Agreement Supplement);

(iii)  cause the Restricted Subsidiary subject of the Grant Event to execute and deliver, to the extent applicable, the Vessel Mortgage;

(iv) [reserved];

(v) cause the Restricted Subsidiary subject of the Grant Event (and any Loan Party of which such Restricted Subsidiary is a direct Subsidiary) to (A) if such Restricted Subsidiary has “opted into” Article 8 of the Uniform Commercial Code, deliver any and all certificates representing its Equity Interests (to the extent certificated) that constitute Collateral and are required to be pledged pursuant to the Collateral Agreement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank (or any other documents customary under local law), (B) [reserved] and (C) deliver all instruments evidencing Indebtedness held by such Restricted Subsidiary that constitute Collateral and are required to be pledged pursuant to the Collateral Agreement, endorsed in blank, to the Collateral Agent; and

(vi)  upon the reasonable request of the Administrative Agent, take and cause the Restricted Subsidiary the subject of the Grant Event and each direct or indirect parent of such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral Agreement that holds Equity Interests in such Restricted Subsidiary to take such customary actions as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) perfected Liens (subject to Permitted Liens) in the Equity Interests of such Restricted Subsidiary and the personal property of such Restricted Subsidiary to the extent required by the Loan Documents, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

(b) [Reserved].

(c)  Control Agreements. Subject to Section 6.15 and other than with respect to Excluded Accounts, maintain at all times all cash and Cash Equivalents of the Borrower and any Loan Parties in Deposit Accounts or Securities Accounts with either (i) any financial institution that is a Lender or an Affiliate of a Lender or (ii) any financial institution that has entered into a Control Agreement; provided, however, this clause (c) shall not apply with respect to any Deposit Accounts or Securities Accounts of any Loan Party existing as of the Initial Funding Date (or such longer period as the Administrative Agent may consent to in its sole discretion) and, in respect of any other Deposit Account or Securities Account opened or acquired after the Closing Date, for a period of sixty (60) days after the date of opening or acquisition thereof and, in respect of any Deposit Accounts or Securities Account of any Loan Party that cease to be held with a Lender or an Affiliate of a Lender on account of the applicable Lender ceasing to be a Lender, within sixty (60) days after the Borrower receives written notice that such Lender has ceased to be a Lender hereunder (each such bank account, a “Blocked Account”).

(d)	Vessel Collateral.

(i)  Within thirty (30) days of the acquisition (including by way of construction or through a Permitted Asset Swap) (or by such later date as the Administrative Agent may agree to in its sole discretion) by the Borrower or any Restricted Subsidiary of any Vessel (excluding any Excluded Vessel) the Borrower or such Restricted Subsidiary shall mortgage, substantially on terms and conditions set forth in the Vessel Mortgage (or the applicable foreign law equivalent in form and substance reasonably acceptable to the Borrower, the Administrative Agent and Collateral Agent), such Vessel so as to grant to the Collateral Agent, for the ratable benefit of the Secured Parties, Vessel Mortgage Liens (or the foreign equivalent in form and substance reasonably acceptable to the Borrower, the Administrative Agent and Collateral Agent) thereon and first priority (subject to Permitted Liens) security interests (or the foreign equivalent in form and substance reasonably acceptable to the Borrower, the Administrative Agent and Collateral Agent) in all related property; provided, that notwithstanding anything to the contrary in Section 6.11(a), if the Restricted Subsidiary that has acquired any such Vessel that is required to become Collateral is not already a Guarantor, such Restricted Subsidiary of the Borrower shall become a Guarantor. No Loan Party shall be required to grant a Lien in any Excluded Vessel to the Collateral Agent for the benefit of the Secured Parties; provided, however, any Loan Party or Restricted Subsidiary may elect to grant a Lien in any Excluded Vessel to the Collateral Agent for the benefit of the Secured Parties, including for purposes of including any such Vessel in the calculation of the Collateral Coverage Ratio and the RCF Collateral Coverage Ratio. In the event any Loan Party or Restricted Subsidiary makes such election, such Loan Party or Restricted Subsidiary shall satisfy the requirements of this Section 6.11(d) in respect of such Vessels (assuming, for such purpose, that such Vessel does not constitute an Excluded Vessel).

(ii) [Reserved].

SECTION 6.12 Further Assurances. Subject to Section 6.11 and any applicable limitations in any Loan Document, and in each case at the expense of the Borrower, promptly upon the reasonable request by the Administrative Agent or Collateral Agent (a) correct any material defect or error that may be discovered in the execution, acknowledgment, filing, publication or recordation of any Collateral Document or other document or instrument relating to any Collateral and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register, re-register, publish and re-publish any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.

Notwithstanding anything to the contrary in any Loan Document, unless otherwise expressly elected by the Borrower, none of the Borrower nor any Restricted Subsidiary will be required to, nor will the Administrative Agent or the Collateral Agent be authorized,

(a)	to perfect security interests in the Collateral other than by,

(i)  “all asset” filings pursuant to the Uniform Commercial Code in the office of the secretary of state (or similar central filing office) of the relevant state(s) and filing and filings in the applicable real estate records with respect to any applicable real property pursuant to Section 6.11(b) (as applicable);

(ii) [reserved];

(iii) the Vessel Mortgage in respect of Vessel Collateral; and

(iv)  delivery to the Administrative Agent or Collateral Agent to be held in its possession of all Collateral consisting of (A) certificates representing Pledged Equity, and (B) all promissory notes and other instruments constituting Collateral; provided that promissory notes and instruments having an aggregate principal amount equal to or less than the greater of 5% of Closing Date Consolidated Net Tangible Assets and 5% of Consolidated Net Tangible Assets determined as of the most recently completed fiscal quarter need not be delivered to the Collateral Agent; in each case, in the manner provided in the Collateral Documents;

(b)  to enter into any control agreement, lockbox or similar arrangement with respect to any commodities account or other bank account (other than a Deposit Account or Securities Account to the extent required by Section 6.11(c)), or otherwise take or perfect a security interest with control;

(c)  to take any action (i) outside of the United States with respect to any assets located outside of the United States, (ii) in any non-U.S. jurisdiction or (iii) required by the laws of any non-U.S. jurisdiction to create, perfect or maintain any security interest or otherwise (unless, in each case, expressly elected by the Borrower in respect of the Vessel Collateral); or

(d)  to take any action with respect to perfecting a Lien with respect to letters of credit, letter of credit rights, commercial tort claims, chattel paper or assets subject to a certificate of title or similar statute (in each case, other than the filing of customary “all asset” UCC-1 financing statements) or to deliver landlord lien waivers, estoppels, bailee letters or collateral access letters, in each case, unless required by the terms of the applicable Collateral Agreement or the relevant Collateral Document.

Further, the Loan Parties shall not be required to perform any periodic collateral reporting, if any, with any frequency greater than once per fiscal year (provided that this clause shall not limit the obligation of the Loan Parties to comply with Section 6.02(c) or Section 6.11).

SECTION 6.13 Designation of Subsidiaries. The Borrower may by action of its Board of Directors, at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or designate (or re-designate, as the case may be) any Unrestricted Subsidiary as a Restricted Subsidiary; provided that:

(a)  immediately before and after such designation (or re-designation), no Default or Event of Default shall have occurred and be continuing;

(b)  the Investment resulting from the designation of such Restricted Subsidiary as an Unrestricted Subsidiary as described above is a Permitted Investment or other Investment permitted hereunder;

(c)  if such designation would result in Vessel Collateral being owned by an Unrestricted Subsidiary, immediately before and after such designation determined after giving effect to any concurrent reduction in the Commitments (or the commitments under any Incremental Facilities), the RCF Collateral Release Ratio must be greater than or equal to 5.0:1.0.

The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the Fair Market Value of the Borrower’s or Restricted Subsidiary’s (as applicable) Investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness and Liens of such Subsidiary existing at such time and a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the Fair Market Value at the date of such designation of the Borrower’s or Restricted Subsidiary’s (as applicable) Investment in such Subsidiary. Except as set forth in this paragraph, no Investment will be deemed to exist or have been made, and no Indebtedness or Liens shall be deemed to have been incurred or exist, by virtue of a Subsidiary becoming an Excluded Subsidiary or an Excluded Subsidiary becoming a Restricted Subsidiary.

SECTION 6.14 Compliance with Anti-Corruption Laws and Sanctions.

(a)  No Loan Party shall (and the Borrower shall ensure that no other Relevant Person will) take any action, make any omission or use (directly or knowingly indirectly) any Borrowing or Letter of Credit:

(i)  in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws;

(ii) in breach of Sanctions;

(iii) in a manner that causes (or will cause) a breach of Sanctions by any Lender; or

(iv)  for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Restricted Party, except to the extent permitted for a Person required to comply with Sanctions.

(b)  No Loan Party shall (and the Borrower shall ensure that no other Relevant Person will) take any action or make any omission that results, or is reasonably likely to result, in it or any Lender becoming a Restricted Party.

(c)  The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and Sanctions.

(d)  The requirements set forth in this Section 6.14, as they pertain to compliance by any Foreign Subsidiary with Anti-Corruption Laws and Sanctions are limited by any Law applicable to such Foreign Subsidiary in its relevant local jurisdiction.

SECTION 6.15 Post-Closing Matters.

(a)  The Borrower will, and will cause each of the Restricted Subsidiaries to, take each of the actions set forth on Schedule 6.15 within the time period prescribed therefor on such schedule (as such time period may be extended by the Administrative Agent).

(b)  By the date that is no later than ninety-one (91) days prior to the maturity date under the existing Second Lien Credit Agreement, Indebtedness under the Second Lien Credit Agreement is to be repaid or otherwise refinanced with the proceeds of or exchanged for Second Lien Credit Agreement Refinancing Indebtedness or the maturity date thereunder otherwise extended such that, after giving effect to such refinancing or extension, the maturity date of any such resulting Indebtedness is no earlier than ninety-one (91) days after the then-latest Maturity Date.

SECTION 6.16 Use of Proceeds.

(a)  The proceeds of Revolving Loans will be used for general corporate purposes of the Borrower and the Restricted Subsidiaries, including (a) working capital, (b) acquisitions that are not prohibited by the terms of this Agreement (including Permitted Investments) and (c) standby letters of credit.

(b)  Letters of Credit will be used by the Borrower for general corporate purposes of the Borrower and the Restricted Subsidiaries, including supporting transactions not prohibited by the Loan Documents.

(c)  The proceeds of Incremental Loans may be used as specified in the applicable Incremental Amendment and otherwise in accordance with Section 2.16(e).

SECTION 6.17 Change in Nature of Business. Engage only in material lines of business that are substantially consistent with those lines of business conducted by the Borrower and the Restricted Subsidiaries on the Closing Date and lines of business that are reasonably similar, corollary, ancillary, incidental, synergistic, complementary or related to, or a reasonable extension, development or expansion of, the businesses conducted or proposed to be conducted by the Borrower and the Restricted Subsidiaries on the Closing Date, in each case as determined by the Borrower in good faith.

SECTION 6.18 Transactions with Affiliates. Conduct all transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower (an “Affiliate Transaction”) involving aggregate value in excess of $5.0 million, on terms which taken as a whole are not materially less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction or the execution of the agreement providing for such transaction in arm’s length dealings with a Person who is not such an Affiliate or, if in the good faith judgment of the Board of Directors of the Borrower no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Borrower or such Restricted Subsidiary from a financial point of view.

Any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this Section 6.18 if such Affiliate Transaction is approved by a majority of the Disinterested Directors of the Borrower, if any.

The provisions of the preceding paragraph will not apply to:

(1)	any Restricted Payment or any Permitted Investment;

(2)	any issuance, transfer or sale of (a) Equity Interests, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise to any Parent Entity, Permitted Holder or future, current or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Borrower, any of its Subsidiaries or any of its Parent Entities and (b) directors’ qualifying shares and shares issued to foreign nationals as required under applicable law;

(3)	any Management Advances and any waiver or transaction with respect thereto;

(4)	(a) any transaction between or among the Borrower and any Restricted Subsidiary (or entity that becomes a Restricted Subsidiary as a result of such transaction), or between or among Restricted Subsidiaries and (b) any merger, amalgamation or consolidation with any Parent Entity, provided that such Parent Entity shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Equity Interests of the Borrower and such merger, amalgamation or consolidation is otherwise permitted under this Agreement;

(5)	the payment of compensation, fees, costs and expenses to, and indemnities (including under insurance policies) and reimbursements, employment and severance arrangements, and employee benefit and pension expenses provided on behalf of, or for the benefit of, future, current or former employees, directors, officers, managers, contractors, consultants, distributors or advisors (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Borrower, any Parent Entity or any Restricted Subsidiary (whether directly or indirectly and including through their Controlled Investment Affiliates or Immediate Family Members);

(6)	the entry into and performance of obligations of the Borrower or any of the Restricted Subsidiaries under the terms of any transaction arising out of, and any payments pursuant to or for purposes of funding, any agreement or instrument in effect as of or on the Closing Date, as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this covenant or to the extent not disadvantageous in any material respect in the reasonable determination of the Borrower to the Lenders when taken as a whole as compared to the applicable agreement as in effect on the Closing Date;

(7)	any transaction effected as part of a Qualified Securitization Financing or Receivables Facility, any disposition or acquisition of Securitization Assets, Receivables Assets or related assets in connection with any Qualified Securitization Financing or Receivables Facility;

(8)	transactions with customers, vendors, clients, joint venture partners, suppliers, contractors, distributors or purchasers or sellers of goods or services, in each case in the ordinary course of business or consistent with past practice, which are fair to the Borrower and the Restricted Subsidiaries, in the reasonable determination of the Borrower, or are on terms, taken as a whole, that are not materially less favorable as might reasonably have been obtained at such time from an unaffiliated party;

(9)	any transaction between or among the Borrower or any Restricted Subsidiary and any Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Borrower or an Associate or similar entity solely because the Borrower or a Restricted Subsidiary or any Affiliate of the Borrower or a Restricted Subsidiary or any Affiliate of any Permitted Holder owns an equity interest in or otherwise controls such Affiliate, Associate or similar entity;

(10)	any issuance, sale or transfer of Equity Interests (other than Disqualified Equity Interests) of the Borrower, any Parent Entity or any of its Restricted Subsidiaries or options, warrants or other rights to acquire such Equity Interests and the granting of registration and other customary rights (and the performance of the related obligations) in connection therewith or any contribution to capital of the Borrower or any Restricted Subsidiary;

(11)	(a) payments by the Borrower or any Restricted Subsidiary (or distributions or dividends by the Borrower in lieu of such payments) to any Permitted Holder (whether directly or indirectly), including to its affiliates or its designees, of management, consulting, monitoring, refinancing, transaction, advisory, indemnities and other fees, costs and expenses (plus any unpaid management, consulting, monitoring, transaction, advisory, indemnities and other fees, costs and expenses accrued in any prior year) and any exit and termination fees (including any such cash lump sum or present value fee upon the consummation of a corporate event, including an initial public offering) pursuant to any management or similar agreements or the management or other relevant provisions in an investor rights agreement, limited partnership agreement, limited liability company agreement or other equityholders’ agreement, as the case may be, with terms reasonably consistent with the terms of similar agreements entered into by similar financial sponsors and portfolio companies as reasonably determined by the Borrower or any Parent Entity on behalf of the Borrower at the time such management or similar agreement is entered into by the Sponsors and the Borrower or any Parent Entity and (b) payments by the Borrower or any Restricted Subsidiary to any Permitted Holder (whether directly or indirectly, including through any Parent Entity) for financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved in the reasonable determination of the Borrower;

(12)	payment to any Permitted Holder of all out of pocket expenses incurred by such Permitted Holder in connection with its direct or indirect investment in the Borrower and its Subsidiaries;

(13)	transactions in which the Borrower or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of the preceding paragraph;

(14)	the existence of, or the performance by the Borrower or any Restricted Subsidiary of its obligations under the terms of, any equityholders, investor rights or similar agreement (including any registration rights agreement or purchase agreements related thereto) to which it is party as of the Closing Date and any similar agreement that it (or any Parent Entity) may enter into thereafter; provided that the existence of, or the performance by the Borrower or any Restricted Subsidiary (or any Parent Entity) of its obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date will only be permitted under this clause to the extent that the terms of any such amendment or new agreement are not otherwise, when taken as a whole, more disadvantageous to the Lenders in any material respect in the reasonable determination of the Borrower than those in effect on the Closing Date;

(15)	any purchases by the Borrower’s Affiliates of Indebtedness or Disqualified Equity Interests of the Borrower or any of the Restricted Subsidiaries the majority of which Indebtedness or Disqualified Equity Interests is purchased by Persons who are not the Borrower’s Affiliates; provided that such purchases by the Borrower’s Affiliates are on the same terms as such purchases by such Persons who are not the Borrower’s Affiliates;

(16)	(i) investments by Affiliates in securities or loans of the Borrower or any of the Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Affiliates in connection therewith) so long as the investment is being offered by the Borrower or such Restricted Subsidiary generally to other non-affiliated third party investors on the same or more favorable terms and (ii) payments to Affiliates in respect of securities or loans of the Borrower or any of the Restricted Subsidiaries contemplated in the foregoing subclause (i) or that were acquired from Persons other than the Borrower and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities or loans;

(17)	the entering into of any Tax sharing agreement or arrangement and payments made with respect thereto, in each case between or among the Borrower, any Parent Entity or its Subsidiaries; provided that, in each case the amount of such payments in any taxable year does not exceed the amount that the Borrower, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts actually received from the Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local Taxes for such taxable year were the Borrower, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts actually received from the Unrestricted Subsidiaries) to pay such Taxes separately from any such Parent Entity;

(18)	payments, Indebtedness and Disqualified Equity Interests (and cancellation of any thereof) of the Borrower and its Restricted Subsidiaries and preferred stock (and cancellation of any thereof) of any Restricted Subsidiary to any future, current or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Borrower, any of its Subsidiaries or any of its Parent Entities pursuant to any management equity plan, stock option plan, phantom equity plan or any other management, employee benefit or other compensatory plan or agreement (and any successor plans or arrangements thereto), employment, termination or severance agreement, or any stock subscription or equityholder agreement with any such employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members) that are, in each case, approved by the Borrower in good faith;

(19)	any management equity plan, stock option plan, phantom equity plan or any other management, employee benefit or other compensatory plan or agreement (and any successor plans or arrangements thereto), employment, termination or severance agreement, or any stock subscription or equityholder agreement between the Borrower or its Restricted Subsidiaries and any distributor, employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members) approved by the reasonable determination of the Borrower;

(20)	any transition services arrangement, supply arrangement or similar arrangement entered into in connection with or in contemplation of the disposition of assets or Equity Interests in any Restricted Subsidiary permitted under Section 7.05 or entered into with any Business Successor, in each case, that the Borrower determines in good faith is either fair to the Borrower or otherwise on customary terms for such type of arrangements in connection with similar transactions;

(21)	any lease entered into between the Borrower or any Restricted Subsidiary, as lessee, and any Affiliate of the Borrower (other than an Unrestricted Subsidiary), as lessor and any operational services or other arrangement entered into between the Borrower or any Restricted Subsidiary and any Affiliate of the Borrower (other than an Unrestricted Subsidiary), in each case, which is approved by the reasonable determination of the Borrower;

(22)	the payment of fees, costs and expenses related to registration rights and indemnities provided to equityholders pursuant to equityholders, investor rights, registration rights or similar agreements; and

(23)	any Reorganization Transaction, Permitted Intercompany Activities, Intercompany License Agreements or related transactions.

In addition, if the Borrower or any of its Restricted Subsidiaries (i) purchases or otherwise acquires assets or properties from a Person which is not an Affiliate, the purchase or acquisition by an Affiliate of the Borrower of an interest in all or a portion of the assets or properties acquired shall not be deemed an Affiliate Transaction (or cause such purchase or acquisition by the Borrower or a Restricted Subsidiary to be deemed an Affiliate Transaction) or (ii) sells or otherwise disposes of assets or other properties to a Person who is not an Affiliate, the sale or other disposition by an Affiliate of the Borrower of an interest in all or a portion of the assets or properties sold shall not be deemed an Affiliate Transaction (or cause such sale or other disposition by the Borrower or a Restricted Subsidiary to be deemed an Affiliate Transaction).

SECTION 6.19 Vessel Collateral Covenants.

Each Shipowner covenants and agrees as follow with respect to any Vessel Collateral owned by it:

(a)  Jones Act Compliance. Each Shipowner owning Vessel Collateral consisting of a Jones Act Vessel covenants that it is now, and shall so remain until any Vessel Mortgage granted pursuant to this Agreement is discharged, (i) a citizen of the United States pursuant to Section 2(c) of the Shipping Act of 1916, as amended (46 USC § 50501), and the regulations in effect thereunder from time to time, as amended, and (ii) qualified to own and operate such Vessel for so long as it is documented under the laws of the United States and in the coastwise trade of the United States pursuant to 46 U.S.C. §§ 12102 and 12103, and the regulations in effect thereunder from time to time, as amended.

(b)  Operation of Vessels. Except as has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in, a Material Adverse Effect, each Shipowner will not cause or permit its Vessels to be operated in any manner contrary to applicable law, engage in any unlawful trade or operations or violate any applicable law or carry any cargo, in the case of any of the foregoing, that will unreasonably expose such Vessel to penalty, confiscation, forfeiture, capture or condemnation, and will not do, or suffer or permit to be done, anything that can or may injuriously affect the registration of such Vessel under the laws and regulations of the United States of America and will at all times keep each United States-flagged Jones Act Vessel duly documented under Chapter 121 of Title 46 of the United States Code, eligible for registry and the coastwise trade of the United States under Section 2(c) of the Shipping Act of 1916, as amended; provided, that the foregoing shall not prohibit, and the Shipowner may enter into, Permitted Reflagging Transactions.

(c)  Taxes, fees, etc. Each Shipowner will pay and discharge or cause to be paid and discharged, prior to delinquency, all claims and demands in respect of, and all taxes, assessments, governmental charges, levies, fees, fines and penalties imposed on, its Vessel, cargoes owned by such Shipowner or any income or profits therefrom and all lawful claims which, if unpaid, might become a lien or charge upon such Vessel or any income therefrom not constituting a Permitted Lien; provided that such Shipowner shall not be required to pay any such claim, demand, fee, tax, assessment, charge, fine, levy or penalty (1) which is being contested in good faith by appropriate actions and for which the Shipowner has maintained adequate accruals in accordance with GAAP, and such Vessel shall not have been arrested or detained therefor or (2) to the extent failure to do so could not reasonably be expected to result in a Material Adverse Effect, provided, further, that such contest shall not subject such Vessel, or any part thereof, to forfeiture or loss.

(d)  Liens. None of the Shipowners, any charterer, the Master of any of the Vessels or any other Person shall have any right, power or authority to, and none of the same shall create, incur or permit to be placed or imposed or continued upon any of the Vessels, its freights, profits or hire, any Lien whatsoever other than for crew wages not overdue, salvage, the lien of any Vessel Mortgage and other Permitted Liens.

(e)  Notice of Mortgage. Each Shipowner will place, and at all times and places will retain, a copy of the relevant Vessel Mortgage (however evidenced, whether in physical or electronic form) on board each relevant Vessel with her papers and will cause such copy (however evidenced, whether in physical or electronic form) and each such Vessel’s marine document to be exhibited to any and all persons having business therewith which might give rise to any lien thereon other than liens for crew wages and salvage, and to any representative of the Administrative Agent and will place and prominently display in the chart room and in the Master’s cabin of each such Vessel a framed printed notice in plain type reading as follows:

“NOTICE OF MORTGAGE

This Vessel is owned by [___] (the “Owner”) and is subject to a First Preferred [Fleet / Vessel] Mortgage (the “Mortgage”) in favor of WILMINGTON TRUST, NATIONAL ASSOCIATION as Collateral Agent and Mortgagee. Under the terms of said Mortgage, neither the Owner, any charterer, the Master of this Vessel nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any other lien whatsoever except Permitted Liens (as defined in the Mortgage).”

(f) Libel or Attachment. If a libel or complaint is filed against any of the Vessels in rem by virtue of any legal proceeding in any court or by a government or other authority, the relevant Shipowner will promptly notify the Administrative Agent thereof by facsimile as appropriate, confirmed by letter, at its address, as specified in Section 11.02, and within thirty (30) days of any arrest arising out of such libel or complaint, or fifteen (15) days after the request of the Administrative Agent (in each case, or by such later date as the Administrative Agent may agree to in its sole discretion), will cause such Vessel to be released and all Liens thereon (other than Permitted Liens) to be discharged and will promptly notify the Administrative Agent thereof in the manner aforesaid. In the event that the Shipowner does not appear in such action by filing a claim of owner or similar pleading within such thirty (30) day period (or such longer period) or otherwise provide replacement Vessel Collateral acceptable to the Administrative Agent in accordance with this Agreement, the relevant Shipowner does hereby authorize and empower the Administrative Agent, in the name of such Shipowner, or their successors or assigns, to apply for and receive possession of and to take possession of such Vessel (or authorize and empower the Administrative Agent to direct the Collateral Agent to apply for and receive possession of and to take possession of such Vessel) with all the rights and powers that the Shipowner, or their successors or assigns, might have, possess or exercise in any such event; and this power of attorney shall be irrevocable and may be exercised not only by the Administrative Agent (or by the Collateral Agent at the direction of the Administrative Agent) but also by any one such appointee or the appointees of the Administrative Agent, (or the Collateral Agent) with full power of substitution, to the same extent as if the said appointee or appointees had been named as one of the attorneys above named by express designation. The relevant Shipowner will notify the Administrative Agent in writing within three (3) Business Days (or by such later date as the Administrative Agent may agree to in its sole discretion) after it has become known to the chief executive officer, the chief operating officer or the chief financial officer of the relevant Shipowner of any arrest, detention, average or salvage incurred by any of the Vessels.

(g) Maintenance of Vessel.

(i)  Except while any Vessel constituting Vessel Collateral is undergoing repairs or maintenance or is a Stacked Vessel, the relevant Shipowner will keep each Vessel, or cause it to be kept in such condition as will entitle it to at least the current classification and rating for each Vessel in the American Bureau of Shipping, or other classification society of like standing, if such certification is applicable, with no overdue conditions or recommendations affecting any such Vessel’s classification, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Except for any Vessel that is stacked or in lay up, each Shipowner shall furnish annually, upon request by the Administrative Agent, a certificate from the American Bureau of Shipping or other applicable classification society confirming that such classification has been maintained.

(ii)  Except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Shipowner will make all necessary repairs, renewals, betterments and improvements necessary to keep its Vessels, insofar as due diligence can make them so, well maintained and in seaworthy condition, except while any such Vessel is undergoing repairs, maintenance or is stacked or in lay up.

(iii)  Each Vessel which is a U.S. flag Vessel shall, and each relevant Shipowner covenants that it will, at all times comply in all material respects with all applicable laws, and all treaties and covenants to which the United States of America is a party, and rules and regulations issued thereunder, and shall have on board, when required, valid certificates required thereby, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(iv)  No Shipowner will make, or permit to be made, any substantial change in the structure, rig or type of any Vessels that would be reasonably likely to materially diminish the value of the Vessel Collateral, as a whole, without first receiving the written consent of the Administrative Agent, which consent shall not be unreasonably similarly, conditioned or delayed; provided, that any Shipowner may move or otherwise change the assets and other equipment from any of the Vessels to another Vessel (including to a Vessel owned by another direct or indirect Subsidiary of Borrower and including, for the avoidance of doubt, Excluded Vessels).

(h) Inspection; Attorney in Fact.

(i)  Subject to the terms of Section 6.10, each Shipowner will at all reasonable times afford the Administrative Agent or its authorized representatives, in each case, to the extent such Person has agreed to and executed a vessel boarding agreement in form and substance reasonably satisfactory to the Borrower at their risk and expense full and complete access to each Vessel during normal business hours for the purpose of inspecting such Vessel and its papers, and such Shipowner will deliver for inspection copies of such contracts and documents relating to such Vessel, whether on board or not, as the Administrative Agent may request, provided, however, that (i) non-public information obtained by the Administrative Agent pursuant to any Loan Document concerning such Shipowner, any Vessel, any other assets of such Shipowner or such Shipowner’s financial condition and prospects shall be kept confidential by the Administrative Agent in accordance with Section 11.08 (subject to the exceptions contained therein), and (ii) any inspection of any Vessel and its papers shall be subject to the requirements of any operators of such Vessel and any applicable Governmental Authority.

(ii)  Each Shipowner hereby appoints the Administrative Agent as attorney-in-fact of the Shipowner to appear before governmental bodies, classification societies and insurers and to demand and receive to the same extent that such Shipowner itself might, all information and certificates respecting (i) the corporate status of such Shipowner under the laws of its jurisdiction of incorporation or any other jurisdiction in which it may have qualified to do business, (ii) the status of each Vessel under the laws and regulations of its country of registration and its compliance with the requirements thereof, and (iii) the state of the records of each Vessel or of the relevant Shipowner in respect of each Vessel in any classification society with which the Vessel may be classed or of any company, association or club by whom any Vessel or the relevant Shipowner in respect of any Vessel may be insured; and each Shipowner hereby agrees that the Administrative Agent may execute its powers as attorney-in-fact as aforesaid through its agents, representatives and attorneys, provided however, that, it is a condition of this power of attorney that the Administrative Agent may not act on the strength of this power of attorney unless an Event of Default has occurred and is continuing. This power of attorney is coupled with an interest and shall be irrevocable as long as the Obligations remain outstanding.

(i) [Reserved]

(j)  Chartering. Except as permitted herein, no Shipowner will charter or similarly dispose of all or any part of any of the Vessels other than pursuant to agreements in the ordinary course of business or pursuant to agreements that would not materially diminish the value of the Vessel Collateral, as a whole.

(k) Insurances.

(i)  Types and Coverage. Following the Initial Funding Date, each Shipowner shall maintain required vessel insurances as consistent with past practice and as further described on Schedule 6.19(k).

(ii) [Reserved].

(l)  Reimbursement. Each Shipowner will reimburse the Administrative Agent promptly, for any and all expenditures which the Administrative Agent may, from time to time, make, lay out or expend in providing such protection in respect of insurance, discharge or purchase of liens, taxes, dues, assessments, governmental charges, fines and penalties lawfully imposed (other than income, franchise or similar Taxes of the Collateral Agent or its affiliates), repairs, attorneys’ fees, translation fees for documents made in a language other than English and other matters as such Shipowner is obligated herein to provide, but fails to provide. Such obligation of such Shipowner to reimburse the Administrative Agent shall be an additional indebtedness due from the Shipowner, secured by the relevant Vessel Mortgage, and shall be payable by such Shipowner promptly upon presentation of documentation in form and detail consistent with the requirements under Section 11.08. The Administrative Agent, though privileged so to do, shall be under no obligation to the relevant Shipowner to make any such expenditures, nor shall the making thereof relieve such Shipowner of any default in that respect.

(m)  Further Assurances. In the event that this Agreement or any provision hereof shall be deemed invalidated in whole or in part by reason of any present or future law or any decision of any authoritative court, or if the documents at any time held by the Administrative Agent or Collateral Agent shall be deemed by the Administrative Agent for any reason insufficient to carry out the true intent and spirit of any Vessel Mortgage, then from time to time, the relevant Shipowner will execute, on its own behalf, such other and further assurances and documents as in the reasonable opinion of the Administrative Agent may be required more effectively to subject each relevant Vessel to the payment of the Obligations, as in the Vessel Mortgage provided, and the performance of the terms and provisions of the Vessel Mortgage and this Agreement.

(n) [Reserved].

(o)  Amendments relating to Incremental Loans. Each Shipowner agrees, promptly upon entering into any Incremental Loan, to amend the relevant Vessel Mortgage, in form and substance satisfactory to the Administrative Agent, if requested by the Administrative Agent. The reasonable costs associated with such amendment (including reasonable fees of counsel to the Administrative Agent) shall be borne by the relevant Shipowner.

(p) Ship Recycling. In the event that a Restricted Subsidiary undertakes to dismantle a Vessel (or to sell such Vessel with the intention of it being dismantled) to the extent permitted under the Loan Documents, the Restricted Subsidiary must comply with the Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships, 2009 and/or the EU Ship Recycling Regulations, 2013.

ARTICLE VII

Negative Covenants

So long as the Termination Conditions are not satisfied, the Borrower shall not, nor shall the Borrower permit any Restricted Subsidiary to:

SECTION 7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, that secures Indebtedness other than the following:

(a)  Liens securing (i) obligations in respect of Indebtedness incurred pursuant to Section 2.16, Section 2.17, Section 2.18 and Section 7.03(a)(i), including obligations in respect of any Loan, any Incremental Loan, any Refinancing Loan and any Extended Loan, and any other Obligations, Incremental Equivalent Debt and any Refinancing Indebtedness in respect of the foregoing and (ii) Indebtedness incurred pursuant to Section 7.03(a)(ii) and any Refinancing Indebtedness in respect of the foregoing; provided that, in the case of this clause (ii), with respect to any such Indebtedness for borrowed money secured by Liens on the Collateral, such Indebtedness must be either First Lien Debt (but not Super-Priority Debt) (and subject to an Equal Priority Intercreditor Agreement and, if the Borrower elects, the Collateral Trust Agreement or in each case a joinder thereto) or Junior Lien Debt (and subject to a Junior Lien Intercreditor Agreement and, if the Borrower elects, a Collateral Trust Agreement or in each case a joinder thereto);

(b)  Liens securing obligations under the Second Lien Credit Agreement and any Second Lien Credit Agreement Refinancing Indebtedness thereof;

(c) Liens existing on the Closing Date (other than Liens incurred under Sections 7.01(a) and 7.01(b)) and listed on Schedule 7.01(c) hereto, together with any Liens securing any Refinancing Indebtedness of any Indebtedness secured by such Liens;

(d) pledges, deposits or Liens (a) in connection with workmen’s compensation laws, payroll Taxes, unemployment insurance laws, employers’ health Tax and other social security laws or similar legislation or other insurance related obligations (including in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto), (b) securing liability, reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instruments) for the benefit of insurance carriers under insurance or self-insurance arrangements or otherwise supporting the payments of items set forth in the foregoing clause (a), or (c) in connection with bids, tenders, completion guarantees, contracts, leases, utilities, licenses, public or statutory obligations, or to secure the performance of bids, trade contracts, government contracts and leases, statutory obligations, surety, stay, indemnity, warranty, release, judgment, customs, appeal, performance bonds, guarantees of government contracts, return of money bonds, bankers’ acceptance facilities and obligations of a similar nature (including those to secure health, safety and environmental obligations), and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, or as security for contested Taxes or import or customs duties or for the payment of rent, or other obligations of like nature, in each case incurred in the ordinary course of business or consistent with past practice;

(e)  Liens with respect to outstanding motor vehicle fines and Liens imposed by law or regulation, including carriers’, warehousemen’s, mechanics’, landlords’, suppliers’, materialmen’s, repairmen’s, architects’, construction contractors’ or other similar Liens, in each case for amounts not overdue for a period of more than sixty (60) days or, if more than sixty (60) days overdue, are unfiled and no other action has been taken to enforce such Liens or that are being contested in good faith by appropriate proceedings, provided that appropriate reserves required pursuant to GAAP have been made in respect thereof;

(f)  Liens for Taxes, assessments or other governmental charges that are not overdue for a period of more than sixty (60) days or not yet payable or subject to penalties for nonpayment or that are being contested in good faith by appropriate proceedings; provided that appropriate reserves required pursuant to GAAP have been made in respect thereof, or for property Taxes on property of the Borrower or one of its Subsidiaries has determined to abandon if the sole recourse for such Tax is to such property;

(g)  encumbrances, charges, ground leases, easements (including reciprocal easement agreements), survey exceptions, restrictions, encroachments, protrusions, by-law, regulation, zoning restrictions or reservations of, or rights of others for, licenses, rights of way, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties, exceptions on title policies insuring Liens granted on any mortgaged properties or any other collateral or Liens incidental to the conduct of the business of such Person or to the ownership of its properties, including servicing agreements, development agreements, site plan agreements, subdivision agreements, facilities sharing agreements, cost sharing agreements and other similar agreements, charges or encumbrances, which do not in the aggregate materially interfere with the ordinary course conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(h)  Liens (i) securing Hedge Agreements, Cash Management Obligations and the costs thereof; (ii) that are rights of set-off, rights of pledge or other bankers’ Liens (x) relating to treasury, depository and cash management services or any automated clearing house transfers of funds in the ordinary course of business or consistent with past practice, (y) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Subsidiary or consistent with past practice or (z) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business or consistent with past practice; (iii) on cash accounts securing Indebtedness and other Obligations permitted to be incurred under Section 7.03(j) with financial institutions; (iv) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business or consistent with past practice and not for speculative purposes; and (v)(A) of a collection bank arising under Section 4-210 of the UCC or any comparable or successor provision on items in the course of collection and (B) in favor of a banking or other financial institution or electronic payment service providers arising as a matter of law encumbering deposits (including the right of set-off) arising in the ordinary course of business in connection with the maintenance of such accounts and (C) arising under customary general terms and conditions of the account bank in relation to any bank account maintained with such bank and attaching only to such account and the products and proceeds thereof, which Liens, in any event, do not secure any Indebtedness;

(i)  leases, licenses, subleases and sublicenses of assets (including real property, intellectual property, software and other technology rights), in each case entered into in the ordinary course of business, consistent with past practice or, with respect to intellectual property, software and other technology rights, that are not material to the conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(j)  Liens securing or otherwise arising out of judgments, decrees, attachments, orders or awards not giving rise to an Event of Default under Section 9.01(g);

(k)  Liens (a) securing Capitalized Leases, or Purchase Money Obligations, or securing the payment of all or a part of the purchase price of, or securing Indebtedness or other obligations incurred to finance or refinance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business; provided that (i) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under this Agreement and (ii) any such Liens may not extend to any assets or property of the Borrower or any Restricted Subsidiary other than assets and property affixed or appurtenant thereto and accessions, additions, improvements, proceeds, dividends or distributions thereof, including after-acquired property that is (A) affixed or incorporated into the property or assets covered by such Lien, (B) after-acquired property or assets subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property or assets and (C) the proceeds and products thereof and (b) any interest or title of a lessor, sublessor, franchisor, licensor or sublicensor or secured by a lessor’s, sublessor’s, franchisor’s, licensor’s or sublicensor’s interest under any Capitalized Lease Obligations or Non-Financing Lease Obligations;

(l)  Liens arising from UCC financing statements, including precautionary financing statements (or similar filings) regarding operating leases or consignments entered into by the Borrower and its Restricted Subsidiaries;

(m)  Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Subsidiary (or at the time the Borrower or a Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger, amalgamation, consolidation or other business combination transaction with or into the Borrower or any Restricted Subsidiary); provided, however, that such Liens are not created in anticipation of such other Person becoming a Subsidiary (or such acquisition of such property, other assets or stock); provided, further, that such Liens are limited to all or part of the same property, other assets or stock (plus property and assets affixed or appurtenant thereto and additions, improvements, accessions, proceeds, dividends or distributions thereof, including after-acquired property that is (i) affixed or incorporated into the property or assets covered by such Lien, (ii) after-acquired property or assets subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property or assets and (iii) the proceeds and products thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the Obligations relating to any Indebtedness or other obligations to which such Liens relate;

(n)  Liens securing Obligations relating to any Indebtedness or other obligations of the Borrower or a Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary, or Liens in favor of the Borrower or any Restricted Subsidiary or the Collateral Agent;

(o)  Liens securing any Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured, and permitted to be secured under this Agreement (other than Section 7.01(a)); provided that any such Lien is limited to all or part of the same property or assets (plus property and assets affixed or appurtenant thereto and additions, improvements, accessions, proceeds, dividends or distributions thereof, including after-acquired property that is (i)  affixed or incorporated into the property or assets covered by such Lien, (ii) after-acquired property or assets subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property or assets and (iii) the proceeds and products thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Obligations relating to the Indebtedness or other obligations being refinanced or is in respect of property or assets that is or could be the security for or subject to a Permitted Lien hereunder;

(p)  (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which the Borrower or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar arrangements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

(q)  any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture securing financing arrangement, joint venture or similar arrangement pursuant to any joint venture securing financing agreement, joint venture or similar agreement;

(r)  Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(s)  Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale or purchase of goods entered into in the ordinary course of business or consistent with past practice;

(t)  Liens securing Indebtedness and other Obligations permitted under Section 7.03(g) provided that such Liens shall only be permitted if such Liens are limited to all or part of the same property or assets, including Equity Interests (plus property and assets affixed or appurtenant thereto and additions, improvements, accessions, proceeds, dividends or distributions thereof, including after-acquired property that is (i) affixed or incorporated into the property or assets covered by such Lien, (ii) after-acquired property or assets subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property or assets and (iii) the proceeds and products thereof) acquired, or of any Person acquired or merged, consolidated or amalgamated with or into the Borrower or any Restricted Subsidiary, in any transaction to which such Indebtedness or other obligation relates;

(u)  Liens on Equity Interests or other securities or assets of any Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(v)  Liens deemed to exist in connection with Investments permitted under clause (e) of the definition of “Cash Equivalents”;

(w)  Liens on (i) goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Borrower or any Subsidiary or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments and (ii) specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or documentary letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(x)  Liens on vehicles or equipment of the Borrower or any Restricted Subsidiary in the ordinary course of business or consistent with past practice;

(y)  Liens on assets or securities deemed to arise in connection with and solely as a result of the execution, delivery or performance of contracts to sell such assets or securities if such sale is otherwise not prohibited by this Agreement;

(z)  (a) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto, and (b) Liens, pledges, deposits made or other security provided to secure liabilities to, or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefits of), insurance carriers in the ordinary course of business or consistent with past practice;

(aa) Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted under this Agreement;

(bb)  Liens (i) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted under this Agreement to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment (including any letter of intent or purchase agreement with respect to such Investment), and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in an asset sale, in each case, solely to the extent such Investment or sale, transfer, lease or other disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(cc)  Liens securing Indebtedness and other Obligations in an aggregate principal amount not to exceed at any time outstanding the greater of (a) $50.0 million and (b) an amount equal to 6.0% of the Borrower’s Consolidated Net Tangible Assets determined as of the end of the Borrower’s most recently completed fiscal quarter for which internal financial statements are available at the time incurred; provided that with respect to any such Indebtedness or obligations secured by Liens on all or substantially all of the Collateral, such Indebtedness must be either Other Pari Lien Obligations (and subject to an Equal-Priority Intercreditor Agreement and, if the Borrower elects, the Collateral Trust Agreement or in each case a joinder thereto) or Junior Lien Debt (and subject to a Junior Lien Intercreditor Agreement and, if the Borrower elects, the Collateral Trust Agreement or in each case a joinder thereto);

(dd)  Liens then existing with respect to assets of an Unrestricted Subsidiary on the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to Section 6.13;

(ee)  Liens arising in connection with a Qualified Securitization Financing or a Receivables Facility;

(ff) Settlement Liens;

(gg)  rights of recapture of unused real property in favor of the seller of such property set forth in customary purchase agreements and related arrangements with any government, statutory or regulatory authority;

(hh)  the rights reserved to or vested in any Person or government, statutory or regulatory authority by the terms of any lease, license, franchise, grant or permit held by the Borrower or any Restricted Subsidiary or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(ii)  restrictive covenants affecting the use to which real property may be put and Liens or covenants restricting or prohibiting access to or from lands abutting on controlled access highways or covenants affecting the use to which lands may be put; provided that such Liens or covenants do not interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary;

(jj)  Liens on property, assets or Permitted Investments used to defease or to satisfy or discharge Indebtedness; provided that such defeasance, satisfaction or discharge is not prohibited by this Agreement;

(kk)  Liens relating to escrow arrangements securing Indebtedness, including (i) Liens on escrowed proceeds from the issuance of Indebtedness for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters, arrangers, trustee or collateral agent thereof) and (ii) Liens on cash or Cash Equivalents set aside at the time of the incurrence of any Indebtedness, in either case to the extent such cash or Cash Equivalents prefund the payment of interest or premium or discount on such Indebtedness (or any costs related to the issuance of such Indebtedness) and are held in an escrow account or similar arrangement to be applied for such purpose;

(ll)  Liens on assets securing any Indebtedness owed to any Captive Insurance Subsidiary by the Borrower or any Restricted Subsidiary;

(mm)    Liens for the benefit of Borrower or any Restricted Subsidiary arising in connection with any Permitted Intercompany Activities and related transactions;

(nn) Permitted Maritime Liens; ~~and~~

(oo)  Liens on Vessels under or to be under construction or conversion or otherwise not constituting Collateral and assets related thereto (including cash and Cash Equivalents held in one or more Excluded Accounts constituting the proceeds of any financing described under this clause (oo) or that are earmarked to fund such construction or conversion and costs and expenses ancillary thereto, including any downpayments in respect thereof (“Subsidized Indebtedness Specified Cash”)) securing government or quasi-government provided, supported, guaranteed or subsidized Indebtedness in an aggregate principal amount not to exceed (i) in the case of Liens on Vessels registered under the laws and flag of the United States, the greater of $40 million and an amount equal to 5% of the Borrower’s Consolidated Net Tangible Assets as determined as of the end of the Borrower’s most recently completed fiscal quarter for which internal financial statements are available and (ii) in the case of any Vessel not registered under the laws and flag of the United States, an amount equal to 75% of the aggregate cost and expenses associated with or otherwise anticipated by the Borrower to be incurred in connection with such acquisition, construction or conversion~~.~~; and

(pp) Liens securing Indebtedness and other Obligations permitted to be incurred under Section 7.03(r).

For purposes of determining compliance with this Section 7.01, in the event that any Lien (or any portion thereof) meets the criteria of more than one of the categories set forth above, the Borrower may, in their sole discretion, at the time of incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such Lien (or any portion thereof) in any manner that complies with this covenant on the date such Lien is incurred or such later time, as applicable. For the avoidance of doubt, a Lien may be reclassified at a time subsequent to the time it was originally incurred, so long as such Lien would have been able to have been incurred at the time of such reclassification pursuant to the provision to which such Lien is being reclassified.

Notwithstanding the foregoing, neither the Borrower nor any Restricted Subsidiary shall permit any Lien to exist on (x) Excluded Foreign Flag Vessels or (y) in the case of a FSHCO, a Foreign Subsidiary or a Restricted Subsidiary of any FSHCO or Foreign Subsidiary (in each case, which is not a Guarantor), any assets or properties thereof, which Liens are securing Indebtedness for Borrowed Money, excluding (i) Liens arising as a matter of law, (ii) Liens securing Purchase Money Obligations or Capitalized Lease Obligations, (iii) Liens ~~securing Acquiring Indebtedness~~pursuant to Section 7.01(oo) and Section 7.01(pp), (iv) Liens securing Acquired Indebtedness, (v) Liens securing insurance financings in respect of Section 7.03(m)(i), (~~v~~vi ) Liens which are not a mortgage Lien which secure Intercompany Indebtedness, and (~~vi~~vii) any permitted refinancings of each of the foregoing.

Notwithstanding the foregoing, neither the Borrower nor any Restricted Subsidiary shall permit any Liens on the Collateral secured on a senior or otherwise preferred basis with the Liens securing the Obligations to the extent such Liens secure (i) Super-Priority Debt (excluding the Obligations) or other Indebtedness and (ii) any other First Lien Debt for borrowed money (other than to the extent constituting Obligations, Second Lien Credit Agreement Refinancing Indebtedness or Indebtedness permitted under Section 7.03(a) above), in each case, without the prior written consent of all Lenders.

SECTION 7.02 [Reserved].

SECTION 7.03 Indebtedness. Create, incur or assume any Indebtedness (including Acquired Indebtedness); provided, however, that the Borrower and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), if on the date of such incurrence and after giving pro forma effect thereto (including pro forma application of the proceeds thereof), (A) the Fixed Charge Coverage Ratio of the Borrower and its Restricted Subsidiaries is greater than 2.00 to 1.00 and (B) the Borrower is in pro forma compliance with the Financial Covenants (“Ratio Debt”), provided, further, that the foregoing shall not prohibit the incurrence of the following Indebtedness (collectively, together with Ratio Debt, “Permitted Debt”):

(a) Indebtedness incurred (i) under the Loan Documents (including Incremental Loans, Refinancing Loans and Extended Loans) and all other Obligations and any Incremental Equivalent Debt and (ii) Indebtedness incurred by the Borrower or any Guarantor (including any First Lien Debt (other than Super-Priority Debt), Junior Lien Debt and any letters of credit or bankers’ acceptances) and Guarantees in respect thereof, up to an aggregate principal amount at the time of incurrence not exceeding (x) the greater of $200.0 million and an amount equal to 35% of the Borrower’s Consolidated Net Tangible Assets determined as of the end of the Borrower’s most recently completed fiscal quarter for which internal financial statements are available, plus (y) an unlimited amount if on the date of such incurrence and after giving pro forma effect thereto (including pro forma application of the proceeds thereof) the Secured Net Leverage Ratio of the Borrower and its Restricted Subsidiaries is no greater than 2.25 to 1.00 (or, with respect to an acquisition (by merger, consolidation, amalgamation or otherwise), if the Secured Net Leverage Ratio after giving effect to such acquisition of the Borrower and its Restricted Subsidiaries is no worse than the Secured Net Leverage Ratio of the Borrower and its Restricted Subsidiaries immediately prior to such acquisition) (in each case, with any Indebtedness incurred in reliance upon this clause (ii) being deemed to be Consolidated Secured Net Debt for purposes of calculating the Secured Leverage Ratio, whether or not secured), as long as, in the case of this clause (a)(ii), the Borrower is in pro forma compliance with the Financial Covenants upon giving pro forma effect thereto and, in each case of clauses (i) and (ii), any Refinancing Indebtedness in respect thereof;

(b) [reserved];

(c)  Indebtedness existing on the Closing Date (together with guarantee obligations thereunder), including Indebtedness under the Second Lien Credit Agreement, so long all such Indebtedness is repaid, refinanced with the proceeds of or exchanged for Second Lien Credit Agreement Refinancing Indebtedness or the maturity date thereunder is otherwise extended by the date that is no later than ninety-one (91) days prior to the maturity date under the existing Second Lien Credit Agreement and as long as, after giving effect to such refinancing or extension, the maturity date of such resulting Indebtedness is no earlier than ninety-one (91) days after the then-latest Maturity Date and as otherwise listed on Schedule 7.03(c)) hereto and any Refinancing Indebtedness thereof (or, in the case of Indebtedness under the Second Lien Credit Agreement, any Second Lien Credit Agreement Refinancing Indebtedness) and any Intercompany Indebtedness outstanding on the Closing Date;

(d)  Guarantees by the Borrower or any Restricted Subsidiary of Indebtedness or other obligations of the Borrower or any Restricted Subsidiary so long as the incurrence of such Indebtedness or other obligations guaranteed pursuant hereto was not prohibited by the terms of this Agreement at the time it was incurred and, with respect to non-Guarantor Restricted Subsidiaries, could have been incurred by a non-Guarantor Restricted Subsidiary;

(e)  Indebtedness of the Borrower to any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary to the Borrower or to any Restricted Subsidiary; provided, however, that:

(i)  any subsequent issuance or transfer of Equity Interests or any other event which results in any such Indebtedness being held by a Person other than the Borrower or a Restricted Subsidiary, and

(ii)  any sale or other transfer of any such Indebtedness to a Person other than the Borrower or a Restricted Subsidiary, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Borrower or such Restricted Subsidiary, as the case may be;

(f)  Indebtedness represented (i) by Refinancing Indebtedness incurred in respect of any indebtedness described in clauses (c), (d), (g), (l), (n) or (r) and (ii) by Management Advances;

(g)  Indebtedness of (x) the Borrower or any Restricted Subsidiary incurred or issued to finance an acquisition or Investment or (y) Persons that are acquired by the Borrower or any Restricted Subsidiary or merged into, amalgamated or consolidated with the Borrower or a Restricted Subsidiary in accordance with the terms of this Agreement (including designating an Unrestricted Subsidiary as a Restricted Subsidiary); provided that at the time of such acquisition, merger, amalgamation or consolidation and after giving pro forma effect to the incurrence of such Indebtedness, either:

(i)  the Borrower and its Restricted Subsidiaries would be permitted to incur at least $1.00 of Ratio Debt; or

(ii)  the Fixed Charge Coverage Ratio of the Borrower and its Restricted Subsidiaries would not be lower than it was immediately prior to such acquisition, merger, amalgamation or consolidation;

(h)  Obligations in respect of any Hedge Agreements (excluding Hedge Agreements entered into for speculative purposes);

(i)  Indebtedness represented by Capitalized Leases or purchase money obligations or Sale Leaseback Transactions in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause (i) and then outstanding, does not exceed the greater of (x) $50.0 million and (y) an amount equal to 6.0% of the Borrower’s Consolidated Net Tangible Assets determined as of the end of the Borrower’s most recently completed fiscal quarter for which internal financial statements are available, and any Refinancing Indebtedness in respect thereof;

(j)  Indebtedness in respect of (i) workers’ compensation claims, health, disability or other employee benefits, property, casualty or liability insurance, self-insurance obligations, customer guarantees, performance, indemnity, surety, judgment, bid, appeal, advance payment (including progress premiums), customs, value added or other Tax or other guarantees or other similar bonds, instruments or obligations, completion guarantees and warranties or relating to liabilities, obligations or guarantees incurred in the ordinary course of business or consistent with past practice; (ii) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or consistent with past practice; (iii) customer deposits and advance payments (including progress premiums) received from customers for goods or services purchased in the ordinary course of business or consistent with past practice; (iv) letters of credit, bankers’ acceptances, discounted bills of exchange, discounting or factoring of receivables or payables for credit management purposes, warehouse receipts, guarantees or other similar instruments or obligations issued or entered into, or relating to liabilities or obligations incurred in the ordinary course of business or consistent with past practice; (v) Cash Management Obligations; and (vi) Settlement Indebtedness;

(k)  Indebtedness arising from agreements providing for guarantees, indemnification, obligations in respect of earn-outs, deferred purchase price or other adjustments of purchase price or, in each case, similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets, a Person (including any Equity Interests of a Subsidiary) or Investment (other than Guarantees of Indebtedness incurred by any Person acquiring or disposing of such business, assets, Person or Investment for the purpose of financing such acquisition or disposition);

(l)  Indebtedness in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause and then outstanding, will not exceed 100% of the net cash proceeds received by the Borrower or its Restricted Subsidiaries from the issuance or sale (other than to a Restricted Subsidiary) of its Equity Interests or otherwise contributed to the equity (in each case, other than through the issuance of Disqualified Equity Interest) of the Borrower or its Restricted Subsidiaries, in each case, subsequent to the Closing Date, and any Refinancing Indebtedness in respect thereof; provided, however, that (i) any such net cash proceeds that are so received or contributed shall not increase the Available Amount to the extent the Borrower and its Restricted Subsidiaries incur Indebtedness pursuant to this clause (l) in reliance thereon and (ii) any net cash proceeds that are so received or contributed shall be excluded for purposes of incurring Indebtedness pursuant to this clause (l) to the extent such net cash proceeds or cash have been applied to make Investments, Permitted Payments and other transactions permitted under Section 7.06;

(m)  Indebtedness of the Borrower or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business or consistent with past practice;

(n)  Indebtedness in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause and then outstanding, including any Refinancing Indebtedness in respect thereof, will not exceed the greater of (i) $50.0 million and (ii) an amount equal to 6.0% of the Borrower’s Consolidated Net Tangible Assets determined as of the end of the Borrower’s most recently completed fiscal quarter for which internal financial statements are available;

(o)  any obligation, or guaranty of any obligation, of the Borrower or any Restricted Subsidiary to reimburse or indemnify a Person extending credit to customers of the Borrower or a Restricted Subsidiary incurred in the ordinary course of business or consistent with past practice for all or any portion of the amounts payable by such customers to the Person extending such credit;

(p)  Indebtedness to a customer to finance the acquisition of any equipment necessary to perform services for such customer; provided that the terms of such Indebtedness are consistent with those entered into with respect to similar Indebtedness prior to the Closing Date, including, if so consistent, that (1) the repayment of such Indebtedness is conditional upon such customer ordering a specific amount of goods or services and (2) such Indebtedness does not bear interest or provide for scheduled amortization or maturity;

(q)  Indebtedness incurred in connection with Restricted Payments pursuant to the Jones Act Warrants (or other warrants issued pursuant thereto) to the extent that such Restricted Payments were made in compliance with Section 7.06 (assuming for such purpose that payment by the Borrower of such Indebtedness as of such date (even if the actual payment occurs as of a later date) constitutes a Restricted Payment for purposes of Section 7.06 herein) (“Jones Act Notes”);

(r) Indebtedness incurred by Foreign Subsidiaries or non-Guarantor Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause (r) and then outstanding, including any Refinancing Indebtedness in respect thereof, does not exceed the greater of (a) $10.0 million and (b) an amount equal to 1.25% of the Borrower’s Consolidated Net Tangible Assets determined as of the end of the Borrower’s most recently completed fiscal quarter for which internal financial statements are available;

(s)  Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, any joint ventures in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $25.0 million and (b) an amount equal to 3.0% of the Borrower’s Consolidated Net Tangible Assets determined as of the end of the Borrower’s most recently completed fiscal quarter for which internal financial statements are available, and any Refinancing Indebtedness in respect thereof;

(t)  Indebtedness of the Borrower or any of its Restricted Subsidiaries arising pursuant to any Permitted Intercompany Activities and related transactions; ~~and~~

(u)  government or quasi-government provided, supported, guaranteed or subsidized Indebtedness secured by Liens permitted under Section 7.01(oo), subject to the limitations set forth in Section 7.01(oo); and

(v)  ~~(u)~~ all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (~~y~~u) above.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness incurred pursuant to and in compliance with, this covenant:

(1)	in the event that all or any portion of any item of Indebtedness meets the criteria of more than one of the types of Permitted Debt, the Borrower, in its sole discretion, will classify, and may from time to time reclassify, such item of Indebtedness (or any portion thereof) and only be required to include the amount and type of such Indebtedness in the applicable Permitted Debt category;

(2)	additionally, all or any portion of any item of Indebtedness may later be reclassified as having been incurred pursuant to any type of Indebtedness described as Permitted Debt so long as such Indebtedness is permitted to be incurred pursuant to such provision and any related Liens are permitted to be incurred at the time of reclassification (it being understood that any Permitted Debt incurred pursuant to one of the clauses of the second proviso of this Section 7.03 shall cease to be deemed incurred or outstanding for purposes of such Section but shall be deemed incurred as Ratio Debt from and after the first date on which the Borrower or its Restricted Subsidiaries could have incurred such Ratio Debt without reliance on such clause);

(3)	all outstanding Obligations shall be incurred under Section 7.03(a)(i) and Super-Priority Debt shall only be permitted to be incurred under Section 7.03(a)(i);

(4)	in the case of any Refinancing Indebtedness and Second Lien Credit Agreement Refinancing Indebtedness, when measuring the outstanding amount of such Indebtedness, such amount shall not include the aggregate amount of accrued and unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) in connection with such refinancing;

(5)	Guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or other similar instruments relating to, or Liens securing, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(6)	[reserved];

(7)	the principal amount of any Disqualified Equity Interests of the Borrower or a Restricted Subsidiary, or Preferred Stock of any Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(8)	Indebtedness permitted by this Section 7.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 7.03 permitting such Indebtedness;

(9)	for purposes of calculating ratio-based baskets and pro forma compliance with the Financial Covenants, as applicable, in connection with the incurrence, issuance or assumption of any Indebtedness pursuant to the Permitted Debt clauses above or the incurrence or creation of any Lien pursuant to Section 7.01, the Borrower may elect, at its option, to treat all or any portion of the committed amount of any Indebtedness (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) which is to be incurred (or any commitment in respect thereof) or secured by such Lien, as the case may be (any such committed amount elected until revoked as described below, the “Reserved Indebtedness Amount”), as being incurred as of such election date, and, if such ratio-based basket, Financial Covenant or other provision of this Agreement, as applicable, is complied with (or satisfied) with respect thereto on such election date, any subsequent borrowing or reborrowing thereunder (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) will be deemed to be permitted under this Section 7.03 or Section 7.01, as applicable, whether or not the ratio-based basket or pro forma compliance with the Financial Covenant, as applicable, at the actual time of any subsequent borrowing or reborrowing (or issuance or creation of letters of credit or bankers’ acceptances thereunder) is complied with (or satisfied) for all purposes (including as to the absence of any continuing Default or Event of Default); provided that for purposes of subsequent calculations of the applicable ratio-based basket or Financial Covenant (including testing of the Financial Covenants pursuant to Section 8.01), as applicable, the Reserved Indebtedness Amount shall be deemed to be outstanding, whether or not such amount is actually outstanding, for so long as such commitments are outstanding or until the Borrower revokes an election of a Reserved Indebtedness Amount;

(10)	[reserved];

(11)	notwithstanding anything in this covenant to the contrary, in the case of any Indebtedness incurred to refinance Indebtedness initially incurred in reliance on a clause of Permitted Debt (other than Ratio Debt) measured by reference to a percentage of Consolidated Net Tangible Assets at the time of incurrence, if such refinancing would cause the percentage of Consolidated Net Tangible Assets restriction to be exceeded if calculated based on the percentage of Consolidated Net Tangible Assets on the date of such refinancing, such percentage of Consolidated Net Tangible Assets restriction shall not be deemed to be exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus accrued and unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) in connection with such refinancing;

(12)	the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP; and

(13)	to the extent the Borrower or a Restricted Subsidiary incurs additional Indebtedness constituting Consolidated First and Second Lien Debt (other than, for the avoidance of doubt, the Obligations and Second Lien Credit Agreement Refinancing Indebtedness), in each case, pursuant to a provision of this Section 7.03 based on a percentage of the Borrower’s Consolidated Net Tangible Assets or subject to pro forma compliance with the Secured Net Leverage Ratio, the Borrower shall demonstrate that immediately following the incurrence of such additional Indebtedness, the Collateral Coverage Ratio is not less than 1.50:1.00.

Notwithstanding the foregoing:

(A) subject in all respects to the Inside Maturity Exception, none of the Borrower nor any of its Restricted Subsidiaries may incur Material Indebtedness under this Section 7.03 (or amend, modify or supplement the terms of any such Material Indebtedness) if such Indebtedness has (or, as a result of such amendment, modification or supplement, would have) a final stated maturity date any earlier than ninety-one (91) days after the latest maturity date of the Initial Revolving Loans; provided however that this paragraph shall not apply to (i) Purchase Money Obligations and Capitalized Lease Obligations (in each case, for bona fide equipment, vehicle or similar asset-specific financings as determined in good faith by a Responsible Officer), (ii) Acquired Indebtedness ~~or~~, (iii) insurance financings in respect of Section 7.03(m)(i), (iv) Intercompany Indebtedness, (v) government or quasi-government provided, supported, guaranteed or subsidized financings or (vi) Refinancing Indebtedness in respect of any of the foregoing.

(B)  no Excluded Subsidiary which is a FSHCO, a Foreign Subsidiary or a Restricted Subsidiary of any FSHCO or Foreign Subsidiary (unless such Subsidiary has become a Guarantor) shall be permitted to incur Indebtedness for Borrowed Money (excluding (i) Purchase Money Obligations and Capitalized Lease Obligations, (ii) Acquired Indebtedness, (iii) insurance financings in respect of Section 7.03(m)(i), (iv) Intercompany Indebtedness, (v) ~~government or quasi-government provided, supported, guaranteed or subsidized financings,~~Indebtedness permitted under Section 7.03(r) or Section 7.03(u), (vi) Indebtedness under the Second Lien Credit Agreement or, to the extent permitted thereunder, constituting Second Lien Credit Agreement Refinancing Indebtedness or (vii) and Refinancing Indebtedness in respect of any of the foregoing), unless such Excluded Subsidiary is or becomes a Guarantor at the time of incurring such Indebtedness and would otherwise be permitted to incur such Indebtedness under this Agreement.

(C)  neither the Borrower nor any Restricted Subsidiary shall incur any (i) Super-Priority Debt (excluding the Obligations) or Indebtedness that is secured by a Lien on the Collateral on a senior or otherwise preferred basis with the Liens securing the Obligations and (ii) any Indebtedness for borrowed money secured by a first priority lien on the Collateral (other than to the extent constituting Obligations, Second Lien Credit Agreement Refinancing Indebtedness or Indebtedness permitted under clause (a) above), in each case, without the prior written consent of all Lenders.

For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories set forth above, the Borrower may, in its sole discretion, at the time of incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant on the date such Indebtedness is incurred or such later time, as applicable; provided that all Indebtedness created pursuant to the Loan Documents will be deemed to have been incurred in reliance on the exception in clause (a) above and will not be permitted to be reclassified pursuant to this paragraph; provided, further, all or any portion of any item of Indebtedness may later be reclassified as having been incurred pursuant to any type of Indebtedness described in clause (a) of this covenant so long as such Indebtedness is permitted to be incurred pursuant to such provision and any related Liens are permitted to be incurred at the time of reclassification. In the case of any Refinancing Indebtedness or Second Lien Credit Agreement Refinancing Indebtedness, when measuring the outstanding amount of such Indebtedness, such amount shall not include the aggregate amount of accrued and unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) in connection with such refinancing. If obligations in respect of letters of credit, bankers’ acceptances or other similar instruments are incurred pursuant to the Facility and are being treated as incurred pursuant to clause (a) above and the letters of credit, bankers’ acceptances or other similar instruments relate to other Indebtedness, then such other Indebtedness shall not be included. The principal amount of any Disqualified Equity Interests of the Borrower or a Restricted Subsidiary, or preferred stock of any Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof.

Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness.

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (a) the principal amount of such Indebtedness being refinanced plus (b) the aggregate amount of accrued and unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) in connection with such refinancing.

Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Borrower or a Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The accrual of interest and the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP.

SECTION 7.04 Fundamental Changes.

(a) With respect to the Borrower, consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets in one transaction or a series of related transactions, to any Person, unless:

(i) the Borrower is the surviving Person;

(ii)  immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

(iii)  immediately after giving pro forma effect to such transaction, either (a) the Borrower would be able to incur at least an additional $1.00 of Ratio Debt or (b) the Fixed Charge Coverage Ratio of the Borrower, as applicable, and its Restricted Subsidiaries would not be lower than it was immediately prior to giving effect to such transaction;

(iv)  the Borrower shall have delivered to the Administrative Agent an officer’s certificate stating that such consolidation, merger or transfer and such supplemental indenture and other documents or instruments (if any) comply with this Agreement and Collateral Documents; and

(v)  to the extent any assets of the Person which is merged or consolidated with or into the Borrower are assets of the type which would constitute Collateral under the Collateral Documents, the Borrower will take such action, if any, as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Collateral Documents in the manner and to the extent required in this Agreement or the applicable Collateral Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Collateral Documents.

Notwithstanding any other provision of this covenant, (a) the Borrower may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to a Guarantor, (b) the Borrower may consolidate or otherwise combine with or merge into an Affiliate organized or existing under the laws of the United States of America, any State of the United States or the District of Columbia incorporated or organized for the purpose of changing the legal domicile of the Borrower, reincorporating the Borrower in another jurisdiction, or changing the legal form of the Borrower, (c) any Restricted Subsidiary may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to the Borrower or a Guarantor, (d) any Restricted Subsidiary may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to any other Restricted Subsidiary and (e) the Borrower and its Restricted Subsidiaries may complete any Reorganization Transaction.

Notwithstanding anything herein to the contrary, in the event of any merger, amalgamation, dissolution, liquidation, consolidation, amalgamation or Division of any Loan Party or a Restricted Subsidiary effected in accordance with this Section 7.04, the Borrower shall (x) promptly deliver or cause to be delivered to the Administrative Agent for further distribution by the Administrative Agent to each Lender (1) such information and documentation reasonably requested by the Administrative Agent or any Lender in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (2) a Beneficial Ownership Certification and (y) do, execute, acknowledge, deliver, record, re-record, file, re-file, register, re-register, publish and re-publish any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or Collateral Agent may reasonably request in order to perfect or continue the perfection of the Liens granted or purported to be granted by the Collateral Documents in accordance with Section 6.11 and as promptly as practicable.

(b) With respect to the Guarantors, subject to certain limitations described in this Agreement governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets, in one or a series of related transactions, to any Person, unless:

(i) Pursuant to such transaction:

(A)  the other Person is the Borrower or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or either (x) the Borrower or a Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person (the “Successor Person”) expressly assumes all the obligations of the Guarantor under its Guaranty and this Agreement;

(B)  immediately after giving effect to the transaction, no Event of Default shall have occurred and be continuing; and

(C)  to the extent any assets of the Person which is merged, consolidated or amalgamated with or into such Guarantor are assets of the type which would constitute Collateral under the Collateral Documents, such Guarantor or the Successor Person will take such action, if any, as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Collateral Documents in the manner and to the extent required in this Agreement or the applicable Collateral Documents and shall take all reasonably necessary action so that such Lien in perfected to the extent required by the applicable Collateral Documents; or

(ii)  the transaction constitutes a sale, disposition or transfer of the Guarantor or the conveyance, transfer or lease of all or substantially all of the assets of the Guarantor (in each case other than to the Borrower or a Restricted Subsidiary) otherwise not prohibited by this Agreement.

Notwithstanding any other provision of this covenant, any Guarantor may (a) consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to another Guarantor or the Borrower, (b) consolidate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Guarantor, reincorporating the Guarantor in another jurisdiction, or changing the legal form of the Guarantor, (c) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, (d) liquidate or dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of the Borrower and (e) complete any Reorganization Transaction. Notwithstanding anything to the contrary in this covenant, the Borrower may contribute Equity Interests of any or all of its Subsidiaries to any Guarantor.

Any reference herein to a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, limited partnership or trust, or an allocation of assets to a series of a limited liability company, limited partnership or trust (or the unwinding of such a division or allocation), as if it were a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company, limited partnership or trust shall constitute a separate Person hereunder (and each division of any limited liability company, limited partnership or trust that is a Subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

SECTION 7.05 Dispositions. Make any Disposition, unless:

(a) the Borrower or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Disposition), as determined in good faith by the Borrower, of the shares and assets subject to such Disposition (including, for the avoidance of doubt, if such Disposition is a Permitted Asset Swap);

(b)  in any such Disposition, or series of related Dispositions (except to the extent the Disposition is a Permitted Asset Swap), at least 75% of the consideration from such Disposition, together with all other Dispositions since the Closing Date (on a cumulative basis), (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

(c)  with respect to any Disposition of Vessel Collateral, immediately prior to and following such Disposition on a proforma basis giving effect to such Disposition, (x) the Collateral Coverage Ratio shall not be less than 1.50:1.00, and (y) the RCF Collateral Coverage Ratio shall be not less than 5.0:1.0.

For the purposes of clause (b) of this Section 7.05, the following will be deemed to be cash:

(1)	the assumption by the transferee of Indebtedness or other liabilities, contingent or otherwise, of the Borrower or a Restricted Subsidiary (other than any Junior Financing of the Borrower or a Guarantor) or the release of the Borrower or such Restricted Subsidiary from all liability on such Indebtedness or other liability in connection with such Disposition;

(2)	securities, notes or other obligations received by the Borrower or any Restricted Subsidiary from the transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash and Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Disposition;

(3)	Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Disposition, to the extent that the Borrower and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Disposition;

(4)	consideration consisting of Indebtedness of the Borrower or a Restricted Subsidiary (other than any Subordinated Indebtedness) received after the Closing Date from Persons who are not the Borrower or any Restricted Subsidiary; and

(5)	any Designated Non-Cash Consideration received by the Borrower or any Restricted Subsidiary in such Dispositions having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause that is at that time outstanding, not to exceed the greater of (i) $10.0 million and (ii) an amount equal to 1.25% of the Borrower’s Consolidated Net Tangible Assets determined as of the end of the Borrower’s most recently completed fiscal quarter for which internal financial statements are available (the “Applicable Proceeds Threshold Amount”), with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 or the definition of “Disposition” to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and, without limiting the provisions of Section 10.11, the Administrative Agent and the Collateral Agent shall be authorized to, and shall, take any actions reasonably requested by the Borrower in order to effect the foregoing (and the Lenders hereby authorize and direct the Administrative Agent and the Collateral Agent to conclusively rely on any such certification by the Borrower in performing its obligations under this sentence).

SECTION 7.06 Restricted Payments.

(a) Declare or pay any dividend or make any distribution on or in respect of the Borrower’s or any Restricted Subsidiary’s Equity Interests (including any such payment in connection with any merger or consolidation involving the Borrower or any of the Restricted Subsidiaries) except:

(i) dividends, payments or distributions payable to the Borrower or a Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to holders of its Equity Interests other than the Borrower or another Restricted Subsidiary on no more than a pro rata basis), and;

(ii) dividends, payments or distributions payable in Equity Interests of the Borrower (other than Disqualified Equity Interests) or in options, warrants or other rights to purchase such Equity Interests of the Borrower;

(b)  Purchase, repurchase, redeem, retire or otherwise acquire or retire for value any Equity Interests of the Borrower or any Parent Entity held by Persons other than the Borrower or a Restricted Subsidiary;

(c)  Make any Junior Debt Repayment (other than a Permitted Junior Debt Repayment); or

(d) Make any Restricted Investment;

any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (a) through (d) above are referred to herein as a “Restricted Payment”, if at the time the Borrower or such Restricted Subsidiary makes such Restricted Payment:

(i)  an Event of Default shall have occurred and be continuing (or would immediately thereafter result therefrom); or

(ii)  in the case of a Restricted Payment other than a Restricted Investment, the Borrower is not able to incur an additional $1.00 of Ratio Debt immediately after giving effect, on a pro forma basis, to such Restricted Payment; or

(iii)  the Borrower would not be in pro forma compliance with the Financial Covenants upon giving effect thereto; or

(iv)  in the case of Restricted Payments other than dollar-for-dollar refinancings, Restricted Payments used directly to consummate acquisitions of Vessels, the Borrower must have at least 50% of the total Commitments available for drawing under the Facility immediately prior to and following such Restricted Payment; provided, that this clause (iv) shall not apply to Restricted Payments made by a Borrower and the Restricted Subsidiaries to consummate a change in the flag jurisdiction of Vessel Collateral permitted hereunder; or

(v)  the aggregate amount of such Restricted Payment and all other Restricted Payments made subsequent to the Closing Date (and not returned or rescinded) (including Permitted Payments made pursuant to clauses (1) (without duplication) and (7) of the ~~next succeeding paragraph~~definition thereof, but excluding all other Restricted Payments permitted by the next succeeding paragraph) would exceed the sum of (without duplication) (the “Available Amount”):

(A)  50% of Consolidated Net Income for the period (treated as one accounting period) beginning July 1, 2024 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements are available (which may, at the Borrower’s election, be internal financial statements);

(B)  100% of the aggregate amount of cash, and the Fair Market Value of property or assets or marketable securities, received by the Borrower from the issue or sale of its Equity Interests (including, for the avoidance of doubt, any proceeds of an issuance or sale of Equity Interests in connection with or following a public offering of common stock, common equity interests or Jones Act Warrants) or as the result of a merger or consolidation with another Person subsequent to the Closing Date or otherwise contributed to the equity (in each case other than through the issuance of Disqualified Equity Interests) of the Borrower or a Restricted Subsidiary (including the aggregate principal amount of any Indebtedness of the Borrower or a Restricted Subsidiary contributed to the Borrower or a Restricted Subsidiary for cancellation) or that becomes part of the capital of the Borrower or a Restricted Subsidiary through consolidation or merger subsequent to the Closing Date (other than (x) net cash proceeds or property or assets or marketable securities received from an issuance or sale of such Equity Interests to a Restricted Subsidiary or an employee stock ownership plan or trust established by a Parent Entity, the Borrower or any Subsidiary of the Borrower for the benefit of their employees to the extent funded by the Borrower or any Restricted Subsidiary and (y) cash or property or assets or marketable securities to the extent that any Restricted Payment has been made from such proceeds in reliance on clause (6) of the ~~next succeeding paragraph~~definition of “Permitted Payments”);

(C)  100% of the aggregate amount of cash, and the Fair Market Value of property or assets or marketable securities, received by the Borrower or any Restricted Subsidiary from the issuance or sale (other than to the Borrower or a Restricted Subsidiary or an employee stock ownership plan or trust established by a Parent Entity, the Borrower or any Subsidiary of the Borrower for the benefit of their employees to the extent funded by the Borrower or any Restricted Subsidiary) by the Borrower or any Restricted Subsidiary subsequent to the Closing Date of any Indebtedness or Disqualified Equity Interests that has been converted into or exchanged for Equity Interests of the Borrower (other than Disqualified Equity Interests) plus, without duplication, the amount of any cash, and the Fair Market Value of property or assets or marketable securities, received by the Borrower or any Restricted Subsidiary upon such conversion or exchange;

(D)  100% of the aggregate amount received in cash and the Fair Market Value, as determined in good faith by the Borrower, of marketable securities or other property received by means of: (i) the sale or other disposition (other than to the Borrower or a Restricted Subsidiary) of, or other returns on Investment from, Restricted Investments made by the Borrower or the Restricted Subsidiaries and repurchases and redemptions of, or cash distributions or cash interest received in respect of, such Investments from the Borrower or the Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Borrower or the Restricted Subsidiaries, in each case after the Closing Date; or (ii) the sale or other disposition (other than to the Borrower or a Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary or a dividend, payment or distribution from an Unrestricted Subsidiary (other than to the extent of the amount of the Investment that constituted a Permitted Investment or was made under clause (13) of the definition of “Permitted Payments” and will increase the amount available under the applicable clause of the definition of “Permitted Investment” or clause (13) of the definition of “Permitted Payments”, as the case may be) or a dividend from a Person that is not a Restricted Subsidiary after the Closing Date;

(E)  in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Borrower or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Borrower or a Restricted Subsidiary after the Closing Date, the Fair Market Value of the Investment in such Unrestricted Subsidiary (or the assets transferred), as determined in good faith by the Borrower at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation or consolidation or transfer of assets (after taking into consideration any Indebtedness associated with the Unrestricted Subsidiary so designated or merged, amalgamated or consolidated or Indebtedness associated with the assets so transferred), other than to the extent of the amount of the Investment that constituted a Permitted Investment or was made under clause (13) of the definition of “Permitted Payments” and will increase the amount available under the applicable clause of the definition of “Permitted Investment” or clause (13) of the definition of “Permitted Payments” as the case may be; and

(F) $50.0 million.

The foregoing provisions shall not prohibit any Permitted Payment.

The amount of any Investments, Permitted Payments, Junior Debt Repayments and other transactions permitted under this Section 7.06 at any time shall be the amount of cash and the Fair Market Value of other property subject to the Investments, Permitted Payments, Junior Debt Repayments or other transaction at the time payment is made. For purposes of determining compliance with this Section 7.06, in the event that any Investments, Permitted Payments, Junior Debt Repayments and other transactions permitted under Section 7.06 (or any portion of such payment made) meets the criteria of more than one of the categories set forth above, the Borrower may, in its sole discretion, at the time such Investments, Permitted Payments, Junior Debt Repayments and other transaction permitted under Section 7.06 is paid, divide, classify or reclassify, or at any later time divide, classify, or reclassify, such payment (or any portion thereof) in any manner that complies with this covenant on the date such payment is made or such later time, as applicable.

For the avoidance of doubt, a Restricted Payment, Investment or Junior Debt Repayment (or portion thereof) may be reclassified at a time subsequent to the time it was originally made, so long as such Restricted Payment, Investment or Junior Debt Repayment (or portion thereof) would have been able to have been made at the time of such reclassification pursuant to the provision to which such Restricted Payment, Investment or Junior Debt Repayment (or portion thereof) is being reclassified.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Borrower or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The Fair Market Value of any cash Restricted Payment shall be its face amount, and the Fair Market Value of any non-cash Restricted Payment, property or assets other than cash shall be determined conclusively by the Borrower acting in good faith.

Unrestricted Subsidiaries may use value transferred from the Borrower and its Restricted Subsidiaries in a Permitted Investment to purchase or otherwise acquire Indebtedness or Equity Interests of the Borrower, any Parent Entity or any of the Borrower’s Restricted Subsidiaries, and to transfer value to the holders of the Equity Interests of the Borrower or any Restricted Subsidiary or any Parent Entity and to Affiliates thereof, and such purchase, acquisition, or transfer will not be deemed to be a “direct or indirect” action by the Borrower or its Restricted Subsidiaries.

If the Borrower or a Restricted Subsidiary makes a Restricted Payment which at the time of the making of such Restricted Payment would in the good faith determination of the Borrower be permitted under the provisions of this Agreement, such Restricted Payment shall be deemed to have been made in compliance with this Agreement notwithstanding any subsequent adjustments made in good faith to the Borrower’s financial statements affecting Consolidated Net Income, Consolidated Adjusted EBITDA or Consolidated Net Tangible Assets of the Borrower for any period.

SECTION 7.07 [Reserved].

SECTION 7.08 Negative Pledge. Create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)  pay dividends or make any other distributions in cash or otherwise on its Equity Interests or pay any Indebtedness or other obligations owed to the Borrower or any Restricted Subsidiary;

(b) make any loans or advances to the Borrower or any Restricted Subsidiary; or

(c)  sell, lease or transfer any of its property or assets to the Borrower or any Restricted Subsidiary; provided that (x) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock or Jones Act Warrants and (y) the subordination of (including the application of any standstill requirements to) loans or advances made to the Borrower or any Restricted Subsidiary to other Indebtedness incurred by the Borrower or any Restricted Subsidiary shall not be deemed to constitute such an encumbrance or restriction.

provided that this Section 7.08 shall not prohibit:

(i)  any encumbrance or restriction pursuant to this Agreement or any other agreement or instrument, in each case, in effect at or entered into on the Closing Date;

(ii) any encumbrance or restriction pursuant to the Loan Documents;

(iii) any encumbrance or restriction pursuant to applicable law, rule, regulation or order;

(iv)  any encumbrance or restriction pursuant to an agreement or instrument of a Person or relating to any Equity Interests or Indebtedness of a Person, entered into on or before the date on which such Person was acquired by or merged, consolidated or otherwise combined with or into the Borrower or any Restricted Subsidiary, or was designated as a Restricted Subsidiary or on which such agreement or instrument is assumed by the Borrower or any Restricted Subsidiary in connection with an acquisition of assets (other than Equity Interests or Indebtedness incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Borrower or a Restricted Subsidiary or was merged, consolidated or otherwise combined with or into the Borrower or any Restricted Subsidiary or entered into in contemplation of or in connection with such transaction) and outstanding on such date;

(v) any encumbrance or restriction:

(A)  that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or agreement, or the assignment or transfer of any lease, license or other contract or agreement;

(B)  contained in mortgages, pledges, charges or other security agreements permitted under this Agreement or securing Indebtedness of the Borrower or a Restricted Subsidiary permitted under this Agreement to the extent such encumbrances or restrictions restrict the transfer or encumbrance of the property or assets subject to such mortgages, pledges, charges or other security agreements;

(C)  contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Borrower or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business or consistent with past practice; provided that such agreement prohibits the encumbrance of solely the property or assets of the Borrower or such Restricted Subsidiary that are subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Borrower or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary; or

(D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Borrower or any Restricted Subsidiary;

(vi)  any encumbrance or restriction pursuant to Purchase Money Obligations and Capitalized Leases permitted under this Agreement, in each case, that impose encumbrances or restrictions on the property so acquired;

(vii)  any encumbrance or restriction imposed pursuant to an agreement entered into for the direct or indirect sale or disposition to a Person of all or substantially all the Equity Interests or assets of the Borrower or any Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(viii)    customary provisions in leases, licenses, equityholder agreements, joint venture agreements, organizational documents and other similar agreements and instruments;

(ix)  encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order, or required by any regulatory authority;

(x)  any encumbrance or restriction on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business or consistent with past practice;

(xi) any encumbrance or restriction pursuant to Hedge Agreements;

(xii)  other Indebtedness of Foreign Subsidiaries permitted to be incurred or issued subsequent to the Closing Date pursuant to Section 7.03 that impose restrictions solely on the Foreign Subsidiaries party thereto or their Subsidiaries;

(xiii)    restrictions created in connection with any Qualified Securitization Financing or Receivables Facility that, in the good faith determination of the Borrower, are necessary or advisable to effect such Securitization Facility or Receivables Facility;

(xiv)  any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be incurred subsequent to the Closing Date pursuant to Section 7.03 if the encumbrances and restrictions contained in any such agreement or instrument (i) taken as a whole, are not materially less favorable to the Lenders than the encumbrances and restrictions contained in this Agreement, together with the other Loan Documents, as in effect on the Closing Date, (ii) at the time of entry into such agreement or instrument, are determined by the Borrower in good faith to not adversely affect, in any material respect, the Borrower’s ability to make principal or interest payments on the Loans or (iii) apply only during the continuance of a default in respect of a payment relating to such agreement or instrument;

(xv)  any encumbrance or restriction existing by reason of any Lien permitted under Section 7.01; or

(xvi)  any encumbrance or restriction pursuant to an agreement or instrument effecting a refinancing of Indebtedness incurred pursuant to, or that otherwise refinances, an agreement or instrument referred to in the clauses above or this clause (an “Initial Agreement”) or contained in any amendment, supplement or other modification to an agreement referred to in the clauses above or this clause; provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or instrument (i) are no less favorable in any material respect to the Lenders taken as a whole than the encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such refinancing or amendment, supplement or other modification relates (as determined in good faith by the Borrower) or (ii) are determined by the Borrower in good faith, at the time of entering into such refinancing, amendment, supplement or other modification, will not adversely affect, in any material respect, the Borrower’s ability to make principal or interest payments on the Loans.

SECTION 7.09 Junior Debt Prepayments.

(a) Prepayments of Junior Financing. Prepay, repay, redeem, repurchase, defease or otherwise acquire or satisfy prior to the date that is one year before the scheduled maturity thereof any principal amount in respect of a Junior Financing (any such prepayment, repayment, redemption, purchase, defeasance or satisfaction, a “Junior Debt Repayment”), except (each of the following, a “Permitted Junior Debt Repayment”):

(i)  Junior Debt Repayments with the proceeds of, or in exchange for, any (A) Refinancing Indebtedness or, to the extent applicable, Second Lien Credit Agreement Refinancing Indebtedness or (B) other Junior Financing or Junior Lien Debt permitted hereunder;

(ii)  Junior Debt Repayments (A) made with Qualified Equity Interests of the Borrower or any Parent Entity, with the proceeds of an issuance of any such Equity Interests or with the proceeds of a contribution to the capital of the Borrower after the Closing Date or (B) consisting of the conversion of any Junior Financing to Equity Interests;

(iii)  Junior Debt Repayments of Indebtedness of the Borrower or any Restricted Subsidiary owed to the Borrower or a Restricted Subsidiary;

(iv)  Junior Debt Repayments of Indebtedness of any Person that becomes a Restricted Subsidiary after the Closing Date in connection with a transaction not prohibited by the Loan Documents, which Indebtedness was in existence at the time such Person became a Restricted Subsidiary (and not incurred in contemplation of such Person becoming a Restricted Subsidiary);

(v)  Junior Debt Repayments within sixty (60) days of giving notice thereof if at the date of such notice, such payment would have been permitted hereunder;

(vi) Junior Debt Repayments made in connection with the Transactions;

(vii)  Junior Debt Repayments consisting of the payment of regularly scheduled interest and principal payments, payments of fees, expenses, penalty interest and indemnification obligations when due, other than payments prohibited by any applicable subordination provisions;

(viii) Junior Debt Repayments consisting of a payment to avoid the application of Section 163(e)(5) of the Code;

(ix)  Junior Debt Repayments, if the Total Net Leverage Ratio (after giving Pro Forma Effect thereto) for the Test Period immediately preceding the incurrence of such payments shall be less than or equal to the Closing Date Total Net Leverage Ratio less 0.50  to 1.00 and the Borrower shall be in pro forma compliance with the Financial Covenants upon giving effect thereto; provided that no Event of Default shall have occurred and be continuing or would result therefrom;

(x)  any such purchase, repurchase, redemption, defeasance or other acquisition or retirement in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement;

(xi)  any such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness owing to the Borrower or a Guarantor incurred pursuant to Section 7.03(e);

(xii) Junior Debt Repayments in connection with any Conversion Settlement;

(xiii) Junior Debt Repayments in an aggregate amount not to exceed the sum of:

(A)  the Available Amount at such time; provided that no Event of Default shall have occurred and be continuing or would result therefrom; and

(B)  the greater of (A) 30% of Closing Date Consolidated Net Tangible Assets and (B) 30% of Consolidated Net Tangible Assets determined as of the most recently ended fiscal quarter on a Pro Forma Basis provided that the Borrower shall be in pro forma compliance with the Financial Covenants upon giving effect thereto;

(xiv) Junior Debt Repayments of Acquired Indebtedness (other than Indebtedness incurred (A) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Borrower or a Restricted Subsidiary or (B) otherwise in connection with or contemplation of such acquisition); and

(xv) Junior Debt Repayments of Jones Act Notes;

provided, however, that each of the following shall be permitted: payments of regularly scheduled principal interest (including at the default rate) and fees on Junior Financing, payments of closing and consent fees related to Junior Financing, indemnity and expense reimbursement payments in connection with Junior Financing, and mandatory prepayments, mandatory redemptions and mandatory purchases (and mandatory offers to do any of the foregoing), in each case pursuant to the terms of Junior Financing Documentation.

The amount of any Junior Debt Repayment at any time shall be the amount of cash and the Fair Market Value of other property used to make the Junior Debt Repayment at the time such Junior Debt Repayment is made. For purposes of determining compliance with this Section 7.09(a), in the event that any prepayment, repayment, redemption, purchase, defeasance or satisfaction (or any portion thereof) meets the criteria of more than one of the categories set forth above, the Borrower may, in their sole discretion, at the time of such prepayment, repayment, redemption, purchase, defeasance or satisfaction is made, divide, classify, or reclassify, or at any later time divide, classify or reclassify, such prepayment, repayment, redemption, purchase, defeasance or satisfaction (or any portion thereof) in any manner that complies with this covenant on the date it was made or such later time, as applicable.

(b) [Reserved].

ARTICLE VIII

Financial Covenant

So long as the Termination Conditions have not been satisfied, the Borrower and each of the Restricted Subsidiaries covenant and agree that:

SECTION 8.01 Financial Covenants.

(a) Revolving Credit Facility Net Leverage Ratio. Commencing with the Test Period ending on the last day of the first full fiscal quarter ended after the Closing Date, the Borrower shall not permit the Revolving Credit Facility Net Leverage Ratio on the last day of each Test Period (each such date, a “Measurement Date”) to be greater than 1.00 to 1.00 if any Revolving Loans or Letters of Credit are drawn (and, in the case of Letters of Credit, not reimbursed) at such time. Compliance with this Section 8.01(a) shall be tested on the date that the Compliance Certificate for the applicable Test Period is required to be delivered pursuant to Section 6.02(a) and not prior to such date (each such date, the “Testing Date”).

(b)  Collateral Coverage Ratio. Commencing with the Test Period ending on the last day of the first full fiscal quarter ended after the Closing Date, the Borrower shall not permit the Collateral Coverage Ratio on any Measurement Date to be less than 1.50 to 1.00. To the extent that a portion of the Collateral Value Amount includes cash Collateral which was provided in favor of the Secured Parties, such cash Collateral shall be released after the Borrower demonstrates compliance with this Section 8.01(b) and Section 8.01(c) for two successive Measurement Dates without such cash Collateral. Compliance with this Section 8.01(b) shall be tested on the Measurement Date; provided, that to the extent compliance with this Section 8.01(b) is not satisfied as of any applicable Measurement Date, the Borrower shall make a mandatory prepayment in accordance with Section 2.07(b)(ii) and as long as such prepayment is made, no Default or Event of Default shall occur in respect of such breach.

(c)  RCF Collateral Coverage Ratio. Commencing with the Test Period ending on the last day of the first full fiscal quarter ended after the Closing Date, the Borrower shall not permit the RCF Collateral Coverage Ratio on any Measurement Date be less than 3.00 to 1.00. To the extent that a portion of the Collateral Value Amount includes cash Collateral that was provided in favor of the Secured Parties, such cash Collateral shall be released after the Borrower demonstrates compliance with this Section 8.01(c) and Section 8.01(b) for two successive Measurement Dates without such cash Collateral. Compliance with this Section 8.01(c) shall be tested on the Measurement Date; provided, that to the extent compliance with this Section 8.01(c) is not satisfied as of any applicable Measurement Date, the Borrower shall make a mandatory prepayment in accordance with Section 2.07(b)(ii) and as long as such prepayment is made, no Default or Event of Default shall occur in respect of such breach.

(d)  Minimum Liquidity. Commencing with the Test Period ending on the last day of the first full fiscal quarter ended after the Closing Date, the Borrower shall not permit the Liquidity on any Measurement Date to be less than $25,000,000.

SECTION 8.02 [Reserved].

ARTICLE IX

Events of Default and Remedies

SECTION 9.01 Events of Default. Each of the events referred to in clauses (a) through (j) of this Section 9.01 constitutes an “Event of Default”:

(a)  Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid pursuant to the terms of this Agreement, any amount of principal of any Loan or any Reimbursement Obligation, or (ii) within five Business Days after the same becomes due, any interest on any Loan or any fee or reimbursement obligation (other than a Reimbursement Obligation) or other amount payable pursuant to the terms of a Loan Document; or

(b)  Specific Covenants. The Borrower or any Guarantor fails to perform or observe any covenant contained in:

(i)  Section 6.03(a) (solely to the extent and only for so long as such notice has not been delivered), Section 6.05 (solely with respect to the Borrowers), Section 6.15 and Article VII; or

(ii)  Section 8.01, provided that this Section 9.01(b)(ii) shall not result in a Default or an Event of Default (i) at any time when no Loans are outstanding and shall instead be deemed a “Financial Covenant Blocking Event” prohibiting the Borrower from borrowing any Revolving Loans under this Agreement until the condition precedent set forth in Section 4.03(c) is satisfied and (ii) so long as a mandatory prepayment is made in accordance with Section 2.07(b)(ii); or

(c)  Other Defaults. A Loan Party fails to perform or observe any other covenant (not specified in Section 9.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and, (i) with respect to the covenants contained in Section 6.01, Sections 6.02(a) and 6.02(b), such failure continues for fifteen days, and (ii) with respect to any other affirmative covenants hereunder which, when breached, are capable of being cured, such failure continues for thirty (30) days after receipt by the Borrower of written notice thereof from the Administrative Agent (it being acknowledged that a breach of Sections 6.14(a)(iii) and (b) is not capable of being cured); or

(d)  Representations and Warranties. Any representation or warranty made or deemed by any Loan Party in any Loan Document, or in any document required to be delivered pursuant to the terms of a Loan Document shall be untrue in any material respect (or, with respect to any representation or warranty qualified by materiality or “Material Adverse Effect,” shall be untrue in any respect) when made or deemed made; and in the case of any representation and warranty made or deemed made after the Closing Date, such representation or warranty shall remain untrue (in any material respect or in any respect, as applicable) for a period of thirty (30) days after written notice thereof from the Administrative Agent to the Borrower; or

(e) Cross-Default. A Loan Party:

(i)  fails to make any payment of any principal or interest beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in respect of its Material Indebtedness; or

(ii)  fails to perform or observe any covenant, agreement or condition relating to any Material Indebtedness or any other event or condition occurs, the effect of which failure or event or condition is to cause such Material Indebtedness becoming due prior to its scheduled maturity or to enable or permit (with all applicable grace periods having expired) the holder or holders (with the giving of notice or the lapse of time or both) of such Material Indebtedness or any trustee or any agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its stated maturity, in each case pursuant to its terms;

provided that clause (e)(ii) shall not apply: (1) to any secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness or as a result of a “change of control” put right; (2) to the conversion of, or the satisfaction of any condition to the conversion of, any Indebtedness that is convertible or exchangeable for Equity Interests or to any Conversion Settlement; (3) to events of default, termination events or any other similar event under the documents governing Hedge Agreements or (4) to a refinancing of Indebtedness with other Indebtedness permitted by this Agreement; provided, further, that at such times during which no Loans are outstanding, the occurrence of an event that would otherwise be a Default or Event of Default under this clause (e) shall not be a Default or an Event of Default and shall instead be deemed a “Blocking Event” until such time as waived by the Required Lenders in accordance with this Agreement; or

(f)  Insolvency Proceedings, Etc. (i) Any Loan Party (A) institutes or consents to the institution of any proceeding under any Debtor Relief Law, (B) makes an assignment for the benefit of creditors or (C) applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; (ii) any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed for a Loan Party or any material part of its property without the application or consent of such Loan Party and the appointment continues undischarged or unstayed for sixty (60) calendar days; (iii) any proceeding under any Debtor Relief Law relating to a Loan Party or to all or any material part of its property is instituted without the consent of such Loan Party and continues undismissed or unstayed for sixty (60) calendar days; or (iv) an order for relief is entered in any such proceeding; or

(g)  Judgments. There is entered against a Loan Party a final, enforceable, and non-appealable judgment by a court of competent jurisdiction for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance or another indemnity obligation) and such judgment or order is not satisfied, vacated, discharged or stayed or bonded for a period of sixty (60) consecutive days; or

(h)  Invalidity of Loan Documents. The material provisions of the Loan Documents, taken as a whole, at any time after their execution and delivery and for any reason cease to be in full force and effect, except (i) as expressly permitted by the Loan Documents (including as a result of a transaction permitted under Section 7.04 or 7.05), (ii) as a result of the satisfaction of the Obligations or (iii) resulting from acts or omissions of a Secured Party or the application of applicable law; or

(i) Collateral Documents and Guarantee. Any:

(i)  Collateral Document (or any material provision thereof) with respect to a material portion of the Collateral with a Fair Market Value exceeding the Threshold Amount after its execution and delivery shall for any reason cease to create a valid and perfected or published, as applicable, Lien, except (A) as otherwise permitted by, or as a result of a transaction not prohibited by, the Loan Documents, (B) resulting from the failure of the Administrative Agent or the Collateral Agent or any of their agents or bailees to maintain possession or control of Collateral, (C) resulting from the making of a filing, or the failure to make a filing, under the Uniform Commercial Code or other applicable law, (D) as to Collateral consisting of real property, to the extent that (1) such losses are covered by a lender’s title insurance policy (unless the Borrower in good faith reasonably believe that payment thereunder will not be made by the applicable insurer) or (2) a deficiency arose through no fault of a Loan Party and such deficiency is corrected with reasonable diligence upon obtaining actual knowledge thereof or (E) resulting from acts or omissions of a Secured Party or the application of applicable law so long as such deficiency arose through no fault of a Loan Party and such deficiency is corrected with reasonable diligence upon obtaining actual knowledge thereof; or

(ii) Guarantee with respect to a Guarantor (other than an Excluded Subsidiary) shall for any reason cease to be in full force and effect, except (A) as otherwise permitted by, or as a result of a transaction not prohibited by, the Loan Documents, (B) upon the satisfaction in full of the Obligations, (C) upon the release of such Guarantor as provided for under the Loan Document or in accordance with its terms or (D) resulting from acts or omissions of a Secured Party or the application of applicable law; or

(j) Change of Control. There occurs any Change of Control; or

(k)  ERISA. (i) an ERISA Event or Foreign Plan Event shall have occurred, (ii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans, (iii) the Borrower or any Guarantor or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is being terminated, within the meaning of Title IV of ERISA, or (iv) the Borrower or any Guarantor shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan; and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect.

Notwithstanding anything to the contrary in this Agreement, no Event of Default or breach of any representation or warranty in Article V or any covenant in Article VI or VII shall constitute a Default or Event of Default if such Event of Default or breach of such representation or warranty in Article V or such covenant in Article VI or VII would not have occurred but for a fluctuation (or other adverse change) in Exchange Rates.

Notwithstanding anything to the contrary in this Agreement, the words “exists,” “is continuing” or similar expressions with respect thereto shall mean (x) with respect to a Default, that the Default has not yet been cured in accordance with this Section 9.01 or waived by the Lenders in accordance with Section 11.01, and (y) with respect to an Event of Default, that the Event of Default has not yet been waived by the Lenders in accordance with Section 11.01.

SECTION 9.02 Remedies upon Event of Default.

(a) General. Except as otherwise provided in Section 9.02(b) below, if any Event of Default occurs and is continuing, the Administrative Agent may, and shall at the request of the Required Lenders, take any or all of the following actions:

 (i)  declare the Commitments of each Lender and the obligation of each Issuing Bank to issue Letters of Credit to be terminated, whereupon such Commitments and obligation shall be terminated;

(ii)  declare the unpaid principal amount of all outstanding Loans, all interest and premium accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower and each Guarantor;

(iii)  require that the Borrower Cash Collateralize its Letters of Credit (in an amount equal to 105% of the maximum face amount of all outstanding Letters of Credit); and

(iv)  exercise on behalf of itself, the Issuing Banks and the Lenders all rights and remedies available to it, the Issuing Banks and the Lenders under the Loan Documents and/or under applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under any Debtor Relief Law, the Commitments of each Lender and the obligations of each Issuing Bank to issue Letters of Credit shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the obligation of the Borrower to Cash Collateralize the Letters of Credit as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

(b) Limitations on Remedies. Notwithstanding anything to the contrary in any Loan Document,

(i) [Reserved].

(ii)  Net Short Representations. Any notice of Default, Event of Default or acceleration provided to the Borrower by the Administrative Agent on behalf of one or more Lenders that have expressly requested that such notice be given to the Borrower must be accompanied by a written Net Short Representation from any such Lender (other than an Unrestricted Lender) delivered to the Borrower (with a copy to the Administrative Agent); provided that (A) in the absence of any such written Net Short Representation, each such Lender shall be deemed to have represented and warranted to the Borrower and the Administrative Agent that it is not a Net Short Lender (it being understood and agreed that the Borrower and the Administrative Agent shall be entitled to rely conclusively on each such representation and deemed representation (including, with respect to the Administrative Agent, as provided in Section 11.28(f)(i))) and (B) no Net Short Representation shall be required to be delivered during the pendency of a Default or Event of Default caused by a bankruptcy or similar insolvency proceeding.

SECTION 9.03 Application of Funds. After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 9.02(a)), all amounts received on account of the Obligations (and proceeds of Collateral), all payments or distributions of any kind or nature and all adequate protection payments or plan distributions in any insolvency or similar proceeding (in each case, whether received from any Loan Party, in connection with an exercise of remedies, a credit bid or otherwise) shall, subject to the Existing Junior Lien Intercreditor Agreement and any other applicable Intercreditor Agreement, be applied by the Administrative Agent in the following order (the “Priority Waterfall”):

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 11.04 and amounts payable under Article III) payable to the Administrative Agent and the Collateral Agent in their capacities as such;

Second, to payment in full of Unfunded Advances/Participations (the amounts so applied to be distributed between or among, as applicable, the Administrative Agent and the Issuing Banks pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution);

Third, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, Letter of Credit fees, Obligations under Secured Hedge Agreements and Cash Management Obligations) payable to the Revolving Lenders and the Issuing Banks (including Attorney Costs payable under Section 11.04 and amounts payable under Article III) ratably among them in proportion to the amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and interest on the Revolving Loans and Letter of Credit Usage, ratably among the Revolving Lenders and the Issuing Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, (a) to payment of that portion of the Obligations constituting unpaid principal of the Revolving Loans, the Letter of Credit Usage and the Obligations under Secured Hedge Agreements with respect to which (x) the Hedge Bank is a Revolving Lender or an Affiliate thereof and (y) such Secured Hedge Agreement is intended to hedge exposure under the Facility, and Cash Management Obligations with respect to which the Cash Management Bank is a Revolving Lender or an Affiliate thereof and (b) to Cash Collateralize Letters of Credit (to the extent not otherwise Cash Collateralized pursuant to the terms of this Agreement) (in an amount equal to 105% of the maximum face amount of all outstanding Letters of Credit) and to further permanently reduce the Commitments by the amount of such Cash Collateralization, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fifth held by them; provided that (i) any such amounts applied pursuant to the foregoing subclause (b) shall be paid to the Administrative Agent for the ratable account of the Issuing Banks to Cash Collateralize such Letters of Credit, (ii) subject to Sections 2.04 and 2.19, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to this clause Fifth shall be applied to satisfy drawings under such Letters of Credit as they occur and (iii) upon the expiration of any Letter of Credit, the pro rata share of Cash Collateral attributable to such expired Letter of Credit shall be applied by the Administrative Agent in accordance with the priority of payments set forth in this Section 9.03; provided, further, that Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section;

Sixth, to the payment of all other Obligations that are due and payable to the Revolving Lenders on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Revolving Lenders on such date;

Seventh, to payment of that portion of the Obligations under Secured Hedge Agreements with respect to which the Hedge Bank is a Revolving Lender or an Affiliate thereof but such Secured Hedge Agreement does not hedge exposure under the Facility, in proportion to the respective amounts described in this clause Seventh held by them; provided that Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section;

Eighth, to payment of that portion of the Obligations under Secured Hedge Agreements with respect to which the Hedge Bank is not a Revolving Lender or an Affiliate thereof and Cash Management Obligations with respect to which the Cash Management Bank is not a Revolving Lender or an Affiliate thereof, ratably among the Secured Parties in proportion to the respective amounts described in this clause Eighth held by them; provided that Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section;

Ninth, to the payment of all other Obligations that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and other Secured Parties on such date;

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

ARTICLE X
Administrative Agent and Other Agents

SECTION 10.01 Appointment and Authority of the Administrative Agent and Collateral Agent.

(a) Each Lender and each Issuing Bank hereby irrevocably appoints DNB to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article X (other than Sections 10.09 and 10.11) are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any Loan Party shall have any rights as a third party beneficiary of any such provision. Each Issuing Bank shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Bank shall have all of the benefits and immunities (i) provided to the Agents in this Article X with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the Letter of Credit Documents pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article X and the definition of “Agent Related Person” included such Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided herein with respect to each Issuing Bank.

(b) Each Lender and each Issuing Bank hereby irrevocably appoints Wilmington Trust, National Association to act on its behalf as the Collateral Agent hereunder and under the other Loan Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Wilmington Trust, National Association shall also irrevocably act as the “collateral agent” or “collateral trustee” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and/or Cash Management Bank) and each of the Issuing Banks hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or in trust for) such Lender and such Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent, as “collateral agent” or “collateral trustee” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Sections 10.05 and 10.12 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article X (including Section 10.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” or “collateral trustee” under the Loan Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Collateral Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto (including the Existing Junior Lien Intercreditor Agreement), as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.

(c) [Reserved].

SECTION 10.02 Rights as a Lender. Any Lender that is also serving as an Agent (including as Administrative Agent) hereunder shall have the same rights and powers (and no additional duties or obligations) in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Lender (if any) serving as an Agent hereunder in its individual capacity. Any Person serving as an Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders, and may accept fees and other consideration from the Borrower for services in connection herewith and otherwise without having to account for the same to the Lenders. The Lenders acknowledge that, pursuant to such activities, any Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that no Agent shall be under any obligation to provide such information to them.

SECTION 10.03 Exculpatory Provisions. None of the Administrative Agent, the Collateral Agent, any of the other Agents, any of their respective Affiliates, nor any of the officers, partners, directors, employees or agents of the foregoing shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing or Section 10.11, an Agent or any of their respective officers, partners, directors, employees or agents:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing and without limiting the generality of the foregoing, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under any agency doctrine of any applicable Law and instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that, notwithstanding any direction by the Required Lenders to the contrary, no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability, risk its own funds or incur any financial liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt refraining from any action that, in its opinion or the opinion of its counsel, may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of their Affiliates that is communicated to or obtained by any Person serving as an Agent or any of its Affiliates in any capacity;

(d) shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Agreement;

(e) shall have no obligation to file UCC financing statements or monitor security interests and the perfection thereof; and

(f) shall not be liable to the Lenders for any action taken or omitted to be taken under or in connection with any of the Loan Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

The Agents shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.02 and 11.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Agents shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Agents by the Borrower or the Required Lenders in writing. The permissive rights of the Agents set forth in this Agreement shall not be construed as a duty or obligation of the Agents.

No Agent-Related Person shall be responsible for or have any duty to ascertain or inquire into (i) any recital, statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report, statement or agreement or other document delivered hereunder or thereunder or in connection herewith or therewith or referred to or provided for in, or received by the Administrative Agent under or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agents, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

SECTION 10.04 Reliance by the Agents. The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, legal order, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan or the issuance of a Letter of Credit that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, each Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Agents shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Agent shall be fully justified in failing or refusing to take any action that is not required or explicitly approved by the Lenders under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or other requisite percentage of Lenders) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in taking any action, or in refraining from taking any action, under any Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders; provided that the Agents shall not be required to take any action that, in their opinion or in the opinion of their counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law. Notwithstanding the foregoing, the Administrative Agent and the Collateral Agent shall not act (or refrain from acting, as applicable) upon any direction from the Required Lenders (or other requisite percentage of Lenders) that would cause the Administrative Agent or the Collateral Agent to be in breach of any express term or provision of this Agreement. The Required Lenders agree not to instruct the Administrative Agent or Collateral Agent to take any action, or refrain from taking any action, that would, in each case, cause it to violate an express duty or obligation under this Agreement.

SECTION 10.05 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Documents by or through any one or more sub agents appointed by such Agent. Each Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The exculpatory provisions of this Article X shall apply to any such sub agent and to the Agent-Related Persons of the Agents and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Agents. Notwithstanding anything herein to the contrary, with respect to each sub agent appointed by an Agent, (i) such sub agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub agent, and (iii) such sub agent shall only have obligations to the Agent that appointed it as sub agent and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub agent. Each Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

SECTION 10.06 Non-Reliance on Agents and Other Lenders; Disclosure of Information by Agents.

(a) Each Lender and each Issuing Bank acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender and each Issuing Bank represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender and each Issuing Bank also represents that it will, independently and without reliance upon any Agent, any other Lender or any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

(b) Each Lender, by delivering its signature page to this Agreement or an Assignment and Assumption and funding its Revolving Loans on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, Required Lenders or Lenders, as applicable on the Closing Date.

(c) Each Lender acknowledges that certain Affiliates of the Loan Parties, including the Sponsors or entities controlled by the Sponsors, are Eligible Assignees hereunder and may purchase Loans and/or Commitments hereunder from the Lenders from time to time, subject to the restrictions set forth in this Agreement.

SECTION 10.07 Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent, each Issuing Bank and each other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of any Agent or any Issuing Bank, as applicable) (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless the Administrative Agent, each Agent, each Issuing Bank and each other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of any Agent or each Issuing Bank, as applicable) from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction; provided that, to the extent each Issuing Bank is entitled to indemnification under this Section 10.07 solely in its capacity and role as an Issuing Bank, only the Revolving Lenders shall be required to indemnify the applicable Issuing Bank in accordance with this Section 10.07 (determined as of the time that the applicable payment is sought based on each Revolving Lender’s Pro Rata Share thereof at such time); provided, further, that no action taken in accordance with the terms of a Loan Document or in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 10.07. If any indemnity furnished to any Agent or any Issuing Bank for any purpose shall, in the opinion of such Agent or such Issuing Bank be insufficient or become impaired, such Agent or such Issuing Bank, as applicable, may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent or any Issuing Bank against any Indemnified Liabilities in excess of such Lender’s pro rata share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent or any Issuing Bank against any Indemnified Liabilities described in the first proviso in the immediately preceding sentence. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 10.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each Agent or each Issuing Bank, as applicable, upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent or such Issuing Bank, as applicable, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent or such Issuing Bank, as applicable, is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto; provided, further, that the failure of any Lender to indemnify or reimburse such Agent or such Issuing Bank, as applicable, shall not relieve any other Lender of its obligation in respect thereof. The undertaking in this Section 10.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent, Collateral Agent, other Agents or any Issuing Bank.

SECTION 10.08 No Other Duties; Other Agents, Lead Arrangers, Etc. The Lead Arrangers are each hereby appointed as Lead Arranger hereunder, and each Lender hereby authorizes such Lead Arrangers to act as Lead Arranger in accordance with the terms hereof and the other Loan Documents.

Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Loan Documents, as applicable. Anything herein to the contrary notwithstanding, none of the Lead Arranger or the other Agents listed on the cover page hereof (or any of their respective Affiliates) shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except (x) in its capacity, as applicable, as the Administrative Agent, the Collateral Agent or a Lender hereunder and (y) as provided in Section 11.01(d) and the last sentence of Section 11.01, and such Persons shall have the benefit of this Article X. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any agency or fiduciary or trust relationship with any Lender, the Borrower or any of their respective Subsidiaries. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder. Any Agent may resign from such role at any time, with immediate effect, by giving prior written notice thereof to the Administrative Agent and Borrower.

SECTION 10.09 Resignation of Agent. The Agents may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed), at all times other than during the existence of a Specified Event of Default, to appoint a successor, which shall be a Lender or a bank with an office in the United States, or an Affiliate of any such Lender or bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above; provided that if the retiring Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor of such Agent is appointed) and (b) except for any indemnity payments or other amounts owed to the retiring or retired Agents, all payments, communications and determinations provided to be made by, to or through the retiring Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section. If neither the Required Lenders nor the retired Agent have appointed a successor Agent, the Required Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Agent (subject to the proviso in the sentence above). Upon the acceptance of a successor’s appointment as replacement Agent hereunder and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Vessel Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to perfect or continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent (other than any rights to indemnity payments or other amounts owed to the retiring or retired Agent), and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article X and Sections 11.04 and 11.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Agent-Related Persons in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

SECTION 10.10 Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or in respect of Letter of Credit Obligations shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:

(a) to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;

(b) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Sections 2.11 and 11.04) allowed in such judicial proceeding; and

(c) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.11 and 11.04. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Administrative Agent, its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.11 and 11.04 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders or the Issuing Banks may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations (as defined in the applicable Collateral Agreement) pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (i) at any sale thereof conducted under the provisions of the U.S. Bankruptcy Code, including under Sections 363, 1123 or 1129 of the U.S. Bankruptcy Code, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (ii) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (A) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (B) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof, shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (g) of Section 11.01 of this Agreement), (C) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action and (D) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

SECTION 10.11 Collateral and Guaranty Matters.

(a) Each Agent, each Lender (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank), each Issuing Bank, and each other Secured Party irrevocably authorizes the Administrative Agent and Collateral Agent to be the agent for and representative of the Lenders with respect to the Guaranty, the Collateral and the Collateral Documents and agrees that, notwithstanding anything to the contrary in any Loan Document:

(i) Liens on any property granted to or held by an Agent or in favor of any Secured Party under any Loan Document will be automatically and immediately released, and each Secured Party irrevocably authorizes and directs the Agents to enter into, and each agrees that it will enter into, the necessary or advisable documents requested by the Borrower and associated therewith, upon the occurrence of any of the following events (each, a “Lien Release Event”),

(A) the payment in full in cash of all the Obligations (other than (1) Cash Management Obligations, Swap Obligations and Contingent Obligations in respect of which no claim has been made and (2) obligations in respect of Letters of Credit that have been backstopped or cash collateralized on terms satisfactory to the applicable Issuing Bank);

(B) a transfer of the property subject to such Lien as part of, or in connection with, a transaction that is permitted by the terms of the Loan Documents to any Person that is not a Loan Party;

(C) with respect to property owned by any Guarantor or with respect to which any Guarantor has rights, the release of such Guarantor from its obligations under its Guaranty or hereunder, as applicable, pursuant to clause (~~iii~~iv) below;

(D) the approval, authorization or ratification of the release of such Lien by the Required Lenders, or such percentage as may be required pursuant to Section 11.01;

(E) such property becoming an Excluded Asset, Excluded Vessel (including, for the avoidance of doubt, pursuant to any Permitted Reflagging Transaction), Excluded Equity Interest or an asset owned by an Excluded Subsidiary or with respect to which an Excluded Subsidiary has rights;

(F) as to the assets (other than Vessel Collateral) owned by such Excluded Subsidiary (or with respect to which an Excluded Subsidiary has rights), upon any Person becoming an Excluded Subsidiary, in each case other than any Guarantor or Shipowner;

(G) ~~any such property becoming subject to a Securitization Financing to the extent required by the terms of such Securitization Financing~~[reserved]; and/or

(H) with respect to Vessel Collateral, such Vessel Collateral becoming subject to a reflagging permitted hereunder;

(ii) ~~upon the request of the Borrower (such request, the “Release/Subordination Event”) it will release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 7.01(d) and 7.01(n);~~[reserved];

(iii) upon the request of the Borrower (such request, the “Permitted Consent Event”), each Secured Party irrevocably authorizes and directs the Agents to enter into, and each Secured Party and the Agents agrees that the Agents will enter into, the necessary or advisable documents requested by the Borrower in connection with a transaction that is permitted by the terms of the Loan Documents; provided, however, the Agents shall not be required to enter into any documents to release any Collateral or subordinate any Lien on any Collateral except as expressly set forth herein;

(iv) a Guarantor will be automatically and immediately released from its obligations under the Guaranty upon (A) such Guarantor ceasing to be a Subsidiary of the Borrower, (B) such Guarantor becoming an Immaterial Subsidiary, or (C) such Guarantor becoming an Excluded Subsidiary as a result of a transaction permitted hereunder; provided that if such Guarantor becomes an Excluded Subsidiary solely as a result of such Guarantor becoming an Excluded Subsidiary of the type described in clause (a) of the definition thereof, such release shall only be permitted if, at the time such Guarantor becomes such an Excluded Subsidiary, (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) such Guarantor so becomes such an Excluded Subsidiary as a result of a joint venture or other strategic transaction permitted hereunder that was not entered into for the primary purpose of releasing the Guaranty of such Guarantor (as determined by the Borrower in good faith) (clauses (A)-(C), each a “Guaranty Release Event”), and each Secured Party irrevocably authorizes and directs the Agents to enter into, and each Agent agrees it will enter into, the necessary and advisable documents requested by the Borrower to (1) release (or acknowledge the release of) such Guarantor from its obligations under the Guaranty and (2) release (or acknowledge the release of) any Liens granted by such Subsidiary or Liens on the Equity Interests of such Subsidiary;

(v) the Administrative Agent and the Collateral Agent will exclusively exercise the rights and remedies under the Loan Documents, and neither the Lenders nor any other Secured Party will exercise such rights and remedies (other than the Required Lenders through the Administrative Agent); provided that the foregoing shall not preclude any Lender from exercising any right of set-off in accordance with the provisions of Section 11.09 or enforcing compliance with the provisions set forth in Section 11.01(b) or from exercising rights and remedies (other than the enforcement of Collateral) with respect to any payment default after the occurrence of the Maturity Date with respect to any Loans made by it or filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under the U.S. Bankruptcy Code or any other Debtor Relief Law; and

(vi) the Administrative Agent and Collateral Agent shall, and the Lenders and other Secured Parties irrevocably authorize and instruct the Administrative Agent and Collateral Agent to, from time to time on and after the Closing Date, without any further consent of any Lender, Issuing Bank, counterparty to any Cash Management Obligation or Swap Obligation or other Secured Party, enter into any Intercreditor Agreement or other intercreditor agreement with the collateral agent, collateral trustee or other representative of the holders of Indebtedness that is secured by a Lien on Collateral that is expressly permitted under this Agreement.

Each Agent, each Lender and each other Secured Party agrees that it will promptly take such action and execute any such documents as may be reasonably requested by the Borrower (such actions and such execution, the “Release Actions”), at the Borrower’s sole cost and expense, in connection with a Lien Release ~~Event, Release/Subordination~~ Event, Permitted Consent Event or Guaranty Release Event and that such actions are not discretionary. Without limitation, the Release Actions may include, as applicable, (a) executing (if required) and delivering to the Loan Parties (or any designee of the Loan Parties) any such lien releases, mortgage releases, discharges of security interests, pledges and guarantees and other similar discharge or release documents, as are reasonably requested by a Loan Party in connection with the release, as of record, of the Liens (and all notices of security interests and Liens previously filed) the subject of a Lien Release Event or ~~Release/Subordination Event or~~ the release of any applicable Guarantee in connection with a Guaranty Release Event and (b) delivering to the Loan Parties (or any designee of the Loan Parties) all instruments evidencing pledged debt and all equity certificates and any other collateral previously delivered in physical form by the Loan Parties to a Secured Party.

In connection with any Lien Release ~~Event, Release/Subordination~~ Event, Permitted Consent Event, Guaranty Release Event or Release Action, each of the Collateral Agent and the Administrative Agent shall be entitled to rely and shall rely exclusively on an officer’s certificate of the Borrower (the “Release Certificate”), confirming that (a) such Lien Release ~~Event, Release/Subordination~~ Event, Permitted Consent Event or a Guaranty Release Event, as applicable, has occurred or will upon consummation of one or more identified transactions (an “Identified Transaction”) occur, (b) the conditions to any such Lien Release Event, ~~Release/Subordination Event,~~ Permitted Consent Event or Guaranty Release Event have occurred or will occur upon consummation of an Identified Transaction, and (c) that any such Identified Transaction is permitted by (or not prohibited by) the Loan Documents. The Collateral Agent and the Administrative Agent will be fully exculpated from any liability and shall be fully protected and shall not have any liability whatsoever to any Secured Party as a result of such reliance or the consummation of any Release Action. A Release Certificate may be delivered in advance of the consummation of any applicable Identified Transaction.

Each Lender and each Secured Party irrevocably authorizes and irrevocably directs the Collateral Agent and the Administrative Agent to take the Release Actions and consents to reliance on the Release Certificate. The Secured Parties agree not to give any Agent any instruction or direction inconsistent with the provisions of this Section 10.11. Neither the Administrative Agent nor the Collateral Agent shall be responsible for, or have a duty to ascertain or inquire into, any statement in a Release Certificate, the compliance of any Identified Transaction with the terms of a Loan Document, any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or contained in any certificate prepared or delivered by any Loan Party in connection with the Collateral or compliance with the terms set forth above or in a Loan Document, nor shall the Administrative Agent or Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

(b) Anything contained in any of the Loan Documents to the contrary notwithstanding, each Agent, each Lender and each Secured Party hereby agree that:

(i) no Lender or other Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty or any other Loan Document, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Lenders in accordance with the terms hereof and thereof, and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent for the benefit of the Lenders in accordance with the terms thereof;

(ii) in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the U.S. Bankruptcy Code), only the Collateral Agent (except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the U.S. Bankruptcy Code) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Collateral Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities), shall be entitled, upon instructions from the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition;

(iii) no provision of any Loan Documents shall require the creation, perfection or maintenance of pledges of or security interests or hypothecs in, or the obtaining of title insurance or abstracts with respect to, any Excluded Assets and any other particular assets, if and for so long as, in the reasonable judgment of the Administrative Agent (as so directed to the Collateral Agent), the cost of creating, perfecting or maintaining such pledges or security interests or hypothecs in such other particular assets or obtaining title insurance or abstracts in respect of such other particular assets is excessive in view of the Fair Market Value of such assets or the practical benefit to the Lenders afforded thereby; and

(iv) the Administrative Agent (as so directed to the Collateral Agent) may grant extensions of time for the creation or perfection of security interests or hypothecs in or the obtaining of title insurance and surveys with respect to particular assets (including extensions beyond the Closing Date for the creation or perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that creation or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

SECTION 10.12 Appointment of Supplemental Administrative Agents.

(a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, collateral trustee, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually, as a “Supplemental Administrative Agent” and, collectively, as “Supplemental Administrative Agents”).

(b) In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article X and of Sections 11.04 and 11.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c) Should any instrument in writing from any Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

SECTION 10.13 Intercreditor Agreements. Notwithstanding anything to the contrary set forth in any Loan Document, to the extent the Administrative Agent enters into a Junior Lien Intercreditor Agreement (including, for the avoidance of doubt, pursuant to a joinder to the Existing Junior Lien Intercreditor Agreement), an Equal Priority Intercreditor Agreement or any other Intercreditor Agreement in accordance with the terms hereof, this Agreement will be subject to the terms and provisions of such Intercreditor Agreements, as applicable. In the event of any inconsistency between the provisions of this Agreement or any other Loan Document and the Junior Lien Intercreditor Agreement or any other Intercreditor Agreement, the provisions of the Junior Lien Intercreditor Agreement or such other Intercreditor Agreement govern and control. The Lenders acknowledge and agree that each Agent is authorized to, and each Agent agrees that, with respect to any secured Indebtedness, upon request by the Borrower, it shall, enter into a Junior Lien Intercreditor Agreement or an Equal Priority Intercreditor Agreement, as applicable, or any other Intercreditor Agreement with the Collateral Agent or other Debt Representative of the holders of such Indebtedness unless such Indebtedness and any related Liens (including the priority of such Liens) are not permitted by Sections 7.01 and 7.03, respectively, of this Agreement. The Lenders hereby authorize and instruct the Administrative Agent to (a) enter into any such Junior Lien Intercreditor Agreement, Equal Priority Intercreditor Agreement or any such other Intercreditor Agreement, (b) bind the Lenders on the terms set forth in such Junior Lien Intercreditor Agreement, Equal Priority Intercreditor Agreement or any such other Intercreditor Agreement and (c) perform and observe its obligations under such Junior Lien Intercreditor Agreement, Equal Priority Intercreditor Agreement or any such other Intercreditor Agreement. The Agents and each Secured Party agree that the Agents shall be entitled to rely and shall rely exclusively on an officer’s certificate of the Borrower in determining whether it is permitted to enter into an Intercreditor Agreement pursuant to this Section. Each Secured Party covenants and agrees not to give the Collateral Agent or Administrative Agent any instruction that is not consistent with the provisions of this Section 10.13.

SECTION 10.14 Cash Management Agreements and Hedge Agreements. Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 9.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral or any Guaranty (including the release or impairment of any Collateral or Guaranty) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article X to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Cash Management Obligations or Obligations arising under Secured Hedge Agreements unless the Administrative Agent has received written notice of such Cash Management Obligations or such Obligations arising under Secured Hedge Agreements, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

SECTION 10.15 Withholding Taxes. To the extent required by any applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If any Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, or if the Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding Tax from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

SECTION 10.16 Certain ERISA Matters.

(a) Each Lender (1) represents and warrants, as of the date such Person became a Lender party hereto, to, and (2) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and each other Lead Arranger and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of any of the Loan Parties, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans in connection with the Loans, the Letters of Credit, the Commitments or this Agreement;

(ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-Sections (b) through (g) of Part I of PTE 84-14 and (D) the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent and each other Lead Arranger, on the one hand, in their sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (1) represents and warrants, as of the date such Person became a Lender party hereto, to and (2) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each other Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or any other Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 10.17 Erroneous Payments.

(a) If the Administrative Agent notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (any such Lender, Issuing Bank, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the Overnight Rate. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender, Issuing Bank or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.17(b).

(c) Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Bank at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to the Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any Revolving Loan Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Bank or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine

(g) Each party’s obligations, agreements and waivers under this Section 10.17 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE XI

Miscellaneous

SECTION 11.01 Amendments, Waivers, Etc.

(a) General Rule. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Any amendment or waiver of this Agreement or any other Loan Document that affects the Collateral Agent’s rights, protections, immunities, indemnities, duties or obligations, shall not be effective unless consented to by the Collateral Agent.

(b) Specific Lender Approvals. Notwithstanding the provisions of Section 11.01(a), no such amendment, waiver or consent shall:

(i) extend or increase the Commitment of any Lender, increase the Total Utilization of Commitments (or otherwise waive any excess of Total Utilization of Commitments above the Commitments then in effect) or extend the final expiration date of any Letter of Credit beyond the Letter of Credit Expiration Date without the written consent of each Lender directly and adversely affected thereby, it being understood that a waiver of any condition precedent set forth in Section 4.03 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender;

(ii) postpone any date scheduled for, or reduce the amount of, any payment of principal or interest with respect to any Loan or Letter of Credit or with respect to any fees payable under Section 2.11(b) without the written consent of each Lender directly and adversely affected thereby, it being understood that a waiver of any mandatory prepayment set forth in Section 2.07(b) (other than Section 2.07(b)(i)) or the waiver of any Default (other than a Default under Section 9.01(a)) shall not constitute a postponement of any date scheduled for, or a reduction in the amount of, any payment of interest or any payment of fees;

(iii) reduce the principal of, or the rate of interest specified herein on, any Loan or Letter of Credit or any fees or other amounts payable hereunder or under any other Loan Document (except interest due at the Default Rate or as expressly set forth in clause (h) of this Section 11.01) (including by modifying the “Grid” set forth in the definition of “Applicable Rate”) without the written consent of each Lender, it being understood that any change to the definitions of Total Net Leverage Ratio or in the component definitions thereof shall not constitute a reduction in the rate of interest as long as the intent of such change is not to cause a reduced interest rate;

(iv) change any provision of this Section 11.01 or the definition of “Required Lenders” or “Pro Rata Share” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents, without the written consent of each Lender;

(v) other than in connection with a transfer or other transaction permitted under the Loan Documents (including, for the avoidance of doubt, Permitted Reflagging Transactions), (i) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender or (ii) release any Vessel Collateral representing in the aggregate for all such released Vessel Collateral a Vessel Collateral Value Amount in excess of the greater of $180,400,000 or 10% of the aggregate Vessel Collateral Value Amount as determined on or about the applicable release date or date of entry into a binding commitment to release (but, in any case, no earlier than thirty (30) days prior to the applicable release date or entry date, as applicable);

(vi) other than in connection with a transfer or other transaction permitted under the Loan Documents, release all or substantially all of the aggregate value of the Guaranty or all or substantially all of the Guarantors or the Borrower, without the written consent of each Lender;

(vii) modify Section 2.15 or 9.03 without the written consent of each Lender directly and adversely affected thereby;

(viii) modify Section 2.16(b), Section 4.01, Section 4.02 or Section 4.03 without the written consent of each Lender; or

(ix) prior to an Event of Default under Section 9.01(f), amend or modify any term or provision of any Loan Document to permit the issuance or incurrence of any Indebtedness for Borrowed Money (excluding Indebtedness that is expressly permitted by this Agreement as in effect on the Closing Date to be senior to the applicable Class of Obligations and/or to be secured by a Lien that is senior to the Lien securing such Class of Obligations) with respect to which (x) the Liens on the Collateral securing the Obligations of any Class would be subordinated or (y) all or any portion of the Obligations of any Class would be subordinated in right of payment (any such other Indebtedness to which such Liens securing any of the Obligations or such Obligations, as applicable, are subordinated, “Senior Indebtedness”), in each case without the written consent of each Lender of such Class directly and adversely affected thereby, unless each adversely affected Lender (A) has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the amount of Obligations that are adversely affected thereby held by each Lender) of the Senior Indebtedness on the same terms (other than bona fide backstop fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction; such fees and expenses, “Ancillary Fees”) as offered to all other providers (or their Affiliates) of the Senior Indebtedness, and (B) decides to participate in the Senior Indebtedness and receives its pro rata share of the fees and any other similar benefit (other than Ancillary Fees) of the Senior Indebtedness afforded to the providers of the Senior Indebtedness (or any of their Affiliates) in connection with providing the Senior Indebtedness; or

(x) modify any provision of this Agreement to permit the Borrower or Restricted Subsidiaries to incur Indebtedness for Borrowed Money that is senior in payment or Lien priority or pari passu in payment priority with the Obligations (excluding any Incremental Facility, which may for the avoidance of doubt be pari passu in payment priority with the Obligations), or otherwise subordinate the Obligations to any other Indebtedness for Borrowed Money, in each case, without the written consent of each Lender of such Class directly and adversely affected thereby.

(c) Other Specific Approvals. Notwithstanding the provisions of Section 11.01(a) or Section 11.01(b),

(i) no amendment, waiver or consent shall, unless in writing and signed by an Issuing Bank in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, such Issuing Bank under this Agreement, any Issuance Notice or any other Loan Document relating to any Letter of Credit issued or to be issued by it,

(ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document,

(iii) no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Collateral Agent under this Agreement or any other Loan Document,

(iv) Section 11.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification, and

(v) ~~any amendments or modifications to the Loan Documents to reflect a Collateral Trust Agreement structure (including replacing references to the Collateral Agent with references to the Collateral Trustee and modifying the Collateral Documents so that such Collateral Documents secure all Indebtedness subject to the Collateral Trust Agreement) shall be effected by an amendment in writing signed by the Borrower, the applicable Loan Parties and the Administrative Agent (such consent to the amendment not to be unreasonably withheld, conditioned or delayed).~~[reserved].

(d) Intercreditor Agreements. No Lender or Issuing Bank consent is required to effect any amendment or supplement to the Intercreditor Agreements or any other intercreditor agreement that is, (i) for the purpose of adding the holders of Pari Passu Lien Debt, Junior Lien Debt, Incremental Equivalent Debt, Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt (or a Debt Representative with respect to any Indebtedness with respect to which it is a representative or agent) as parties thereto, as expressly contemplated by the terms of such intercreditor agreement (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing), or (ii) expressly contemplated by the Intercreditor Agreements or any other intercreditor agreement expressly permitted to be entered into hereunder, provided that such amendment or supplement in either case shall not effectuate an amendment prohibited by Section 11.01(b)(ix) or (x) without the written consent of each directly and adversely effected Lender.

(e) [Reserved].

(f) [Reserved].

(g) [Reserved].

(h) Certain Amendments to Loan Documents. The Guaranty, the Collateral Documents and related documents executed by the Borrower and/or the Restricted Subsidiaries in connection with this Agreement and the other Loan Documents may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities, errors or defects (as reasonably determined by the Administrative Agent and the Borrower with such determination being conclusive and binding), (iii) to cause such Guaranty, Collateral Document or other document to be consistent with this Agreement and the other Loan Documents or (iv) for administrative clarity (as conclusively determined by the Administrative Agent and the Borrower in good faith).

(i) Defaulting Lenders, Disqualified Lenders and Net Short Lenders.

(i) Defaulting Lenders and Disqualified Lenders. No Defaulting Lender or Disqualified Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders, the Required Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders or Disqualified Lender), except that (A) the Commitment of any Defaulting Lender or Disqualified Lender may not be increased or extended without the consent of such Defaulting Lender or such Disqualified Lender and (B) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender or Disqualified Lender (other than any Disqualified Lender described in clause (d) of the definition thereof) more adversely than other affected Lenders shall require the consent of such Defaulting Lender or Disqualified Lender, as applicable.

(ii) Net Short Lenders. Net Short Lenders shall have the right to approve or disapprove any amendment, waiver or consent only to the extent set forth in Section 11.28.

SECTION 11.02 Notices and Other Communications; Facsimile Copies.

(a) General. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by e-mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Issuing Banks, the Collateral Agent or the Administrative Agent, to the address, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, electronic mail addresses or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; and notices deposited in the United States mail with postage prepaid and properly addressed shall be deemed to have been given within three Business Days of such deposit; provided that no notice to any Agent shall be effective until received by such Agent. Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communication. Notices and other communications to any Agent, the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Agent, Lender or the Issuing Banks pursuant to Article II if such Person, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(c) Receipt. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d) Risks of Electronic Communications. Each Loan Party understands that the distribution of materials through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the Administrative Agent, any Lender or any Issuing Bank as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(e) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS OR IN THE PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Agent-Related Persons or any Lead Arranger (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, any Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). Each Loan Party, each Lender, each Issuing Bank and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Borrower Materials on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.

(f) Change of Address. Each of the Borrower, the Administrative Agent and the Issuing Banks may change its address, electronic mail address or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, electronic mail address or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the Collateral Agent and the Issuing Banks. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(g) Reliance by the Agents, the Issuing Banks and the Lenders. The Agents, the Issuing Banks and the Lenders shall be entitled to rely and act upon any notices (including Committed Loan Notices and Issuance Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to and other telephonic communications with any Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording. The Borrower shall indemnify the Agents, the Issuing Banks and the Lenders and each Agent-Related Person from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction.

(h) Private-Side Information Contacts. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private-Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to information that is not made available through the “Public-Side Information” portion of the Platform and that may contain Private-Side Information with respect to the Borrower, its Subsidiaries or their respective securities for purposes of United States federal or state securities laws. In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither the Borrower nor the Administrative Agent has (A) any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Loan Documents and (B) any duty to disclose such information to such Public Lender or to use such information on behalf of such Public Lender, and shall not be liable for the failure to so disclose or use, such information.

SECTION 11.03 No Waiver; Cumulative Remedies. No forbearance, failure or delay by any Lender or any Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall impair such right, remedy, power or privilege or operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and independent of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article X for the benefit of all the Lenders and the Issuing Banks; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any Issuing Bank from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Bank) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 11.09 (subject to the terms of Section 2.15) or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under any Debtor Relief Law; provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (A) the Required Lenders shall have the rights otherwise provided to the Administrative Agent pursuant to Article X and (B) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 2.15, any Lender may, with the consent of the Required Lenders, enforce any rights or remedies available to it and as authorized by the Required Lenders.

SECTION 11.04 Attorney Costs and Expenses. The Borrower agrees (a) to pay or reimburse the Administrative Agent, the Collateral Agent, the Lead Arranger, the Supplemental Administrative Agents, the Revolving Lenders and the Issuing Banks for all reasonable and documented in reasonable detail out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated) including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent, the Collateral Agent, the Lead Arranger, the Supplemental Administrative Agents, the Issuing Banks and the Lenders for all out-of-pocket costs and expenses incurred in connection with the enforcement or protection of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs (and, if reasonably necessary, local counsel in any relevant material jurisdiction (which may be a single local counsel acting in multiple material jurisdictions) and, solely in the event of an actual or perceived conflict of interest between the Administrative Agent, the Collateral Agent, the Lead Arranger, the Supplemental Administrative Agents, the Issuing Banks and the Lenders, where the Person or Persons affected by such conflict of interest inform the Borrower in writing of such conflict of interest, one additional counsel in each relevant material jurisdiction to each affected Persons)). The agreements in this Section 11.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 11.04 shall be paid promptly following receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail, and in any event within thirty (30) days of receipt of such invoice. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion. Expenses shall be deemed to be documented in accordance with this Section 11.04 only if they provide the detail required to enable the Borrower, acting in good faith, to determine that such expenses relate to the activities with respect to which reimbursement is required hereunder. The Borrower and each other Loan Party hereby acknowledge that the Administrative Agent and/or any Lender may receive a benefit, including a discount, credit or other accommodation, from any of such counsel based on the fees such counsel may receive on account of their relationship with the Administrative Agent and/or such Lender, including fees paid pursuant to this Agreement or any other Loan Document.

SECTION 11.05 Indemnification by the Borrower. The Borrower shall indemnify and hold harmless the Administrative Agent, any Supplemental Administrative Agent, the Collateral Agent, the Issuing Banks, each Lender, each Lead Arranger, each Bookrunner and their respective Affiliates, directors, officers, directors, employees, agents, advisors, partners, shareholders, trustees, controlling persons, and other representatives (collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (but limited, in the case of legal fees and expenses, to the Attorney Costs for each Indemnitee and, if reasonably necessary, a single local counsel for each Indemnitee in each relevant jurisdiction that is material to the interest of such Indemnitees (which may be a single local counsel acting in multiple material jurisdictions), and solely in the case of an actual or perceived conflict of interest between Indemnitees (where the Indemnitee affected by such conflict of interest informs the Borrower in writing of such conflict of interest), one additional counsel in each relevant jurisdiction to each affected Indemnitee),

(a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby (including the reliance in good faith by any Indemnitee on any notice purportedly given by or on behalf of the Borrower or any Loan Party),

(b) the Transaction,

(c) any Commitment, Loan, Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),

(d) any actual or alleged release of, or exposure to, any Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any other Loan Party, or any Environmental Claim or Environmental Liability of the Borrower or any other Loan Party, or

(e) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”);

provided that such indemnity shall not, as to any Indemnitee, be available to the extent that a court of competent jurisdiction determines in a final, non-appealable judgment that any such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (i) the gross negligence or willful misconduct of such Indemnitee or of any Related Indemnified Person of such Indemnitee or (ii) any dispute solely among Indemnitees or of any Related Indemnified Person of such Indemnitee other than any claims against an Indemnitee in its capacity or in fulfilling its role as the Administrative Agent, the Collateral Agent, an Issuing Bank or a Lead Arranger (or other Agent role) under the Facility and other than any claims arising out of any act or omission of the Borrower or any of their Affiliates. To the extent that the undertakings to indemnify and hold harmless set forth in this Section 11.05 may be unenforceable in whole or in part because they are violative of any applicable law or public policy, the Borrower shall contribute the maximum portion that they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through Syndtrak or other similar information transmission systems in connection with this Agreement, except to the extent resulting from the willful misconduct or gross negligence of such Indemnitee or any Related Indemnified Person (as determined by a final and non-appealable judgment of a court of competent jurisdiction), nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 11.05 (after the determination of a court of competent jurisdiction, if required pursuant to the terms of this Section 11.05) shall be paid within ten (10) Business Days after written demand therefor. The agreements in this Section 11.05 shall survive the resignation of the Administrative Agent, the Collateral Agent or any Issuing Bank, replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. This Section 11.05 shall not apply to Taxes, except it shall apply to any Taxes that represent losses, claims, damages, etc. arising from a non-Tax claim.

SECTION 11.06 Marshaling; Payments Set Aside. None of the Administrative Agent, any Lender, the Collateral Agent or any Issuing Bank shall be under any obligation to marshal any assets in favor of the Loan Parties or any other Person or against or in payment of any or all of the Obligations. To the extent that any payment by or on behalf of the Borrower is made to any Agent, any Lender or any Issuing Bank (or to the Administrative Agent, on behalf of any Lender or any Issuing Bank), or any Agent or any Lender enforces any security interests or exercises its right of setoff, and such payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred and (b) each Lender and each Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

SECTION 11.07 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of the Borrower may, except as permitted by Section 7.04, assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, the Collateral Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except,

(i) to an assignee in accordance with the provisions of subsection (b) of this Section,

(ii) by way of participation in accordance with the provisions of subsection (d) of this Section,

(iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or

(iv) to an SPC in accordance with the provisions of subsection (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).

Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Agent-Related Persons of each of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment and the Loans (including, for purposes of this Section 11.07(b), participations in Letters of Credit) at the time owing to it; provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and Revolving Loans at the time held by it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) with respect to any assignment not described in subsection (b)(i)(A) of this Section, such assignment shall be in an aggregate amount of not less than $5,000,000, unless each of the Administrative Agent, and so long as no Specified Event of Default has occurred and is continuing at the time of such assignment, the Borrower otherwise consent (such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment of Commitments and/or Revolving Loans shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Commitments and/or Revolving Loans being assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by Section 11.07(b)(i)(B) and the following:

(A) the consent of the Borrower upon not less than ten (10) Business Days’ prior written notice from the assigning Lender to the Borrower of the proposed assignment, the amount of such assigning Lender’s Commitment and Revolving Loans that will be so assigned and the Person that is proposed to receive such assignment (such consent not to be unreasonably withheld or delayed) shall be required unless (1) a Specified Event of Default has occurred and is continuing at the time of such assignment, (2) any other Event of Default has occurred and is continuing that has not been cured to the satisfaction of the Lenders or waived within thirty (30) days of occurrence; (3) such assignment is made to an existing Lender or an Affiliate of the assigning Lender, or (4) such assignment is made to an Pre-Approved Lender; provided, that if the Borrower does not reject such assignment or otherwise respond within such ten (10) Business Day period, the Borrower shall be deemed to have consented to such assignment;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed, it being acknowledged that a failure of any new lender to clear the Administrative Agent’s KYC process shall be deemed reasonable) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund; and

(C) with respect to assignments of Revolving Loans and/or Commitments, each Issuing Bank (such consent not to be unreasonably withheld, conditioned or delayed).

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that (A) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and (B) no processing and recordation fee shall be payable in connection with an assignments by or to a Lead Arranger or its Affiliates. The Eligible Assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any KYC documentation including any tax forms required under Sections 3.01(b), (c), (d) and (e), as applicable. Upon receipt of the processing and recordation fee and any written consent to assignment required by Section 11.07(b)(iii), the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Register.

(v) No Assignments to Certain Persons. No such assignment shall be made,

(A) to the Borrower or any of the Subsidiaries of the Borrower,

(B) any of the Borrower’s Affiliates,

(C) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing persons described in this clause,

(D) to a natural person, or

(E) to any Person described in the proviso to the definition of “Eligible Assignee”.

A Lender shall be entitled to rely conclusively on any Net Short Representation made (or deemed made) to it in any Assignment and Assumption and shall have no duty to inquire as to or investigate the accuracy of any Net Short Representation.

(vi) Defaulting Lenders Assignments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Banks and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section 11.07, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement (except in the case of an assignment to or purchase by the Borrower or any of the Borrower’s Subsidiaries) and, to the extent of the interest assigned by such Assignment and Assumption and as permitted by this Section 11.07, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 11.04 and 11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided that anything contained in any of the Loan Documents to the contrary notwithstanding, each Issuing Bank shall continue to have all rights and obligations with respect to any Letters of Credit issued by it until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder. Upon request, and the surrender by the assigning Lender of its applicable Revolving Loan Notes under this Agreement, the Borrower (at their expense) shall execute and deliver a Revolving Loan Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for Tax purposes), shall maintain at one of the Administrative Agent’s Offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts and stated interest of the Loans and Letter of Credit Obligations (specifying the Reimbursement Obligations), Letter of Credit Borrowings and other amounts due under Section 2.04 owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent or any Lender (but only, in the case of a Lender at the Administrative Agent’s Office and with respect to any entry relating to such Lender’s Commitments, Loans, Letter of Credit Obligations and other Obligations), at any reasonable time and from time to time upon reasonable prior written notice. This Section 11.07(c) and Section 2.13 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations).

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, the Issuing Banks or any other Person sell participations to any Person (other than to (1) a natural person, (2) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (3) any Disqualified Lender or (4) any Person described in the proviso to the definition of “Eligible Assignee”) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in Letters of Credit) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 11.01(b) (other than clause (iv) thereof) that directly and adversely affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 (subject to the requirements of Sections 3.01(b), (c), (d) and (e), as applicable (it being understood that the documentation required under such Sections shall be delivered to the participating Lender)), 3.04 and 3.05 (through the applicable Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 11.07. To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 11.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.15 as though it were a Lender. To the extent that any participation is purported to be made to a Disqualified Lender (other than a Net Short Lender) or to any Person that was (at the time of such participation) a Net Short Lender on a pro forma basis for such participation, such transaction shall be subject to the applicable provisions of Section 11.28(a) (and the Borrower shall be entitled to seek specific performance in any applicable court of law or equity to enforce this sentence); provided that a Lender shall be entitled to rely conclusively on any Net Short Representation made (or deemed made) to it in any agreement or instrument documenting or otherwise evidencing such participation and shall have no duty to inquire as to or investigate the accuracy of any Net Short Representation therein or provided in connection with such participation.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent, such consent not to be unreasonably withheld or delayed, or such entitlement to a greater payment results from a change in law that occurs after the Participant acquired the participation. Each Lender that sells a participation or has a loan funded by an SPC shall (acting solely for this purpose as a non-fiduciary agent of the Borrower) maintain a register complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations) issued thereunder relating to the exemption from withholding for portfolio interest on which is entered the name and address of each Participant or SPC and the principal amounts (and stated interest) of each Participant’s or SPC’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). A Lender shall not be obligated to disclose the Participant Register to any Person except to the extent such disclosure is necessary to establish that any Loan or other obligation is in registered form under Section 5f.103-1(c) or proposed Section 1.163-5(b) of the United States Treasury regulations (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f) Liens on Loans. Any Lender may, at any time without the consent of the Borrower or the Administrative Agent, pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Revolving Loan Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (A) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including their obligations under Sections 3.01, 3.04 and 3.05), (B) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (C) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (1) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (2) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h) [Reserved].

(i) [Reserved].

(j) [Reserved].

(k) Resignation of Issuing Bank. Notwithstanding anything to the contrary contained herein, any Issuing Bank may, upon thirty (30) days’ notice to the Borrower and the Revolving Lenders, resign as an Issuing Bank; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant Issuing Bank shall have identified a successor Issuing Bank reasonably acceptable to the Borrower willing to accept its appointment as successor Issuing Bank hereunder. In the event of any such resignation of an Issuing Bank, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor Issuing Bank hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the relevant Issuing Bank, except as expressly provided above. If an Issuing Bank resigns as an Issuing Bank, it shall retain all the rights and obligations of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuing Bank and all Letter of Credit Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Letters of Credit pursuant to Section 2.04(c)). Upon the appointment by the Borrower of a successor Issuing Bank hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, (ii) the retiring Issuing Bank shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

(l) [Reserved].

(m) [Reserved].

SECTION 11.08 Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Lead Arranger, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information in accordance with its customary procedures (as set forth below), except that Information may be disclosed,

(a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and in no event shall such disclosure be made to any Disqualified Lender (other than a Net Short Lender (x) that provides a Net Short Representation at the time of such disclosure or (y) as to which the disclosing party does not have actual knowledge that such Person is a Net Short Lender) pursuant to this clause (a) but only to the extent that a list of such Disqualified Lenders is available to all Lenders upon request),

(b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including the Federal Reserve Bank or any other central bank or any self-regulatory authority, such as the National Association of Insurance Commissioners),

(c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that the Administrative Agent, the Collateral Agent, such Lead Arranger or such Lender or Issuing Bank, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation,

(d) to any other party hereto (it being understood that in no event shall such disclosure be made to any Disqualified Lender (other than a Net Short Lender (x) that provides a Net Short Representation at the time of such disclosure or (y) as to which the disclosing party does not have actual knowledge that such Person is a Net Short Lender) pursuant to this clause (d) but only to the extent the list of such Disqualified Lenders is available to all Lenders upon request),

(e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder,

(f) subject to an agreement containing provisions at least as restrictive as those of this Section 11.08 (it being understood that in no event shall such disclosure be made to any Disqualified Lender (other than a Net Short Lender (x) that provides a Net Short Representation at the time of such disclosure or (y) as to which the disclosing party does not have actual knowledge that such Person is a Net Short Lender) pursuant to this clause (f) but only to the extent that a list of such Disqualified Lenders is available to all Lenders upon request), to (i) any bona fide assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be an Additional Lender or (ii) any actual or prospective direct or indirect counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any of their Subsidiaries or any of their respective obligations,

(g) with the prior written consent of the Borrower,

(h) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender),

(i) to any credit insurance providers of the Lenders; provided that prior to the disclosure of any proprietary or non-public information relating to the Company, other than any Loan Document, in connection with this clause (i), the credit insurance provider shall enter into an agreement containing confidentiality obligations to the disclosing Lender on terms similar to this Agreement, or

(j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.08 or (ii) becomes available to the Administrative Agent, the Collateral Agent, any Lead Arranger, any Lender, any Issuing Bank or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower or any Subsidiary thereof, and which source is not known by such Person to be subject to a confidentiality restriction in respect thereof in favor of the Borrower or any Affiliate of the Borrower.

In addition, each of the Administrative Agent, the Collateral Agent, the Lead Arranger, the Issuing Bank and the Lenders may disclose the existence of this Agreement and the information about this Agreement to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent, the Collateral Agent, the Lead Arranger, the Issuing Banks and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents.

For purposes of this Section 11.08, “Information” means all information received from or on behalf of any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent, the Collateral Agent or any Lender on a non-confidential basis prior to disclosure by any Loan Party or any Subsidiary thereof; it being understood that all information received from the Borrower or any Subsidiary after the date hereof shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.08 shall be considered to have complied with its obligation to do so in accordance with its customary procedures if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Collateral Agent, the Lead Arranger and the Lenders acknowledges that (A) the Information may include Private-Side Information concerning the Borrower or a Subsidiary, as the case may be, (B) it has developed compliance procedures regarding the use of Private-Side Information and (C) it will handle such Private-Side Information in accordance with applicable Law, including United States federal and state securities laws.

Notwithstanding anything to the contrary therein, nothing in any Loan Document shall require the Borrower or any of its subsidiaries to provide information (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure is prohibited by applicable Law, (iii) that is subject to attorney client or similar privilege or constitutes attorney work product or (iv) the disclosure of which is restricted by binding agreements not entered into primarily for the purpose of qualifying for the exclusion in this clause (iv).

SECTION 11.09 Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, without prior notice to the Administrative Agent, any Loan Party or to any other Person, any such notice being hereby expressly waived, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or such Issuing Bank or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank, the Letters of Credit and participations therein, irrespective of whether or not (a) such Lender or such Issuing Bank shall have made any demand under this Agreement or any other Loan Document and (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Article II and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or such Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Sections 2.15 and 2.19 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank or Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.

SECTION 11.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents with respect to any of the Obligations shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. If the rate of interest under this Agreement at any time exceeds the Maximum Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Maximum Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Maximum Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws.

SECTION 11.11 Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable Law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

Each party hereto represents and warrants to the other parties hereto that it has the corporate capacity and authority to execute this Agreement through electronic means and there are no restrictions for doing so in such party’s constitutive documents.

SECTION 11.12 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in this Agreement, any Assignment and Assumption, in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, as the case may be, relating to the electronic execution of agreements; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

SECTION 11.13 Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, each Issuing Bank and each Lender, regardless of any investigation made by the Administrative Agent, any Issuing Bank or any Lender or on their behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default at the time of any Borrowing or issuance of a Letter of Credit, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit remain outstanding. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Loan Party set forth in Sections 3.01, 3.04, 3.05, 11.04, 11.05 and 11.09 and the agreements of the Lenders set forth in Sections 2.15, 10.03 and 10.07 shall survive the satisfaction of the Termination Conditions, and the termination hereof.

SECTION 11.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable in any jurisdiction, (a) the legality, validity and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or any Issuing Bank, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

SECTION 11.15 GOVERNING LAW.

(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER) IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF ANY UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY COLLATERAL DOCUMENT GOVERNED BY A LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK (INCLUDING ANY VESSEL MORTGAGE) OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER) IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER) AGREES THAT THE AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

(c) EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION 11.15. EACH OF THE PARTIES HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

SECTION 11.16 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER) (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.16, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER) FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 11.16 AND EXECUTED BY EACH OF THE PARTIES HERETO AND THE LEAD ARRANGER), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 11.17 Limitation of Liability. The Loan Parties agree that no Indemnitee shall have any liability (whether in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their respective equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents, except to the extent such liability is determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence or willful misconduct by such Indemnitee of its obligations under this Agreement. In no event, shall any party hereto, any Loan Party or any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings) (other than, in the case of the Borrower, in respect of any such damages incurred or paid by an Indemnitee to a third party).

SECTION 11.18 Use of Name, Logo, Etc. Each Loan Party consents to the publication in the ordinary course by the Administrative Agent or any Lead Arranger of customary advertising material relating to the financing transactions contemplated by this Agreement using such Loan Party’s name, product photographs, logo or trademark; provided that any such trademarks or logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Borrower or any of their Subsidiaries or the reputation or goodwill of any of them. Such consent shall remain effective until revoked by such Loan Party in writing to the Administrative Agent and such Lead Arranger, as applicable.

SECTION 11.19 USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Agents (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Agents, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act. Each Loan Party shall, promptly following a request by the Agents or any Lender, provide all documentation and other information that the Agents or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

SECTION 11.20 Force Majeure. The Collateral Agent shall in no event be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, pandemics, epidemics, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

SECTION 11.21 Collateral Agent Merger. Any organization or entity into which the Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any organization or entity resulting from any such conversion, sale, merger, consolidation or transfer to which the Collateral Agent is a party, will be and become the successor to the Collateral Agent under this Agreement and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

SECTION 11.22 Service of Process. EACH PARTY HERETO (AND BY ITS ACCEPTANCE OF ITS APPOINTMENT IN SUCH CAPACITY, EACH LEAD ARRANGER) IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 11.23 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding that: (a) (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Agents, the Lenders, the Issuing Banks and the Lead Arranger on the one hand, and the Loan Parties and their Affiliates, on the other hand, (ii) each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of the Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Agents, the Issuing Banks and the Lead Arranger are and have been, and each Lender is and has been, acting solely as a principal and, except as expressly agreed in writing by the relevant parties, have or has not been, are or is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, its stockholders or its Affiliates (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters), or any other Person and (ii) none of the Agents, the Issuing Banks, the Lead Arranger nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Agents, the Issuing Banks, the Lead Arranger, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates, and none of the Agents, the Issuing Banks, the Lead Arranger nor any Lender has any obligation to disclose any of such interests to the Borrower or any of its respective Affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its stockholders or its affiliates, on the other. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Agents, the Issuing Banks, the Lead Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 11.24 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and the Administrative Agent shall have been notified by each Lender and each Issuing Bank that each such Lender or each such Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent, each Lender and each Issuing Bank and their respective successors and assigns.

SECTION 11.25 Obligations Several; Independent Nature of Lender’s Rights. The obligations of the Lenders hereunder are several and not joint and no Lender shall be responsible for the obligations or - Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

SECTION 11.26 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

SECTION 11.27 Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

The provisions of this Section 11.25 are intended to comply with, and shall be interpreted in light of, Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union.

SECTION 11.28 Acknowledgment Regarding Any Supported QFCs. (a) To the extent that the Loan Documents provide support, through a guarantee or otherwise (including the Guaranty), for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 11.29 [Reserved].

SECTION 11.30 Disqualified Lenders and Net Short Positions.

(a) Replacement of Disqualified Lenders.

(i) To the extent that any assignment or participation is made or purported to be made to a Disqualified Lender described in clause (a) or clause (d) of the definition thereof (notwithstanding the other restrictions in this Agreement with respect to Disqualified Lenders), or if any Lender or Participant becomes a Disqualified Lender described in clause (a) or clause (d) of the definition thereof, in each case, without limiting any other provision of the Loan Documents,

(A) upon the request of the Borrower, such Disqualified Lender shall be required immediately (and in any event within five Business Days) to assign all or any portion of the Loans and Commitments then owned by such Disqualified Lender (or held as a participation) to another Lender (other than a Defaulting Lender or another Disqualified Lender), Eligible Assignee or the Borrower, and

(B) the Borrower shall have the right to prepay all or any portion of the Loans and Commitments then owned by such Disqualified Lender (or held as a participation), and if applicable, terminate the Commitments of such Disqualified Lender, in whole or in part.

(ii) Any such assignment or prepayment shall be made in exchange for an amount equal to the lesser of (A) the face principal amount of the Loans so assigned and (B) the amount that such Disqualified Lender paid to acquire such Commitments and/or Loans, in each case without interest thereon (it being understood that if the effective date of any such assignment is not an Interest Payment Date, such assignee shall be entitled to receive on the next succeeding Interest Payment Date interest on the principal amount of the Loans so assigned that has accrued and is unpaid from the Interest Payment Date last preceding such effective date (except as may be otherwise agreed between such assignee and the Borrower)).

(iii) The Borrower shall be entitled to seek specific performance in any applicable court of law or equity to enforce this Section 11.28. In addition, in connection with any such assignment, (A) if such Disqualified Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption and/or any other documentation necessary or appropriate (in the good faith determination of the Administrative Agent or the Borrower, which determination shall be conclusive) to reflect such replacement by the later of (1) the date on which the replacement Lender executes and delivers such Assignment and Assumption and/or such other documentation and (2) the date as of which such Disqualified Lender shall be paid by the assignee Lender (or, at its option, the Borrower) the amount required pursuant to this Section 11.28, then such Disqualified Lender shall be deemed to have executed and delivered such Assignment and Assumption and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption and/or such other documentation on behalf of such Disqualified Lender, and the Administrative Agent shall record such assignment in the Register, (B) each Lender (whether or not then a party hereto) agrees to disclose to the Borrower the amount that the applicable Disqualified Lender paid to acquire Commitments and/or Loans from such Lender and (C) each Lender that is a Disqualified Lender agrees to disclose to the Borrower the amount it paid to acquire the Commitments and/or Loans held by it.

(b) Amendments, Consents and Waivers under the Loan Documents. No Net Short Lender shall have the right to approve or disapprove any amendment, waiver or consent pursuant to Section 11.01 or under any Loan Document. In connection with any determination as to whether the requisite Lenders (including whether the Required Lenders) have provided any amendment, waiver or consent pursuant to Section 11.01 or under any other Loan Document:

(i) Net Short Lenders shall not be considered, and

(ii) Net Short Lenders shall be deemed to have consented to any such amendment, waiver or consent with respect to its interest as a Lender in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders.

Each Lender that is not an Unrestricted Lender that delivers a written consent to any amendment, waiver or consent pursuant to Section 11.01 or under any other Loan Document shall concurrently deliver (or in the absence of any written Net Short Representation will be deemed to have delivered, concurrently with providing such consent) to the Borrower (with a copy to the Administrative Agent) a Net Short Representation.

(c) Limitation on Rights and Privileges of Disqualified Lenders. Except as otherwise provided in Section 11.01(i) or in Section 11.28(b)(ii), no Disqualified Lenders shall have the right to, and each such Person covenants and agrees not to, instruct the Administrative Agent, Collateral Agent or any other Person in writing in respect of the exercise of remedies with respect to the Loans or other Obligations. Further, no Disqualified Lender that purports to be a Lender or Participant (notwithstanding any provisions of this Agreement that may have prohibited such Disqualified Lender from becoming Lender or Participant) shall be entitled to any of the rights or privileges enjoyed by the other Lenders with respect to voting (other than to the extent provided in Section 11.01(i) and Section 11.28(b)(ii)), Information and Lender meetings and shall be deemed for all purposes to be, at most, a Defaulting Lender until such time as such Disqualified Lender no longer owns any Loans or Commitments.

(d) [Reserved].

(e) Survival. The provisions of this Section 11.28 shall apply and survive with respect to each Lender and Participant notwithstanding that any such Person may have ceased to be a Lender or Participant (or any purported participation to any such Lender shall be void) hereunder or this Agreement may have been terminated.

(f) Administrative Agent.

(i) Reliance. The Administrative Agent shall be entitled to rely conclusively on any Net Short Representation delivered, provided or made (or deemed delivered, provided or made) to it in accordance with this Agreement, shall have no duty to inquire as to or investigate the accuracy of any Net Short Representation, verify any statements in any officer’s certificate delivered to it, or otherwise make any calculations, investigations or determinations with respect to any Derivative Instruments or Net Short Positions or any Person. The Administrative Agent shall have no liability to the Borrower, any Lender or any other Person in acting in good faith on any notice of Default or acceleration.

(ii) Disqualified Lender Lists. The Administrative Agent shall have no responsibility or liability for monitoring or enforcing the list of Disqualified Lenders or for any assignment or participation to a Disqualified Lender.

(iii) Liability Limitations. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (A) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (B) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information (including Information), to any Disqualified Lender.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

EXHIBIT B

First Amendment Collateral Trust Agreement

EXHIBIT C

First Amendment Collateral Agreement

EXHIBIT D

First Amendment Junior Lien Intercreditor Agreement

EXHIBIT E

First Amendment A&R Vessel Mortgages